As filed with the U.S. Securities and Exchange Commission on January 16, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INSPIRE VETERINARY PARTNERS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	8900	85-4359258
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

780 Lynnhaven Parkway

Suite 400

Virginia Beach, Virginia 23452

Telephone: (757) 734-5464

(Address, Including Zip Code, and Telephone Number, Including

Area Code, of Registrant’s Principal Executive Offices)

Richard Frank

Chief Financial Officer

Inspire Veterinary Partners, Inc.

780 Lynnhaven Parkway

Suite 400

Virginia Beach Virginia 23452

Telephone: (757) 734-5464

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Sean Klein

780 Lynnhaven Parkway

Suite 400

Virginia Beach, Virginia 23452

Telephone: (757) 734-5464

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer:	☐	Accelerated filer:	☐
Non-accelerated filer:	☒	Smaller reporting company:	☒
		Emerging Growth Company:	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated January 16, 2026

PRELIMINARY PROSPECTUS

INSPIRE VETERINARY PARTNERS, INC.

200,000,000 shares of Class A Common Stock

This prospectus relates to the potential offer and resale by the selling stockholder identified in this prospectus or its permitted transferees (the “Selling Stockholder”) of up to 200,000,000 shares of our Class A common stock, $0.0001 par value per share, (the “Class A common stock” or “Common Stock”) consisting of (i) up to 118,500,000 shares of Common Stock issuable upon conversion of the principal and accrued interest of a secured convertible promissory note issued December 31, 2025 in the aggregate principal amount of $975,000 ( the “First Note”), which was purchased pursuant to a securities purchase agreement effective as of December 31, 2025 (the “Purchase Agreement”), (ii) 2,000,000 shares of Common Stock issued as additional consideration in connection with the purchase of the First Note, (iii) up to 79,000,000 shares of Common Stock issuable upon conversion of the principal and accrued interest of a secured convertible promissory note in the aggregate principal amount of up to $650,000 (the “Second Note”), which will be issued pursuant to the Purchase Agreement upon the registration statement of which this prospectus is a part having been declared effective by the U.S. Securities and Exchange Commission (“SEC”), and (iv) 500,000 shares of Common Stock to be issued as additional consideration in connection with the purchase of the Second Note. See the section of this prospectus entitled “Private Placement of Secured Convertible Promissory Notes” for a description of the transactions and the section entitled “Selling Stockholder” for additional information about the Selling Stockholder.

The registration of the shares of our Common Stock covered by this prospectus does not necessarily mean that any shares of our Common Stock will be sold by the Selling Stockholder, and we cannot predict when or in what amounts the Selling Stockholder may sell any of our shares of Common Stock offered by this prospectus. We will not receive any proceeds from the sale of the Common Stock by the Selling Stockholders in the offering described in this prospectus. We provide more information about how the Selling Stockholder may sell its shares of Common Stock in the section of this prospectus entitled “Plan of Distribution.”

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “IVP.” The last reported sale price of our Common Stock on the Nasdaq Capital Market on January 14, 2026, was $0.08 per share.

We are an “emerging growth company”, as that term is used in the Jumpstart Our Business Startups Act of 2012, and are subject to reduced public company reporting requirements.

Investing in our securities involves significant risk. You should review carefully the risk factors described in, and incorporated by reference under, “Risk Factors” beginning on page 9 of this prospectus before investing in our Class A common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is       , 2026.

You should rely only on the information contained in this prospectus. Neither we, nor the Selling Stockholder have authorized anyone to provide information different from that contained in this prospectus. The Selling Stockholder is offering to sell, and seeking offers to buy, shares of Common Stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our Common Stock.

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PROSPECTUS SUMMARY

Inspire Veterinary owns and operates veterinary hospitals throughout the United States. The Company specializes in small animal general practice hospitals which serve all manner of companion pets, emphasizing canine and feline breeds and including equine care. As the Company expands, it expects to acquire additional veterinary hospitals, including general practice, mixed animal facilities, and critical and emergency care.

The Company completed its initial public offering on August 31, 2023 and its shares of Class A common stock are traded on The Nasdaq Capital Market (“Nasdaq”) under the symbol “IVP.”

As of the date of this prospectus, the Company currently has fourteen veterinary hospitals located in nine states. Inspire Veterinary has expanded and plans to further expand through acquisitions of existing hospitals which have the financial track record, marketplace advantages and future growth potential. Because the Company leverages a leadership and support structure which is distributed throughout the United States, acquisitions are not centralized to one geographic area.

Services provided at the Company’s hospitals include preventive care for companion animals consisting of annual health exams which include: parasite control; dental health; nutrition and body condition counseling; neurological examinations; radiology; bloodwork; skin and coat health and many breed specific preventive care services. Surgical offerings include all soft tissue procedures such as spays and neuters, mass removals, splenectomies and can also include gastropexies, orthopedic procedures and other types of surgical offerings based on a doctor’s training. In many locations additional means of care and alternative procedures are also offered such as acupuncture, chiropractic and various other health and wellness offerings.

Recent Developments

Nasdaq Delisting Notice

On November 13, 2025, the Company received a notice letter (the “Notice”) from the Listing Qualifications Department of Nasdaq notifying the Company that, based upon the closing bid price of the Company’s Common Stock for the prior 30 consecutive business days, the Company was not in compliance with the minimum bid price requirement of Nasdaq Listing Rule 5550(a)(2). Further, the Notice stated that, pursuant to Listing Rule 5810(c)(3)(A)(iv), the Company was not eligible for any compliance period specified in Rule 5810(c)(3)(A) due to the fact that the Company has effected a reverse stock split over the prior one-year period and has effected one or more reverse stock splits over the prior two-year period with a cumulative ratio of 250 shares or more to one.

The Notice stated that the Company’s securities will be suspended from trading on Nasdaq at the opening of business on November 24, 2025, and a Form 25-NSE will be filed with the U.S. Securities and Exchange Commission, which will remove the Company’s securities from listing and registration on Nasdaq, unless the Company requests an appeal of such determination to Nasdaq’s Hearings Panel (the “Panel”) by November 20, 2025. The Company requested a hearing before the prescribed date, which request stayed any further suspension or delisting action by Nasdaq pending the ultimate conclusion of the hearing process. The hearing was held on January 13, 2026 and the Company is awaiting the Panel’s decision. There can be no assurance that the Panel will grant the Company’s request for continued listing or that the Company will be able to regain compliance and thereafter maintain its listing on Nasdaq.

Increase in Authorized Shares of Common Stock

On January 9, 2026, the Company filed a certificate of amendment to its Amended and Restated Articles of Incorporation with the Secretary of State of the State of Nevada to increase the number of shares of Common Stock authorized for issuance to 700,000,000.

Cancellation and Exchange of Promissory Note

On December 18, 2025, the Company entered into a Cancellation and Exchange Agreement, (the “Agreement”) between the Company and Target Capital 1 LLC ( “Target”). Pursuant to the Agreement, the Company and Target agreed to cancel $150,000 of the outstanding principal amount under that certain promissory note issued by the Company to Target on June 10, 2025, as amended (the “June Note”), in exchange for 3,000,000 shares of the Common Stock. The number of shares issued was determined by dividing the cancelled debt by $0.05 per share.

On January 13, 2026, the Company entered into a second Cancellation and Exchange Agreement, (the “Second Agreement”) between the Company and Target. Pursuant to the Second Agreement, the Company and Target agreed to cancel $250,000 of the outstanding principal amount under the June Note, in exchange for 25,000,000 shares of the Common Stock. The number of shares issued was determined by dividing the cancelled debt by $0.01 per share.

Consulting Agreement

On December 12, 2025, the Company entered into a Consulting Agreement (the “Consulting Agreement”) with 622 Capital LLC, a single member limited liability company (the “Consultant”), pursuant to which the Consultant will provide the Company with business development services related to business financing opportunities. In consideration for the services to be provided under the Consulting Agreement, the Company agreed to issue the Consultant an aggregate of 9,450,000 shares of the Common Stock.

SUMMARY OF RISK FACTORS

Risks Related to our Business

●	We have a limited operating history, are not profitable and may never become profitable.

●	If we fail to attract and keep senior management, we may be unable to successfully integrate acquisitions, scale our offerings of veterinary services, and deliver enhanced customer services, which may impact our results of operations and financial results.

●	We may need to raise additional capital to achieve our goals.

●	The Company incurs significant increased expenses and administrative burdens as a public company, which could have an adverse effect on its business, financial condition and results of operations.

●	We may seek to grow our business through acquisitions of, or investments in, new or complementary businesses, and facilities, or through strategic alliances, and the failure to manage these acquisitions or strategic alliances, or to integrate them with our existing business, could have a material adverse effect on us.

●	We may acquire other businesses that may be unsuccessful and could adversely dilute your ownership of our company.

●	We have generated net operating loss carryforwards for U.S. income tax purposes, but our ability to use these net operating losses may be limited by our inability to generate future taxable income.

●	Our management does not have experience as senior management of a public company or ensuring compliance with public company obligations, and fulfilling these obligations will be expensive and time consuming, which may divert management’s attention from the day-to-day operation of its business.

●	Failure to maintain effective internal controls over financial reporting could have a material adverse effect on the Company’s business, operating results and stock price.

●	Purchasing real estate with hospital acquisitions brings additional complexity and cost.

●	Our estimate of the size of our addressable market may prove to be inaccurate.

●	We may be unable to execute our growth strategies successfully or manage and sustain our growth, and as a result, our business may be adversely affected.

●	We may experience difficulties recruiting and retaining skilled veterinarians due to shortages that could disrupt our business.

●	Negative publicity arising from claims that we do not properly care for animals we handle could adversely affect how we are perceived by the public and reduce our sales and profitability.

●	Our quarterly operating results may fluctuate due to the timing of expenses, veterinary facility acquisitions, veterinary facility closures, and other factors.

●	Our reputation and business may be harmed if our or our vendors’ computer network security or any of the databases containing customer, employee, or other personal information maintained by us or our third-party providers is compromised, which could materially adversely affect our results of operations.

●	The animal health industry is highly competitive.

●	We may be unable to adequately protect our intellectual property rights.

●	We may be subject to litigation.

●	Natural disasters and other events beyond our control could harm our business.

Risks Related to Government Regulation

●	Various government regulations could limit or delay our ability to develop and commercialize our services or otherwise negatively impact our business.

●	Failure to comply with governmental regulations or the expansion of existing or the enactment of new laws or regulations applicable to our veterinary services could adversely affect our business and our financial condition or lead to fines, litigation, or our inability to offer veterinary products or services in certain states.

●	We may fail to comply with various state or federal regulations covering the dispensing of prescription pet medications, including controlled substances, through our veterinary services businesses, which may subject us to reprimands, sanctions, probations, fines, or suspensions.

●	We are subject to environmental, health, and safety laws and regulations that could result in costs to us.

Risks Related to our Common Shares and Securities

●	We have received a delisting notice from Nasdaq regarding our Common Stock and are awaiting a decision from Nasdaq’s Hearings Panel.

●	Investors who buy shares at different times will likely pay different prices.

●	If securities or industry analysts do not publish research or reports about our company, or if they issue adverse or misleading opinions regarding us or our stock, our stock price and trading volume could decline.

●	We do not intend to pay cash dividends for the foreseeable future.

●	Our shares will be subordinate to all of our debts and liabilities, which increases the risk that you could lose your entire investment.

●	Our board of directors may designate and issue shares of new classes of stock, including the issuance of up to 16,979,250 additional shares of Class B common stock, that could be superior to or adversely affect you as a holder of our Class A common stock. Although a majority of our board of directors are independent, our non-independent directors, officers, and their affiliates control approximately 32% of the voting power of our outstanding common stock.

●	The trading price of our Common Stock is volatile, which could result in substantial losses to investors.

●	The sale or availability for sale of substantial amounts of our Common Stock could adversely affect the market price.

●	We are an “emerging growth company” and a “smaller reporting company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies and a smaller reporting companies will make our Common Stock less attractive to investors.

THE OFFERING

Common Stock offered by Selling Stockholders	Up to 200,000,000 shares of our Class A common stock, $0.0001 par value per share, (the “Class A common stock” or “Common Stock”) consisting of (i) up to 118,500,000 shares of Common Stock issuable upon conversion of the principal and accrued interest of a secured convertible promissory note issued December 31, 2025 in the aggregate principal amount of $975,000 ( the “First Note”), which was purchased pursuant to a securities purchase agreement effective as of December 31, 2025 (the “Purchase Agreement”), (ii) 2,000,000 shares of Common Stock issued as additional consideration in connection with the purchase of the First Note, (iii) up to 79,000,000 shares of Common Stock issuable upon conversion of the principal and accrued interest of a secured convertible promissory note in the aggregate principal amount of up to $650,000 (the “Second Note”), which will be issued pursuant to the Purchase Agreement upon the registration statement of which this prospectus is a part having been declared effective by the U.S. Securities and Exchange Commission (“SEC”), and (iv) 500,000 shares of Common Stock to be issued as additional consideration in connection with the purchase of the Second Note.

Class A common stock outstanding immediately prior to this offering	118,953,260 shares of Common Stock

Maximum number of shares of Class A common stock outstanding immediately after this offering	318,953,260 shares of Common Stock

Use of proceeds	We will not receive any proceeds from the sale of shares of our Common Stock by the Selling Stockholder

Risk factors	Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 9 and the other information included in this prospectus for a discussion of factors you should consider carefully before deciding to invest in our securities.

Nasdaq symbol for our Class A common stock	“IVP”

The number of shares of our Common Stock that will be outstanding immediately after this offering excludes the following:

●	20 shares of Common Stock issued to our Chair, President and Chief Executive Officer Kimball Carr in connection with his personal guaranty of certain loans to the Company at an exercise price of $6,000 per share and have an expiration date of January 1, 2028;

●	32 shares of Common Stock that are issuable upon exercise of warrants issued in connection with the initial public offering and held by Spartan Capital Securities, LLC, the underwriter in our initial public offering at an exercise price of $11,000 per share and have an expiration date of August 29, 2030;

●	332 shares of Common Stock that are issuable upon exercise of the warrants held by Target Capital 1, LLC, Dragon Dynamic Catalytic Bridge SAC Fund and 622 Capital LLC at an exercise price of $10,000 per share and have an expiration date of June 30, 2028;

●	753 shares of Common Stock that are issuable upon exercise of warrants issued in connection with the public offering in February 2024 and held by Spartan Capital Securities, LLC, the underwriter in our public offering at an exercise price of $233.75 per share and have an expiration date of August 16, 2028;

●	6,741 shares of Common Stock that are issuable upon exercise of outstanding stock options, at an exercise price of $17.00 per share. The stock options were granted and immediately vested on September 26, 2024 and have an expiration date of September 26, 2034;

●	58,480 shares of Common Stock that are issuable upon exercise of outstanding stock options, at an exercise price of $1.71 per share. The stock options were granted and immediately vested on April 1, 2025 and have an expiration date of April 1, 2035;

●	92,593 shares of Common Stock that are issuable upon exercise of outstanding stock options, at an exercise price of $1.62 per share. The stock options were granted and immediately vested on May 16, 2025 and have an expiration date of May 16, 2035;

●	34,247 shares of Common Stock that are issuable upon exercise of outstanding stock options, at an exercise price of $1.52 per share. The stock options were granted and immediately vested on May 28, 2025 and have an expiration date of May 28, 2035;

●	1,092,896 shares of Common Stock that are issuable upon exercise of warrants issued in connection with the public offering in March 2025 and held by an institutional investor, at an exercise price of $1.83 per share and have an expiration date of November 25, 2026;

●	1,092,896 shares of Common Stock that are issuable upon exercise of warrants issued in connection with the public offering in March 2025 and held by an institutional investor, at an exercise price of $1.83 per share and have an expiration date of March 25, 2030;

●	54,645 shares of Common Stock that are issuable upon exercise of warrants held by institutional investors, at an exercise price of $2.29 per share and have an expiration date of March 26, 2030;

●	193,714 shares of Common Stock that are reserved for future issuance under the Company’s Common Stock Purchase Agreement dated July 29, 2025 with Seven Knots, LLC; and

●	189,575,058 shares of Common Stock that are issuable upon the conversion of Series B preferred stock held by institutional investors, at an assumed conversion price of $0.05 per share.

●	6,280,455 shares of Common Stock that are issuable upon exercise of warrants held by institutional investors, at an exercise price of $0.05 per share and have expiration dates of July 28, 2030 and September 9, 2030; and

●	12,321,469 shares of Common Stock that are issuable upon the conversion of convertible promissory notes held by institutional investors, at an assumed conversion price of $0.05 per share.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Forward-looking statements are based upon our current assumptions, expectations and beliefs concerning future developments and their potential effect on our business. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “approximately,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” or the negative of these terms or other comparable terminology, although the absence of these words does not necessarily mean that a statement is not forward-looking. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements.

We cannot predict all of the risks and uncertainties. Accordingly, such information should not be regarded as representations that the results or conditions described in such statements or that our objectives and plans will be achieved and we do not assume any responsibility for the accuracy or completeness of any of these forward-looking statements. These forward-looking statements are found at various places throughout this prospectus and include information concerning possible or assumed future results of our operations, including statements about potential acquisition or merger targets; business strategies; future cash flows; financing plans; plans and objectives of management; any other statements regarding future acquisitions, future cash needs, future operations, business plans and future financial results, and any other statements that are not historical facts.

All forward-looking statements speak only as of the date of this prospectus. We undertake no obligation to update any forward-looking statements or other information contained herein. Shareholders and potential investors should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements in this report are reasonable, we cannot assure stockholders and potential investors that these plans, intentions or expectations will be achieved.

These forward-looking statements represent our intentions, plans, expectations, assumptions ‘and beliefs about future events and are subject to risks, uncertainties and other factors. Many of those factors are outside of our control and could cause actual results to differ materially from the results expressed or implied by those forward-looking statements. Considering these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. All subsequent written and oral forward-looking statements concerning other matters addressed in this prospectus and attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to herein.

Except to the extent required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, a change in events, conditions, circumstances or assumptions underlying such statements, or otherwise.

RISK FACTORS

Investing in our Class A common stock involves a high degree of risk. You should consider carefully the risks and uncertainties described below, together with all of the other information in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the accompanying notes thereto included elsewhere in this prospectus, before deciding whether to invest in our Class A common stock. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties that we are unaware of or that we deem immaterial may also become important factors that adversely affect our business. The realization of any of these risks and uncertainties could have a material adverse effect on our reputation, business, financial condition, results of operations, growth and future prospects, as well as our ability to accomplish our strategic objectives. In that event, the market price of our Class A common stock could decline and you could lose part or all of your investment.

Unless the context otherwise requires, references in this section to “we,” “us,” “our,” “Inspire Veterinary” and the “Company” refer to Inspire Veterinary Partners, Inc.

Risks Related to our Business

We have a limited operating history, are not profitable and may never become profitable.

We have not generated any net profits to date, and we expect to continue to incur significant acquisition related costs and other expenses. Our net loss for the twelve months ended December 31, 2024 was $14,264,261 and for the year ended December 31, 2023 was $14,792,886. Our accumulated deficit as of December 31, 2024 was $36,350,281. As of December 31, 2024, we had total stockholders’ equity of approximately $1,562,005. We expect to continue to incur net losses for the foreseeable future, as we continue our development and acquisition of veterinary hospitals and related veterinary servicing activities. If we fail to achieve or maintain profitability, then we may be unable to continue our operations at planned levels and be forced to reduce or cease operations.

If our business plan is not successful, we may not be able to continue operations as a going concern and our shareholders may lose their entire investment in us.

As of December 31, 2024, we had $723,690 cash and restricted cash.

If we fail to raise sufficient capital pursuant to the Purchase Agreement, we will have to explore other financing activities to provide us with the liquidity and capital resources we need to meet our working capital requirements and to make capital investments in connection with ongoing operations. We cannot give assurance that we will be able to secure the necessary capital when needed. Consequently, we raise substantial doubt that we will be able to continue operations as a going concern, and our independent auditors included an explanatory paragraph regarding this uncertainty in their report on our financial statements for the year ended December 31, 2024. Our ability to continue as a going concern is dependent upon our generating cash flow sufficient to fund operations and reducing operating expenses. Our business plans may not be successful in addressing the cash flow issues. If we cannot continue as a going concern, our shareholders may lose their entire investment in us. If we fail to raise sufficient capital, we will have to explore other financing activities to provide us with the liquidity and capital resources we need to meet our working capital requirements and to make capital investments in connection with ongoing operations. We cannot give assurance that we will be able to secure the necessary capital when needed. Consequently, we raise substantial doubt that we will be able to continue operations as a going concern, and our independent auditors included an explanatory paragraph regarding this uncertainty in their report on our financial statements for the years ended December 31, 2024 and 2023. Our ability to continue as a going concern is dependent upon our generating cash flow sufficient to fund operations and reducing operating expenses. Our business plans may not be successful in addressing the cash flow issues. If we cannot continue as a going concern, our shareholders may lose their entire investment in us.

If we fail to attract and keep senior management, we may be unable to successfully integrate acquisitions, scale our offerings of veterinary services, and deliver enhanced customer services, which may impact our results of operations and financial results.

Our success depends in part on our continued ability to attract, retain and motivate highly qualified management and senior personnel. We are highly dependent upon our senior management, particularly Kimball Carr, our President and Chief Executive Officer, and Richard Frank, our Chief Financial Officer. The loss of services of any of these individuals could negatively impact our ability to successfully integrate acquisitions, scale our employee roster, and deliver enhanced veterinary services, which may impact our results of operations and financial results. Although we have entered an employment agreement with Kimball Carr, our President and Chief Executive Officer, for one 3-year term (automatically extending for one-year terms thereafter) there can be no assurance that Mr. Carr or any other senior executive officer will extend their terms of service.

We may need to raise additional capital to achieve our goals.

We currently incur operate at a net loss and a comprehensive loss and anticipate incurring additional expenses as a public company. We are also seeking to identify potential complementary acquisition opportunities in the veterinary services and animal health sectors. Some of our anticipated future expenditures will include: costs of identifying additional potential acquisitions; costs of obtaining regulatory approvals; and costs associated with marketing and selling our services. We also may incur unanticipated costs. Because the outcome of our development activities and commercialization efforts is inherently uncertain, the actual amounts necessary to successfully complete the development and commercialization of our existing or future veterinary services s may be greater or less than we anticipate.

As a result, we will need to obtain additional capital to fund the development of our business. We have no master agreements or arrangements with respect to any financings, and any such financings may result in dilution to our shareholders, the imposition of debt covenants and repayment obligations or other restrictions that may adversely affect our business or the value of our common shares.

Additional funds may not be available when we need them on terms that are acceptable to us, or at all. If adequate funds are not available to us on a timely basis, we may be required to delay, limit, reduce or terminate one or more of our veterinary service programs or any future commercialization efforts.

The Company incurs significant increased expenses and administrative burdens as a public company, which could have an adverse effect on its business, financial condition and results of operations.

The Company will face a significant increase in insurance, legal, accounting, administrative and other costs and expenses as a public company that none of the formerly corporate or company privately-held acquisition targets that we may attempt to purchase incur as a private company. The Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley Act”), including the requirements of Section 404, as well as rules and regulations subsequently implemented by the Commission, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and the rules and regulations promulgated and to be promulgated thereunder, the Public Company Accounting Oversight Board, the Commission and the securities exchanges, impose additional reporting and other obligations on public companies. Compliance with public company requirements will increase costs and make certain activities more time-consuming. A number of those requirements will require the Company to carry out activities that it previously has not done. For example, the Company will adopt new internal controls and disclosure controls and procedures. In addition, additional expenses associated with the Commission’s reporting requirements will be incurred. Furthermore, if any issues in complying with those requirements are identified (for example, if the auditors identify a material weakness or significant deficiency in the internal control over financial reporting), The Company could incur additional costs rectifying those issues, and the existence of those issues could adversely affect the Company’s reputation or investor perceptions of it. Being a public company could make it more difficult or costly for the Company to obtain certain types of insurance, including director and officer liability insurance, and the Company may be forced to accept reduced policy limits and coverage with increased self-retention risk or incur substantially higher costs to obtain the same or similar coverage. Being a public company could also make it more difficult and expensive for the Company to attract and retain qualified persons to serve on the board, board committees or as executive officers. Furthermore, if the Company is unable to satisfy its obligations as a public company, it could be subject to fines, sanctions and other regulatory action and potentially civil litigation.

The additional reporting and other obligations imposed by various rules and regulations applicable to public companies will increase legal and financial compliance costs and the costs of related legal, accounting and administrative activities. These increased costs will require the Company to divert a significant amount of money that could otherwise be used to expand the business and achieve strategic objectives. Advocacy efforts by shareholders and third parties may also prompt additional changes in governance and reporting requirements, which could further increase costs.

If we fail to manage our growth effectively, our brand, business and operating results could be harmed.

We have experienced, and expect to continue to experience, rapid growth in our headcount and operations, which places substantial demands on management and our operational infrastructure. We will need to significantly expand our organization and systems to support our future expected growth. If we fail to manage our growth effectively, we will not be successful, and our business could fail. To manage the expected growth of our operations and personnel, we will be required to improve existing, and implement new, transaction-processing, operational and financial systems, procedures and controls. We will also be required to expand our finance, administrative and operations staff. We intend to continue making substantial investments in our technology, sales and data infrastructure. As we continue to grow, we must effectively integrate, develop and motivate a significant number of new employees, while maintaining the beneficial aspects of our existing corporate culture, which we believe fosters innovation, teamwork and a passion for our veterinary services and clients. In addition, our revenue may not grow at the same rate as the expansion of our business. There can be no assurance that our current and planned personnel, systems, procedures and controls will be adequate to support our future operations or that management will be able to hire, train, retrain, motivate and manage required personnel. If we are unable to manage our growth effectively, the quality of our platform, efficiency of our operations, and management of our expenses could suffer, which could negatively impact our brand, business, operating results and profitability.

We may seek to grow our business through acquisitions of, or investments in, new or complementary businesses, and facilities, or through strategic alliances, and the failure to manage these acquisitions or strategic alliances, or to integrate them with our existing business, could have a material adverse effect on us.

The pet care industry is highly fragmented. We have completed acquisitions in the past and may pursue expansion, acquisition, investment and other strategic alliance opportunities in the future. If we are unable to manage acquisitions, or strategic ventures, or integrate any acquired businesses effectively, we may not realize the expected benefits from the transaction relative to the consideration paid, and our business, financial condition, and results of operations may be adversely affected. Acquisitions, investments and other strategic alliances involve numerous risks, including:

●	problems integrating the acquired business, facilities or services, including issues maintaining uniform standards, procedures, controls and policies;

●	unanticipated costs associated with acquisitions or strategic alliances;

●	losses we may incur as a result of declines in the value of an investment or as a result of incorporating an investee’s financial performance into our financial results;

●	diversion of management’s attention from our existing business;

●	risks associated with entering new markets in which we may have limited or no experience;

●	potential loss of key employees of acquired businesses;

●	the risks associated with businesses we acquire or invest in, which may differ from or be more significant than the risks our other businesses face;

●	potential unknown liabilities associated with a business we acquire or in which we invest; and

●	increased legal and accounting compliance costs.

Our ability to successfully grow through strategic transactions depends upon our ability to identify, negotiate, complete and integrate suitable target businesses, facilities and services and to obtain any necessary financing. These efforts could be expensive and time-consuming and may disrupt our ongoing business and prevent management from focusing on our operations. As a result of future strategic transactions, we might need to issue additional equity securities, spend our cash, or incur debt (which may only be available on unfavorable terms, if at all), contingent liabilities, or amortization expenses related to intangible assets, any of which could reduce our profitability and harm our business. If we are unable to identify suitable acquisitions, investments or strategic relationships, or if we are unable to integrate any acquired businesses, facilities and services effectively, our business, financial condition, and results of operations could be materially and adversely affected. Also, while we employ several different methodologies to assess potential business opportunities, the new businesses or investments may not meet or exceed our expectations or desired objectives.

We may seek to raise additional funds in the future through debt financing which may impose operational restrictions on our business and may result in dilution to existing or future holders of our common shares.

We expect that we will need to raise additional capital in the future to help fund our business operations. Debt financing, if available, may require restrictive covenants, which may limit our operating flexibility and may restrict or prohibit us from:

●	paying dividends or making certain distributions, investments and other restricted payments;

●	incurring additional indebtedness or issuing certain preferred shares;

●	selling some or all of our assets;

●	entering into transactions with affiliates;

●	creating certain liens or encumbrances;

●	merging, consolidating, selling or otherwise disposing of all or substantially all of our assets; and

●	designating our subsidiaries as unrestricted subsidiaries.

Debt financing may also involve debt instruments that are convertible into or exercisable for our common shares. The conversion of the debt-to-equity financing may dilute the equity position of our existing shareholders.

We may acquire other businesses that may be unsuccessful and could adversely dilute your ownership of our company.

As part of our business strategy, we intend to pursue acquisitions of other complementary assets and businesses and may also pursue strategic alliances. We may not be able to successfully integrate any acquisitions into our existing business, and we could assume unknown or contingent liabilities or become subject to possible stockholder claims in connection with any related-party or third-party acquisitions or other transactions. We also could experience adverse effects on our reported results of operations from acquisition-related charges, amortization of acquired technology and other intangibles and impairment charges relating to write-offs of goodwill and other intangible assets from time to time following an acquisition. Integration of an acquired company requires management resources that otherwise would be available for ongoing development of our existing business. We may not realize the anticipated benefits of any acquisition, technology license or strategic alliance.

To finance future acquisitions, we may choose to issue shares of our common stock as consideration, which would dilute your ownership interest in us. Alternatively, it may be necessary for us to raise additional funds through public or private financings. Additional funds may not be available on terms that are favorable to us and, in the case of equity financings, may result in dilution to our stockholders.

We have generated net operating loss carryforwards for U.S. income tax purposes, but our ability to use these net operating losses may be limited by our inability to generate future taxable income.

Our U.S. businesses have generated consolidated net operating loss carryforwards (“U.S. NOLs”) for U.S. federal and state income tax purposes of $14,264,261 as of December 31, 2024. These U.S. NOLs can be available to reduce income taxes that might otherwise be incurred on future U.S. taxable income. The utilization of these U.S. NOLs would have a positive effect on our cash flow. However, there can be no assurance that we will generate the taxable income in the future necessary to utilize these U.S. NOLs and realize the positive cash flow benefit. A portion of our U.S. NOLs have expiration dates. There can be no assurance that, if and when we generate taxable income in the future from operations or the sale of assets or businesses, we will generate such taxable income before such portion of our U.S. NOLs expire. Under the Tax Cuts and Jobs Act (the “TCJA”), federal NOLs generated in tax years ending after December 31, 2017 may be carried forward indefinitely. Under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), federal NOL carryforwards arising in tax years beginning after December 31, 2017 and before January 1, 2021 may be carried back to each of the five tax years preceding the tax year of such loss. Due to our cumulative losses through December 31, 2024 we do not anticipate that such provision of the CARES Act will be relevant to us. The deductibility of federal NOLs may be limited. It is uncertain if and to what extent various states will conform to TCJA or the CARES Act.

Our ability to utilize the U.S. NOLs after an “ownership change” is subject to the rules of the United States Internal Revenue Code of 1986, as amended (the “Code”) Section 382. An ownership change occurs if, among other things, the shareholders (or specified groups of shareholders) who own or have owned, directly or indirectly, 5% percent or more of the value of our shares or are otherwise treated as 5% percent shareholders under Code Section 382 and the Treasury Regulations promulgated thereunder increase their aggregate percentage ownership of the value of our shares by more than 50 percentage points over the lowest percentage of the value of the shares owned by these shareholders over a three-year rolling period. An ownership change could also be triggered by other activities, including the sale of our shares that are owned by our 5% shareholders. In the event of an ownership change, Section 382 would impose an annual limitation on the amount of taxable income we may offset with U.S. NOLs. This annual limitation is generally equal to the product of the value of our shares on the date of the ownership change multiplied by the long-term tax-exempt rate in effect on the date of the ownership change. The long-term tax-exempt rate is published monthly by the IRS. Any unused Section 382 annual limitation may be carried over to later years until the applicable expiration date for the respective U.S. NOLs (if any). In the event an ownership change as defined under Section 382 were to occur, our ability to utilize our U.S. NOLs would become substantially limited. The consequence of this limitation would be the potential loss of a significant future cash flow benefit because we would no longer be able to substantially offset future taxable income with U.S. NOLs. There can be no assurance that such ownership change will not occur in the future.

Our management does not have experience as senior management of a public company or ensuring compliance with public company obligations, and fulfilling these obligations will be expensive and time consuming, which may divert management’s attention from the day-to-day operation of its business.

Our senior management does not have experience as senior management a publicly traded company and have limited experience complying with the increasingly complex laws pertaining to public companies. In particular, the significant regulatory oversight and reporting obligations imposed on public companies will require substantial attention from senior management and may divert attention away from the day-to-day management of its business, which could have a material adverse effect on our business, financial condition and results of operations. Similarly, corporate governance obligations, including with respect to the development and implementation of appropriate corporate governance policies will impose additional burdens on the Company’s non-executive directors.

Failure to maintain effective internal controls over financial reporting could have a material adverse effect on the Company’s business, operating results and stock price.

Effective internal control over financial reporting is necessary to increase the reliability of the Company’s financial reports. The standards required for a public company under Section 404(a) of the Sarbanes-Oxley Act are significantly more stringent than those of a privately held company. Management may not be able to effectively and timely implement controls and procedures that adequately respond to the increased regulatory compliance and reporting requirements. If the Company is not able to implement the additional requirements of Section 404(a) in a timely manner or with adequate compliance, it may not be able to assess whether its internal controls over financial reporting are effective, which may subject it to adverse regulatory consequences and could harm investor confidence and the market price of the common stock.

The Company and its auditors were not required to perform an evaluation of internal control over financial reporting as of or for the years ended December 31, 2024 or 2023 in accordance with the provisions of the Sarbanes-Oxley Act. The Company’s independent registered public accounting firm will not be required to report on the effectiveness of its internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act  until the Company’s first annual report on Form 10-K following the date on which it ceases to qualify as an “emerging growth company,” which may be up to five full fiscal years following the date of the first sale of common equity securities pursuant to an effective registration statement. If such evaluation were performed, control deficiencies could be identified by our management, and those control deficiencies could also represent one or more material weaknesses. In addition, the Company cannot, at this time, predict the outcome of this determination and whether the Company will need to implement remedial actions in order to implement effective control over financial reporting. If in subsequent years the Company is unable to assert that the Company’s internal control over financial reporting is effective, or if the Company’s auditors express an opinion that the Company’s internal control over financial reporting is ineffective, the Company may fail to meet the future reporting obligations in a timely and reliable manner and its financial statements may contain material misstatements. Any such failure could also adversely cause our investors to have less confidence in the accuracy and completeness of our financial reports, which could have a material adverse effect on the price of the Company’s common stock.

We may incur successor liabilities due to conduct arising prior to the completion of the various acquisitions.

We may become subject to certain successor liabilities of recently acquired subsidiary businesses. We may also become subject to litigation claims in the operation of such businesses prior to the closing of such subsidiary acquisitions, including, but not limited to, with respect to tax, regulatory, employee or contract matters. Any litigation may be expensive and time-consuming and could divert the attention of management from its business and negatively affect its operating results or financial condition. Furthermore, the outcome of any litigation cannot be guaranteed, and adverse outcomes can affect our results of operations negatively.

Purchasing real estate with hospital acquisitions brings additional complexity and cost.

By purchasing buildings and land with many of the acquisitions that the Company completes, the financing, due diligence and regulatory requirements of these purchases are much more complex. Issues such as building inspections and related delays, zoning requirements and permitting variabilities across many states all have the potential to cause delays with the purchase of acquisitions and increase the costs of acquiring target locations.

Our estimate of the size of our addressable market may prove to be inaccurate.

Data for retail veterinary services to domestic pets is collected for most, but not all channels, and as a result, it is difficult to estimate the size of the market and predict the rate at which the market for our services will grow, if at all. While our market size estimates have been made in good faith and is based on assumptions and estimates we believe to be reasonable, this estimate may not be accurate. If our estimates of the size of our addressable market are not accurate, our potential for future growth may be less than we currently anticipate, which could have a material adverse effect on our business, financial condition, and results of operations.

We may be unable to execute our growth strategies successfully or manage and sustain our growth, and as a result, our business may be adversely affected.

Our strategies include expanding our veterinary service offerings and building out our digital and data capabilities, growing our market share in services like grooming and training, enhancing our owned brand portfolio, and introducing new offerings to better connect with our customers. However, we may not be able to execute on these strategies as effectively as anticipated. Our ability to execute on these strategies depends on a number of factors, including:

●	whether we have adequate capital resources to expand our offerings and build out our digital and data capabilities;

●	our ability to relocate our pet care centers and obtain favorable sites and negotiate acceptable lease terms;

●	our ability to hire, train and retain skilled managers and personnel, including veterinarians, information technology professionals, owned brand merchants, and groomers and trainers; and

●	our ability to continue to upgrade our information and other operating systems and to make use of the data that we collect through these systems to offer better products and services to our customers.

Our existing locations may not maintain their current levels of sales and profitability, and our growth strategies may not generate sales levels necessary to achieve pet care center level profitability comparable to that of our existing locations. To the extent that we are unable to execute on our growth strategies in accordance with our expectations, our sales growth would come primarily from the organic growth of existing product and service offerings.

We may experience difficulties recruiting and retaining skilled veterinarians due to shortages that could disrupt our business.

The successful growth of our veterinary services business depends on our ability to recruit and retain skilled veterinarians and other veterinary technical staff. We face competition from other veterinary service providers in the labor market for veterinarians, and from time to time, we may experience shortages of skilled veterinarians in markets in which we operate our veterinary service businesses, which may require us or our affiliated veterinary practices to increase wages and enhance benefits to recruit and retain enough qualified veterinarians to adequately staff our veterinary services operations. If we are unable to recruit and retain qualified veterinarians, or to control our labor costs, our business, financial condition, and results of operations may be materially adversely affected.

Negative publicity arising from claims that we do not properly care for animals we handle could adversely affect how we are perceived by the public and reduce our sales and profitability.

From time to time we receive claims or complaints alleging that we do not properly care for some of the pets we handle or for companion animals we handle, which mainly includes dogs and cats but may include other animals as we acquire additional facilities. Deaths or injuries may occur in the future while animals are in our care. As a result, we may be subject to claims that our animal care practices do not provide the proper level of care. Any such claims or complaints, as well as any related news reports or reports on social media, even if inaccurate or untrue, could cause negative publicity, which in turn could harm our business and have a material adverse effect on our results of operations.

Our quarterly operating results may fluctuate due to the timing of expenses, veterinary facility acquisitions, veterinary facility closures, and other factors.

Our expansion plans, including the timing of new and remodeled veterinary facility acquisitions, and related pre-opening costs, the amount of net sales contributed by new and existing veterinary facilities, and the timing of and estimated costs associated with veterinary facility closings or relocations, may cause our quarterly results of operations to fluctuate. Quarterly operating results are not necessarily accurate predictors of performance.

Quarterly operating results may also vary depending on a number of factors, many of which are outside our control, including:

●	changes in our pricing policies or those of our competitors;

●	our sales and channels mix and the relevant gross margins of the products and services sold;

●	the hiring and retention of key personnel;

●	wage and cost pressures;

●	changes in fuel prices or electrical rates;

●	costs related to acquisitions of businesses; and

●	general economic factors.

Our continued success is largely dependent on positive perceptions of our company.

Management believes our continued success is largely dependent on positive perceptions of our company as a high-quality employer and operator within the veterinary space. We may receive claims or complaints alleging that we do not properly care for some of the pets we handle or for companion animals we handle and sell, which may include dogs, cats, birds, fish, reptiles, and other small animals. Deaths or injuries sometimes occur while animals are in our care. As a result, we may be subject to claims that our animal care services, including grooming, training, veterinary, and other services, or the related training of our associates or handling of animals by them, do not provide the proper level of care. Our efforts to establish our reputation as a “health and wellness” company increase the risk of claims or complaints regarding our practices. Any such claims or complaints, as well as any related news reports or reports on social media, even if inaccurate or untrue, could cause negative publicity, which in turn could harm our business and have a material adverse effect on our results of operations.

To be successful in the future, we must continue to preserve, grow, and leverage the value of our reputation and our brand. Reputational value is based in large part on perceptions of subjective qualities, and even isolated incidents may erode trust and confidence and have adverse effects on our business and financial results, particularly if they result in adverse publicity or widespread reaction on social media, governmental investigations, or litigation. Our brand could be adversely affected if our public image or reputation were to be tarnished by negative publicity. Failure to comply or accusations of failure to comply with ethical, social, labor, data privacy, and environmental standards could also jeopardize our reputation and potentially lead to various adverse consumer actions. Any of these events could adversely affect our business.

As the Company grows, expanding the mergers and acquisitions team in order to select and properly integrate new locations will be necessary. We also will have to build our marketing, sales, managerial and other non-technical capabilities and make arrangements with third parties to perform certain of these other services, and we may not be successful in doing so. Building an internal sales organization is time consuming and expensive and will significantly increase our compensation expense. If we are unable to market and build proven client-acquisition processes at local level our future revenue could suffer.

Our business may be harmed if our computer network containing employee or other information is compromised, which could adversely affect our results of operations.

We occasionally collect or store proprietary or confidential information regarding our employees or customers, and others, including credit card information and potentially personally identifiable information. We may also collect, store, and transmit employees’ health information in order to administer employee benefits; accommodate disabilities and injuries; and comply with public health requirements. We cannot assure you that future potential cyber-attacks will not expose us to material liability. Security could be compromised and confidential information, such as customer credit card numbers, employee information, or other personally identifiable information could be misappropriated, or system disruptions could occur. In addition, cyber-attacks such as ransomware attacks could lock us out of our information systems and disrupt our operations. If our information systems or infrastructure fail to perform as designed or are interrupted for a significant period of time, our business could be adversely affected.

In addition, the Company plans to expand its service offering to include, among other services, tele-veterinarian services. The Company has not implemented such tele-veterinarian services as of the date of this prospectus. However, in order to implement such services, the Company will likely require significant investments in information technology and information technology training. There can be no assurance that such investments will generate commiserate increases in revenue or profitability. In implemented, cyber-attacks such as ransomware attacks against our tele-veterinarian infrastructure could interrupt our ability to provide such services and could adversely affect that line of business.

Labor disputes may have an adverse effect on our operations.

We are not currently party to a collective bargaining agreement with any of our employees. If we were to experience a union organizing campaign, this activity could be disruptive to our operations, increase our labor costs and decrease our operational flexibility. We cannot assure you that some or all of our employees will not become covered by a collective bargaining agreement or that we will not encounter labor conflicts or strikes. In addition, organized labor may benefit from new legislation or legal interpretations by the current presidential administration, as well as current or future unionization efforts among other large employers. Particularly, in light of current support for changes to federal and state labor laws, we cannot provide any assurance that we will not experience additional and more successful union organization activity in the future. Any labor disruptions could have an adverse effect on our business or results of operations and could cause us to lose customers. Further, our responses to any union organizing efforts could negatively impact our reputation and have adverse effects on our business, including on our financial results.

We may be subject to personal injury, workers’ compensation, discrimination, harassment, wrongful termination, wage and hour, and other claims in the ordinary course of business.

Our business involves a risk of personal injury, workers’ compensation, discrimination, harassment, wrongful termination, wage and hour, and other claims in the ordinary course of business. We maintain general liability insurance with a self-insured retention and workers’ compensation insurance with a deductible for each occurrence. We also maintain umbrella insurance above the primary general liability coverage. No assurance can be given that our insurance coverage will be available or sufficient in any claims brought against us.

Additionally, we are subject to U.S. federal, state, and local employment laws that expose us to potential liability if we are determined to have violated such employment laws, including but not limited to, laws pertaining to minimum wage rates, overtime pay, discrimination, harassment, and wrongful termination. Compliance with these laws, including the remediation of any alleged violation, may have a material adverse effect on our business or results of operations.

A decline in consumer spending or a change in consumer preferences or demographics could reduce our sales or profitability and adversely affect our business.

Some of our product sales depend on consumer spending, which is influenced by factors beyond our control, including general economic conditions, disruption or volatility in global financial markets, changes in interest rates, the availability of discretionary income and credit, weather, consumer confidence, unemployment levels and government orders restricting freedom of movement. We may experience declines in sales or changes in the types of products and services sold during economic downturns. Our business could be harmed by any material decline in the amount of consumer spending, which could reduce our sales, or a decrease in the sales of higher-margin products, which could reduce our profitability and adversely affect our business.

We have also benefited from increasing pet ownership, discretionary spending on pets and current trends in humanization and premiumization in the pet industry, as well as favorable pet ownership demographics. To the extent these trends slow or reverse, our sales and profitability would be adversely affected. In particular, COVID-19 has driven an increase in pet ownership and consumer demand for our products that may not be sustained or may reverse at any time. The success of our business depends in part on our ability to identify and respond to evolving trends in demographics and consumer preferences. Failure to timely identify or effectively respond to changing consumer tastes, preferences, spending patterns and pet care needs could adversely affect our relationship with our customers, the demand for our products and services, our market share and our profitability.

Our reputation and business may be harmed if our or our vendors’ computer network security or any of the databases containing customer, employee, or other personal information maintained by us or our third-party providers is compromised, which could materially adversely affect our results of operations.

We collect, store, and transmit proprietary or confidential information regarding our customers, employees, job applicants, and others, including credit card information and personally identifiable information. We also collect, store, and transmit employees’ health information in order to administer employee benefits; accommodate disabilities and injuries; to comply with public health requirements; and to mitigate the spread of COVID-19 in the workplace. The protection of customer, employee, and company data in the information technology systems we use (including those maintained by third-party providers) is critical. In the normal course of business, we are and have been the target of malicious cyber-attack attempts and have experienced other security incidents.

Security could be compromised and confidential information, such as customer credit card numbers, employee information, or other personally identifiable information that we or our vendors collect, transmit, or store, could be misappropriated or system disruptions could occur. In addition, cyber-attacks such as ransomware attacks could lock us out of our information systems and disrupt our operations. We may not have the resources or technical sophistication to anticipate or prevent rapidly evolving types of cyber-attacks. Attacks may be targeted at us, our customers, our employees, or others who have entrusted us with information. Actual or anticipated attacks may cause us to incur increasing costs, including costs to deploy additional personnel and protection technologies, train employees, and engage third-party experts and consultants. Advances in computer capabilities, new technological discoveries, or other developments may result in the breach or compromise of the technology used by us to protect transactions or other sensitive data. In addition, data and security breaches could also occur as a result of non-technical issues, including intentional or inadvertent breach by our employees or by persons with whom we have commercial relationships, that result in the unauthorized release of personal or confidential information. Any compromise or breach of our or our vendors’ computer network security could result in a violation of applicable privacy and other laws, costly investigations, litigation, including class actions, and notification, as well as potential regulatory or other actions by governmental agencies and harm to our brand, business, and results of operations. As a result of any of the foregoing, we could experience adverse publicity, loss of sales, the cost of remedial measures and significant expenditures to reimburse third parties for damages, which could adversely impact our results of operations. Any insurance we maintain against the risk of this type of loss may not be sufficient to cover actual losses or may not apply to the circumstances relating to any particular loss.

The animal health industry is highly competitive.

The animal health industry is highly competitive. The Company is not currently engaged in product development and does not depend on product development for any of its revenue, however, the Company believes that it may face competition if the Company decides to engage in product development in future years. In such a case, the Company’s competitors may include standalone animal health businesses, the animal health businesses of large pharmaceutical companies, specialty animal health businesses and companies that mainly produce generic products or offer generic services. We believe many of such competitors are conducting R&D activities in areas served by our products and or services. There are also several new start-up companies competing in the animal health industry. We may also face competition from manufacturers of drugs globally, as well as producers of nutritional health products and animal health service providers. These competitors may have access to greater financial, marketing, technical and other resources. As a result, they may be able to devote more resources to developing, manufacturing, marketing and selling their products, initiating or withstanding substantial price competition or more readily taking advantage of acquisitions or other opportunities.

We may be unable to adequately protect our intellectual property rights.

We regard our brand, customer lists, trademarks, trade dress, domain names, trade secrets, proprietary technology and similar intellectual property as critical to our success. We rely on trademark law, trade secret protection, agreements and other methods with our employees and others to protect our proprietary rights. The protection of our intellectual property rights may require the expenditure of significant financial, managerial and operational resources. Moreover, the steps we take to protect our intellectual property may not adequately protect our rights or prevent third parties from infringing or misappropriating our proprietary rights, and we may be unable to broadly enforce all of our intellectual property rights. Any of our intellectual property rights may be challenged by others or invalidated through administrative process or litigation. Our trademark applications may never be granted. Furthermore, our confidentiality agreements may not effectively prevent disclosure of our proprietary information, technologies and processes and may not provide an adequate remedy in the event of unauthorized disclosure of such information.

We might be required to spend resources to monitor and protect our intellectual property rights. For example, we may initiate claims or litigation against others for infringement, misappropriation or violation of our intellectual property rights or other proprietary rights or to establish the validity of such rights. However, we may be unable to discover or determine the extent of any infringement, misappropriation or other violation of our intellectual property rights and other proprietary rights. Despite our efforts, we may be unable to prevent third parties from infringing upon, misappropriating or otherwise violating our intellectual property rights and other proprietary rights. Any litigation, whether or not it is resolved in our favor, could result in significant expense to us and divert the efforts of our technical and management personnel, which may materially and adversely affect our business, financial condition, and results of operations.

We may be subject to litigation.

We may become party to litigation from time to time in the ordinary course of business, which could adversely affect our business. Should any litigation in which we become involved be determined against us, such a decision could adversely affect our ability to continue operating and the market price for our Class A Common Stock and could potentially use significant resources. Even if we are involved in litigation and win, litigation can redirect significant resources of management and the Company.

Natural disasters and other events beyond our control could harm our business.

Natural disasters or other catastrophic events, such as earthquakes, flooding, wildfires, power shortages, pandemics such as COVID-19, terrorism, political unrest, telecommunications failure, vandalism, cyberattacks, geopolitical instability, war, drought, sea level rise and other events beyond our control may cause damage or disruption to our operations, the operations of our suppliers and service providers, international commerce and the global economy, and could seriously harm our revenue and financial condition and increase our costs and expenses. A natural disaster or other catastrophic event in any of our major markets could have a material adverse impact on our business, financial condition, results of operations, or cash flows. Also, in the event of damage or interruption, our insurance policies may not adequately compensate us for any losses that we may incur.

Risks Related to Government Regulation

Various government regulations could limit or delay our ability to develop and commercialize our services or otherwise negatively impact our business.

We are subject to a variety of federal, state and local laws and regulations that govern, among other things, our business practices in the U.S., such as anti-corruption and anti-competition laws. rules and regulations promulgated by the Occupational Safety and Health Administration (“OSHA”), state veterinary practice acts, state veterinary ownership regulations, and by various other federal, state and local authorities regarding the medical treatment of domestic animals. See “Our Business—Government Regulation.” In addition, we are subject to additional regulatory requirements, including environmental, health and safety laws and regulations administered by the U.S. Environmental Protection Agency, state, local and foreign environmental, health and safety legislative and regulatory authorities and the National Labor Relations Board, covering such areas as discharges and emissions to air and water, the use, management, disposal and remediation of, and human exposure to, hazardous materials and wastes, and public and worker health and safety. These laws and regulations also govern our relationships with employees, including minimum wage requirements, overtime, terms and conditions of employment, working conditions and citizenship requirements. Violations of or liability under any of these laws and regulations may result in administrative, civil or criminal fines, penalties or sanctions against us, revocation or modification of applicable permits, licenses or authorizations, environmental, health and safety investigations or remedial activities, warning or untitled letters or cease and desist orders against operations that are not in compliance, among other things. Such laws and regulations generally have become more stringent over time and may become more so in the future, and we may incur (directly, or indirectly through our outsourced proprietary brand manufacturing partners) material costs to comply with current or future laws and regulations. Liabilities under, and/or costs of compliance, and the impacts on us of any non-compliance, with any such laws and regulations could materially and adversely affect our business, financial condition, and results of operations. These legal and regulatory requirements differ among jurisdictions across the country and are rapidly changing and increasingly complex. The costs associated with compliance with these legal and regulatory requirements are significant and likely to increase in the future.

Any failure to comply with applicable legal and regulatory requirements could result in fines, penalties and sanctions and damage to our reputation. These developments and others related to government regulation could have a material adverse effect on our reputation, business, financial condition, and results of operations.

Additionally, some states require veterinary para-professional team members to be licensed before performing tasks and duties which are critical to the workflow of a veterinary clinic. These regulations require that we are selective in where we choose to purchase hospitals, or, allocate funds and resources to finding, training and paying for licensing for employees. As of the date of this filing, the Company has no clinics located in states where these restrictions are in place.

Further risks to our business include certain states which prohibit non-veterinarians from owning or operating a veterinary clinic. These regulations are designed to limit corporate ownership in the veterinary space and, while there are feasible workarounds which our company and others have employed, these regulations represent additional cost and complexity. Currently, the Company operates in Texas, a state in which only doctors of veterinary medicine may own veterinary hospitals. Pursuant to a management agreement between the Company and a veterinarian-owned state entity, this location is owned via a structure which complies with state regulations and allows the Company to manage necessary aspects of daily operations and derive revenue. Similarly, although no such statute exists in Indiana, the Company operates one location there and has chosen to employ a similar structure out of an abundance of caution due to uncertainty in the regulatory climate.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, investments and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments. In particular, we will be required to comply with certain Commission and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business and results of operations.

Failure to comply with governmental regulations or the expansion of existing or the enactment of new laws or regulations applicable to our veterinary services could adversely affect our business and our financial condition or lead to fines, litigation, or our inability to offer veterinary products or services in certain states.

All of the states in which we operate impose various registration, permit, and/or licensing requirements relating to the provision of veterinary products and services. To fulfill these requirements, we believe that we have registered with appropriate governmental agencies and, where required, have appointed a licensed veterinarian to act on behalf of each facility. All veterinarians practicing in our veterinary service businesses are required to maintain valid state licenses to practice.

In addition, certain states have laws, rules, and regulations which require that veterinary medical practices be owned by licensed veterinarians and that corporations which are not owned by licensed veterinarians refrain from providing, or holding themselves out as providers of, veterinary medical care, or directly employing or otherwise exercising control over veterinarians providing such care. We may experience difficulty in expanding our operations into other states or jurisdictions with similar laws, rules, and regulations. Our provision of veterinary services through tele-veterinarian offerings is also subject to an evolving set of state laws, rules, and regulations. Although we believe that we have structured our operations to comply with our understanding of the veterinary medicine laws of each state or jurisdiction in which we operate, interpretive legal precedent and regulatory guidance varies by jurisdiction and is often sparse and not fully developed. A determination that we are in violation of applicable restrictions on the practice of veterinary medicine in any jurisdiction in which we operate could have a material adverse effect on us, particularly if we are unable to restructure our operations to comply with the requirements of that jurisdiction.

We strive to comply with all applicable laws, regulations and other legal obligations applicable to our veterinary services. It is possible, however, that these requirements may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another or may conflict with other rules or our practices. We cannot guarantee that our practices have complied, comply, or will comply fully with all such laws, regulations, requirements, and obligations. Any failure, or perceived failure, by us to comply with our filed permits and licenses with any applicable federal-, state-, or international-related laws, industry standards or codes of conduct, regulatory guidance, orders to which we may be subject, or other legal obligations relating to privacy or consumer protection could adversely affect our reputation, brand, and business, and may result in claims, proceedings or actions against us by governmental entities or others or other liabilities. Any such claim, proceeding, or action could hurt our reputation, brand and business, force us to incur significant expenses in defending such proceedings, distract our management, increase our costs of doing business, result in a loss of customers and vendors, and may result in the imposition of monetary liability. We may also be contractually liable to indemnify and hold harmless third parties from the costs or consequences of non-compliance with any laws or regulations applicable to our veterinary services. In addition, various federal, state, and foreign legislative and regulatory bodies may expand existing laws or regulations, enact new laws or regulations, or issue revised rules or guidance applicable to our veterinary services. Any such changes may force us to incur substantial costs or require us to change our business practices. This could compromise our ability to pursue our growth strategy effectively and may adversely affect our ability to acquire customers or otherwise harm our business, financial condition, and results of operations.

We may fail to comply with various state or federal regulations covering the dispensing of prescription pet medications, including controlled substances, through our veterinary services businesses, which may subject us to reprimands, sanctions, probations, fines, or suspensions.

The sale and delivery of prescription pet medications and controlled substances through our veterinary services businesses are governed by extensive regulation and oversight by federal and state governmental authorities. The laws and regulations governing our operations and interpretations of those laws and regulations are increasing in number and complexity, change frequently, and can be inconsistent or conflicting. In addition, the governmental authorities that regulate our business have broad latitude to make, interpret, and enforce the laws and regulations that govern our operations and continue to interpret and enforce those laws and regulations more strictly and more aggressively each year. In the future, we may be subject to routine administrative complaints incidental to the dispensing of prescription pet medications through our veterinary services businesses.

We are subject to environmental, health, and safety laws and regulations that could result in costs to us.

In connection with the ownership and operations of our pet care centers and distribution centers, we are subject to laws and regulations relating to the protection of the environment and health and safety matters, including those governing the management and disposal of wastes and the cleanup of contaminated sites. We could incur costs, including fines and other sanctions, cleanup costs, and third-party claims, as a result of violations of or liabilities under environmental laws and regulations. Although we are not aware of any of our sites at which we currently have material remedial obligations, the imposition of remedial obligations as a result of the discovery of contaminants in the future could result in additional costs.

Risks Related to our Class A Common Stock

We have received a delisting notice from Nasdaq regarding our Class A common stock.

On November 13, 2025, the Company received a Notice from the Listing Qualifications Department of Nasdaq notifying the Company that, based upon the closing bid price of the Company’s Common Stock for the prior 30 consecutive business days, the Company was not in compliance with the minimum bid price requirement of Nasdaq Listing Rule 5550(a)(2). Further, the Notice stated that, pursuant to Listing Rule 5810(c)(3)(A)(iv), the Company was not eligible for any compliance period specified in Rule 5810(c)(3)(A) due to the fact that the Company has effected a reverse stock split over the prior one-year period and has effected one or more reverse stock splits over the prior two-year period with a cumulative ratio of 250 shares or more to one.

The Notice stated that the Company’s securities will be suspended from trading on Nasdaq at the opening of business on November 24, 2025, and a Form 25-NSE will be filed with the U.S. Securities and Exchange Commission, which will remove the Company’s securities from listing and registration on Nasdaq, unless the Company requests an appeal of such determination to Nasdaq’s Hearings Panel (the “Panel”) by November 20, 2025. The Company requested a hearing before the prescribed date, which request stayed any further suspension or delisting action by Nasdaq pending the ultimate conclusion of the hearing process. A hearing was held on January 13, 2026 and the Company is awaiting a decision from the Panel. There can be no assurance that the Panel will grant the Company’s request for continued listing or that the Company will be able to regain compliance and thereafter maintain its listing on Nasdaq.

If the Class A common stock is not continued to be listed on Nasdaq, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our securities;

●	reduced liquidity;

●	a determination that the Class A common stock is a “penny stock” which will require brokers trading in our shares to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for the common shares;

●	a decrease in news about and analyst coverage for our company; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

Upon delisting from Nasdaq, our Class A common stock may be traded, if at all in the over-the-counter inter-dealer quotation system, more commonly known as the OTC. OTC transactions involve risks in addition to those associated with transactions in securities traded on securities exchanges such as Nasdaq. Many OTC stocks trade less frequently and in smaller volumes than exchange-listed stocks. Accordingly, our Class A common stock would be less liquid than it would be otherwise. Also, the values of OTC stocks are often more volatile than exchange-listed stocks. Additionally, institutional investors are often prohibited from investing in OTC stocks, and it might be more challenging to raise capital when needed.

In addition, if our Class A common stock is delisted, your ability to transfer or sell your Class A common stock may be limited and the value of those securities will be materially adversely affected.

If our Class A common stock becomes subject to the penny stock rules, it may be more difficult to sell our Class A common stock.

The Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The OTC Bulletin Board does not meet such requirements and if the price of our Class A Common Stock is less than $5.00 and our Class A Common Stock is no longer listed on a national securities exchange such as Nasdaq, our stock may be deemed a penny stock. The penny stock rules require a broker-dealer, at least two business days prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver to the customer a standardized risk disclosure document containing specified information and to obtain from the customer a signed and dated acknowledgment of receipt of that document. In addition, the penny stock rules require that prior to effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive: (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our Class A Common Stock, and therefore shareholders may have difficulty selling their shares.

Investors who buy shares at different times will likely pay different prices.

Pursuant to the terms of the secured convertible promissory notes, the selling stockholder has discretion as to the timing of any conversion of the notes into shares of the Common Stock. If and when the selling stockholder elects to convert some or all of the notes the selling stockholder may resell all or a portion of such shares from time to time in its discretion and at different prices. As a result, investors who purchase shares from the selling stockholder at different times will likely pay different prices for those shares, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from the selling stockholder as a result of future sales made by the selling stockholder at prices lower than the prices such investors paid for their shares.

If securities or industry analysts do not publish research or reports about our company, or if they issue adverse or misleading opinions regarding us or our stock, our stock price and trading volume could decline.

We will have to be obtain research coverage by securities and industry analysts; if coverage is not maintained, the market price for our stock may be adversely affected. Our stock price also may decline if any analyst who covers us issues an adverse or erroneous opinion regarding us, our business model or our stock performance, or if our operating results fail to meet analysts’ expectations. If one or more analysts cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline and possibly adversely affect our ability to engage in future financings.

We do not intend to pay cash dividends for the foreseeable future.

We currently intend to retain our future earnings, if any, to finance the further development and expansion of our business and do not intend to pay cash dividends in the foreseeable future. We intend to invest our future earnings, if any, to fund our growth and not to pay any cash dividends on our common shares. Since we do not intend to pay dividends, your ability to receive a return on your investment will depend on any future appreciation in the market price of our common shares. There is no assurance that our common shares will appreciate in price. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, restrictions contained in future agreements and financing instruments, business prospects and such other factors as our board of directors deems relevant.

Our shares will be subordinate to all of our debts and liabilities, which increases the risk that you could lose your entire investment.

Our shares are equity interests that will be subordinate to all of our current and future indebtedness with respect to claims on our assets. In any liquidation, all of our debts and liabilities must be paid before any payment is made to our shareholders. The amount of any debt financing we incur creates a substantial risk that in the event of our bankruptcy, liquidation or reorganization, we may have no assets remaining for distribution to our shareholders after payment of our debts.

Our board of directors may designate and issue shares of new classes of stock, including the issuance of up to 16,979,250 additional shares of Class B common stock, that could be superior to or adversely affect you as a holder of our Class A common stock. Although a majority of our board of directors are independent, our non-independent directors, officers, and their affiliates control approximately 32% of the voting power of our outstanding common stock.

Our board of directors has the power to designate and issue shares of classes of stock, including preferred stock that have voting powers, designations, preferences, limitations and special rights, including preferred distribution rights, conversion rights, redemption rights and liquidation rights without further shareholder approval which could adversely affect the rights of the holders of our Common Stock. In addition, our board could authorize the issuance of a series of preferred stock that has greater voting power than our Common Stock or that is convertible into our Common Stock, which could decrease the relative voting power of our Common Stock or result in dilution to our existing common stockholders. Although a majority of our board of directors are independent, our non-independent directors, officers, and their affiliates control approximately 32% of the voting power of our outstanding common stock. Our non-independent directors, officers and their affiliates may, through their control of over a significant portion of the voting power of our outstanding common stock, could influence the Company to take corporate actions or engage in transactions that may be at odds with the interests of other investors in our common stock.

Any of these actions could significantly adversely affect the investment made by holders of our Common Stock. Holders of Common Stock could potentially not receive dividends that they might otherwise have received. In addition, holders of our Common Stock could receive less proceeds in connection with any future sale of the Company, whether in liquidation or on any other basis.

Our articles of incorporation authorize the issuance of seven hundred million (700,000,000) shares of Class A common stock, twenty million (20,000,000) shares of Class B common stock, and fifty million (50,000,000) shares of preferred stock. We currently have 118,953,260, 3,020,750 and 4,044 shares of Class A common stock, Class B common stock and Series B preferred stock, respectively, issued and outstanding. The Class B common stock is identical to the Class A common stock, except that each share of Class B common stock entitles the holder of such share 25 votes per share and is convertible into one share of Class A common stock. If our board of directors determined to issue the remaining 16,979,250 unissued Class B shares, such shares would represent an additional 424,481,250 votes and non-affiliated investors in our Class A Common Stock would have voting power of less than 20%.

Charles Stith Keiser, a member of our board of directors, owns 2,150,000 shares of our Class B common stock and 10 shares of our Class A common stock, and controls approximately 27.6% of the voting power of the outstanding common stock of the Company.

Mr. Carr, our Chair of the board, President and Chief Executive Officer and Mr. Keiser, who own a combined 2,483,250 shares of our Class B common stock and 21 shares of our Class A common stock, control approximately 32% of the voting power of the outstanding common stock prior to the issuance of any additional shares.

Because we do not expect any single holder or entity to hold more than 50% of the outstanding voting power of the Company, we do not believe we will qualify as a “controlled company” under the Nasdaq listing rules. See “—We may be deemed a ‘controlled company’ within the meaning of the rules of Nasdaq and, as a result, may qualify for, but do not intend to rely on, exemptions from certain corporate governance requirements.”

However, any future issuance of Class A common stock or Class B common stock will result in substantial dilution in the percentage of our Class A common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors and might have an adverse effect on any trading market for our Class A Common Stock.

The trading price of our Common Stock is volatile, which could result in substantial losses to investors.

The trading price of our Common Stock is volatile and could fluctuate widely due to factors beyond our control. This may happen because of broad market and industry factors, including the performance and fluctuation of the market prices of other companies with business operations located outside of the United States. In addition to market and industry factors, the price and trading volume for our Common Stock may be highly volatile for factors specific to our own operations, including the following:

●	the potential delisting of our Common Stock from The Nasdaq Capital Market;

●	variations in our revenues, earnings and cash flow;

●	announcements of new investments, acquisitions, strategic partnerships or joint ventures by us or our competitors;

●	announcements of new offerings, solutions and expansions by us or our competitors;

●	changes in financial estimates by securities analysts;

●	detrimental adverse publicity about us, our brand, our services or our industry;

●	additions or departures of key personnel;

●	sales of additional equity securities; and

●	potential litigation or regulatory investigations.

Any of these factors may result in large and sudden changes in the volume and price at which our Common Stock will trade.

In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

The sale or availability for sale of substantial amounts of our Common Stock could adversely affect their market price.

Sales of substantial amounts of our Common Stock in the public market, or the perception that these sales could occur, could adversely affect the market price of our Common Stock and could materially impair our ability to raise capital through equity offerings in the future. The sale of a significant number of shares being offered could depress the market price of the Company’s Common Stock.

Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our stock. Furthermore, the stock market in general experiences price and volume fluctuations that are often unrelated or disproportionate to the operating performance of companies like us. Volatility or a lack of positive performance in the price of our shares of Common Stock may also adversely affect our ability to retain key employees.

In addition, the stock market, in general, or the market for stocks in our industry, in particular, may experience broad market fluctuations, which may adversely affect the market price or liquidity of our common shares. Any sudden decline in the market price of our common shares could trigger securities class-action lawsuits against us. If any of our shareholders were to bring such a lawsuit against us, we could incur substantial costs defending the lawsuit and the time and attention of our management would be diverted from our business and operations. We also could be subject to damages claims if we are found to be at fault in connection with a decline in our stock price.

We are an “emerging growth company” and a “smaller reporting company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies and a smaller reporting companies will make our Common Stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we expect to take advantage of certain exemptions and relief from various reporting requirements that are applicable to other public companies that are not emerging growth companies. In particular, while we are an emerging growth company: we will not be required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act; we will be exempt from any rules that could be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotations or a supplement to the auditor’s report on financial statements; we will be subject to reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and we will not be required to hold nonbinding advisory votes on executive compensation or stockholder approval of any golden parachute payments not previously approved.

In addition, while we are an emerging growth company we can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of this extended transition period and, as a result, our operating results and financial statements may not be comparable to the operating results and financial statements of companies who have adopted the new or revised accounting standards.

We may remain an emerging growth company until as late as December 31, 2028, though we may cease to be an emerging growth company earlier under certain circumstances, including if (i) we have more than $1.235 billion in annual revenue in any fiscal year, (ii) the market value of our Class A Common Stock that is held by non-affiliates exceeds $700 million as of the last business day of its most recently completed second fiscal quarter or (iii) we issue more than $1.0 billion of non-convertible debt over a three-year period.

Even after we no longer qualify as an emerging growth company, we may still qualify as a smaller reporting company, which would allow us to continue to take advantage of many of the same exemptions from disclosure requirements, including, among other things, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, presenting only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and reduced disclosure obligations regarding executive compensation in this prospectus and our periodic reports and proxy statements.

Investors may find our Common Stock less attractive to the extent we rely on the exemptions and relief granted by the JOBS Act. If some investors find our Class A Common Stock less attractive as a result, there may be a less active trading market for our Common Stock and our stock price may decline or become more volatile.

We may be deemed a “controlled company” within the meaning of the rules of Nasdaq and, as a result, may qualify for, but do not intend to rely on, exemptions from certain corporate governance requirements.

Charles Stith Keiser, our director and the holder of 2,150,000 shares of our Class B common stock and 10 shares of our Class A common stock, controls approximately 32.4% of the voting power of the Company as of the date of this prospectus. However, if Mr. Keiser were to control greater than 50% of the voting power of our Class A common stock, the Company may be deemed a “controlled company” within the meaning of the corporate governance standards of Nasdaq. Under the rules of Nasdaq, a company of which more than 50% of the outstanding voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain stock exchange corporate governance requirements, including the requirement that a majority of the board of directors consists of independent directors, have a nominating and governance committee and compensation committee that is composed entirely of independent directors and the requirement for an annual performance evaluation of the nominating and governance committee and compensation committee.

We do not intend to rely on these exemptions and instead intend to comply with all of the corporate governance requirements imposed by state and federal law, the rules and regulations of the Securities and Exchange Commission and Nasdaq.

USE OF PROCEEDS

We will not receive any proceeds from the sales of shares of our Common Stock by the Selling Stockholder.

DETERMINATION OF OFFERING PRICE

The Selling Stockholder will offer shares of our Common Stock at the prevailing market prices or privately negotiated prices. The offering price of our Common Stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Our Common Stock may not trade at the market prices in excess of the offering prices for Common Stock in any public market, will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for our Common Stock.

MARKET PRICE OF AND DIVIDENDS ON THE COMPANY’S

COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our Common Stock is listed on Nasdaq under the symbol “IVP”. On January 14, 2026, the closing price on Nasdaq of our Common Stock was $0.08.

Holders

As of January 9, 2026, there were 115 stockholders of record for our Class A common stock, three stockholders of record for our Class B common stock and seven stockholders of record for our Series B preferred stock.

Dividend Policy

We do not anticipate declaring or paying, in the foreseeable future, any cash dividends on our capital stock. We intend to retain all available funds and future earnings, if any, to fund the development and expansion of our business, and we do not anticipate paying any cash dividends in the foreseeable future. Any future determination regarding the declaration and payment of dividends, if any, will be at the discretion of our board of directors and will depend on then-existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects and other factors our board of directors may deem relevant.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations in conjunction with our consolidated financial statements and the accompanying notes thereto included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business, includes forward-looking statements that involve risks and uncertainties. You should read the sections titled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Inspire Veterinary Partners, Inc. is a corporation incorporated in the state of Delaware in 2020. On June 29, 2022, the Company converted into a Nevada corporation. The Company’s class A common shares are traded on the Nasdaq Capital Market (“NASDAQ”) under the symbol IVP. The Company owns and operates veterinary hospitals throughout the United States. The Company specializes in small animal general practice hospitals which serve all manner of companion pets, emphasizing canine and feline breeds. As the Company expands, additional modalities are expected to become a part of the offerings at its hospitals. The acquisition of The Pony Express Veterinary Hospital, Inc. includes equine care and emergency and specialty services and the Company intends to continue to expand such services.

With fourteen clinics located in nine states as of the date of this filing, Inspire purchases existing hospitals which have the financial track record, marketplace advantages and future growth potential which make them worthy acquisition targets. Because the Company leverages a leadership and support structure which is distributed throughout the United States, acquisitions are not centralized to one geographic area. The Company operates it business as one operating and one reportable segment.

The Company is the managing member of IVP Practice Holdings Co., LLC (“Holdco”), a Delaware limited liability company, which is the managing member of IVP CO Holding, LLC (“CO Holdco”), a Delaware limited liability company, IVP FL Holding Co., LLC (“FL Holdco”), a Delaware limited liability company, IVP Texas Holding Company, LLC (“TX Holdco”), a Delaware limited liability company, KVC Holding Company, LLC (“KVC Holdco”), a Hawaii limited liability company, IVP CA Holding Co., LLC (“CA Holdco”), a Delaware limited liability company, IVP MD Holding Company, LLC (“MD Holdco”), a Delaware limited liability company, IVP OH Holding (“OH Holdco”), Co, LLC, a Delaware limited liability company, IVP IN Holding Co., LLC (“IN Holdco”), a Delaware limited liability company, IVP MA Managing Co., LLC, a Delaware limited liability company (“MA Holdco”), and IVP PA Holding Company, LLC, a Delaware limited liability company (“PA Holdco”). The Company through Holdco, operates and controls all business and affairs of CO Holdco, FL Holdco, TX Holdco, KVC Holdco, CA Holdco, MD Holdco, OH Holdco, IN Holdco, MA Holdco and PA Holdco. Holdco is used to acquire hospitals in various states and jurisdictions.

The Company is the managing member of IVP Real Estate Holding Co., LLC (“IVP RE”), a Delaware limited liability company, which is the managing member of IVP CO Properties, LLC (“CO RE”), a Delaware limited liability company, IVP FL Properties, LLC (“FL RE”), a Delaware limited liability company, IVP TX Properties, LLC (“TX RE”), a Delaware limited liability company, KVC Properties, LLC, (“KVC RE”), a Hawaii limited liability company, IVP CA Properties, LLC (“CA RE”), a Delaware limited liability company, IVP MD Properties, LLC (“MD RE”), a Delaware limited liability company, IVP OH Properties, LLC (“OH RE”), a Delaware limited liability company, IVP IN Properties, LLC (“IN RE”), a Delaware limited liability company, and IVP PA Properties, LLC (“PA RE”), a Delaware limited liability company. The Company through IVP RE operates and controls all business and affairs of CO RE, FL RE, TX RE, KVC RE, CA RE, MD RE, OH RE, IN RE and PA RE. IVP RE is used to acquire real property in various states and jurisdictions.

Our Business Model

Services provided at owned hospitals include preventive care for companion animals consisting of annual health exams which include: parasite control; dental health; nutrition and body condition counseling; neurological examinations; radiology; bloodwork; skin and coat health and many breed specific preventive care services. Surgical offerings include all soft tissue procedures such as spays and neuters, mass removals, splenectomies and can also include gastropexies, orthopedic procedures and other types of surgical offerings based on a doctor’s training. In many locations additional means of care and alternative procedures are also offered such as acupuncture, chiropractic and various other health and wellness offerings.

With acquisitions serving as one key driver of growth, the Company has developed metrics and processes for assessing, valuing, acquiring and integrating new hospitals into its network. With a focus in its early years on general practice, small companion animal hospitals, the Company selects hospitals in markets with large addressable pet populations, but not necessarily in city/urban centers. The Company recently entered the equine care, or the care of horses, sector with the addition of the Pony Express Veterinary Hospital into the Company’s small-animal-only mix of locations.

Growth strategies and expansion plans call for the Company to enter emergency care and mixed animal (such as bovine and additional equine care) in future years of growth. Staffing, ownership transition plans, demographics, quality of medicine, financial performance and quality of exiting leadership are some of the many factors that are analyzed before a pending acquisition is offered a letter of intent. The Company uses a field support structure that is nationally distributed and therefore the targets for acquisition can be in most states within the United States, taking special care with more complex states which have very specific veterinary practice ownership and operations guidelines.

Risks to the ability to swiftly acquire and integrate new hospitals include: (i) national staffing shortages of veterinarians and technicians which pre-existed the current market conditions which make finding credentialed talent even more difficult; (ii) costs and time associated with finding suitable targets and performing due diligence; and (iii) difficulties in achieving growth targets post purchase which ensure hospitals grow revenue and earnings in the years post purchase.

Post purchase pressures include rising talent acquisition and staffing costs in addition to challenges in achieving productivity and average patient charges necessary to achieve growth and profitability.

Results of Operations

Acquisition and Growth Strategy

With an emphasis on general practice hospitals in its first seven to eight quarters, the Company expanded into purchase of mixed animal hospitals in late 2022, adding equine care to its mix. Further, the Company intends to continue to focus on strategically acquiring existing general practice, specialty hospitals and/or expand existing locations to include emergency care and more complex surgeries, holistic care and comprehensive diagnostics which allow it to offer more complex surgeries and internal medicine work ups.

The Company has plans to seek multi-unit practices with regional presence to facilitate growth for the Company and also to move more swiftly into being a prime provider in select markets. While purchases of individual clinics will remain a focus for the Company, these opportunities to acquire hospitals in clusters of 2 to 6 will significantly increase our pace of growth and provide numerous internal benefits such as internal case referrals and career pathing for clinicians and leadership.

We account for acquisitions under the acquisition method and are required to measure identifiable assets acquired and liabilities assumed of the acquiree at the fair values on the closing date. The Company makes an initial allocation of the purchase price at the date of acquisition based upon its understanding of the fair value of the acquired assets and assumed liabilities. Below is a summary of the acquisitions that closed from the inception of the Company through September 30, 2025, and the related transaction price.

Name	Closing Date	Transaction Value[1]
Kauai Veterinary Clinic[3,6]	January 2021	$1,505,000
Chiefland Animal Hospital[2]	August 2021	$564,500
Pets & Friends Animal Hospital[2]	October 2021	$630,000
Advanced Veterinary Care of Pasco[3]	January 2022	$1,014,000
Lytle Veterinary Clinic[2]	March 2022	$1,442,469
Southern Kern Veterinary Clinic[2]	March 2022	$2,000,000
Bartow Animal Clinic[3,4]	May 2022	$1,405,000
Dietz Family Pet Hospital[2]	June 2022	$500,000
Aberdeen Veterinary Clinic[3]	July 2022	$574,683
All Breed Pet Care Veterinary Clinic[2]	August 2022	$2,152,000
Pony Express Veterinary Hospital, Inc.[2]	October 2022	$3,108,652
Williamsburg Animal Clinic[3]	December 2022	$850,000
The Old 41 Animal Hospital[2]	December 2022	$1,465,000
Valley Veterinary Services[3,5]	November 2023	$1,790,000
DeBary Animal Clinic [2,7]	June 2025	$1,942,500

1.	The transaction value is the amount of cash consideration paid for the acquisition of the veterinary practice (and as denoted the real estate operations) that was accounted for as a single business combination, in accordance with ASC Topic 805.

2.	Acquisition includes both the veterinary practice and related assets and the real estate operations in the transaction value.

3.	Acquisition was for the veterinary practice and related assets only.

4.	Acquisition includes the purchase of personal goodwill of $105,000 that was included in the purchase price of the veterinary practice and related assets. The total transaction value is made up of $955,000 for the veterinary practice and related assets and $350,000 for the real estate operations.

5.	The transaction value excludes $200,000 for the Holdback Agreement associated with the acquisition.

6.	The veterinary practice was sold on September 20, 2024.

7.	The transaction value excludes $114,500 for the Holdback Agreement associated with the acquisition.

Kauai Veterinary Clinic Acquisition and Disposal

On January 25, 2021, the Company acquired Kauai Veterinary Clinic, Inc., located in Lihue, Hawaii on the island of Kauai providing regional and local veterinary services for $1,505,000 through the Company’s wholly-owned subsidiary, IVP Practice Holding Company, LLC. Simultaneously to the closing of Kauai Veterinary Clinic Inc., the Company acquired the underlying real estate from a third party in exchange for $1,300,000 through the Company’s wholly-owned subsidiary, IVP Real Estate Holding Co., LLC. These acquisitions were financed with threes loans provided by First Southern National Bank for a total of $2,383,400.

On September 20, 2024, the Company completed the divestiture of its Kauai Veterinary Clinic (“KVC”) to Kauai RE Holdings LLC for $2.0 million, in notes payable assumed by the buyer, with no cash consideration. The agent for the sale was Gregory Armstrong, a current shareholder of the Company and a member of Kauai RE. Charles Keiser, DVM, is a member of Kauai RE and the father of our board member Charles Stith Keiser, who is the Company’s largest shareholder through his entity Wilderness Trace Veterinary Partners, LLC. The divestiture resulted in a gain of $467,049 in fiscal year 2024, which was recorded in “Gain on sale of business” in the Statements of Operations. As a result of the transaction, the Company disposed of $125,508 of goodwill based on the relative fair value of KVC. The estimated fair value of KVC less estimated costs to sell exceeded it carrying amount as of the transaction date. As the sale of KVC was not considered, a significant disposal or a strategic shift that would have a major effect on the Company’s operations or financial results, it was not reported as discontinued operations.

Chiefland Animal Hospital Acquisition

On August 20, 2021, the Company acquired the veterinary practice and related assets of Chiefland Animal Hospital from Polycontec, Inc. for $285,000 through the Company’s wholly-owned subsidiary, IVP Practice Holding Company, LLC. Simultaneously, the Company acquired the real estate operations, consisting of land and buildings, utilized by the Chiefland practice for $279,500 through the Company’s wholly-owned subsidiary, IVP Real Estate Holding Co., LLC. These acquisitions were financed with two loans provided by WealthSouth, a division of Farmers National Bank of Danville, Kentucky (“WealthSouth”) for a total of $469,259.

Pets & Friends Animal Hospital Acquisition

On October 7, 2021, the Company acquired the veterinary practice and related assets of the Pets & Friends Animal Hospital from Pets & Friends Animal Hospital, LLC for $375,000 through the Company’s wholly-owned subsidiary, IVP Practice Holding Company, LLC. Simultaneously, the Company acquired the real estate operations, consisting of land and buildings, utilized by the Pets & Friends practice for $255,000 through the Company’s wholly-owned subsidiary, IVP Real Estate Holding Co., LLC. These acquisitions were financed with two loans provided by WealthSouth for a total of $535,500.

Advanced Veterinary Care of Pasco

On January 14, 2022, the Company acquired the veterinary practice and related assets of Advanced Veterinary Care of Pasco in Hudson, Florida from Advanced Veterinary Care of Pasco, LLC for $1,014,000 through the Company’s wholly-owned subsidiary, IVP FL Holding Company, LLC. This acquisition was financed by a loan provided by WealthSouth for a total of $817,135.

Lytle Veterinary Clinic

On March 15, 2022, the Company acquired the veterinary practice and related assets of Lytle Veterinary Clinic in Texas from Lytle Veterinary Clinic, Inc. for $662,469 through the Company’s wholly-owned subsidiary IVP Texas Holding Company, LLC and its wholly-owned subsidiary, IVP Texas Managing Co., LLC. Simultaneously, the Company acquired the real estate operations, consisting of land and buildings, utilized by the Lytle practice for $780,000 from the Lytle practice through the Company’s wholly-owned subsidiary, IVP Texas Properties, LLC. This acquisition was financed by two loans provided by WealthSouth for a total of $1,141,098.

Southern Kern Veterinary Clinic

On March 22, 2022, the Company acquired the veterinary practice and related assets of Southern Kern Veterinary Clinic in California from Southern Kern Veterinary Clinic, Inc. for $1,500,000 through the Company’s wholly-owned subsidiary IVP CA Holding Co., LLC and its wholly-owned subsidiary, IVP Texas Managing Co., LLC. Simultaneously, the real estate operations, consisting of land and buildings,) utilized by the Kern practice was purchased for $500,000 through the Company’s wholly-owned subsidiary, IVP CA Properties, LLC. This acquisition was financed by two loans provided by WealthSouth for a total of $1,700,000.

Bartow Animal Clinic

On May 18, 2022, the Company acquired the veterinary practice and related assets of Bartow Animal Clinic in Bartow, Florida from Winter Park Veterinary Clinic, Inc. for $1,055,000 through the Company’s wholly-owned subsidiary IVP FL Holding Company LLC. Simultaneously, the real estate operations, consisting of land and buildings, utilized by the Bartow practice was purchased for $350,000 through the Company’s wholly-owned subsidiary, IVP CA Properties, LLC. This acquisition was financed by two loans provided by WealthSouth for a total of $969,000.

Dietz Family Pet Hospital

On June 15, 2022, the Company acquired the veterinary practice and related assets of Dietz Family Pet Hospital in Richmond, Texas from Dietz Family Pet Hospital, P.A. for $500,000 through the Company’s wholly-owned subsidiary IVP Texas Holding Company LLC and its wholly-owned subsidiary, IVP Texas Managing Co. LLC. This acquisition was financed by a loan provided by WealthSouth for a total of $382,500.

Aberdeen Veterinary Clinic

On July 29, 2022, the Company acquired the veterinary practice and related assets of Aberdeen Veterinary Clinic in Aberdeen, Maryland from Fritz Enterprises, Inc. for $574,683 through the Company’s wholly-owned subsidiary IVP MD Holding Company LLC. This acquisition was financed by a loan provided by WealthSouth for a total of $445,981.

All Breed Pet Care Veterinary Clinic

On August 12, 2022, the Company acquired the veterinary practice and related assets of All Breed Pet Care veterinary clinic in Newburgh, Indiana from Tejal Rege for $952,000 through the Company’s wholly-owned subsidiary IVP IN Holding Company LLC. Simultaneously, the real estate operations, consisting of land and buildings, utilized by the All Breed practice was purchased for $1,200,000 through the Company’s wholly-owned subsidiary, IVP IN Properties, LLC. This acquisition was financed by three loans provided by WealthSouth for a total of $1,945,450.

Pony Express Veterinary Hospital

On October 31, 2022, the Company acquired the veterinary practice and related assets of the Pony Express Veterinary Hospital, Inc. in Xenia, Ohio from Pony Express Veterinary Hospital, Inc. for $2,608,652 through the Company’s wholly-owned subsidiary IVP OH Holding Company, LLC. Simultaneously, the real estate operations, consisting of land and buildings, utilized by the Pony Express Veterinary Hospital practice was purchased for $500,000 through the Company’s wholly-owned subsidiary, IVP OH Properties, LLC. This acquisition was financed by three loans provided by First Southern National Bank for a total of $2,853,314.

Williamsburg Animal Clinic

On December 9, 2022, the Company acquired the veterinary practice and related assets of Williamsburg Veterinary Clinic in Williamsburg, MA from Williamsburg Animal Clinic, LLC for $850,000 through the Company’s wholly owned subsidiary, IVP MA Holding Company, LLC. This acquisition was financed by a loan provided by WealthSouth for a total of $637,500.

The Old 41 Animal Hospital

On December 16, 2022, the Company acquired the veterinary practice and related assets of The Old 41 Veterinary Clinic in Bonita Springs, FL from The Old 41 Animal Hospital, LLC for $665,000 through the Company’s wholly owned subsidiary, IVP FL Holding Company, LLC. Simultaneously, the real estate operations consisting of land and building utilized by the Old 41 practice for $800,000 from Scott A. Gregory DVM, LLC through the Company’s wholly owned subsidiary, IVP FL Properties, LLC. This acquisition was financed by two loans provided by First Southern National Bank for a total of $1,208,000.

Valley Veterinary Service Acquisition

On November 8, 2023, the Company acquired the animal hospital and related assets of Valley Veterinary Service, Inc in Rostraver Township, Pennsylvania for $800,000 in cash, a holdback agreement for $200,000 in cash that may be paid out at the end of the two year period following the acquisition based on continued employment by the two former owners and revenue targets for year 1 and year 2 following the effective date of the acquisition, which is not included in the consideration transferred, and issuance of restricted shares of the Company’s Class A common stock equal to $400,000 through the Company’s wholly owned subsidiary IVP PA Holding Company, LLC. Simultaneously, the Company acquired the real estate operations consisting of land and building utilized by Valley Veterinary Services, Inc animal hospital for $590,000 from the owners of Valley Veterinary Services, Inc through the Company’s wholly owned subsidiary, IVP PA Properties, LLC. This acquisition was financed by one loan provided by First Southern National Bank for $375,000 and one loan provided by Farmers National Bank of Danville for $850,000.

Debary Animal Clinic

On June 4, 2025, the Company acquired the animal clinic and related assets of DeBary Animal Clinic in DeBary, Florida for $1,850,000 in cash, a holdback agreement for $114,500 in cash that may be paid out at the end of the two year period following the acquisition based on continued employment by the former owner and revenue targets for year 1 and year 2 following the effective date of the acquisition, which is not included in the consideration transferred, and issuance of restricted shares of the Company’s Class A common stock equal to $92,500 through the Company’s wholly owned subsidiary IVP FL Holding Company, LLC. Simultaneously, the Company acquired the real estate operations consisting of land and building utilized by DeBary Animal Clinic for $1,132,000 from the owner of DeBary Animal Clinic through the Company’s wholly owned subsidiary, IVP FL Properties, LLC. This acquisition was financed by one loan provided by Ushjo or $780,000.

Comparability of Our Results of Operations

Results of Operations for the nine months ended September 30, 2025 compared to the nine months ended September 30, 2024:

Summary of Results of Operations

	For the Nine Months Ended September 30,
	2025	2024
Service revenue	$9,074,965	$9,735,585
Product revenue	3,163,910	3,535,388
Total revenue	12,238,875	13,270,973

Operating expenses
Cost of service revenue (exclusive of depreciation and amortization, shown separately below)	7,253,536	7,705,972
Cost of product revenue (exclusive of depreciation and amortization, shown separately below)	2,507,227	2,807,025
General and administrative expenses	7,514,420	8,080,199
Debt extinguishment loss	689,411	1,587,862
Depreciation and amortization	864,293	1,048,290
Gain on sale of business	-	(467,049)
Total operating expenses	18,828,887	20,762,299

Loss from operations	(6,590,012)	(7,491,326)

Other income (expenses):
Interest income	25	46
Interest expense	(1,385,891)	(2,801,491)
Other income (expenses)	-	(4,768)
Total other expenses	(1,385,866)	(2,806,213)

Loss before income taxes	(7,975,878)	(10,297,539)

Benefit for income taxes	-	-

Net loss	(7,975,878)	(10,297,539)
Dividend on convertible series A preferred stock	-	(220,850)
Net loss attributable to class A and B common stockholders	$(7,975,878)	$(10,518,389)

Net loss per Class A and B common shares:
Basic and diluted	$(1.55)	$(2.64)
Weighted average shares outstanding per Class A and B common shares:
Basic and diluted	5,154,703	3,989,343

Revenue

The following table presents the breakdown of revenue between products and services:

	For the Nine Months Ended		September 30, 2025 vs. September 30, 2024
	September 30, 2025	September 30, 2024	$ Change	% Change
Revenue:
Service Revenue	$9,074,965	$9,735,585	$(660,620)	-7%
Percentage of revenue	74%	73%
Product Revenue	3,163,910	3,535,388	(371,478)	-11%
Percentage of revenue	26%	27%
Total	$12,238,875	$13,270,973	$(1,032,098)	-8%

	Average Daily Service Revenue for the Nine Months Ended		September 30, 2025 vs. September 30, 2024
Animal Hospital & Clinics	September 30, 2025	September 30, 2024	$ Change	% Change
Kauai Veterinary Clinic[1]	$-	$3,791	$(3,791)	-100%
Chiefland Animal Hospital	1,625	1,634	(8)	0%
Pets & Friends Animal Hospital	4,477	3,847	630	16%
Advanced Veterinary Care of Pasco	2,313	1,938	375	19%
Lytle Veterinary Clinic	1,576	1,822	(246)	-13%
Southern Kern Veterinary Clinic	3,947	3,701	208	-7%
Bartow Animal Clinic	2,106	1,898	(169)	11%
Dietz Family Pet Hospital	1,375	1,544	(484)	-37%
Aberdeen Veterinary Clinic	827	1,311	231	-37%
All Breed Pet Care Veterinary Clinic	3,047	2,816	(96)	8%
Pony Express Veterinary Hospital	3,616	3,712	(166)	-3%
Williamsburg Animal Clinic	2,185	2,352	(550)	-7%
Old 41 Animal Hospital	905	1,455	268	-38%
Valley Veterinary Services Animal Hospital	3,978	3,710	266	7%
DeBary Animal Clinic[2]	2,896	-	2,896	100%
Total Daily Service Revenue	$31,979	$35,531	$(3,552)

1.	The veterinary practice was sold effective September 20, 2024.

2.	The veterinary practice was acquired on June 5, 2025.

	Average Daily Product Revenue for the Nine Months Ended		September 30, 2025 vs. September 30, 2024
Animal Hospital & Clinics	September 30, 2025	September 30, 2024	$ Change	% Change
Kauai Veterinary Clinic[1]	$-	$1,327	$(1,327)	-100%
Chiefland Animal Hospital	1,224	1,039	186	18%
Pets & Friends Animal Hospital	1,269	1,145	124	11%
Advanced Veterinary Care of Pasco	662	528	134	25%
Lytle Veterinary Clinic	822	937	(115)	-12%
Southern Kern Veterinary Clinic	813	765	47	6%
Bartow Animal Clinic	951	998	(47)	-5%
Dietz Family Pet Hospital	455	625	(169)	-27%
Aberdeen Veterinary Clinic	332	534	(202)	-38%
All Breed Pet Care Veterinary Clinic	818	831	(14)	-2%
Pony Express Veterinary Hospital	1,602	1,501	101	7%
Williamsburg Animal Clinic	557	727	(170)	-23%
Old 41 Animal Hospital	392	483	(91)	-19%
Valley Veterinary Services Animal Hospital	1,201	1,464	(263)	-18%
DeBary Animal Clinic[2]	1,131	-	1,131	100%
Total Daily Product Revenue	$11,097	$12,903	$(1,806)

1.	The veterinary practice was sold effective September 20, 2024.

2.	The veterinary practice was acquired on June 5, 2025.

Revenue in General: The Company believes the breakdown of gross revenue into service revenue and product revenue categories produces meaningful measures to Company management and the Company’s investors in light of the Company’s objective to protect the service channel and derive the majority of its revenue from services and expertise which are not capable of disruption from other channels. To achieve this objective, the Company seeks to match the industry target metric of 70% to 80% of gross revenue being derived from services: examination fees, diagnostics fees, laboratory work, surgery and others veterinary services. The Company believes these service revenue sources require veterinary professionals to preside over care delivery and, unlike some veterinary care products, cannot be replaced or sold by other non-veterinary hospital channels such as retail (including over-the-counter and online). Accordingly, the Company views products such as parasite controls, veterinary nutrition products and additives as important, but the Company does not rely on product revenue to account for more than 20% to 30% of gross revenue. Medications and therapeutics which only a licensed veterinary doctor or licensed technician can administer, while still making up part of the 20% to 30% of gross revenue, are less easily diverted to non-veterinary hospital channels as they require licensed professionals to prescribe or utilize them.

The Company uses these percentages in concert with metrics such as Revenue Per Patient Per day (“RPP”) and Average Patient Charge (“APC”) to analyze the comprehensive nature of diagnostics and services provided by each veterinary hospital. Sometimes referred to as “quality medicine” metrics within the veterinary service industry, the Company uses RPP and APC to determine how a doctor’s time is being utilized (inclusive of all diagnostics and therapies). RPP and APC metrics are consolidated into the presentation of average daily service revenue and average daily product revenue. The Company believes these analyses help the Company ensure that its caseload is revenue positive to avoid clinicians spending time on patient work which underutilizes their time and erodes labor profitability. The Company also believes these metrics are useful to investors and potential investors to compare the Company’s service-to-product revenue mix against generally accepted industry targets and specific veterinary care service provider competitors.

The services revenue and product revenue metrics are measured in dollars as calculated by the practice management software we provide to each of our clinics to track medical notes, treatment plans, services and products prescribed and provided, as well as to manage invoicing related to all of the above. Reports are generated which allow Company management to view each of these as line-items as well as measure the ratio of service revenue versus product revenue within our revenue mix.

The Company believes the ratio metric is useful for management and its investors for several reasons:

●	The Company and its medical leadership teach and enable its medical staff to provide comprehensive medical care which is appropriate for each animal patient. For example, charges to a client which skew too heavily toward products and do not include necessary services may be an indicator that medical cases are not being fully diagnosed using an appropriate standard of available and appropriate diagnostics and care. This broad analysis can indicate that more questions should be asked about how cases are managed by certain providers, particularly if patterns emerge;

●	Comprehensive care for pets means physical exams, dental care, blood work and many other service related line-items. An overreliance on product revenue alone (which products may be available over-the-counter outside of the veterinary channel) leaves veterinary clinics susceptible to sales transfer to other channels. In addition, appropriate veterinary care (as defined by market practice and some state licensing boards) does not include prescribing products without the delivery of diagnostic and care services.

●	Advancements in veterinary care within the last decade such as anesthetic protocols, pain management, fear free medicine and other services have shown great efficacy for the betterment of patients and their recovery from illness or surgeries. The absence of certain services and procedures within, for instance, a surgery package for a patient, would indicate an opportunity to improve outcomes for a patient and extend life expectancy. These are positive outcomes for clients and, therefore, of interest and value to the Company and our investors.

Service Revenues: The Company recognizes service revenue from health exams, pet grooming, veterinary care, and certain other services performed at our animal hospitals or clinics and is recognized once the service is completed, as this is when the customer has the ability to direct the use of and obtain the benefits of the services. Payment terms are at the point of sale but may also occur upon completion of the service. Service revenue decreased $660,620 or 7%, to $9,074,965 for the nine months ended September 30, 2025 as compared to $9,735,585 for the nine months ended September 30, 2024. The decrease in service revenue is mainly attributed to the exclusion of KVC from 2025 results offset by results from DeBary animal clinic that was acquired in Q2 2025.

Product Revenues: Product revenue is recognized when control passes, which occurs at a point in time when the customer completes a transaction at our animal hospitals or clinics and receives the product. Product revenue decreased $371,478, or 11%, to $3,163,910 for the nine months ended September 30, 2025 as compared to $3,535,388 for the nine months ended September 30, 2024. The overall decrease was a result of customers purchasing less products per visit and the exclusion of KVC from 2025 results offset by results from DeBary animal clinic that was acquired in Q2 2025.

Cost of service revenue (exclusive of depreciation and amortization): Cost of service revenue consists of cost directly related to the animal services provided at the Company’s veterinary clinics and animal hospitals, which primarily includes personnel-related compensation costs of the employees at the Company’s veterinary clinics or animal hospitals, laboratory costs, pet supply costs, third-party veterinarian contractors, office rent, utilities, supplies, and other cost arising as a result of the services being performed, excluding depreciation and amortization. Cost of service revenue decreased $452,436, or 6%, to $7,253,536 for the nine months ended September 30, 2025 as compared to $7,705,972 for the nine months ended September 30, 2024. The decrease in cost of service revenue excluding depreciation and amortization was driven primarily by the decrease in service revenue due to the exclusion of KVC from 2025 results. These decreases were offset by results from DeBary animal clinic that was acquired in Q2 2025.

Cost of product revenue (exclusive of depreciation and amortization): Cost of product revenue consists of cost directly related to the product sales at the Company’s veterinary clinics and animal hospitals, which primarily includes personnel-related compensation costs of the employees at the Company’s veterinary clinics or animal hospitals, purchase price of the medication we dispense, and purchase price of product sold, excluding depreciation and amortization. Cost of product revenue decreased $299,768, or 11%, to $2,507,227 for the nine months ended September 30, 2025 as compared to $2,807,025 for the nine months ended September 30, 2024. The decrease in cost of product revenue was driven primarily by a decrease in product revenue due to the exclusion of KVC from 2025 results. These decreases were offset by results from DeBary animal clinic that was acquired in Q2 2025.

General and Administrative Expense: General and administrative expenses include personnel-related compensation costs for corporate employees, such as management, accounting, legal, acquisition related and non-recurring expenses, insurance and other expenses used to operate the business. General and administrative expenses decreased $565,779, or 7% to $7,514,420 for the nine months ended September 30, 2025 as compared to $8,080,199 for the nine months ended September 30, 2024. The decrease was primarily due to decreases in expenses from the investor relations agency contracts and marketing agreements the Company entered into during the first quarter of 2024 following the February 2024 public stock offering. These decreases were offset by increased consulting agreements relating to customer outreach and operations improvements.

Depreciation and Amortization Expense: Depreciation and amortization expense mainly relates to the assets used in generating revenue. Depreciation and amortization expense decreased $183,997, or 18%, to $864,293 for the nine months ended September 30, 2025 as compared to $1,048,290 for the nine months ended September 30, 2024. The decrease was primarily due to the sale of KVC during Q3 2024.

Other Expense: Other expense is composed primarily of interest expense and small denomination bank fee charges. Other expense decreased $1,420,347, or 51%, to $1,385,866 for the nine months ended September 30, 2025 as compared to $2,806,213 for the nine months ended September 30, 2024. The decrease was primarily due to the decrease in the financing arrangements to fund working capital at a very high effective interest rate as compared to the Company’s term loans.

Net Loss: Net Loss decreased $2,321,661, or 23%, to $7,975,878 for the nine months ended September 30, 2025 as compared to $10,297,539 for the nine months ended September 30, 2024. The reduction of the net loss is primarily attributable to the decline in interest expense and the exclusion of the operating expenses associated with KVC.

Comparability of Our Results of Operations

Results of Operations for the three months ended September 30, 2025 compared to the three months ended September 30, 2024:

Summary of Results of Operations

	For the Three Months Ended September 30,
	2025	2024
Service revenue	$3,138,670	$2,969,748
Product revenue	1,177,462	1,079,277
Total revenue	4,316,132	4,049,025

Operating expenses
Cost of service revenue (exclusive of depreciation and amortization, shown separately below)	2,678,940	2,568,085
Cost of product revenue (exclusive of depreciation and amortization, shown separately below)	850,153	854,921
General and administrative expenses	2,423,707	2,988,122
Depreciation and amortization	330,498	340,167
Gain on sale of business	-	(467,049)
Total operating expenses	6,283,298	6,284,246

Loss from operations	(1,967,166)	(2,235,221)

Other income (expenses):
Interest income	4	44
Interest expense	(559,111)	(1,254,149)
Other income (expenses)	-	-
Total other expenses	(559,108)	(1,254,105)

Loss before income taxes	(2,526,273)	(3,489,326)

Benefit for income taxes	-	-

Net loss	(2,526,273)	(3,489,326)
Dividend on convertible series A preferred stock	-	-
Net loss attributable to class A and B common stockholders	$(2,526,273)	$(3,489,326)

Net loss per Class A and B common shares:
Basic and diluted	$(0.41)	$(0.85)
Weighted average shares outstanding per Class A and B common shares:
Basic and diluted	6,091,057	4,112,531

Revenue

The following table presents the breakdown of revenue between products and services:

	For the Three Months Ended		September 30, 2025 vs. September 30, 2024
	September 30, 2025	September 30, 2024	$ Change	% Change
Revenue:
Service Revenue	$3,138,670	$2,969,748	$168,922	6%
Percentage of revenue	73%	73%
Product Revenue	1,177,462	1,079,277	98,185	9%
Percentage of revenue	27%	27%
Total	$4,316,132	$4,049,025	$267,107	7%

	Average Daily Service Revenue for the Three Months Ended		September 30, 2025 vs. September 30, 2024
Animal Hospital & Clinics	September 30, 2025	September 30, 2024	$ Change	% Change
Kauai Veterinary Clinic[1]	$-	$3,472	$(3,472)	-100%
Chiefland Animal Hospital	1,573	1,408	165	12%
Pets & Friends Animal Hospital	4,505	3,212	1,293	40%
Advanced Veterinary Care of Pasco	2,348	1,637	711	43%
Lytle Veterinary Clinic	1,545	1,565	(19)	-1%
Southern Kern Veterinary Clinic	4,318	3,333	984	30%
Bartow Animal Clinic	2,068	1,642	426	26%
Dietz Family Pet Hospital	1,033	1,532	(499)	-33%
Aberdeen Veterinary Clinic	734	1,139	(404)	-36%
All Breed Pet Care Veterinary Clinic	2,930	2,750	180	7%
Pony Express Veterinary Hospital	3,439	3,386	53	2%
Williamsburg Animal Clinic	2,314	2,208	105	5%
Old 41 Animal Hospital	674	969	(295)	-30%
Valley Veterinary Services Animal Hospital	3,902	4,027	(125)	-3%
DeBary Animal Clinic[2]	2.733	-	2,733	100%
Total Daily Service Revenue	$31,383	$32,280	$(897)

1.	The veterinary practice was sold effective September 20, 2024.

2.	The veterinary practice was acquired on June 5, 2025.

	Average Daily Product Revenue for the Three Months Ended		September 30, 2025 vs. September 30, 2024
Animal Hospital & Clinics	September 30, 2025	September 30, 2024	$ Change	% Change
Kauai Veterinary Clinic[1]	$-	$1,108	$(1,108)	-100%
Chiefland Animal Hospital	1,295	908	386	43%
Pets & Friends Animal Hospital	1,341	1,017	323	32%
Advanced Veterinary Care of Pasco	751	459	292	63%
Lytle Veterinary Clinic	879	799	80	10%
Southern Kern Veterinary Clinic	853	761	92	12%
Bartow Animal Clinic	946	866	80	9%
Dietz Family Pet Hospital	417	540	(123)	-23%
Aberdeen Veterinary Clinic	383	454	(71)	-16%
All Breed Pet Care Veterinary Clinic	885	840	44	5%
Pony Express Veterinary Hospital	1,768	1,624	144	9%
Williamsburg Animal Clinic	676	697	(21)	-3%
Old 41 Animal Hospital	390	330	59	18%
Valley Veterinary Services Animal Hospital	1,180	1,327	(147)	-11%
DeBary Animal Clinic[2]	1,035	-	1,035	100%
Total Daily Product Revenue	$11,763	$11,731	$32

1.	The veterinary practice was sold effective September 20, 2024.

2.	The veterinary practice was acquired on June 5, 2025.

Service Revenues: The Company recognizes service revenue from health exams, pet grooming, veterinary care, and certain other services performed at our animal hospitals or clinics and is recognized once the service is completed, as this is when the customer has the ability to direct the use of and obtain the benefits of the services. Payment terms are at the point of sale but may also occur upon completion of the service. Service revenue increased $168,922 or 6%, to $3,138,670 for the three months ended September 30, 2025 as compared to $2,969,748 for the three months ended September, 2024. The increase in service revenue is mainly attributed to the general increase in spend, specifically per visit spend.

Product Revenues: Product revenue is recognized when control passes, which occurs at a point in time when the customer completes a transaction at our animal hospitals or clinics and receives the product. Product revenue increased $98,185, or 9%, to $1,177,462 for the three months ended September 30, 2025 as compared to $1,079,277 for the three months ended September 30, 2024. The overall increase was a result of customers purchasing more products per visit.

Cost of service revenue (exclusive of depreciation and amortization): Cost of service revenue consists of cost directly related to the animal services provided at the Company’s veterinary clinics and animal hospitals, which primarily includes personnel-related compensation costs of the employees at the Company’s veterinary clinics or animal hospitals, laboratory costs, pet supply costs, third-party veterinarian contractors, office rent, utilities, supplies, and other cost arising as a result of the services being performed, excluding depreciation and amortization. Cost of service revenue increased $110,855, or 4%, to $2,678,940 for the three months ended September 30, 2025 as compared to $2,568,085 for the three months ended September 30, 2024. The increase in cost of service revenue sold excluding depreciation and amortization was driven primarily by the increase in service revenue due to higher spend.

Cost of product revenue (exclusive of depreciation and amortization): Cost of product revenue consists of cost directly related to the product sales at the Company’s veterinary clinics and animal hospitals, which primarily includes personnel-related compensation costs of the employees at the Company’s veterinary clinics or animal hospitals, purchase price of the medication we dispense, and purchase price of product sold, excluding depreciation and amortization. Cost of product revenue decreased $4,768, or 1%, to $850,153 for the three months ended September 30, 2025 as compared to $854,921 for the three months ended September 30, 2024. The decrease in cost of product revenue was driven primarily by a decrease in product costs with improved pricing at the corporate level and improved ordering guidelines.

General and Administrative Expense: General and administrative expenses include personnel-related compensation costs for corporate employees, such as management, accounting, legal, acquisition related and non-recurring expenses, insurance and other expenses used to operate the business. General and administrative expenses decreased $564,415, or 19% to $2,423,707 for the three months ended September 30, 2025 as compared to $2,988,122 for the three months ended September 30, 2024. The decrease is primary due to decreased consulting agreements relating to customer outreach and credit card processing fees.

Depreciation and Amortization Expense: Depreciation and amortization expenses mainly relate to the assets used in generating revenue. Depreciation and amortization expense decreased $9,669, or 3%, to $330,498 for the three months ended September 30, 2025 as compared to $340,167 for the three months ended September 30, 2024. The decrease was primarily due to the sale of KVC during Q3 2024.

Other Expense: Other expenses are composed primarily of interest expenses and small denomination bank fee charges. Other expenses decreased $694,998, or 55%, to $559,108 for the three months ended September 30, 2025 as compared to $1,254,149 for the three months ended September 30, 2024. The decrease was primarily due to the decrease in the financing arrangements to fund working capital at a very high effective interest rate as compared to the Company’s term loans.

Net Loss: Net Loss decreased $963,053, or 28%, to $2,526,273 for the three months ended September 30, 2025 as compared to $3,489,326 for the three months ended September 30, 2024. The reduction of the net loss is primarily attributable to the decline in interest expense and the exclusion of the operating expenses associated with KVC.

Liquidity and Capital Resources

Since inception, we have financed our operations from a combination of:

●	issuances and sales of senior convertible notes;

●	issuance of convertible debentures;

●	borrowings under other debt consisting of: (i) a principal lending relationship with Farmers National Bank of Danville; (ii)a principal lending relationship with First Southern National Bank; (iii) short term financing arrangements under merchant cash advance agreement;

●	proceeds from issuance of equity; and

●	cash generated from operations.

The Company has experienced operating losses since its inception and had a total accumulated deficit of $44,326,159 as of September 30, 2025. The Company expects to incur additional costs and require additional capital as the Company continues to acquire additional veterinary hospitals, clinics and practices. During the nine months ended September 30, 2025 the Company’s cash used in operations was $3,598,738.

The Company’s primary short-term cash requirements are to fund working capital, lease obligations and short-term debt, including current maturities of long-term debt. Working capital requirements can vary significantly from period to period, particularly as a result of additional business acquisitions. The Company’s medium-term to long-term cash requirements are to service and repay debt, to expand through acquisitions, and to invest in facilities and equipment for growth initiatives.

The Company’s ability to fund its cash needs will depend, in part, on its ability to generate cash in the future, which depends on future financial results. The Company’s future results are subject to general economic, financial, competitive, legislative and regulatory factors that may be outside of our control. The Company’s future access to, and the availability of credit on acceptable terms and conditions, is impacted by many factors, including capital market liquidity and overall economic conditions.

These financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred recurring losses and as of September 30, 2025, had an accumulated deficit and negative working capital of $44,326,159 and 5,894,301, respectively. For the three and nine months ended September 30, 2025, the Company sustained a net loss of $2,526,273 and $7,975,878, respectively. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern for the next twelve months from the date these financial statements were issued. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that may be necessary should the Company be unable to continue as a going concern. The Company’s continuation as a going concern is contingent upon its ability to obtain additional financing and to generate revenue and cash flow to meet its obligations on a timely basis. The Company will continue to seek to raise additional funding through debt or equity financing during the next twelve months. Management believes that actions presently being taken to obtain additional funding provide the opportunity for the Company to continue as a going concern. There is no guarantee the Company will be successful in achieving these objectives.

We cannot be sure that future funding will be available to us on acceptable terms, or at all. Due to often volatile nature of the financial markets, equity and debt financing may be difficult to obtain.

We may seek to raise any necessary additional capital through a combination of private or public equity offerings, debt financings, collaborations, strategic alliances, licensing arrangements and other marketing and distribution arrangements. To the extent that we raise additional capital through marketing and distribution arrangements or other collaborations, strategic alliances or licensing arrangements with third parties, we may have to relinquish valuable rights or future revenue streams on terms that may not be favorable to us. If we raise additional capital through private or public equity offerings, the ownership interest of our existing stockholders will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect our stockholders’ rights. If we raise additional capital through debt financing, we may be subject to covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends.

As of the date of this filing, the Company was in compliance with all covenants and restrictions associated with our debt agreements. The Company is not aware of any instances of breaches or non-compliance with its covenants and commitments under its debt agreements.

Master Lending and Credit Facility

On June 25, 2021, the Company entered into a master line of credit loan agreement (“MLOCA”) with Wealth South a division of Farmers National Bank of Danville, Kentucky (“FNBD”). The MLOCA provides for a $2,000,000 revolving secured credit facility (“Revolving Line”) to be drawn for the initial purchase of veterinary clinical practices (“Practices”) and a $8,000,000 closed end line of credit (“Closed End Line”) to be disbursed as individual loans (Term Loans) to paydown draws on the Revolving Line and to provide longer term financing of the purchase of Practices. Each draw on the Revolving Line shall be repaid with a Term Loan out of the Closed End Line within one hundred and twenty (120) days of the draw on the Revolving Line. Each draw on the Revolving Line and the Closed End Line shall not exceed eighty-five (85%) percent of the purchase price of the Practice. The Company shall contribute and maintain equity of a minimum of fifteen (15%) percent of the initial purchase price of a Practice as long as any draw on the Revolving Line or a Term Loan remains unpaid with FNBD. The Revolving Line has an interest rate equal to the New York Prime Rate plus 0.50% that shall never be less than 3.57%. Each Term Loan issued under the Closed End Line shall have a fixed interest rate of 3.98% for the first five years of the loan. Immediately following the fixed rate period, the rate of interest rate will equal to the New York Prime Rate plus 0.65% that shall never be less than 3.57%. Each Practice to be acquired must have a minimum projected debt-service coverage ratio (“DSCR”) of 1.0x, defined as earnings before interest depreciation and amortization (“EBIDA”)/Annual Debt Service Requirement.

Under the MLOCA the Term Loans to acquire a Practice shall not exceed 10 years. The first twelve months of the Term Loan may be interest only. Thereafter, the Loan will convert to an amortizing loan with monthly principal and interest payments. For Practice only Term Loans (“Practice Term Loans”), after the initial twelve-month interest only period, the balance will amortize over 9 years. For Loans made to purchase real property (“RE Term Loans”), after the initial twelve-month interest only period, the balance will amortize over a 19-year period.

There is no prepayment penalty on payments on the Revolving Line. The Term Loans are subject to a refinance fee of 2% of the then outstanding principal balance of the Term Loan if paid within two years of entering into the Term Loan and 1% of the then outstanding principal balance of the Term Loan if paid within three to five years of entering into the Term Loan. The refinance fee is due only if the Term Loan is paid off by refinancing. Borrowings under the MLOCA are guaranteed by Kimball Carr, CEO & President of the Company.

Effective August 18, 2022, the MLOCA was amended such that the interest rate charge on all sums advanced under the amended and restated MLOCA shall be 5.25% for the first five years of the loan. Immediately following the fixed rate period, the rate of interest will be equal to the New York Prime Rate plus 0.65% that shall never be less than 4.75%. The MLOCA has been fully drawn against.

Notes payable to FNBD as of September 30, 2025 and December 31, 2024 consisted of the following:

Original					September 30,	December 31,	Issuance
Principal	Acquisition	Entered	Maturity	Interest	2025	2024	Cost
$237,272	CAH	12/27/2021	12/27/2041	3.98%	$212,213	$219,975	$6,108
231,987	CAH	12/27/2021	12/27/2031	3.98%	168,930	187,461	6,108
216,750	P&F	12/27/2021	12/27/2041	3.98%	193,858	200,949	5,370
318,750	P&F	12/27/2021	12/27/2031	3.98%	232,110	257,571	5,370
817,135	Pasco	1/14/2022	1/14/2032	3.98%	602,050	667,050	3,085
478,098	Lytle	3/15/2022	3/15/2032	3.98%	362,271	398,275	1,898
663,000	Lytle	3/15/2022	3/15/2042	3.98%	602,050	621,020	11,875
425,000	Kern	3/22/2022	3/22/2042	3.98%	385,929	398,089	7,855
1,275,000	Kern	3/22/2022	3/22/2032	3.98%	966,107	1,062,126	4,688
246,500	Bartow	5/18/2022	5/18/2042	3.98%	224,497	232,428	5,072
722,500	Bartow	5/18/2022	5/18/2032	3.98%	556,980	613,737	2,754
382,500	Dietz	6/15/2022	6/15/2032	3.98%	298,128	328,026	1,564
445,981	Aberdeen	7/19/2022	7/29/2032	3.98%	352,980	386,120	1,786
1,020,000	All Breed	8/12/2022	8/12/2042	3.98%	942,476	971,173	8,702
519,527	All Breed	8/12/2022	8/12/2032	3.98%	415,513	453,984	3,159
225,923	All Breed	8/12/2022	8/12/2032	5.25%	182,828	198,905	3,159
637,500	Williamsburg	12/8/2022	12/8/2032	5.25%	536,269	580,834	2,556
850,000	Valley Vet	11/8/2023	11/8/2033	5.25%	783,340	843,796	3,315
$9,713,423					$8,018,482	$8,621,519	$84,424

The Company amortized $1,560 and $1,560 of issuance costs in the aggregate during the three months ending September 30, 2025 and 2024, respectively. The Company amortized $4,629 and $4,646 of issuance cost in the aggregate during the nine months ending September 30, 2025 and 2024, respectively, for the FNBD notes payable.

FSB Commercial Loans

In January 2021, the Company entered into three separate commercial loans with First Southern National Bank (“FSB”) as part of the KVC acquisition. The first commercial loan, in the amount of $1,105,000, had a fixed interest rate of 4.35% and a maturity date of January 25, 2024. The fixed rate loan had monthly payments of $6,903 and a full payoff of the remaining principal balance at maturity. The commercial loan had issuance costs of $13,264 that were capitalized and being amortized straight line over the life of the loan. The Company entered into a Forbearance Agreement that extended the maturity date to August 31, 2024, required the Company to make monthly payments of $9,016 and increased the interest rate to 8.15% per annum. On September 20, 2024, this loan was assumed by Kauai RE Holdings LLC in the sale of KVC. Refer to “Business disposal” above for further detail.

The second commercial loan with FSB, in the amount of $1,278,400, had a fixed interest rate of 4.35% and a maturity date of January 25, 2024. The fixed rate loan had monthly payments of $13,157 and a full payoff of the remaining principal balance at maturity. The commercial loan had issuance costs of $10,085 that were capitalized and being amortized straight line over the life of the loan. The Company entered into a Forbearance Agreement that extended the maturity date to August 31, 2024, required the Company to make monthly payments of $14,898 and increased the interest rate to 8.15% per annum. On September 20, 2024, this loan was assumed by Kauai RE Holdings LLC in the sale of KVC. Refer to “Business disposal” above for further detail.

The third commercial loan with FSB, in the amount of $450,000, had a fixed interest rate of 5.05% and a maturity date of September 11, 2021. The commercial loan was modified on August 25, 2021 to extend the maturity date to February 25, 2023 and increase the principal amount to $469,914. The fixed rate loan had monthly payments of $27,164 and was fully paid off on the maturity date. The commercial loan had issuance costs of $753 that were capitalized and being amortized straight line over the life of the loan. This loan was paid in full in February 2023.

On October 31, 2022, the Company entered into three separate commercial loans with FSB as part of the Pony Express Practice acquisition. The first loan with FSB was in the amount of $2,086,921. The loan has a fixed interest rate of 5.97% and a maturity date of October 31, 2025. The fixed rate loan has monthly payments of $23,138 except for a final monthly payment of $1,608,530. The commercial loan had issuance costs of $25,575 that were capitalized and are being amortized straight line over the life of the loan.

The second loan with FSB was in the amount of $400,000. The loan has a fixed interest rate of 5.97% and a maturity date of October 31, 2042. The fixed rate loan has monthly payments of $2,859. The commercial loan had issuance costs of $3,277 that were capitalized and are being amortized straight line over the life of the loan.

The third loan with FSB was in the amount of $700,000. The loan has a fixed interest rate of 6.75% and a maturity date of October 31, 2025. The fixed rate loan has monthly payments of $6,903 except for a final monthly payment of $423,278. The commercial loan did not have any issuance costs that were capitalized.

On December 16, 2022, the Company entered into two separate commercial loans with FSB as part of the Old 41 Practice acquisition. The first loan with FSB was in the amount of $568,000. The loan has a fixed interest rate of 6.50% and a maturity date of December 16, 2025. The fixed rate loan has monthly payments of $4,772 and a full payoff of the remaining principal balance at maturity. The loan had issuance costs of $4,531 that were capitalized and are being amortized straight line over the life of the loan.

The second loan with FSB was in the amount of $640,000. The loan has a fixed interest rate of 6.50% and a maturity date of December 16, 2025. The fixed rate loan has twelve monthly payments of approximately $2,830, followed by monthly payments of $7,443. and the interest rate is 6.50%. The loan had issuance costs of $5,077 that were capitalized and are being amortized straight line over the life of the loan.

On November 8, 2023, the Company entered into a commercial loan with FSB as part of the Valley Vet acquisition. The loan with FSB was in the amount of $375,000. The loan has a fixed rate of 8.5% and a maturity date of January 29, 2026. The fixed rate loan has monthly payments of $3,255, except one final payment of the outstanding principal balance on the note, including any accrued and unpaid interest. The loan had issuance costs of $6,877 that were capitalized and are being amortized straight line over the life of the loan.

The FSB commercial loans are guaranteed by Kimball Carr, Chief Executive Officer and President and Charles Stith Keiser, a member of our Board of Directors.

Notes payable to FSB as of September 30, 2025 and December 31, 2024 consisted of the following:

Original					September 30,	December 31,	Issuance
Principal	Acquisition	Entered	Maturity	Interest	2025	2024	Cost
$1,105,000	KVC	1/25/2021	2/25/2041	4.35%	$-	$-	$13,264
1,278,400	KVC	1/25/2021	1/25/2031	4.35%	-	-	10,085
469,914	KVC	1/25/2021	2/25/2023	5.05%	-	-	753
2,086,921	Pony Express	10/31/2022	10/31/2025	5.97%	1,605,591	1,733,807	25,575
400,000	Pony Express	10/31/2022	10/31/2042	5.97%	367,827	375,943	3,277
700,000	Pony Express	10/31/2022	8/16/2023	7.17%	-	-	-
568,000	Old 41	12/16/2022	12/16/2025	6.50%	239,320	470,227	4,531
640,000	Old 41	12/16/2022	12/16/2025	6.50%	384,465	406,641	5,077
375,000	Valley Vet	11/8/2023	1/29/2026	8.50%	364,470	375,000	6,877
$7,623,235					$2,961,673	$3,361,618	$69,439

The Company amortized $2,995 and $5,146 of issuance cost in the aggregate during the three months ending September 30, 2025 and 2024, respectively. The Company amortized $8,886 and $15,325 of issuance cost in the aggregate during the nine months ending September 30, 2025 and 2024, respectively, for the FSB notes payable.

Ushjo Commercial Loan

On June 4, 2025, the Company entered into a commercial loan with Ushjo as part of the DeBary Animal Clinic acquisition. The loan with Ushjo was entered into on June 4, 2025, in the amount of $780,000. The loan has a fixed rate of 11.25% and a maturity date of July 1, 2026. The fixed rate loan has monthly payments for the interest portion of the loan, except one final payment of the outstanding principal balance on the note, including any accrued and unpaid interest.

Notes payable to Ushjo as of September 30, 2025 and December 31, 2024 consisted of the following:

Original					September 30,	December 31,	Issuance
Principal	Acquisition	Entered	Maturity	Interest	2025	2024	Cost
$780,000	DeBary	6/4/2025	7/1/2026	11.25%	$780,000	$-	$18,810

The Company amortized $4,415 and $0 of issuance cost in the aggregate during the three months ending September 30, 2025 and 2024, respectively. The Company amortized $5,662 and $0 of issuance cost in the aggregate during the nine months ending September 30, 2025 and 2024, respectively, for the Ushjo notes payable.

Notes payable as of September 30, 2025, and December 31, 2024 consisted of the following:

	September 30,	December 31,
	2025	2024
FNBD Notes Payable	$8,018,480	$8,621,519
FSB Notes Payable	2,961,673	3,361,618
Ushjo Note Payable	780,000	-
Total notes payable	11,760,153	11,983,137
Unamortized debt issuance costs	(81,146)	(81,909)
Notes payable, net of issuance cost	11,679,007	11,901,228
Less current portion	(3,424,599)	(3,410,465)
Long-term portion	$8,254,408	$8,490,763

Notes payable repayment requirements as of September 30, 2025, in the succeeding years are summarized as follows:

Remainder of 2025	$2,435,653
2026	1,985,045
2027	876,805
2028	914,210
2029	954,785
Thereafter	4,593,655
Total	$11,760,153

Convertible Debenture

Between March 18 and December 28, 2021, the Company issued $2,102,500 in aggregate principal amount of 6.00% subordinated convertible promissory notes (“Convertible Debenture”). During the year ended December 31, 2022, the Company issued $1,612,000 in aggregated principal amount of the Convertible Debenture. In March 2023 the Company issued an additional $650,000 in aggregate principal amount of Convertible Debenture to five (5) separate holders. The Convertible Debenture was convertible into the Company’s Class A common stock upon the Company’s offering for sale its shares in an initial public offering (“IPO”). At the holder’s election, the accrued interest and principal could be paid in cash or Class A common stock (such number of shares reflecting a twenty-five percent (25%) discount to the opening price per share of Class A common stock). The Convertible Debenture matured 5 years from the date of issuance to each holder. Upon an IPO, the accrued and unpaid interest was due and payable in cash on the first business day of the following month for any balance not elected to be converted into the Class A common stock. The Convertible Debenture incurred issuance costs of $40,000 that were amortized straight line over the life of the Convertible Debenture. The Company amortized $0 of issuance cost during the three months ended September 30, 2025 and 2024. The Company amortized $0 for the nine months ending September 30, 2025 and 2024.

Upon the Company’s IPO closing on August 31, 2023, the majority of Convertible Debenture holders elected to convert an aggregate of $4,014,500 of principal and $399,818 of accrued interest into 14,953 shares of Class A common stock at a conversion price of $30.00 per share. The Company recorded a beneficial conversion feature as of the date of the conversion of $1,569,395 based on the IPO price of $40 per share minus the principal and accrued interest of the Convertible Debenture balance converted into common stock. Four holders of the Convertible Debenture with an aggregate principal balance of $250,000 elected to be paid back in cash and one investor with a principal balance of $100,000 elected to be paid on February 28, 2024 including accrued interest through the date of payment at 6%. As of September 30, 2025, there is no principal amount of the Convertible Debenture outstanding.

Loans Payable

On May 30, 2023, the Company entered into a Merchant Cash Advance Agreement for gross proceeds of $1,050,000 with an unrelated third-party financial institution. Under the terms of the initial agreement, the Company had to pay $57,346 each week for 26 weeks with the first payment due June 6, 2023. The financing arrangement had an effective interest rate of 49%. The financing arrangement included an original issuance discount (“OID”) of $441,000 and issuance costs of $50,000. The OID and issuance costs associated with the financing arrangement are presented in the balance sheets as a direct deduction from the carrying amount of the financing arrangement and are amortized using the effective interest method.

On August 10, 2023, the Company amended its financing arrangement to borrow an additional $507,460, increasing weekly repayments to $76,071 over 28 weeks. This amendment decreased the effective interest rate to 41%. The modification was evaluated under ASC 470-50 and determined to be a debt extinguishment. As a result, the Company recognized a loss on extinguishment of debt of $441,618, which was recorded in the statement of operations.

On November 28, 2023, the Company amended its financing arrangement to borrow an additional $531,071, decreasing weekly payments to $56,800 over 40 weeks. This amendment increased the effective interest rate to 49%. The modification was deemed a debt extinguishment, resulting in a loss on extinguishment of debt of $485,436, recorded in the statement of operations.

On January 18, 2024, the Company amended its financing arrangement to borrow an additional $549,185, increasing weekly payments to $86,214 over 43 weeks. This amendment increased the effective interest rate to 52%. The modification was accounted for as a debt extinguishment, and the Company recorded a loss on extinguishment of debt of $728,278 in the statement of operations.

On May 7, 2024, the Company amended its financing arrangement to borrow an additional $518,750, increasing weekly payments to $90,229 over 48 weeks. This amendment decreased the effective interest rate to 49%. The modification was treated as a debt extinguishment, resulting in a loss on extinguishment of debt of $859,584, recorded in the statement of operations.

On December 24, 2024, the Company amended its financing arrangement to borrow an additional $513,650, increasing weekly payments to $71,995 over 41 weeks. This amendment decreased the effective interest rate to 43%. The modification was determined to be a debt extinguishment, and the Company recognized a loss on extinguishment of debt of $546,356 in the statement of operations.

On May 20, 2025, the Company amended its financing arrangement to borrow an additional $550,000, increasing weekly payments to $78,500 over 47 weeks. This amendment decreased the effective interest rate to 42%. The modification was accounted for as a debt extinguishment, resulting in a loss on extinguishment of debt of $689,411, recorded in the statement of operations.

On April 4, 2024, the Company entered into a new financing agreement for gross proceeds of $420,000 with a different unrelated third-party financial institution. Under the terms of the agreement, the Company had to pay $21,600 each week for 28 weeks with the first payment due April 8, 2024. The financing arrangement had an effective interest rate of 51%. The financing arrangement included an original issuance discount (“OID”) of $184,800 and issuance costs of $20,000. The OID and issuance costs associated with the financing arrangement are presented in the balance sheets as a direct deduction from the carrying amount of the financing arrangement and are amortized using the effective interest method. As of September 30, 2025, the financing arrangement has been paid in full, and the original issuance discount and issuance costs have been fully amortized.

During the three and nine months ended September 30, 2025, the Company amortized $389,987 and $923,215 of OID and issuance cost, respectively. The amounts are included in interest expense on the statement of operations. During the three and nine months ended September 30, 2025, the Company made $942,000 and $2,774,400 in payments on the loan payable. The outstanding balance of the loan payable as of September 30, 2025 and December 31, 2024, were $2,057,740 and $2,340,020. The financing arrangement is secured by an interest in virtually all assets of the Company with a first security interest in accounts receivable. The financing arrangements are guaranteed by Kimball Carr, the Company’s CEO.

Convertible Notes Payable

On March 26, 2024, Inspire entered into a securities purchase agreement with a certain investor, pursuant to which Inspire issued a convertible note payable for $500,000. The convertible note payable had a maturity date of the earlier of December 26, 2024 or the consummation of a capital raise. As of September 30, 2025, the financing arrangement has been paid in full.

On June 11, 2024, Inspire entered into a securities purchase agreement with two investors, pursuant to which Inspire issued each investor a convertible note payable”) each for $250,000. The convertible notes payable have a maturity date of the earlier of February 11, 2025 or the consummation of a capital raise. As of September 30, 2025, the financing arrangement has been paid in full.

When outstanding the Convertible Notes Payable contain an original issue discount (“OID”) which was: (i) fifteen percent (15%) if the Convertible Notes Payable were satisfied and paid in full on or before the forty-fifth (45th) day after the Original Issue Date (as such term was defined in the Notes), (ii) twenty percent (20%) if the Convertible Notes Payable were satisfied and paid in full after such 45th day but on or before the ninetieth (90th) day after the Original Issue Date, and (iii) thirty percent (30%) after such 90th day. The Convertible Notes Payable could be prepaid at any time prior to the Maturity Date without any penalties.

The Convertible Notes Payable had to be repaid in full from any future capital raises (debt, equity or any other form of capital raise) of Inspire. All of the funds raised had to be used to repay the Convertible Notes Payable until the Convertible Notes Payable were repaid in full.

The Convertible Notes Payable were convertible into shares of common stock of Inspire, in full or in part, at any time after issuance at the discretion of the noteholder at a fixed conversion price of $0.03 per share (the “Fixed Conversion Price”).

If the Convertible Notes Payable were not repaid by the Maturity Date the default provisions were as follow: (i) The Face Value (as such term was defined in the Convertible Notes Payable) of the Convertible Notes Payable would increase by 20% (to a 50% OID -- $1,000,000 Face Value); (ii) the conversion price of the Convertible Notes Payable would become convertible at the lower of (a) the Fixed Conversion Price or (b) 20% discount to a 3-Day volume-weighted average price (the “Default Conversion Price”).

On May 30, 2025, pursuant to securities purchase agreements, the Company issued Original Issue Discount Notes to two investors in the principal amounts of $204,700 and $92,000, respectively (the “Notes”). The Notes have a maturity date of March 30, 2026 and the proceeds are for general working capital. The Note to Diagonal Lending has a one-time interest payment of $24,564, and an initial payment of $114,632 due on November 30, 2025, with monthly payments of $28,658 due on the 30th of every month thereafter until March 30, 2026. The Note to Boot Capital has a one-time interest payment of $11,040, and an initial payment of $51,520 due on November 30, 2025, with monthly payments of $12,880 due on the 30th of every month thereafter until March 30, 2026.

The Company has the right to prepay the Notes upon written notice to the lender. After an occurrence of an event of default, as described in the Notes, the Notes shall become immediately due and payable and the Company will pay an amount equal to 150% times the sum of (i) the then outstanding principal amount of the Notes plus (ii) accrued and unpaid interest on the unpaid principal amount, plus (iii) default interest, if any.

The lenders will have the right to convert all or any part of the outstanding and unpaid amount of their Note into shares of the Company’s common stock upon the later of 180 days from the issuance date or an event of default, as described in the notes. The conversion price of the Notes is 75% of the market price.

While the Notes remain outstanding, the Company may not, without the lenders’ written consent, sell, lease, or otherwise dispose of any significant portion of its assets except in the ordinary course of business.

As of September 30, 2025 the balance of the Convertible Notes Payable was $274,908. During the year ended December 31, 2024 the Company paid off $392,857 of the notes payable and accrued interest and converted $1,357,143 into 226,249 shares of class A common stock.

Promissory Note

On June 10, 2025, the Company issued to Target Capital LLC (“Target”) a promissory note in the principal amount of $625,000, with an original issue discount of $125,000 such that the purchase price was $500,000 (the “Target Note”).

The Target Note shall not exceed the maximum amount of such interest permitted by law to be charged and a maturity date of the earlier of (i) six months from the issuance date, or (ii) the close of any capital raise conducted by the Company. The proceeds from the Target Note are for general working capital.

The Company has the right to prepay the Target Note at any time prior to the maturity date without penalty. In the event of the closing of any capital raise conducted by the Company, no less than 50% of the net proceeds shall be used to repay the Target Note, until the Target Note is paid in full.

After an occurrence of an event of default, as described in the Target Note, it shall become immediately due and payable and the original issue discount shall increase from 20% to 40%.

On June 30, 2025, the Company issued to Target a second promissory note in the principal amount of $625,000, with an original issue discount of $125,000 such that the purchase price was $500,000 (the “Second Target Note”).

The Second Target Note has identical terms and provisions to the original Target Note.

Cash Flows for the Nine Months Ended September 30, 2025 and 2024

The following table provides detailed information about our net cash flows for the periods indicated:

	For the Nine Months Ended September 30,
	2025	2024
Net cash used in operating activities	$(3,555,276)	$(9,328,339)
Net cash used in investing activities	(1,926,315)	(206,155)
Net cash provided by financing activities	5,334,147	10,036,732
Net increase (decrease) in Cash, cash equivalents and restricted cash	$(147,444)	$502,238

Operating Activities

For the nine months ended September 30, 2025, operating activities used $3,555,276 of cash compared to $9,328,339 net cash used for the nine months ended September 30, 2024. The cash used was primarily due to the Company’s net loss of $7,975,878 offset by non-cash expense of $3,524,358 which consisted of $864,293 of depreciation and amortization, $19,177 of amortization of issuance costs, $927,945 of amortization of debt discount, $184,558 of amortization of operating rights of use assets, $139,274 of stock-based compensation, $699,700 of issuance of class A common stock for services and $689,411 of debt extinguishment loss. The Company also saw positive working capital of $896,244, including decrease in accounts receivables of $11,971, $59,036 decrease in inventory, $557,401 decrease in prepaid expenses and other current assets, $5,770 decrease in other assets, $279,238 decrease in accounts payable, $684,170 increase in accrued expenses, and $142,866 decrease in operating lease liabilities.

For the nine months ended September 30, 2024, operating activities used $9,328,339 of cash compared to $3,065,990 net cash used for the nine months ended September 30, 2023. The cash used was primarily due to the Company’s net loss of $10,297,539 offset by non-cash expense of $6,136,057, which consisted of $1,028,475 of depreciation and amortization, $15,825 of amortization of issuance costs, $2,129,380 of amortization of debt discount, $269,172 of amortization of operating rights of use assets, $23,647 for stock-based compensation, $286,696 for issuance of class A common stock for services, $1,587,862 for loss on debt modification, $20,000 for issuance of class A common stock for general release agreement, $600,000 for issuance of Class A common stock and pre-funded warrants in connection with commitment shares, $467,049 for gain on disposal of business and positive working capital of $4,440,656, including increase in accounts receivables of $86,978, $34,527 increase in inventory, $2,701,612 increase in prepaid expenses and other current assets, $12,220 increase in other assets, $1,133,012 decrease in accounts payable,$574,196 decrease in accrued expenses, $92,322 decrease in cumulative series A preferred stock dividends payable, and $80,823 decrease in operating lease liabilities. These increases were offset by decreases of $151,796 decrease in refundable income tax and $32,519 due from former owners.

Investing Activities

For the nine months ended September 30, 2025, the cash used was attributable to the purchase of property and equipment of $76,315 and payment for acquisition of business of $1,850,000.

For the nine months ended September 30, 2024, the cash used was attributable to the purchase of property and equipment of $206,155.

Financing Activities

For the nine months ended September 30, 2025, the cash provided was due to the $1,571,466 proceeds from issuance of class A common stock and pre-funded warrants, net of issuance costs, $2,285,521 proceeds from issuance of class A common stock and warrants, net of issuance costs, $1,020,295 proceeds from loans payable, $2,222,663 proceeds from issuance of convertible series B preferred stock, $761,190 proceeds from notes payable, net of discount, $250,000 proceeds from Convertible Notes Payable, $1,000,000 proceeds from issuance of convertible debenture, $2,774,400 repayments from loans payable, and $1,002,588 repayment of notes payable.

For the nine months ended September 30, 2024, the cash provided was due to the $8,835,458 proceeds from issuance of class A common stock and pre-funded warrants, net of issuance costs, $1,467,935 net proceeds from loans payable, $200,000 proceeds for issuance of convertible series A preferred stock, $1,000,000 proceeds from convertible note payable, $3,500,000 proceeds from exercise warrants offset by $3,916,004 payments on loan payable, $250,000 payments on convertible notes payable, $700,657 repayment on note payable and $100,000 repayment on convertible debentures.

The Company’s consolidated results of operations for the years ended December 31, 2024 compared to December 31, 2023 were significantly impacted by acquisitions.

Results of Operations for the years ended December 31, 2024 and 2023:

Summary of Results of Operations

	Year Ended December 31,		For the Year Ended
	2024	2023	$ Change	% Change
Service revenue	$12,188,526	$11,879,934	308,592	3%
Product revenue	4,403,583	4,795,459	(391,876)	-8%
Total revenue	16,592,109	16,675,393	(83,284)	0%

Operating expenses
Cost of service revenue (exclusive of depreciation and amortization, shown separately below)	9,736,282	9,700,963	35,319	0%
Cost of product revenue (exclusive of depreciation and amortization, shown separately below)	3,563,279	3,420,515	142,764	4%
General and administrative expenses	11,421,352	9,476,287	1,663,815	18%
Depreciation and amortization	1,308,619	1,252,539	56,080	4%
Impairment expense	56,664	—	56,664	100%
Gain on sale of business	(467,049)	—	(467,049)	100%
Total operating expenses	25,619,147	23,850,304	1,768,843	7%

Loss from operations	(9,027,038)	(7,174,911)	(1,852,127)	26%

Other income (expenses):
Interest income	53	21	32	152%
Interest expense	(3,098,290)	(2,538,710)	(559,580)	22%
Loss on debt extinguishment	—	(16,105)	16,105	-100%
Loss on debt modification	(2,134,218)	(927,054)	(1,207,164)	130%
Beneficial conversion feature	—	(4,137,261)	4,137,261	-100%
Other income (expenses)	(4,768)	1,134	(5,902)	-520%
Total other expenses	(5,237,223)	(7,617,975)	2,380,752	-31%

Loss before income taxes	(14,264,261)	(14,792,886)	528,625	-4%

Benefit for income taxes	—	—	—	0%

Net loss	(14,264,261)	(14,792,886)	528,625	-4%
Dividend on convertible series A preferred stock	(220,850)	(271,245)	50,395	-19%
Net loss attributable to class A and B common stockholders	$(14,485,111)	$(15,064,131)	579,020	-4%

Net loss per Class A and B common shares:
Basic and diluted	$(2.61)	$(3.50)
Weighted average shares outstanding per Class A and B common shares:
Basic and diluted	5,550,959	4,309,796

Revenue

The following table presents the breakdown of revenue between products and services:

	For the Year Ended December 31,		December 31, 2024 vs. December 31, 2023
	2024	2023	$ Change	% Change
Revenue:
Service Revenue	$12,188,526	$11,879,934	$308,592	3%
Percentage of revenue	73%	71%
Product Revenue	4,403,583	4,795,459	(391,876)	-8%
Percentage of revenue	27%	29%
Total	$16,592,109	$16,675,393	$(83,284)	0%

	Average Daily Service Revenue for the Year Ended		December 31, 2024 vs. December 31, 2023
Animal Hospital & Clinics	December 31, 2024	December 31, 2023	$ Change	% Change
Kauai Veterinary Clinic[1]	$2,830	$4,134	$(1,304)	-32%
Chiefland Animal Hospital	1,606	1,631	(25)	-2%
Pets & Friends Animal Hospital	3,602	2,676	926	35%
Advanced Veterinary Care of Pasco	1,887	1,888	(1)	0%
Lytle Veterinary Clinic	1,761	1,759	1	0%
Southern Kern Veterinary Clinic	3,564	2,809	755	27%
Bartow Animal Clinic	1,835	2,350	(515)	-22%
Dietz Family Pet Hospital	1,497	1,804	(307)	-17%
Aberdeen Veterinary Clinic	1,176	1,718	(542)	-32%
All Breed Pet Care Veterinary Clinic	2,747	2,838	(90)	-3%
Pony Express Veterinary Hospital	3,559	4,070	(511)	-13%
Williamsburg Animal Clinic	2,223	2,252	(29)	-1%
Old 41 Animal Hospital	1,341	2,227	(886)	-40%
Valley Veterinary Services Animal Hospital	3,673	2,699	974	100%
Total Daily Service Revenue	$33,302	$34,855	$(1,553)

1.	The veterinary practice was sold effective September 20, 2024.

	Average Daily Product Revenue for the Year Ended		December 31, 2024 vs. December 31, 2023
Animal Hospital & Clinics	December 31, 2024	December 31, 2023	$ Change	% Change
Kauai Veterinary Clinic[1]	$991	$1,810	$(819	-45%
Chiefland Animal Hospital	1,017	1,033	(15)	-1%
Pets & Friends Animal Hospital	1,063	911	152	17%
Advanced Veterinary Care of Pasco	510	816	(307)	-38%
Lytle Veterinary Clinic	902	914	(12)	-1%
Southern Kern Veterinary Clinic	744	530	214	40%
Bartow Animal Clinic	950	1,027	(77)	-7%
Dietz Family Pet Hospital	596	853	(258)	-30%
Aberdeen Veterinary Clinic	485	573	(88)	-15%
All Breed Pet Care Veterinary Clinic	811	1,287	(476)	-37%
Pony Express Veterinary Hospital	1,436	1,815	(379)	-21%
Williamsburg Animal Clinic	691	744	(53)	-7%
Old 41 Animal Hospital	449	648	(199)	-31%
Valley Veterinary Services Animal Hospital	1,386	1,219	167	100%
Total Daily Product Revenue	$12.032	$14,180	$(2,149)

1.	The veterinary practice was sold effective September 20, 2024.

Revenue in General: The Company believes the breakdown of gross revenue into service revenue and product revenue categories produces meaningful measures to Company management and the Company’s investors in light of the Company’s objective to protect the service channel and derive the majority of its revenue from services and expertise which are not capable of disruption from other channels. To achieve this objective, the Company seeks to match the industry target metric of 70% to 80% of gross revenue being derived from services: examination fees, diagnostics fees, laboratory work, surgery and other veterinary services. The Company believes these service revenue sources require veterinary professionals to preside over care delivery and, unlike some veterinary care products, cannot be replaced or sold by other non-veterinary hospital channels such as retail (including over-the-counter and online). Accordingly, the Company views products such as parasite controls, veterinary nutrition products and additives as important, but the Company does not rely on product revenue to account for more than 20% to 30% of gross revenue. Medications and therapeutics which only a licensed veterinary doctor or licensed technician can administer, while still making up part of the 20% to 30% of gross revenue, are less easily diverted to non-veterinary hospital channels as they require licensed professionals to prescribe or utilize them.

The Company uses these percentages in concert with metrics such as Revenue Per Patient Per day (“RPP”) and Average Patient Charge (“APC”) to analyze the comprehensive nature of diagnostics and services provided by each veterinary hospital. Sometimes referred to “quality medicine” metrics within the veterinary service industry, the Company uses RPP and APC to determine how a doctor’s time is being utilized (inclusive of all diagnostics and therapies). RPP and APC metrics are consolidated into the presentation of average daily service revenue and average daily product revenue. The Company believes these analyses helps the Company ensure that its caseload is revenue positive to avoid clinicians spending time on patient work which underutilizes their time and erodes labor profitability. The Company also believes these metrics are useful to investors and potential investors to compare the Company’s service-to-product revenue mix against generally accepted industry targets and specific veterinary care service provider competitors.

The services revenue and product revenue metrics are measured in dollars as calculated by the practice management software we provide to each of our clinics to track medical notes, treatment plans, services and products prescribed and provided, as well as to manage invoicing related to all of the above. Reports are generated which allow Company management to view each of these as line-items as well as measure the ratio of service revenue versus product revenue within our revenue mix.

The Company believes the ratio metric is useful for the management and its investors for several reasons:

●	The Company and its medical leadership teach and enable its medical staff to provide comprehensive medical care which is appropriate for each animal patient. For example, charges to a client which skew too heavily toward products and do not include necessary services may be an indicator that medical cases are not being fully diagnosed using an appropriate standard of available and appropriate diagnostics and care. This broad analysis can indicate more questions should be asked about how cases are managed by certain providers, particularly if patterns emerge;

●	Comprehensive care for pets means physical exams, dental care, blood work and many other service related line-items. An overreliance on product revenue alone (which products may be available over-the-counter outside of the veterinary channel) leaves veterinary clinics susceptible to sales transfer to other channels. In addition, appropriate veterinary care (as defined by market practice and some state licensing boards) does not include prescribing products without the delivery of diagnostic and care services.

●	Advancements in veterinary care within the last decade such as anesthetic protocols, pain management, fear free medicine and other services have shown great efficacy for the betterment of patients and their recovery from illness or surgeries. The absence of certain services and procedures within, for instance, a surgery package for a patient, would indicate an opportunity to improve outcomes for a patient and extend life expectancy. These are positive outcomes for clients and, therefore, of interest and value to the Company and our investors.

Service Revenues: The Company recognizes service revenue from health exams, pet grooming, veterinary care, and certain other services performed at our animal hospitals or clinics and is recognized once the service is completed, as this is when the customer has the ability to direct the use of and obtain the benefits of the services. Payment terms are at the point of sale but may also occur upon completion of the service. Service revenue increased $ 308,592 or 3%, to $12,188,526 for the year ended December 31, 2024 as compared to $11,879,934 for the year ended December 31, 2023. The increase was driven primarily by the acquisition of animal hospital in Q4 2023 and an increase in the price of our services slightly offset by the sale of the KVC practice in the third quarter of 2024.

Product Revenues: Product revenue is recognized when control passes, which occurs at a point in time when the customer completes a transaction at our animal hospitals or clinics and receives the product. Product revenue decreased $391,876, or 8%, to $4,403,583 for the year ended December 31, 2024 as compared to $4,795,459 for the year ended December 31, 2023. The overall decrease was a result of customers purchasing less products per visit and by the sale of the KVC practice in the third quarter of 2024.

Cost of revenue

	For the Year Ended		December 31, 2024 vs. 2023
	December 31, 2024	December 31, 2023	Variance in Dollars	Variance in Percent
Cost of services revenue	$9,736,282	$9,700,963	$35,319	0%
Cost of product revenue	3,563,279	3,420,515	142,764	4%
Total cost of revenues (exclusive of depreciation and amortization, shown separately below)	$13,299,561	$13,121,478	$178,083	1%

Cost of service revenue (exclusive of depreciation and amortization): Cost of service revenue consists of cost directly related to the animal services provided at the Company’s veterinary clinics and animal hospitals, which primarily includes personnel-related compensation costs of the employees at the Company’s veterinary clinics or animal hospitals, laboratory costs, pet supply costs, third-party veterinarian contractors, office rent, utilities, supplies, and other cost arising as a result of the services being performed, excluding depreciation and amortization. Cost of service revenue increased $35,319, or 0%, to $9,736,282 for the year ended December 31, 2024 as compared to $9,700,963 for the year ended December 31, 2023. The increase in cost of service revenue sold excluding depreciation and amortization was driven primarily by the acquisition of Valley Veterinary animal hospital and increase to service costs slightly offset by the sale of the KVC practice in the third quarter of 2024.

Cost of product revenue (exclusive of depreciation and amortization): Cost of product revenue consists of cost directly related to the product sales at the Company’s veterinary clinics and animal hospitals, which primarily includes personnel-related compensation costs of the employees at the Company’s veterinary clinics or animal hospitals, purchase price of the medication we dispense, and purchase price of product sold, excluding depreciation and amortization. Cost of product revenue increased $142,764, or 4%, to $3,563,279 for the year ended December 31, 2024 as compared to $3,420,515 for the year ended December 31, 2023. The increase in cost of product revenue was driven primarily by the acquisition of Valley Veterinary animal hospital, an increase to payroll costs and increase in product cost slightly offset by the sale of the KVC practice in the third quarter of 2024.

General and Administrative Expense: General and administrative expenses include personnel-related compensation costs for corporate employees, such as management, accounting, legal, acquisition related and non-recurring expenses, insurance and other expenses used to operate the business. General and administrative expenses increased $1,945,065, or 21% to $11,421,352 for the year ended December 31, 2024 as compared to $9,476,287 for the year ended December 31, 2023. The increase was primarily due to the expenses generated by the Valley Veterinary practice acquisition, the IR agency contracts, marketing agreements and consulting contracts the Company entered into during the first quarter of 2024 following the February 2024 public offering and in the third quarter following the July 2024 public offering.

Depreciation and Amortization Expense: Depreciation and amortization expenses mainly relate to the assets used in generating revenue. Depreciation and amortization increased $56,060, or 4%, to $1,308,619 for the year ended December 31, 2024 as compared to $1,252,539 for the year ended December 31, 2023. The increase was primarily due to the acquisition of depreciable or amortizable assets as part of the Valley Veterinary acquisition.

Other Expenses: Other expenses are composed primarily of interest expenses and small denomination bank fee charges. Other expenses decreased $2,380,752, or 31%, to $5,237,223 for the year ended December 31, 2024 as compared to $7,617,975 for the year ended December 31, 2023. The decrease was primarily due to the decrease in the beneficial conversion offset by the financing arrangements to fund working capital at a very high effective interest rate as compared to the Company’s term loans.

Net Loss: Net Loss decreased $528,625, or 5%, to $14,264,261 for the year ended December 31, 2024 as compared to $14,792,886 for the year ended December 31, 2023. The decrease in net loss is primarily due to the gain on sale of KVC practice during the year and omission of any beneficial conversion feature during the year ended December 31, 2024.

Liquidity and Capital Resources

Since inception, we have financed our operations from a combination of:

●	issuance and sale of senior convertible notes;

●	issuance of convertible debentures;

●	borrowings under other debt consisting of: (i) a principal lending relationship with Farmers National Bank of Danville; (ii)a principal lending relationship with First Southern National Bank; (iii) short term financing arrangements under merchant cash advance agreement;

●	common stock purchase agreement with Tumim Stone Capital LLC,

●	proceeds from issuance of equity; and

●	cash generated from operations.

The Company has experienced operating losses since its inception and had a total accumulated deficit of $36,350,281 as of December 31, 2024. The Company expects to incur additional costs and require additional capital as the Company continues to acquire additional veterinary hospitals, clinics and practices. For the year ended December 31, 2024, the Company’s cash used in operations was $10,005,866.

The Company’s primary short-term cash requirements are to fund working capital, lease obligations and short-term debt, including current maturities of long-term debt. Working capital requirements can vary significantly from period to period, particularly as a result of additional business acquisitions. The Company’s medium-term to long-term cash requirements are to service and repay debt, to expand through acquisitions, and to invest in facilities and equipment for growth initiatives.

The Company’s ability to fund its cash needs will depend, in part, on its ability to generate cash in the future, which depends on future financial results. The Company’s future results are subject to general economic, financial, competitive, legislative and regulatory factors that may be outside of our control. The Company’s future access to, and the availability of credit on acceptable terms and conditions, is impacted by many factors, including capital market liquidity and overall economic conditions.

These financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred recurring losses and as of December 31, 2024, had an accumulated deficit of $36,350,281. For the year ended December 31, 2024, the Company sustained a net loss of $14,264,261. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern for the next twelve months from the date these financial statements were issued. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that may be necessary should the Company be unable to continue as a going concern. The Company’s continuation as a going concern is contingent upon its ability to obtain additional financing and to generate revenue and cash flow to meet its obligations on a timely basis. The Company will continue to seek to raise additional funding through debt or equity financing during the next twelve months. Management believes that actions presently being taken to obtain additional funding provide the opportunity for the Company to continue as a going concern. There is no guarantee the Company will be successful in achieving these objectives.

We cannot be sure that future funding will be available to us on acceptable terms, or at all. Due to often volatile nature of the financial markets, equity and debt financing may be difficult to obtain.

We may seek to raise any necessary additional capital through a combination of private or public equity offerings, debt financings, collaborations, strategic alliances, licensing arrangements and other marketing and distribution arrangements. To the extent that we raise additional capital through marketing and distribution arrangements or other collaborations, strategic alliances or licensing arrangements with third parties, we may have to relinquish valuable rights or future revenue streams on terms that may not be favorable to us. If we raise additional capital through private or public equity offerings, the ownership interest of our existing stockholders will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect our stockholders’ rights. If we raise additional capital through debt financing, we may be subject to covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends.

As of the date of this filing, the Company was in compliance with all covenants and restrictions associated with our debt agreements. The Company is not aware of any instances of breaches or non-compliance with its covenants and commitments under its debt agreements.

Master Lending and Credit Facility

On June 25, 2021, the Company entered into a master line of credit loan agreement (“MLOCA”) with Wealth South a division of Farmers National Bank of Danville, Kentucky (“FNBD”). The MLOCA provides for a $2,000,000 revolving secured credit facility (“Revolving Line”) to be drawn for the initial purchase of veterinary clinical practices (“Practices”) and a $8,000,000 closed end line of credit (“Closed End Line”) to be disbursed as individual loans (Term Loans) to paydown draws on the Revolving Line and to provide longer term financing of the purchase of Practices. Each draw on the Revolving Line shall be repaid with a Term Loan out of the Closed End Line within one hundred and twenty (120) days of the draw on the Revolving Line. Each draw on the Revolving Line and the Closed End Line shall not exceed eighty-five (85%) percent of the purchase price of the Practice. The Company shall contribute and maintain equity of a minimum of fifteen (15%) percent of the initial purchase price of a Practice as long as any draw on the Revolving Line or a Term Loan remains unpaid with FNBD. The Revolving Line has an interest rate equal to the New York Prime Rate plus 0.50% that shall never be less than 3.57%. Each Term Loan issued under the Closed End Line shall have a fixed interest rate of 3.98% for the first five years of the loan. Immediately following the fixed rate period, the rate of interest rate will equal to the New York Prime Rate plus 0.65% that shall never be less than 3.57%. Each Practice to be acquired must have a minimum projected debt-service coverage ratio (“DSCR”) of 1.0x, defined as earnings before interest depreciation and amortization (“EBIDA”)/Annual Debt Service Requirement.

Under the MLOCA the Term Loans to acquire a Practice shall not exceed 10 years. The first twelve months of the Term Loan may be interest only. Thereafter, the Loan will convert to an amortizing loan with monthly principal and interest payments. For Practice only Term Loans (“Practice Term Loans”), after the initial twelve-month interest only period, the balance will amortize over 9 years. For Loans made to purchase real property (“RE Term Loans”), after the initial twelve-month interest only period, the balance will amortize over a 19-year period.

There is no prepayment penalty on payments on the Revolving Line. The Term Loans are subject to a refinance fee of 2% of the then outstanding principal balance of the Term Loan if paid within two years of entering into the Term Loan and 1% of the then outstanding principal balance of the Term Loan if paid within three to five years of entering into the Term Loan. The refinance fee is due only if the Term Loan is paid off by refinancing. Borrowing under the MLOCA are guaranteed by Kimball Carr, CEO & President of the Company.

On August 18, 2022 the MLOCA was amended and restated to terminate the revolving feature on the Revolving Line and convert the line of credit to a closed end draw note (“Closed End Draw Note”) that mature on August 18, 2024. Each draw on the Closed End Draw Note shall not exceed eighty-five (85%) percent of the purchase price of the Practice. The Company shall contribute and maintain equity of a minimum of fifteen (15%) percent of the initial purchase price of a Practice as long as any draw on the Closed End Draw Note or a Term Loan remains unpaid with FNBD. The interest rate charge on all sums advance under the amended and restated MLOCA shall be 5.25% for the first five years of the loan. Immediately following the fixed rate period, the rate of interest will be equal to the New York Prime Rate plus 0.65% that shall never be less than 4.75%. Each Practice to be acquired must have a minimum projected DSCR of 1.0x, defined as EBIDA/Annual Debt Service Requirement.

Notes payable to FNBD as of December 31, 2024 and 2023 consisted of the following:

Original					December 31,	December 31,	Issuance
Principal	Acquisition	Entered	Maturity	Interest	2024	2023	Cost
$237,272	CAH	12/27/2021	12/27/2041	3.98%	$219,975	$228,785	$6,108
231,987	CAH	12/27/2021	12/27/2031	3.98%	187,461	210,161	6,108
216,750	P&F	12/27/2021	12/27/2041	3.98%	200,949	208,997	5,370
318,750	P&F	12/27/2021	12/27/2031	3.98%	257,571	288,761	5,370
817,135	Pasco	1/14/2022	1/14/2032	3.98%	667,050	746,733	3,085
478,098	Lytle	3/15/2022	3/15/2032	3.98%	398,275	444,593	1,898
663,000	Lytle	3/15/2022	3/15/2042	3.98%	621,020	645,392	11,875
425,000	Kern	3/22/2022	3/22/2042	3.98%	398,089	413,713	7,855
1,275,000	Kern	3/22/2022	3/22/2032	3.98%	1,062,126	1,185,648	4,688
246,500	Bartow	5/18/2022	5/18/2042	3.98%	232,428	241,429	5,072
722,500	Bartow	5/18/2022	5/18/2032	3.98%	613,737	683,262	2,754
382,500	Dietz	6/15/2022	6/15/2032	3.98%	328,026	364,708	1,564
445,981	Aberdeen	7/19/2022	7/29/2032	3.98%	386,120	428,747	1,786
1,020,000	All Breed	8/12/2022	8/12/2042	3.98%	971,173	1,008,039	8,702
519,527	All Breed	8/12/2022	8/12/2032	3.98%	453,984	503,471	3,159
225,923	All Breed	8/12/2022	8/12/2032	5.25%	198,905	219,347	3,159
637,500	Williamsburg	12/8/2022	12/8/2032	5.25%	580,834	637,500	2,556
850,000	Valley Vet	11/8/2023	11/8/2033	5.25%	843,796	850,000	3,315
$9,713,423					$8,621,519	$9,309,286	$84,424

The Company amortized $6,206 and $7,152 of issuance cost in the aggregate during the year ending December 31, 2024 and 2023, respectively, for the FNBD notes payable.

FSB Commercial Loans

The Company entered into three separate commercial loans with First Southern National Bank (“FSB”) as part of the acquisition. The first commercial loan in the amount of $1,105,000 has a fixed interest rate of 4.35% and a maturity date of January 25, 2024. The fixed rate loan has monthly payments of $6,903 and a full payoff of the remaining principal balance at maturity. The commercial loan had issuance costs of $13,264 that was capitalized and is being amortized straight line over the life of the loan. The Company entered into a Forbearance Agreement that extended the maturity date to August 31, 2024 and required the lender to make monthly payments of $9,016 and increased the interest rate to 8.15% per annum. On September 20, 2024, this loan was assumed by Kauai RE Holdings LLC in the sale of Kauai Veterinary Clinic (“KVC”).

The second commercial loan with FSB entered into on January 11, 2021 in the amount of $1,278,400 has a fixed interest rate of 4.35% and a maturity date of January 25, 2024. The fixed rate loan has monthly payments of $13,157 and a full payoff of the remaining principal balance at maturity. The commercial loan had issuance costs of $10,085 that was capitalized and is being amortized straight line over the life of the loan. The Company entered into a Forbearance Agreement that extended the maturity date to August 31, 2024 and required the lender to make monthly payments of $14,898 and increased the interest rate to 8.15% per annum. On September 20, 2024, this loan was assumed by Kauai RE Holdings LLC in the sale of Kauai Veterinary Clinic (“KVC”).

The third commercial loan with FSB entered into on January 11, 2021 in the amount of $450,000 has a fixed interest rate of 5.05% and a maturity date of September 11, 2021. The commercial loan was modified on August 25, 2021 to extend the maturity date to February 25, 2023 and increase the principal amount to $469,914. The fixed rate loan has monthly payments of $27,164 and was fully paid off on the maturity date. The commercial loan had issuance costs of $753 that was capitalized and is being amortized straight line over the life of the loan. This loan was paid in full in February 2023.

On October 31, 2022 the company entered into three separate commercial loans with FSB as part of the Pony Express Practice acquisition. The first loan with FSB that was entered into on October 31, 2022, was in the amount of $2,086,921. The loan has a fixed interest rate of 5.97% and a maturity date of October 31, 2025. The fixed rate loan has monthly payments of $23,138 except for a final monthly payment of $1,608,530. The commercial loan had issuance costs of $25,575 that was capitalized and is being amortized straight line over the life of the loan.

The second loan with FSB that was entered into on October 31, 2022, was in the amount of $400,000. The loan has a fixed interest rate of 5.97% and a maturity date of October 31, 2042. The fixed rate loan has monthly payments of $2,859. The commercial loan had issuance costs of $3,277 that was capitalized and is being amortized straight line over the life of the loan.

The third loan with FSB that was entered into on October 31, 2022, was in the amount of $700,000. The loan has a fixed interest rate of 6.75% and a maturity date of October 31, 2025. The fixed rate loan has monthly payments of $6,903 except for a final monthly payment of $423,278. The commercial loan did not have any issuance costs that were capitalized.

On December 16, 2022, the company entered into two separate commercial loans with FSB as part of the Old 41 Practice acquisition. The first loan with FSB that was entered into on December 16, 2022, was in the amount of $568,000. The loan has a fixed interest rate of 6.50% and a maturity date of December 16, 2025. The fixed rate loan has monthly payments of $4,772 and a full payoff of the remaining principal balance at maturity. The loan had issuance costs of $4,531 that was capitalized and is being amortized straight line over the life of the loan.

The second loan with FSB that was entered into December 16, 2022, was in the amount of $640,000. The loan has a fixed interest rate of 6.50% and a maturity date of December 16, 2025. The fixed rate loan has twelve monthly payments of approximately $2,830, followed by monthly payments of $7,443. and the interest rate is 6.50%. The loan had issuance costs of $5,077 that was capitalized and is being amortized straight line over the life of the loan.

On November 8, 2023, the Company entered into a commercial loan with FSB as part of the Valley Vet practice acquisition. The loan with FSB was entered into on November 8, 2022 for $375,000. The loan has a fixed interest rate of 8.5%. The loan had issuance costs of $5,077 that was capitalized and is being amortized straight line over the life of the loan.

The FSB commercial loans are guaranteed by Kimball Carr, Chief Executive Officer and President and Charles Stith Keiser, our director and former Chief Operating Officer.

Notes payable to FSB as of December 31, 2024 and 2023 consisted of the following:

Original					December 31,	December 31,	Issuance
Principal	Acquisition	Entered	Maturity	Interest	2024	2023	Cost
$1,105,000	KVC	1/25/2021	2/25/2041	4.35%	$—	$997,010	$13,264
1,278,400	KVC	1/25/2021	1/25/2031	4.35%	—	960,849	10,085
469,914	KVC	1/25/2021	2/25/2023	5.05%	—	—	753
2,086,921	Pony Express	10/31/2022	10/31/2025	5.97%	1,733,807	1,902,452	25,575
400,000	Pony Express	10/31/2022	10/31/2042	5.97%	375,943	387,433	3,277
700,000	Pony Express	10/31/2022	8/16/2023	7.17%	—	—	—
568,000	Old 41	12/16/2022	12/16/2025	6.50%	470,227	520,697	4,531
640,000	Old 41	12/16/2022	12/16/2025	6.50%	406,641	623,861	5,077
375,000	Valley Vet	11/8/2023	11/8/2024	8.50%	375,000	375,000	6,877
$7,623,235					$3,361,618	$5,767,302	$69,439

The Company amortized $19,053 and $14,611 of issuance cost in the aggregate during the year ended December 31, 2024 and 2023, respectively, for the FSB notes payable.

Notes payable as of December 31, 2024 and 2023 consisted of the following:

	December 31,	December 31,
	2024	2023
FNBD Notes Payable	$8,621,519	$9,309,286
FSB Notes Payable	3,361,618	5,767,302
Total notes payable	11,983,137	15,076,588
Unamortized debt issuance costs	(81,909)	(124,170)
Notes payable, net of issuance cost	11,901,228	14,952,418
Less current portion	(3,410,465)	(1,469,043)
Long-term portion	$8,490,763	$13,483,375

Notes payable repayment requirements as of December 31, 2024, in the succeeding years are summarized as follows:

2025	$3,416,965
2026	1,203,521
2027	872,072
2028	909,759
2029	950,587
Thereafter	$4,630,233

Bridge Notes

In December 2021, the Company entered into two bridge loans in the aggregate of $2,500,000 with Target Capital 1, LLC and Dragon Dynamic Catalytic Bridge SAC Fund as short term secured convertible notes (“Bridge Note”). The Bridge Note was convertible into the Company’s common stock, at the time of a successful initial public offering (“IPO”) at the noteholder’s option, at a 35% discount to the IPO price. The Bridge Note had a face value of $2,500,000 with an original issue discount (“OID”) of 12% and had a maturity date of January 24, 2023. The OID of $300,000 was amortized over the life of the loan. If the Company had not issued the Company’s common stock in an initial public offering pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission (“SEC”) and the listing of the common stock on a “national securities exchange” as defined in Section 6 of the Securities Exchange Act of 1934, as amended (“Qualified financing”) by January 24, 2023 the conversion price will be set at a 40% discount to the IPO price. The Bridge Note was funded in two installments of net proceeds of $1,100,000 in December 2021 and the second installment January 2022. The Bridge Loan had issuance costs of $70,500 for the first installment and $54,000 for the second installment that is amortized straight line over the life of the loan. The Company amortized $0 of issuance cost for the year ended December 31, 2024 and 2023.

In conjunction with the Bridge Note the Company issued warrants on January 24, 2022 to Target Capital 1, LLC and Dragon Dynamic Catalytic Bridge SAC Fund (collectively the “Bridge Lenders”). The warrants entitled the Bridge Lenders to purchase the Company’s Class A common stock, at a purchase price equal to the per share price in an IPO. The quantity of the Company’s common stock of subject to purchase upon exercise of the warrants is equal to 50% of the face value of the Bridge Note, divided by the per-share price in the Qualified Financing, unless a Qualified Financing had not been completed by January 24, 2023 in which case the quantity of Class A common stock subject to purchase upon exercise of the warrants will be an amount equal to 75% of the face value of the Bridge Note divided by the per-share price in the Qualified Financing. If a Qualified Financing has not consummated or the Bridge Note had not been repaid in full on or before January 24, 2027, then the quantity of common stock subject to purchase upon exercise of the warrants will be an amount equal to 100% of the face value divided by the per-share price equal to the fair market value of one share of Class A common stock as mutually agreed by the Holder and the Company. The warrants were exercisable through the fifth anniversary of the issuance date. The warrants could be redeemed at the option of the Company at any time following a Qualified Financing if the Company’s common stock trade on a national securities exchange at a price equal to the purchase price of the Company’s common stock in the Qualified Financing multiplied by 2 for a period of ten consecutive trading days.

On November 18, 2022, the Company entered into an Original Issue Discount Secured Convertible Note loan (“bridge loan”) with Target Capital 1, LLC for $1,136,364. The note is issued at an original issue discount of 12% with an maturity date on the earlier of March 31, 2023 (“Initial Maturity Date”) or the Company’s sale of its Common Stock in an initial public offering pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission and the listing of the Common Stock on a “national securities exchange” as defined in Section 6 of the Securities Exchange Act of 1934, as amended (“Qualified Financing” or the “Maturity Date”). The note bears an interest rate of 12% per annum by means of the original issue discount. Upon the occurrence of an Automatic Extension, this note shall commence to accrue interest at an interest rate of 12% percent per annum on the date of the commencement of the Automatic Extension until the note is converted or is paid in full. The Company may pay the full principal amount of this note, and all accrued but unpaid interest at any time prior to the Maturity Date without the prior written consent of the Holder in the principal amount of $1,136,364, plus all accrued but unpaid interest, multiplied by 120%. In addition, and to the extent the Company is required to pay this note in cash at the on or after the Initial Maturity Date due to, upon the closing date of a Qualified Financing, the Company shall pay to the Holder $1,136,364, plus all accrued unpaid interest, multiplied by 120%. Upon the occurrence and during the continuation of an Event of Default, until the Event of Default is cured, or the Note is repaid in full, Company will pay 20% of its total gross revenues (including that of all its subsidiaries) monthly, which shall be applied to payment of principal and interest under this this note. The conversion price (the “Conversion Price”) shall be equal to the price paid by the public in the Company’s Qualified Financing multiplied by 0.65 (or 0.60, from and after any Automatic Extension).

In conjunction with the Original Issue Discount Secured Convertible Note with Target Capital 1, LLC the company issued the holder 412 shares of Class A Common Stock and equity classified warrants that entitle the holder to purchase the Company’s common stock at a purchase price equal to the per share price in an IPO. The quantity of the Company’s common stock of subject to purchase upon exercise of the warrants is equal to 75% of the face value of the Bridge Note, divided by the per-share price in the Qualified Financing.

On November 18, 2022, the Company entered into an Original Issue Discount Secured Convertible Note with 622 Capital LLC for $568,182. The note is issued at an original issue discount of 12% with an maturity date on the earlier of January 24, 2023 (“Initial Maturity Date”) or the Company’s sale of its Common Stock in an initial public offering pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission and the listing of the Common Stock on a “national securities exchange” as defined in Section 6 of the Securities Exchange Act of 1934, as amended (“Qualified Financing” or the “Maturity Date”). If the Company has filed its Form S-1 Registration Statement with the SEC on or prior to the Initial Maturity Date but the Qualified Financing has not closed by such date (“Automatic Extension”) then all principal and accrued interest under this Note shall become due and payable in cash on July 24, 2023 (the “Final Maturity Date”) or such earlier date as this Note is required be repaid. The note bears an interest rate of 12% per annum by means of the original issue discount. Upon the occurrence of an Automatic Extension, this note shall commence to accrue interest at an interest rate of 12% percent per annum on the date of the commencement of the Automatic Extension until the note is converted or is paid in full. The Company may pay the full principal amount of this note and all accrued but unpaid interest at any time prior to the Maturity Date without the prior written consent of the Holder in the principal amount of $568,182, plus all accrued but unpaid interest, multiplied by 120%. In addition, and to the extent the Company is required to pay this note in cash at the on or after the Initial Maturity Date due to, upon the closing date of Qualified Financing, the Company shall pay to the Holder $568,182, plus all accrued unpaid interest, multiplied by 120%. Upon the occurrence and during the continuation of an Event of Default, until the Event of Default is cured or the Note is repaid in full, Company will pay 20% of its total gross revenues (including that of all its subsidiaries) monthly, which shall be applied to payment of principal and interest under this this note. The conversion price (the “Conversion Price”) shall be equal to the price paid by the public in the Company’s Qualified Financing multiplied by 0.65 (or 0.60, from and after any Automatic Extension).

In conjunction with the Original Issue Discount Secured Convertible Note with 662 Capital LLC the company issued the holder equity classified warrants that entitle the holder to purchase the Company’s common stock at a purchase price equal to the per share price in an IPO. The quantity of the Company’s common stock of subject to purchase upon exercise of the warrants is equal to 50% of the face value of the Bridge Note, divided by the per-share price in the Qualified Financing, unless a Qualified Financing has not been completed by March 31, 2023 in which case the quantity of Class A common stock subject to purchase upon exercise of the warrants will be an amount equal to 75% of the face value of the Bridge Note divided by the per-share price in the Qualified Financing.

The warrants were deemed legally detachable from the Bridge Note and were fair valued using the Black Scholes Method to determine the relative fair values of the Bridge Note and the detachable warrants. The significant inputs for the Black Scholes calculation included the exercise price and common share price of $0.44, volatility rate of 27% and risk-free rate of 1.53% with a 5-year term. The proceeds received for the Bridge Note were allocated to the detached warrants based on the relative fair values. Pursuant to ASC 470 the relative fair value of the warrants attributable to a discount on debt is $429,284; this is amortized to interest expense on a straight-line basis over the term of the loan.

A roll forward of the bridge note for the year ended December 31, 2023, is below:

Bridge notes, December 31, 2021	1,031,917
Issued for cash	2,600,000
Amortization of original issue discount	386,245
Warrant discount	(429,284)
Amortization of warrant discount	303,309
Debt issuance costs	(164,000)
Amortization of debt issuance costs	170,969
Bridge notes, December 31, 2022	3,899,156
Amortization of original issue discount	116,656
Amortization of warrant discount	125,975
Amortization of debt issuance costs	62,758
Extinguishment of bridge notes in exchange for Series A preferred stock upon IPO on August 31, 2023	(4,204,545)
Bridge notes, December 31, 2023	$—

On June 30, 2023, the Company entered into exchange agreements (the “Exchange Agreements”) with each of the Company’s Bridge Note lenders, pursuant to which the lenders exchanged their existing Bridge Notes for 299 shares, 3,528 shares, and 598 shares, respectively, of Convertible Series A preferred stock (4,425 shares of Convertible Series A Preferred stock in total) (the “Exchange”). The Exchange Agreements will be deemed rescinded and the former Bridge Notes will be deemed reinstated if the Company doesn’t complete an initial public offering by September 1, 2023. Upon the IPO completing on August 31, 2023, the Company recognized the extinguishment of the Bridge Notes pursuant to ASC 470 and recognized a debt extinguishment loss of $16,105. The Company recognized a beneficial conversion feature of $2,567,866 for the issuance of the Series A preferred stock on the date of the IPO due to the $4 (Pre-Reverse Split) offering price related to the IPO being known as of that date.

Convertible Debenture

Between March 18 and December 28, 2021, the Company issued $2,102,500 in aggregate principal amount of 6.00% subordinated convertible promissory note (“Convertible Debenture”). During the year ending December 31, 2022 the Company issued $1,612,000 in aggregated principal amount of the 6.00% Convertible Debenture. In March 2023 the Company issued an additional $650,000 in aggregate principal amount of 6.00% Convertible Debenture notes to five (5) separate holders. The Convertible Debenture is convertible into the Company’s Class A Common Stock upon the Company’s offering for sale its shares in a public offering (“IPO”). At the holder’s election, the accrued interest and principal may be paid in cash or Class A Common Stock (such number of shares reflecting a twenty-five percent (25%) discount of the opening price per share of Class A Common Stock). The Convertible Debenture mature 5 years from the date of issuance to each holder. Prior to the maturity date, the holder is entitled to convert the Convertible Note into Class A Common Stock upon the Company’s IPO. Upon an IPO the accrued and unpaid interest is due and payable in cash on the first business day of the following month of March for any balance not elected to be converted into the Class A Common Stock. The Convertible Debenture principal balance was $100,000 and $3,714,500 as of December 31, 2023 and 2022. The Convertible Debenture incurred issuance cost of $40,000 that is amortized straight line over the life of the Convertible Debenture. The Company amortized $0 and $7,996 for the years ended December 31, 2024 and 2023.

Upon the Company’s IPO closing on August 31, 2023, the majority of Convertible Debenture holders elected convert an aggregate of $4,014,500 of principal and $399,818 of accrued interest into 598 shares of Class A common stock at a conversion price of $3.00 per share. The Company recorded a beneficial conversion feature as of the date of the conversion of $1,569,395 based on the PO price of $10,000 per share minus the principal and accrued interest of the Convertible Debenture balance converted into common stock. Four holders of the Convertible Debenture with an aggregate principal balance of $250,000 elected to be paid back in cash and one investor with a principal balance of $100,000 elected to be paid on February 28, 2024 including accrued interest through the date of payment at 6%.

Loan Payable

On May 30, 2023, the Company entered into a Merchant Cash Advance Agreement for gross proceeds of $1,050,000 with an unrelated third-party financial institution. Under the terms of the agreement, the Company must pay $57,346 each week for 26 weeks with the first payment being due June 6, 2023. The financing arrangement has an effective interest rate of 49%. The financing arrangement includes an original issuance discount (“OID”) of $441,000 and issuance costs of $50,000. The OID and issuance cost associated with the financing arrangement are presented in the balance sheets as a direct deduction from the carrying amount of the financing arrangement and is amortized using the effective interest method.

On August 10, 2023, the Company amended the financing arrangement to borrow an additional $507,460 resulting in the weekly repayments increasing to $76,071 to be paid over 28 weeks. This amendment decreased the effective interest rate to 41%. The refinancing resulted in a loss on debt modification of $441,618.

On November 28, 2023, the Company amended the financing arrangement to borrow an additional $531,071 resulting in the weekly payments to decrease to $56,800 to be paid over 40 weeks. This amendment increased the effective rate to 49%. The refinancing resulted in a loss on debt modification of $485,436.

On January 18, 2024, the Company amended the financing arrangement to borrow an additional $549,185 resulting in the weekly payments to increase to $86,214 to be paid over 43 weeks. This amendment increased the effective interest rate to 52%. The refinancing resulted in a loss on debt modification of $728,278.

On May 7, 2024, the Company amended the financing arrangement to borrow an additional $518,750 resulting in the weekly payments to increase to $90,229 to be paid over 48 weeks. This amendment decreased the effective interest rate to 49%. The refinancing resulted in a loss on debt modification of $859,584.

On December 24, 2024, the Company amended the financing arrangement to borrow an additional $513,650 resulting in the weekly payments to increase to $71,995 to be paid over 41 weeks. This amendment decreased the effective interest rate to 43%. The refinancing resulted in a loss on debt modification of $546,356.

On April 4, 2024, the Company entered into a new financing agreement for gross proceeds of $420,000 with a different unrelated third-party financial institution. Under the terms of the agreement, the Company must pay $21,600 each week for 28 weeks with the first payment being due April 8, 2024. The financing arrangement has an effective interest rate of 51%. The financing arrangement includes an original issuance discount (“OID”) of $184,800 and issuance costs of $20,000. The OID and issuance cost associated with the financing arrangement are presented in the balance sheets as a direct deduction from the carrying amount of the financing arrangement and is amortized using the effective interest method.

During the year ended December 31, 2024, the Company amortized $1,624,333 OID and issuance cost included in interest expense on the statement of operations. During the year ended December 31, 2024, the Company made $4,509,147 in payments on the loan payable. The outstanding balance of the loan payable as of December 31, 2024, is $2,340,020. The financing arrangement is secured by an interest in virtually all assets of the Company with a first security interest in accounts receivable. The financing arrangement is guaranteed by the Company’s CEO.

During the year ended December 31, 2023, the Company amortized $671,719 of OID and issuance cost included in interest expense on the statement of operations. During the year ended December 31, 2023, the Company made $1,923,474 in payments on the loan payable. The outstanding balance of the loan payable as of December 31, 2023, is $2,063,058. The financing arrangement is secured by an interest in virtually all assets of the Company with a first security interest in accounts receivable. The financing arrangement is guaranteed by the Company’s CEO.

Convertible Notes Payable

On March 26, 2024, Inspire entered into a securities purchase agreement (the “Purchase Agreement”) with a certain investor. Pursuant to the Purchase Agreement, Inspire issued to investors Increasing OID Senior Note (“Convertible Note Payable”) for $500,000. The Convertible Note Payable has a maturity date of the earlier of December 26, 2024 or the consummation of a capital raise (the “Maturity Date”).

On June 11, 2024, Inspire entered into a securities purchase agreement (the “Purchase Agreement”) with two investors. Pursuant to the Purchase Agreement, Inspire issued to investors Increasing OID Senior Note (“Convertible Note Payable”) for $250,000 each. The Convertible Note Payable has a maturity date of the earlier of February 11, 2025 or the consummation of a capital raise (the “Maturity Date”).

The Convertible Notes Payable contain an original issue discount (“OID”) which shall be: (i) fifteen percent (15%) if the Convertible Notes Payable is satisfied and paid in full on or before the forty-fifth (45th) day after the Original Issue Date (as such term is defined in the Notes), (ii) twenty percent (20%) if the Convertible Notes Payable is satisfied and paid in full after such 45th day but on or before the ninetieth (90th) day after the Original Issue Date, and (iii) thirty percent (30%) after such 90th day. The Convertible Notes Payable can be prepaid at any time prior to the Maturity Date without any penalties.

The Convertible Notes Payable must be repaid in full from any future capital raises (debt, equity or any other form of capital raise) of Inspire. All of the funds raised must be used to repay the Convertible Notes Payable until the Convertible Notes Payable are repaid in full.

The Convertible Notes Payable are convertible into shares of common stock of Inspire, in full or in part, at any time after issuance at the discretion of the noteholder at a fixed conversion price of $0.75 per share (the “Fixed Conversion Price”).

If the Convertible Notes Payable is not repaid by the Maturity Date the default provisions are as follow: (i) The Face Value (as such term is defined in the Convertible Notes Payable) of the Convertible Notes Payable will increase by 20% (to a 50% OID -- $1,000,000 Face Value); (ii) the conversion price of the Convertible Notes Payable will become convertible at the lower of (a) the Fixed Conversion Price or (b) 20% discount to a 3-Day volume-weighted average price (the “Default Conversion Price”).

As of December 31, 2024 the balance of the convertible notes payable was $0. During the year ended December 31, 2024 the Company paid off $392,857 of the notes payable and accrued interest and converted $1,357,143 into 226,249 shares of class A common stock.

Operating leases

The future minimum lease payments required under leases as of December 31, 2024, were as follows:

Fiscal Year	Operating Leases
2025	$333,200
2026	312,299
2027	316,369
2028	323,311
2029	336,045
Thereafter	1,332,102
Undiscounted cash flows	2,953,326
Less: imputed interest	(825,858)
Lease liability	$2,127,468

Cash Flows for The Year Ended December 31, 2024 and 2023

The following table provides detailed information about our net cash flows for the periods indicated:

	Year Ended December 31,
	2024	2023
Net cash used in operating activities	$(10,005,866)	$(3,820,771)
Net cash used in investing activities	(237,983)	(1,869,530)
Net cash provided by financing activities	10,588,578	5,625,009
Net increase (decrease) in Cash, cash equivalents and restricted cash	$344,729	$(65,292)

Operating Activities

Our primary source of cash from operating activities is the revenue generated from our animal hospitals and clinics. Our primary uses of cash from operating activities are the funding of our payroll and veterinary animal hospital and clinic related cost as well as the costs of supplied used in providing veterinary services. For the year ended December 31, 2024 cash flow from operations included a $14.3 million net loss, an increase of $529 thousand compared to 2023, non-cash add-backs to net loss of $6.6 million, and a $2.4 million increase in cash flows from changes in operating assets and liabilities, driven primarily by decreased outstanding accounts payable and accrued expenses and an increase to prepaid expenses offset by an increase to loans payable. Such activity, along with the timing of cash payments, are the primary drivers of the year over year changes in net cash used in operating activities.

Investing Activities

Our uses of cash for investing activities are capital expenditures for purchases of property and equipment for our animal hospital and clinics.

Financing Activities

Our primary sources of cash from financing activities are the proceeds of issuance of class A common stock and warrants, proceeds of issuance of class A common stock and pre-funded warrants, repurchase and cancellation of the class B common stock, proceeds from loans payable, payments from loans payable, proceeds from issuance of convertible series A preferred stock, proceeds from convertible note payable, payments from convertible note payable, repayment of note payable, proceeds from exercise of warrants, and repayment of convertible debentures.

Quantitative and Qualitative Disclosures About Market Risk

We are exposed to market risks in the ordinary course of our business. Market risk represents the risk of loss that may impact our financial position due to adverse changes in financial market prices and rates. Our market risk exposure is primarily the result of fluctuations in interest rates, regulatory, and inflation.

Interest Rate Risk

Our credit facilities bear interest at a floating rate, generally equal to the New York Prime Rate plus an applicable margin. As a result, we are exposed to fluctuations in interest rates to the extent of our net borrowings under the Master Lending and Credit Facility, which were $11,983,137 as of December 31, 2024. The exposure to interest rate fluctuations for the Company is considered minimal. The Company’s term loans issued under the Master Lending and Credit Facility have a fixed interest rate for the initial five years followed by a variable interest rate. The Company has not used any financial instruments to hedge potential fluctuations in interest rates.

As interest rates rise, there is risk in the form of more expensive loans which would negatively impact the valuation and profitability of each hospital which is purchased.

Inflation Risk

We do not believe that inflation has had a material effect on our business, financial condition or results of operations. If our costs become subject to significant inflationary pressures, we may not be able to fully offset such higher costs through price increases. Our inability or failure to do so could harm our business, financial condition, and operating results.

Critical Accounting Policies and Significant Judgments and Estimates

A summary of our significant accounting policies is included in Note 2 of our audited consolidated financial statements included in this Form 10-K. The preparation of consolidated financial statements requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Our estimates and assumptions are based on historical experiences and changes in the business environment. However, actual results may differ from estimates under different conditions, sometimes materially. Critical accounting policies and estimates are defined as those that are both most important to the portrayal of our financial condition and results of operations and require management judgment. Our critical accounting policies and estimates are described below.

Acquisitions

The Company enters into acquisitions primarily with existing veterinary hospitals throughout the United States. When we acquire a business or assets that are determined to meet the definition of a business, we allocate the purchase consideration paid to acquire the business to the assets and liabilities acquired based on estimated fair values at the acquisition date, with the excess of purchase price over the estimated fair value of the net assets acquired recorded as goodwill. If during the measurement period (a period not to exceed 12 months from the acquisition date) we receive additional information that existed as of the acquisition date but at the time of the original allocation described above was unknown to us, we make the appropriate adjustments to the purchase price allocation in the reporting period that the amounts are determined.

Goodwill

Goodwill represents the excess of the cost of an acquired business over the amounts assigned to its net assets. Goodwill is not amortized but is tested for impairment at a reporting unit level on an annual basis or when an event occurs, or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount. Events or changes in circumstances that may trigger interim impairment reviews include significant changes in business climate, operating results, planned investments in the reporting unit, or an expectation that the carrying amount may not be recoverable, among other factors.

The Company may first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If, after assessing the totality of events and circumstances, the Company determines it is more likely than not that the fair value of the reporting unit is greater than it’s carrying amount, an impairment test is unnecessary. If an impairment test is necessary, the Company will estimate the fair value of its related reporting units. If the carrying value of a reporting unit exceeds its fair value, the goodwill of that reporting unit is determined to be impaired, and the Company will proceed with recording an impairment charge equal to the excess of the carrying value over the related fair value.

Intangible Assets

Intangible assets consist of client list, trademark and non-compete intangibles that result from the acquisition of veterinary hospitals or practices. Client list intangible represent the value of the long-term client relationship from the veterinary hospitals and practices. Trademark intangible assets represent the value associated with the brand names in place at the date of the acquisition. Non-compete intangible assets represent the value associated with non-compete agreements for former employees and owners in place at the date of the acquisition. The client lists and trademark are included in other intangibles, net reported in the balance sheet which are being amortized over a 5-year term based on the estimated economic useful life of the client list and trademark. The non-compete intangible asset included in other intangibles, net is amortized over a 2-year term based on the estimated useful life of the asset. The amortization of the intangible asset is computed using the straight-line method. The intangibles are evaluated for impairment on an annual basis or more frequently whenever events or circumstances occur indicating that the carrying amount may not be recoverable.

The Company uses the Multi-Period Excess Earnings Method (“MPEEM”), a form of the income approach to determine the fair market value of the client list (customer relationship) intangible assets acquired as part of the acquisitions of veterinary hospitals or practices. The principle behind the MPEEM is that the value of an intangible asset is equal to the present value of the incremental after-tax cash flows attributable only to the subject intangible asset after deducting contributory asset charges (“CAC”).

The principle behind a contributory asset charge is that an intangible asset “rents” or “leases” from a hypothetical third party all the assets it requires to produce the cash flows resulting from its development, that each project rents only those assets it needs (including elements of goodwill) and not the ones that it does not, and that each project pays the owner of the assets a fair return on (and of, when appropriate) the fair value of the rented assets. Thus, any net cash flows remaining after such charges are attributable to the subject intangible asset being valued. The incremental after–tax cash flows attributable to the subject intangible asset are then discounted to their present value. CACs generally reflect an estimate of the amount a typical market participant would have to pay to use these contributory assets to generate income with the intangible asset.

The most significant assumptions used in our application of the MPEEM and in the valuation analysis of acquired client lists are:

●	A useful life of 15 years where after 10 years the remaining customer base results in small positive cash flows and no terminal value was calculated.

●	A discount rate of 19.6% was selected to calculate the present value of the prospective after–tax cash flows associated with the customer base and business development relationships.

●	We utilized an annual Company sales retention rate of 74.0% (Veterinary Services industry rate) for the Customer Base.

●	The contributory asset charges are based on returns (8.3% to 19.7%) for Net Working Capital (normalized); Fixed Assets; Assembled Workforce; Trade Name; and Non-Competes.

As of December 31, 2024 our intangible assets and goodwill balances were as follows:

December 31,
2024
Client List	$1,916,444
Noncompete Agreement	398,300
Trademark	1,047,792
Other Intangible Assets	45,836
Goodwill	8,022,082
$11,430,454

Our valuations of the intangible assets apart of our veterinary clinics and animal hospital acquisitions has a relatively small value allocated to the client list (customer relationship) due to our use of the Veterinary Services industry rate of 74% for the retention rate in our valuations. An increase in the rate by 6% to 80% in our valuation would result in an increase of approximately $100 thousand to the client list and a decrease of approximately $100 thousand to goodwill. We have elected to use the industry standard as our Company has minimal historical operations with less than 3 years of revenue producing activities through December 31, 2023. The company acquired Valley Veterinary Services on November 8, 2023. Management continues to evaluate the inputs used in our valuations based on quantitative and qualitative information available to the Company. The Company did not make any acquisitions during the year ended December 31, 2024.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

OUR BUSINESS

Overview

Inspire owns and operates veterinary hospitals throughout the United States. The Company specializes in small animal general practice hospitals which serve all manner of companion pets, emphasizing canine and feline breeds in addition to one location providing equine care. As the Company expands, it expects to acquire additional veterinary hospitals, including general practice, mixed animal facilities, and critical and emergency care.

The Company completed its initial public offering on August 31, 2023 and its shares of Class A Common Stock are quoted on The Nasdaq Capital Market under the symbol “IVP.”

As of the date of this prospectus, the Company has fourteen veterinary hospitals located in nine states. Inspire Veterinary has expanded and plans to further expand through acquisitions of existing hospitals which have the financial track record, marketplace advantages and future growth potential. Because the Company leverages a leadership and support structure which is distributed throughout the United States, acquisitions are not centralized to one geographic area.

Services provided at the Company’s hospitals include preventive care for companion animals consisting of annual health exams which include: parasite control; dental health; nutrition and body condition counseling; neurological examinations; radiology; bloodwork; skin and coat health and many breed specific preventive care services. Surgical offerings include all soft tissue procedures such as spays and neuters, mass removals, splenectomies and can also include gastropexies, orthopedic procedures and other types of surgical offerings based on a doctor’s training. In many locations additional means of care and alternative procedures are also offered such as acupuncture, chiropractic and various other health and wellness offerings.

Industry Overview and Market Opportunity

Inspire Veterinary expects to target a five to-unit per year acquisition pipeline throughout the United States. Additional growth through the acquisition of newer practices or De Dovo growth is not expected to be ruled out but management’s emphasis is expected to focus on acquiring existing veterinary hospitals throughout the United States. In years two through five the Company will seek to expand purchases beyond the small companion animal only hospital to include mixed animal (including additional equine care) and add specialty care to our geographies. With over 28,000 veterinary hospitals in the United States and less than 25% of those having been consolidated, management believes large upside potential exists and the addressable market for new acquisitions is large.

Our Strategy

With an emphasis on general practice hospitals in its first seven to eight quarters, the Company expanded into purchase of mixed animal hospitals in late 2022, adding equine care to its mix. Further, the Company intends to continue to the due diligence toward acquisition toward strategically acquiring existing general practice, specialty hospitals and/or expand existing locations to include emergency care and more complex surgeries, holistic care and comprehensive diagnostics which allow it to offer more complex surgeries and internal medicine work ups.

We account for acquisitions under the acquisition method and are required to measure identifiable assets acquired and liabilities assumed of the acquiree at the fair values on the closing date. The Company makes an initial allocation of the purchase price at the date of acquisition based upon its understanding of the fair value of the acquired assets and assumed liabilities.

Selling and Marketing

Inspire Veterinary has established contacts with most major veterinary brokerages and has purchased locations in every region of the United States, providing visibility and establishing a pipeline of deals which allow the Company to extend a letter of intent on approximately 10% of the hospitals which are analyzed. The acquisitions and valuation team is sufficient for current levels of acquisition activity and personnel have already been identified for expanding this team to provide deeper integration at industry events, generating organic leads and leveraging deep relationships with service and product suppliers across the industry.

We depend upon the skills, knowledge and experience of our management personnel, as well as that of our other employees, advisors, consultants and contractors, none of which are patentable. To help protect our know-how, we require all of our employees, consultants, advisors and other contractors to enter into customary confidentiality agreements that prohibit the disclosure of confidential information.

Competition

The veterinary industry, as of early 2023, consists of over one dozen national consolidators and approximately 25 regional consolidators. These groups combined currently own or operate around 7,500of the nearly 30,000 veterinary hospitals in the United States.

Competitors range in size from the largest such as Mars and NVA, which collectively own approximately 4,000 hospitals, to other national and regional groups such as Pathway/Thrive, VetCor, Southern Vet Partners, Community Veterinary Partners, and others. Growth in recent years has centered primarily on mid-sized and small platforms coming into the industry and/or acquiring existing hospitals in order to achieve location numbers between 50 and 200 units. In select cases, large to mid-sized groups have absorbed competitors in order to grow numbers or move into other modes of care. Examples include Pathway’s purchase of Thrive or NVA acquiring Compassion First and Southern Vet Partners acquiring Mission Vet. More than 30 groups comprise those entities owning less than 100 individual hospitals.

Increasingly, owner/operators of veterinary groups are also purchasing facilities and technology within the space, such as Pathway’s purchase of Vetspire Practice software. Additionally, as the line between general practice and more specialized modes of care becomes less defined, formerly general practice-only groups are branching into additional service offerings.

Competitors of the Company possess the advantages of years in operation and the resulting brand awareness which comes with their size and time in existence. Additional advantages are the financial and infrastructure resources possessed by larger competitors such as Mars, Pathway, Southern Vet Partners, Community Vet Partners and others.

The company has an opportunity to differentiate itself from these competitors via the following:

●	A broad equity offering to a large group of employees which is not offered at other veterinary entities via an Employee Stock Option Plan.

●	A personalized and approach to purchasing and integrating hospitals into the Company which is not matched by other groups. Because the Company works closely with acquired locations to allow them to sustain their own practices, methods and identities, this is an approach preferred by sellers to the more homogenized model used by competitors.

●	A coaching and development-based workflow which is customized for each clinician and professional, all of which provide a more one to one environment than the larger consolidators can provide.

●	A valuation process based on a 3-year look back and conservative enterprise values design to support long term Return On Investment versus relying on trailing twelve measures or buying at inflated multiples of EBITDA or revenue.

Government Regulation

With practice acts that govern veterinary care and ownership guidelines on a state-by-state basis, Inspire Veterinary has processes and structures in place to provide the ability to own and operate in any state where it chooses to acquire locations. Governmental regulations regarding care for pets while also preserving pets as property are favorable to the continued growth of the veterinary channel.

The following descriptions of regulations constitute all applicable regulations to the Company’s operations.

Veterinary Ownership Restrictions in Certain States

The State of Texas’ Veterinary Licensing Act’s, or V.T.C.A., Occupations Code Section 801.506 – Prohibited Practices Relating to Certain Entities prohibits non-licensed veterinary persons from owning or operating veterinary clinics in the state of Texas. The Company currently operates two clinics in Texas and believes it is in compliance with applicable state law.

The State of Indiana’ Indiana Code, Article 38.1 Veterinarians, contains very little guidance dealing directly with veterinary practice ownership. There is no statute or regulation that explicitly defines what it means to have “ownership” of a veterinary practice in Indiana. Generally, if the veterinary clinic is owned by a limited liability company, at least one member of the limited liability company must be a veterinarian, subject to the discretion of the Indiana Board of Veterinary Medical Examiners. The Company operates one clinic in Indiana and believes it is in compliance with applicable state law.

Limitations for Duties for Non-Credentialed Employees

New York State, and certain other states, have language in their individual veterinary practice acts which require credentials in the form of licensure or certifications to be held by veterinary personnel who perform certain duties. This requirement varies by state, with many states having very few limitations of duties which can be performed by non-credentialled personnel while other states (such as New York) utilize language in their practice acts which can be interpreted as a blanket prohibition against employees without certification working with pets. The Company does not currently operate any clinics in New York State. There can be no assurance, however, that the Company may not seek to acquire a clinic or clinics in the New York State.

Drug Enforcement Agency (DEA) Regulations

With veterinary care requiring the use of some controlled and scheduled drugs, utilization logs and security procedures must be maintained in order for hospitals and clinics to be compliant with federal law. Inventory of controlled drugs is conducted, and scheduled drugs are kept secured and locked for access and use, by Company veterinarian or acceptable registered technician only pursuant to applicable federal law.

In each of these cases, Inspire has and has created structures which conform to legal standards and mitigate risk so as to allow the Company to acquire and operate in the states in which it chooses to do so.

Employees

As of November 24, 2025, we had 132 employees. None of our employees are represented by labor unions or covered by collective bargaining agreements.

Properties

With a decentralized leadership team, our company does not have a physical headquarters, but rather, has a distributed leadership team working from home offices across several states.

Chiefland Animal Hospital (CAH)

The real estate underlying Chiefland Animal Hospital is located at 2630 North Young Boulevard, Chiefland, Florida, and is owned by IVP FL Properties, LLC, a 100%-owned subsidiary of the Company. The property was purchased for $279,500 and was financed by WealthSouth, a division of Farmers National Bank (“WealthSouth”).

Pets & Friends Animal Hospital LLC (P&F)

The real estate underlying Pets & Friends Animal Hospital is located at 3625 Baltimore Ave, Pueblo, Colorado, and is owned by IVP CO Properties, LLC, a 100%-owned subsidiary of the Company. The property was purchased for $216,750 and was financed by WealthSouth.

Advanced Veterinary Care of Pasco, LLC (AVCP)

The real estate underlying our Advanced Veterinary Care of Pasco facility, located at 12116 Cobble Stone Drive, Hudson, Florida, is leased from Remappa Family Limited Partnership for one year with two additional possible three-year renewals. The initial rent in the first year of the lease is $2,350 per month increasing in annual increments for a total of 0.75% over ten years. The lease consists of 2,442 square feet of commercial space zoned to permit the provision of veterinary services.

Lytle Veterinary Clinic, Inc. (LVC)

The real estate underlying Lytle Veterinary Clinic is located at 63245 Texas State Highway 132, Lytle, Texas, and is owned by IVP TX Properties, LLC, a 100%-owned subsidiary of the Company. The property was purchased for $780,000 and financed by WealthSouth.

Southern Kern Veterinary Clinic, Inc. (SKVC)

The real estate underlying Southern Kern Veterinary Clinic is located at 4455 West Rosamond Boulevard, Rosamond, California, and is owned by IVP CA Properties, LLC, a 100%-owned subsidiary of the Company. The property was purchased for $500,000 and financed by WealthSouth.

Bartow Animal Hospital

The real estate underlying Bartow Animal Hospital is located at 1515 US Highway 17 South, Bartow, Florida, and is owned by IVP FL Properties, LLC, a 100%-owned subsidiary of the Company. The property was purchased for $350,000 and financed by WealthSouth.

Family Pet Care

The real estate underlying Family Pet Car is located at 16111 Kensington Dr, Sugar Land, TX 77479, and is leased from WSE Town Center LLC., for a ten-year term, with optional renewals thereafter. The rent is $8,166.67 per month. The lease consists of approximately 4,000 square feet of commercial space zoned to permit the provision of veterinary services.

Aberdeen Veterinary Clinic

The real estate underlying Aberdeen Veterinary Clinic is located at 728 South Philadelphia Boulevard, Aberdeen, Maryland, and is leased from H R Fritz LLC for a five-year term, with three additional optional 5-year renewals. The rent is $4,167 per month, increasing 3% annually. The lease consists of 2,653 square feet of commercial space zoned to permit the provision of veterinary services.

All Breed Pet Care

The real estate underlying the All Breed Pet Care facility is located at 7501 Peachwood Drive, Newburgh, Indiana, and is owned by IVP IN Properties, LLC, a 100%-owned subsidiary of the Company. The property was purchased for $1,200,000 and was financed by WealthSouth.

The Pony Express Veterinary Hospital

The real estate underlying The Pony Express Veterinary Hospital is located at 893 Lower Bellbrook Road, Xenia, Ohio and is owned by IVP TX Properties, LLC, a 100%-owned subsidiary of the Company. The property was purchased for $500,000 and was financed by WealthSouth.

The Old 41 Animal Hospital

The real estate underlying The Old 41 Animal Hospital facility is located at 27551 Old 41 Road, Bonita Springs, Florida and 27567 Old 41 Road, Bonita Springs, Florida, and is owned by IVP FL Properties, LLC, a 100%-owned subsidiary of the Company. The property was purchased for $800,000 and was financed by WealthSouth.

Valley Veterinary Services

The real estate underlying Valley Veterinary Services facility is located 408 Grace Lane, Rostraver Township, Pennsylvania 15012 (Parcel Nos. 56-12-00-0-148 and 56-12-00-0-144) and is owned by IVP PA Properties, LLC, a 100%-owned subsidiary of the Company. The property was purchased for $590,000 and was financed by WealthSouth.

Debary Animal Clinic

The real estate underlying the Debary Animal Clinic is located at 30 S US Hwy 17-92, Debary, Florida 32713 (Parcel No. 803402010030) and 24 S Charles R Beall Blvd, Debary, Florida 32713 (Parcel No. 803402010040) and is owned by IVP FL Holding Company, LLC, a 100%-owned subsidiary of the Company. The property was purchased for $1,132,000 and was financed by Lancer Lender RS LLC.

Legal Proceedings

We may from time to time become a party to various legal or administrative proceedings arising in the ordinary course of our business. As of the date hereof, neither we nor any of our subsidiaries is a party to any pending legal proceedings, nor are we aware of any such proceedings threatened against us or our subsidiaries.

MANAGEMENT AND BOARD OF DIRECTORS

Executive Officers and Directors

The names of our executive officers and directors and their ages and positions as of the date of this prospectus are set forth below.

Name	Age	Position
Kimball Carr	55	Chair of the Board, President and Chief Executive Officer
Richard Frank	57	Chief Financial Officer
Lynley Kees	54	Chief People Officer
Laura Johnson	43	Vice President of Operations
Alexandra Quarti	51	Vice President of Medical Operations
Larry Alexander	45	Director
Phillip Balatsos	48	Director
Charles Stith Keiser	41	Director
Anne Murphy	59	Director
Erinn Thomas-Mackey, DMV	38	Director
Timothy Watters	63	Director

Kimball Carr — Mr. Carr has served as our President and Chief Executive Officer since February 2021 and as Chair of the Board of Directors since May 2025. Mr. Carr has had a varied career of over thirty years in many roles with private and public business entities. With early education in journalism and continuing education at the University of Virginia’s Darden Business School, Mr. Carr’s leadership career includes elevated roles for Starbucks Coffee Company, Mars Incorporated and Trupanion Medical Insurance. From March 2018 through the present, Mr. Carr served as President of Ocean 35 Inc., owner of retail brands focused on the sports of surfing and skateboarding as well as education and support of youth participation in the sports. From March 2018, Mr. Carr was the owner and founder of Grom Coast Surf & Skate, a regional commercial surf shop (subsequently closed). From December 2019 through February 2021, Mr. Carr was the director of learning and development of Blue Heron Consulting, offering comprehensive operational, financial, and medical team coaching for veterinarians and animal health care industry professionals across the country. During his tenure as a business leader, he has built multi-year growth strategies, led teams of over 2,000 professionals and delivered collective revenues in excess of $1 billion. He brings deep experience in veterinary and field operations, start-up processes, leadership development, growth strategies and turn arounds. He has led the acquisition and de novo opening of hundreds of company units over the course of his career and has built highly effective field leadership teams which have delivered industry-leading results. His connection to the pet care industry is highlighted by deep relationships he has across the sector, providing access to talent which Inspire intends to leverage. Mr. Carr’s volunteer work includes service as President of the Banfield Associate Relief fund, an employee assistance program founded in relation to his role in the recovery for Banfield Associates from Hurricane Sandy in the Northeast United States. Mr. Carr attended Tidewater Community College in October 1991 and attended the University of Virginia Darden Business School executive master’s of business administration from 2004 to 2006. We believe Mr. Carr is qualified to serve on the board due to his extensive background in retail business, his demonstrated success in entrepreneurial enterprises and his more than a decade of expertise in the veterinary medicine services industry.

Richard Frank — Mr. Frank has served as our Chief Financial Officer since joining the Company in January 2023. From 2021 through December 2022, Mr. Frank was Chief Executive Officer of Purcell Flanagan Hay & Greene, a law firm based in Jacksonville, Florida. From 2020 through 2021, he served as Chief Financial Officer of Skygeek.com, an aviation parts e-commerce company. From 2019 to 2020, he was an independent consultant with PKF O’Connor Davies, an accounting and advisory firm. Mr. Frank also served as Chief Operating Officer and Chief Financial Officer of Beval Saddlery, LLC, a private equity owned multi-location retailer/wholesaler and e-commerce company from 2014 through 2019. Earlier in his career he was engaged in senior management positions with Blue Chip Farms, LLC, the largest equine breeding farm in New York State, Medical Recruitment Solutions, Inc., a private equity owned medical staffing start-up enterprise, Indotronix International Corporation, an information technology staffing company, Microcast, Inc., a video streaming start-up enterprise, and Factset Research Systems, Inc., a SaaS financial information company with operations in the United Kingdom, Australia and Japan. He has over twenty years of experience directing all aspects of enterprise-wide finance, operations, business development, marketing, administration and customer service, including experience in private equity owned companies, start-ups and companies with greater than $100 million per year in revenue. Mr. Frank graduated with a Bachelor of Science in Finance in 1992 from Mercy College in Yorktown, New York.

Lynley Kees — Ms. Kees has served as our Chief People Officer since April 2025. Prior to that, she was Vice President of Human Resources for the Company since January 2023. Prior to joining the company, Ms. Kees served as a strategic human resources consultant since January 2020, advising executive leadership across hospitality, technology, and retail sectors. From June 2018 to February 2019, Ms. Kees served as Vice President of People at Puppet Inc., where she led a global team delivering programs in talent acquisition, total rewards, HR operations, diversity and inclusion, and people strategy. Prior to that, she was Senior Director of Human Resources Business Partner at Nike Inc. from September 2014 to September 2017, supporting global operations and driving integrated team and talent strategies. Ms. Kees also served as Vice President of Hilton Worldwide’s Human Resources Consulting Group from June 2009 to September 2014, where she played a key role in the company’s successful re-launch as a publicly traded entity in December 2013. Earlier in her career, she held leadership roles at EYA LLC, Grant/Morgan Associates, and Crestline Hotels & Resorts, where she supported both field operations and corporate headquarters. Ms. Kees earned a fellowship from and holds a Master of Education in Higher Education Administration from the University of South Carolina and a Bachelor of Arts in International Relations and Economics from Lehigh University, where she was awarded the Trustee Scholarship.

Laura Johnson — Mrs. Johnson has served as the Vice President of Operations for the Company since September 2024. She has more than sixteen years of progressive leadership experience in the veterinary services industry, with a proven track record of managing large-scale, multi-site operations, improving profitability, and building collaborative, high-performing teams. From April 2023 to August 2024, Mrs. Johnson served as Vice President of Operations at Western Veterinary Partners, overseeing a $200 million revenue portfolio across more than 150 veterinary practices in the Western United States. Prior to that, she served as Senior Director of Operations from January 2023 to April 2023, and as Director of Operations from October 2021 to January 2023, with responsibilities for revenue portfolios ranging from $60 million to $90 million and oversight of up to 60 veterinary practices. From February 2019 to October 2021, Mrs. Johnson was Manager of Regional Operations at National Veterinary Associates, responsible for the operations and profitability of 22 practices in Utah and Nevada generating more than $60 million annually. She first joined National Veterinary Associates in October 2018 as Associate Manager of Regional Operations, managing six hospitals representing over $18 million in annual revenue. Mrs. Johnson began her career as co-founder of a family-owned, veterinarian-led nationally accredited e-commerce veterinary pharmacy, licensed in all 50 states and recognized by both the National Association of Boards of Pharmacy (Vet-VIPPS) and the Pharmacy Compounding Accreditation Board (PCAB), where she oversaw its launch, scale, marketing strategy, and execution for the first eight years. Her academic background includes earlier education at the Franklin College of Arts and Sciences at the University of Georgia, complemented by ongoing studies in applied business and technology solutions at Arizona State University.

Alexandra Quarti — Ms. Quarti has served as the Vice President of Medical Operations for the Company since June 2022. Dr. Quarti has over fifteen years of progressive leadership experience in veterinary medicine and operations, spanning both private practice and multi-site corporate environments. From 2019 until she joined the Company, Dr. Quarti served as Northeast Region Director of Operations for Community Veterinary Partners (CVP), where she led all aspects of medical and business operations for 24 hospitals. Her leadership encompassed financial management, talent development, and medical quality initiatives, with a strong emphasis on aligning clinical excellence with sustainable business outcomes. Dr. Quarti began her veterinary career in private practice in Old Lyme, Connecticut from 2007 to 2008 before joining Banfield Pet Hospitals in 2008. During her eleven-year tenure with Banfield, she was promoted from Associate Doctor to Director of Veterinary Quality in 2009, where she oversaw medical quality, compliance, and operational performance for more than 20 hospitals across New England. In this role, she developed and implemented systems that elevated patient care standards, drove hospital growth, and supported teams of veterinarians and paraprofessionals in achieving consistent results. Dr. Quarti earned her Doctor of Veterinary Medicine degree from Ross University School of Veterinary Medicine in 2007 and completed her clinical year at Cornell University College of Veterinary Medicine. Prior to veterinary school, she gained broad industry experience as both a veterinary technician and an Animal Control Officer, grounding her leadership approach in a deep understanding of all levels of veterinary care. Dr. Quarti currently maintains active veterinary licenses in 9 different states.

Larry Alexander — Mr. Alexander has served as a director of the Company since August 2023. He is currently the Vice President of Operations for CarepathRx, holding that role since January 2022. Previously, Mr. Alexander served as Managing Director of First Financial Bank from September 2017 through December 2021. Earlier in his career, he worked for McKesson Corporation from June 2002 through 2017, most recently as Vice President, Strategic Solutions and National Accounts from January 2010 through August 2017. Mr. Alexander brings over 20 years of experience, serving in senior leadership positions in Fortune 5, private equity, non-profit, and privately held companies, with an outstanding record of business growth and profitability across multiple industries. His career has focused on developing people and engaged and high performing teams. Mr. Alexander’s proven results and leadership experience include leading multi-billion dollar negotiations, and facilitating M&A engagements and new business development. He has revived and started new businesses, with a deep focus on culture and growth. He gives generously of his time by serving many worthy organizations; chairing capital campaigns in his community; instituting college scholarship programs; leading hurricane disaster relief efforts; guest lecturing at universities; and serving on several boards of directors. Mr. Alexander graduated with a Bachelor of Science Degree in Industrial Distribution in May 2002 from Texas A&M University. We believe Mr. Alexander is qualified to serve on the Board in light of his decades of experience in business operations in public and private enterprises across multiple industries.

Phillip Balatsos — Mr. Balatsos joined the Board in October 2024. Since August 2022, Mr. Balatsos has served as the Vice President of Foreign Exchange Emerging Markets Rates Sales/Trading with XP Investments US Inc., for which Mr. Balatsos provides coverage and execution of currency trading in emerging markets as well as commodity and fixed income products and derivatives for global macro hedge funds. In September 2018, Mr. Balatsos founded LAPH Hospitality, where he served as an Operator until August 2022. During his time with LAPH Hospitality, Mr. Balatsos operated a multi-location café/catering business. Mr. Balatsos previously served as a member of the board of directors of Sadot Group Inc. and sat on the audit and finance committees during his term. Prior to his tenure in hospitality, Mr. Balatsos held various positions on Wall Street including Vice President, Foreign Exchange Sales/Trading for Credit Suisse; Director, Foreign Exchange Hedge Fund Sales for Barclays Capital and Financial Advisor for Stifel Nicolaus & Co.. Mr. Balatsos graduated from Skidmore College with a Bachelor of Science in Business Administration and from the Institute of Culinary Education. We believe Mr. Balatsos is qualified to serve on the Board due to his vast experience in the financial industry and his deep understanding of markets.

Charles Stith Keiser — Mr. Keiser has served on the Board since January 2022 and served as the Company’s Chief Operating Officer from January 2023 to November 2023. He has served as Chief Executive Officer of Blue Heron Consulting, a veterinary consulting company serving hospitals of all sizes and specialties across North America, since March 2015. Earlier in his career, he served as Director of Student Programs for the American Animal Hospital Association from September 2011 through March 2015. He grew up in veterinary medicine as the son of a practice owning veterinarian and has spent his entire career in the industry. In addition to his employment, Mr. Keiser continues to volunteer as a facilitator and lecturer for professional skills curriculum at veterinary schools across the country. Mr. Keiser continues to develop and deliver professional development content as an adjunct faculty member at several U.S. veterinary schools. Mr. Keiser’s volunteer experience includes serving as Chair of VetCAN (Veterinary Career Advisory Network), terms as President of VetPartner’s Career Development and Practice Management Special Interest Groups, participation in Washington State University’s CVM “Diagnostic Challenge” and a seat on the AVMA’s Economics Advisory Research Council Financial Literacy task force. Mr. Keiser has served in the veterinary profession since his graduation from Hope College with a degree in Business, Management and Accounting in 2008. We believe Mr. Keiser is qualified to serve on the Board due to his substantial experience in the practice of veterinary medicine and his leadership roles teaching and serving in veterinary schools and industry groups.

Anne Murphy — Ms. Murphy has served on the Board since August 2023. Since January 2021, Ms. Murphy has served as Vice President, Business Solutions and Applications at American Electric Power. Previously, Ms. Murphy served as the Chief Information Officer for Best Buy Health and Greatcall, Inc., from November 2017 through March 2020, and Chief Information Officer for Banfield Pet Hospital from 2015 through 2017. Earlier in her career, Ms. Murphy served as Technology Vice President/Senior Director at Target Corporation from 2008-2014. Ms. Murphy is the owner and president of a consulting company, Claro Vista LLC, since 2014. Ms. Murphy brings over 30 years of technology and transformational leadership experience in public, private, and private equity companies supporting utility, retail, direct to consumer and veterinary sectors. Ms. Murphy’s volunteer work includes serving as Board Trustee and Operations Committee Chair at United Through Reading since 2018, Board member for Banfield Foundation in 2017, Habitat for Humanity Women’s Build from 2013-2014 and Ordway Circle of Stars Board member from 2008-2010. Ms. Murphy graduated from University of St. Thomas in 2004 with a Master’s of Business of Administration, and graduated from Metropolitan State University in 1998 with a Bachelor of Science in Business Administration. We believe Ms. Murphy is qualified to serve on the Board due to her multiple decades in business administration and technology leadership roles in a variety of industries, including veterinary services, and her demonstrated commitment to public service.

Erinn Thomas-Mackey, DVM — Dr. Thomas-Mackey joined the Board in August 2023. She has been the Founder and Managing Member of SeaPath Advisory LLC from 2022 to present, Managing Member and Founder for Thomas-Mackey Veterinary Service from 2021 to present, and Managing Member and Founder of TwoMacks Properties LLC from 2019 to present. Earlier in Dr. Thomas-Mackey’s career she was employed as an Associate Emergency Veterinarian at Animal Emergency Service, a privately owned emergency veterinary practice in Long Island, NY from August 2017 to October 2021 and as an Associate General Practice Veterinarian at Assisi Veterinary Hospital, a privately owned veterinary practice in Malverne, NY from June 2015 to June 2017. While working as a full-time veterinarian, Dr. Thomas-Mackey started her per-diem veterinary business and real estate investment company. She brings years of hands-on experience in both emergency veterinary medicine and general veterinary practice along with the unique understanding of the day-to-day needs and challenges of both veterinary doctors and practice owners alike. In addition, Dr. Thomas-Mackey has successfully navigated everyday issues practice owners face around staffing needs, optimizing practice flow, and driving revenue to increase profit margins. She also has hands-on experience with negotiating real estate deals, property evaluation, and property management. Dr. Thomas-Mackey graduated from the Tuskegee University College of Agriculture, Environment and Nutrition Sciences in 2010 with a Bachelor of Science in Biology and a Bachelor of Animal, Poultry, and Veterinary Science, and from the Tuskegee University College of Veterinary Medicine in 2014 with a Doctor of Veterinary Medicine. We believe Dr. Thomas-Mackey’s broad experience in both the practice of veterinary medicine and ownership and management of veterinary practices and veterinary practice real estate, as well as her demonstrated educational and professional excellence, qualifies her to serve on the Board.

Timothy Watters — Mr. Watters has served on the Board since August 2023. Mr. Watters currently serves as Chief Financial Officer of North Fork Native Plants, a wholesale plant nursery serving the Intermountain West and Pacific Northwest, a position he has held since July 2019. Previously, Mr. Watters served as Chief Operating Officer of North Fork Native Plants from May 2008 through June 2019. Earlier in his career, Mr. Watters owned a wholesale camping business, SKI International, Inc., from June 1994 through January 2008. He also worked in finance serving as Vice President of A.G. Edwards and Sons in St. Louis, Missouri from January 1990 through May 1994 and Vice President at PNC Financial Corp in Philadelphia, PA from September 1985 through September 1990. Mr. Watters brings over 38 years of experience in finance and small business ownership. Mr. Watters’ volunteer work includes service as Board Chair of the Community Foundation of Teton Valley, Board Chair of the Teton Valley Community School, Treasurer of Friends of the Teton River and Chair of the Teton County Planning and Zoning Commission. Mr. Watters graduated from Denison University in June 1985 with a Bachelor of Arts in Economics. We believe Mr. Watters is qualified to serve on the Board in light of his many decades of leadership of multiple commercial businesses and financial services firms.

We are not aware of any of our directors or executive officers being involved in any legal proceedings in the past ten years relating to any matters in bankruptcy, insolvency, criminal proceedings (other than traffic and other minor offenses) or being subject to any of the items set forth under Item 401(f) of Regulation S-K.

Board Composition, Independence and Leadership Structure

Our Board currently consists of eight members. Our directors hold office until their successors have been elected and qualified or until the earlier of their death, resignation or removal. There are no family relationships among any of our directors or executive officers. Our Board held four meetings in 2024. Each director attended at least 75% of the aggregate of the total number of meetings held by our Board and the total number of meetings held by all committee of the Board on which he or she served, during the period for which he or she served. Directors are encouraged, but not required, to attend our annual meeting of stockholders. Three of the eight then-serving members of our Board attended the 2024 annual meeting of stockholders.

Our Board has reviewed the independence of each director and considered whether any director had or has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our Board has determined that all of our directors, other than Kimball Carr, our Chair of the Board, Chief Executive Officer and President, and Charles Stith Keiser, are “independent directors” and meet the independence requirements under the listing requirements of the Nasdaq Stock Market and the rules and regulations of the Securities and Exchange Commission.

The Board has three standing committees — Audit, Compensation and Governance and Nominating. The membership of each of the Board committees is comprised of all independent directors, with each of the committees having a separate chairman, each of whom is an independent director. Each committee operates under a written charter that has been approved by our Board. Current copies of the charters for each committee are available on the investor relations section of our corporate website, https://ir.inspirevet.com/governance-documents/. Our non-management members of the Board meet in executive session at each quarterly board meeting.

The Board believes it is important to retain its flexibility to allocate the responsibilities of the offices of the Chair of the Board and the Chief Executive Officer in a way that is in the best interest of the Company at any given point in time. As such, the Board does not have a policy on whether the role of the Chief Executive Officer and Chair of the Board should be separate, or, if it is to be separate, whether the Chair should be selected from the non-management directors or be an employee. We currently operate with one individual, Kimball Carr, serving as Chief Executive Officer and Chair of the Board. The Board believes that combining the Chief Executive Officer and Chair of the Board positions is the right corporate governance structure for the Company at this time because it most effectively uses Mr. Carr’s experience and knowledge of the Company, places him in the best position to focus the independent directors’ attention on the issues of greatest importance to the Company and its stockholders, and provides the Company with unified leadership. As part of the Board’s annual assessment process, the Board evaluates our Board leadership structure to ensure that it remains appropriate. The Board recognizes that there may be circumstances in the future that would lead it to separate the roles of Chief Executive Officer and Chair of the Board, but believes that the absence of a policy requiring either the separation or combination of these roles provides the Board with the greatest flexibility to determine the best leadership structure.

The Board has not appointed a lead independent director. However, our non-management members of the Board meet in executive session without the Chair at each quarterly board meeting.

Board Risk Oversight

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. Management is responsible for the day-to-day management of risks we face, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board has the responsibility for ensuring that the risk management processes designed and implemented by management are adequate and functioning as designed.

The Board believes that establishing the right “tone at the top” and that full and open communication between executive management and the Board are essential for effective risk management and oversight. The Company’s senior management usually attends our regular Board meetings and keeps the Board apprised of material risks and provides the directors access to all information necessary for them to understand and evaluate how these risks interrelate, how they affect us, and how management addresses those risks. Our CEO communicates frequently with members of the Board to discuss strategy and the challenges we face. Our CEO and senior management are available to address any questions or concerns raised by the Board on risk management-related and any other matters.’

Board Committees and Charters

The following table identifies the current independent and non-independent Board and Committee members:

Name	Independent	Audit	Compensation	Governance and Nominating
Kimball Carr
Larry Alexander	x	x		x
Phillip Balatsos	x	x
Charles Stith Keiser
Anne Murphy	x		x
Erinn Thomas-Mackey, DMV	x		x
Timothy Watters	x	x		x

Audit Committee

The current Audit Committee is composed of three independent directors: Timothy Watters, Phillip Balatsos and Larry Alexander, with Mr. Watters serving as Chair. Each member of the Audit Committee is an independent director as defined by the rules of the Securities and Exchange Commission and the Nasdaq Stock Market. The Audit Committee has the sole authority and responsibility to select, evaluate and engage independent auditors for the Company. The Audit Committee reviews with the auditors and with the Company’s financial management all matters relating to the annual audit of the Company. The Audit Committee also monitors the integrity of our financial statements, the independent registered public accounting firm’s qualifications and independence, the performance of our internal audit function and the auditors, and our compliance with legal and regulatory requirements. The Audit Committee also meets with our auditors to review the results of their audit and review of our annual and interim financial statements. During 2024, our Audit Committee met three times.

Our Board determined that Mr. Watters is qualified as an Audit Committee Financial Expert, as that term is defined by the rules of the Securities and Exchange Commission, in compliance with the Sarbanes-Oxley Act of 2002 and that each of the members of the Audit Committee is able to read and understand fundamental financial statements.

Compensation Committee

The Compensation Committee, which currently consists of Anne Murphy and Erinn Thomas-Mackey, with Ms. Murphy serving as Chair. Each member of the Compensation Committee is a non-employee member of our Board and our Board has determined that each member of our Compensation Committee meets the requirements for independence under the requirements of the Nasdaq Stock Market.

The Compensation Committee reviews, recommends and approves salaries and other compensation of the Company’s executive officers, and administers the Company’s equity incentive plans (including reviewing, recommending and approving stock option and other equity incentive grants to executive officers). In addition, the Compensation Committee reviews and approves the compensation of non-employee directors. The Compensation Committee may, in its sole discretion and at the Company’s cost, retain or obtain the advice of a compensation consultant, legal counsel or other adviser. The Compensation Committee is directly responsible for the appointment, compensation and oversight of the work of any compensation consultant, legal counsel and other adviser retained by the committee.

During 2024, our Compensation Committee met four times.

Governance and Nominating Committee

The Governance and Nominating Committee consists of Larry Alexander and Timothy Watters, with Mr. Alexander serving as Chair. Each member of the Governance and Nominating Committee meets the independence requirements of the Nasdaq Stock Market. The Committee develops and recommends to the Board a policy regarding the consideration of director candidates recommended by the Company’s stockholders and procedures for submission by stockholders of director nominee recommendations.

The Governance and Nominating Committee identifies individuals qualified to become members of the Board, consistent with criteria approved by the Board; recommends to the Board the director nominees for the next annual meeting of stockholders or special meeting of stockholders at which directors are to be elected; recommends to the Board candidates to fill any vacancies on the Board; develops, recommends to the Board, and reviews the corporate governance guidelines applicable to the Company; and oversees the evaluation of the Board and management.

In selecting and recommending candidates for election to the Board or appointment to any committee of the Board, the Committee does not believe that it is appropriate to select nominees through mechanical application of specified criteria. Rather, the Committee shall consider such factors at it deems appropriate, including, without limitation, the following: personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly-held company; experience in the Company’s industry; experience as a board member of another publicly-held company; diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other directors of the Company; practical and mature business judgment; and composition of the Board (including its size and structure). The Governance and Nominating Committee does not have a policy with regard to the consideration of any director candidates recommended by stockholders but will consider any such recommendations in the same manner as it evaluates other potential director nominees, as set forth above.

The Governance and Nominating Committee may, in its sole discretion and at the Company’s cost, retain or obtain the advice of a search firm, legal counsel or other adviser. The Governance and Nominating Committee is directly responsible for the appointment, compensation and oversight of the work of any search firm, legal counsel and other adviser retained by the committee.

During 2024, our Governance and Nominating Committee met two times.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics (the “Code of Ethics”) that applies to all of the Company’s employees, including the Company’s Chief Executive Officer and Chief Financial Officer. Although not required, the Code of Ethics also applies to the Company’s directors. A copy the Code of Ethics has been filed as Exhibit 14.1 to our Annual Report. The Code of Ethics provides written standards that we believe are reasonably designed to deter wrongdoing and promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, full, fair, accurate, timely and understandable disclosure and compliance with laws, rules and regulations, the prompt reporting of illegal or unethical behavior, and accountability for adherence to the Code of Ethics.

Policy Against Hedging and Pledging

We have not adopted a policy that prohibits our directors, officers and employees from engaging in short-term or speculative transactions including selling our stock “short” and transacting in publicly-traded options, warrants, puts and calls or similar instruments on our securities that are designed to hedge or offset any decrease in the market value of our Common Stock. We have not adopted a policy that prohibits directors, officers and employees from holding our stock in a margin account or pledging our stock as collateral for a loan.

EXECUTIVE AND DIRECTOR COMPENSATION

The Company is presenting information about executive compensation in accordance with the Securities and Exchange Commission’s rule and regulations relating to “smaller reporting companies” and “emerging growth companies.”

Summary Compensation Table

The table below sets forth the compensation paid by our Company during the two years ended December 31, 2024 and 2023 to our Chief Executive Officer and the next two highest paid executive officers of the Company (our “named executive officers”).

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(1)	Total
Kimball Carr	2024	250,000	—	—	—	16,486	266,486
President and Chief Executive Officer	2023	233,630	—	—	—	17,061	250,691

Richard Frank(2)	2024	210,000	—	—	—	12,274	222,274
Chief Financial Officer	2023	191,781	—	—	—	10,103	201,884

Alexandra Quarti, DVM	2024	198,240	—	—	—	11,766	210,006
Vice President of Medical Operations	2023	194,272	—	—	—	10,078	204,350

(1)	“All Other Compensation” consists of Company contributions to the Company’s 401(k) plan and health benefit premiums. For 2024, these contributions were as follows:

Name	401(k) Matching Contributions ($)	Health Benefit Premiums ($)
Kimball Carr	7,500	8,986
Richard Frank	2,112	10,162
Alexandra Quarti	2,047	9,718

(2)	Mr. Frank joined the Company in January 2023.

Outstanding Equity Awards at December 31, 2024

Our named executive officers had no outstanding equity awards at December 31, 2024.

Executive Officer Agreements

Kimball Carr Employment

The Company entered into an employment agreement with Kimball Carr, the Company’s President and Chief Executive Officer, on July 8, 2021 (the “Employment Agreement”). On July 7, 2024, Mr. Carr’s Employment Agreement was extended to February 1, 2025. The Company and Mr. Carr entered into a new employment agreement effective February 10, 2025. The discussion that follows relates to the Employment Agreement as in effect in 2024.

Pursuant to the Employment Agreement, Mr. Carr’s duties consist of devoting as much time as is necessary to perform the duties and services required under the Employment Agreement and as may be designated by the Board, and devoting his best efforts to the business and affairs of Inspire and promoting the interests of Inspire. Mr. Carr is barred from directly or indirectly, engaging in any other business that could reasonably be expected to detract from his ability to apply his best efforts in the performance of his duties to Inspire.

Base salary

Under the Employment Agreement, for 2024, Mr. Carr’s base salary was tied to annual revenue targets, as follows:

Annual Revenue	Base Salary
Up to $7,500,000	$175,000
$7,500,000	$225,000
$15,000,000	$250,000
$20,000,000	$300,000
$25,000,000	To be negotiated by the parties

Bonuses

For 2024, Mr. Carr was eligible for annual bonuses under the Employment Agreement tied to annual revenue and profit targets, as follows:

Annual Revenue Bonus

Actual Revenue Compared to Revenue Target	Revenue Bonus
110% or greater	125% of Revenue Bonus Target
100 – 109%	100% of Revenue Bonus Target
95 – 99%	95% of Revenue Bonus Target
90 – 94%	90% of Revenue Bonus Target
Below 90%	No Revenue Bonus

The “Revenue Bonus Target” was 15% of Mr. Carr’s base salary for 2024.

Profit Bonus

Actual Profit Compared to Profit Target	Profit Bonus
110% or greater	125% of Profit Bonus Target
100 – 109%	100% of Profit Bonus Target
95 – 99%	95% of Profit Bonus Target
90 – 94%	90% of Profit Bonus Target
Below 90%	No Profit Bonus

The “Profit Bonus Target” was 15% of Mr. Carr’s base salary for 2024.

Stock Bonus

For 2024, the Board had discretion to award Mr. Carr an additional bonus in the form of fully vested shares of Class A or Class B common stock, taking into account the Company’s performance for the calendar year based on the revenue and profit targets, with the value of such shares equal to between 10% and 14% of Mr. Carr’s base salary for such calendar year.

No bonuses were paid to Mr. Carr in 2024.

Benefits

Mr. Carr is entitled to participate in the employee benefit plans offered to the Company’s employees on the same terms and conditions as other employees.

Covenants

The Employment Agreement contains certain non-disclosure and confidentiality provisions applicable to Mr. Carr for the benefit of the Company. Mr. Carr has also agreed, during the term of his employment and for a two-year period following the termination of his employment not to solicit for employment any employee or any person who was employed by the Company within the prior six months. Mr. Carr is also barred from soliciting any client or certain former clients for a period of two years following the termination of his employment with the Company.

Termination

The Company may terminate Mr. Carr’s employment immediately for cause, which includes:

●	his death;

●	his mental or physical incapacity that prevents him, with or without reasonable accommodation, from performing his essential duties for a period of 60 consecutive days or longer;

●	disloyalty or dishonesty towards the Company;

●	gross or intentional neglect of in the performance of his duties and services or material fail to perform his duties and services;

●	his violation of any law, rule, or regulation (other than minor traffic violations) related to his duties;

●	his material breach of any provision of the Employment Agreement or any written Inspire policy, if such breach is not cured within 10 days after written notice; and

●	any other act or omission which harms or may reasonably be expected to harm the reputation or business interests of the Company.

Mr. Carr may terminate the Employment Agreement immediately for good reason, which is defined to include:

●	a material breach of the Employment Agreement by the Company, if such breach is not cured within 10 days after written notice;

●	a material reduction in his duties or responsibilities without his consent, if such breach is not cured within 10 days after written notice;

●	a relocation of his office to a location more than 30 miles from Virginia Beach, Virginia without his consent, if such relocation is not reversed within 10 days after written notice; and

●	a change in control of the Company, provided that he gives notice of termination based on such change in control within six months.

Severance Pay

In the event the Employment Agreement is terminated by Mr. Carr for good reason but not in connection with a change in control of the Company, the Company will provide Mr. Carr with severance pay equal to one year of Mr. Carr’s then-current base salary, contingent on Mr. Carr executing a release of claims. In the event the Employment Agreement is terminated by Mr. Carr for good reason within six months after a change in control of the Company, the Company will provide Mr. Carr with severance pay equal to (a) one year of Mr. Carr’s then-current base salary and (b) as determined in the Board’s sole discretion, a pro rata stock bonus taking into account the Company’s performance for the current calendar year, contingent on Mr. Carr executing a release of claims.

Richard Frank Employment

The Company entered into an employment agreement with Richard Frank, the Company’s Chief Financial Officer, on January 1, 2024 (the “Frank Employment Agreement”). The Company and Mr. Frank entered into a new employment agreement effective March 1, 2025. The discussion that follows relates to the Frank Employment Agreement as in effect in 2024.

Pursuant to the Frank Employment Agreement, Mr. Frank’s duties consist of devoting as much time as is necessary to perform the duties and services required under the Frank Employment Agreement and as may be designated by the Chief Executive Officer, and devoting his best efforts to the business and affairs of Inspire and promoting the interests of Inspire. Mr. Frank is barred from directly or indirectly, engaging in any other business that could reasonably be expected to detract from his ability to apply his best efforts in the performance of his duties to Inspire.

Base salary

Under the Frank Employment Agreement, for 2024, Mr. Frank’s base salary was $210,000.

Bonuses

For 2024, Mr. Frank was eligible for annual bonuses under the Frank Employment Agreement tied to annual revenue and profit targets, as follows:

Annual Revenue Bonus

Actual Revenue Compared to Revenue Target	Revenue Bonus
110% or greater	125% of Revenue Bonus Target
100 – 109%	100% of Revenue Bonus Target
95 – 99%	95% of Revenue Bonus Target
90 – 94%	90% of Revenue Bonus Target
Below 90%	No Revenue Bonus

The “Revenue Bonus Target” was 15% of Mr. Frank’s base salary for 2024.

Profit Bonus

Actual Profit Compared to Profit Target	Profit Bonus
110% or greater	125% of Profit Bonus Target
100 – 109%	100% of Profit Bonus Target
95 – 99%	95% of Profit Bonus Target
90 – 94%	90% of Profit Bonus Target
Below 90%	No Profit Bonus

The “Profit Bonus Target” was 15% of Mr. Frank’s base salary for 2024.

Stock Bonus

For 2024, the Board had discretion to award Mr. Frank an additional bonus in the form of fully vested shares of Class A or Class B common stock, taking into account the Company’s performance for the calendar year based on the revenue and profit targets, with the value of such shares equal to between 10% and 14% of Mr. Frank’s base salary for such calendar year.

No bonuses were paid to Mr. Frank in 2024.

Benefits

Mr. Frank is entitled to participate in the employee benefit plans offered to the Company’s employees on the same terms and conditions as other employees.

Covenants

The Frank Employment Agreement contains certain non-disclosure and confidentiality provisions applicable to Mr. Frank for the benefit of the Company. Mr. Frank has also agreed, during the term of his employment and for a two-year period following the termination of his employment not to solicit for employment any employee or any person who was employed by the Company within the prior six months. Mr. Frank is also barred from soliciting any client or certain former clients for a period of two years following the termination of his employment with the Company.

Termination

The Company may terminate Mr. Frank’s employment immediately for cause, which includes:

●	his death;

●	his mental or physical incapacity that prevents him, with or without reasonable accommodation, from performing his essential duties for a period of 60 consecutive days or longer;

●	disloyalty or dishonesty towards the Company;

●	gross or intentional neglect of in the performance of his duties and services or material fail to perform his duties and services;

●	his violation of any law, rule, or regulation (other than minor traffic violations) related to his duties;

●	his material breach of any provision of the Frank Employment Agreement or any written Inspire policy, if such breach is not cured within 10 days after written notice; and

●	any other act or omission which harms or may reasonably be expected to harm the reputation or business interests of the Company.

Mr. Frank may terminate the Frank Employment Agreement immediately for good reason, which is defined to include:

●	a material breach of the Frank Employment Agreement by the Company, if such breach is not cured within 10 days after written notice;

●	a material reduction in his duties or responsibilities without his consent, if such breach is not cured within 10 days after written notice; and

●	a change in control of the Company, provided that he gives notice of termination based on such change in control within six months.

Severance Pay

In the event the Frank Employment Agreement is terminated by Mr. Frank for good reason but not in connection with a change in control of the Company, the Company will provide Mr. Frank with severance pay equal to one year of Mr. Frank’s then-current base salary, contingent on Mr. Frank executing a release of claims. In the event the Frank Employment Agreement is terminated by Mr. Frank for good reason within six months after a change in control of the Company, the Company will provide Mr. Frank with severance pay equal to (a) one year of Mr. Frank’s then-current base salary and (b) as determined in the Board’s sole discretion, a pro rata stock bonus taking into account the Company’s performance for the current calendar year, contingent on Mr. Frank executing a release of claims.

Executive Incentive Compensation Recovery Policy

We have adopted an executive incentive compensation recovery policy (the “Executive Incentive Compensation Recovery Policy”) pursuant to Section 10D of the Securities Exchange Act of 1934, as amended, Rule 10D-1 promulgated under the Exchange Act (“Rule 10D-1”), and Listing Rule 5608 adopted by Nasdaq (the “Listing Standards”). The purpose of the Executive Incentive Compensation Recovery Policy is to provide for the recovery of certain incentive-based compensation in the event of an accounting restatement. In the event of an accounting restatement, it is the Company’s policy to recover reasonably promptly the amount of any erroneously awarded compensation received during the recovery period. An accounting restatement involves a restatement of the Company’s financial statements due to material noncompliance with any financial reporting requirement under the federal securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period.

The amount of “erroneously awarded compensation” generally means the amount of incentive-based compensation (compensation that is granted, earned, or vested based wholly or in part upon the attainment of a financial reporting measure) received by a covered executive that exceeds the amount of incentive-based compensation that otherwise would have been received had it been determined based on the restated financial statements. The Company need not recover any “erroneously awarded compensation” if and to the extent that the Compensation Committee or a majority of the independent members of the Board determines that such recovery is impracticable and not required under Rule 10D-1 and the Listing Standards, including if the Compensation Committee or a majority of the independent members of the Board determines that: (i) the direct expense paid to a third party to assist in enforcing the policy would exceed the amount to be recovered after making a reasonable attempt to recover, or (ii) recovery would likely cause an otherwise tax-qualified broad-based retirement plan to fail the requirements of Section 401(a)(13) or Section 411(a) of the Internal Revenue Code of 1986, as amended, and regulations thereunder.

The policy is administered by our Compensation Committee, except that the Board may decide to act as the administrator in lieu of the Compensation Committee or designate another committee of the Board (including a special committee) to act as the administrator other than for the determination that recovery of “erroneously awarded compensation” is impracticable and not required.

2022 Equity Incentive Plan

Effective October 18, 2022, shareholders of Company approved the Company’s 2022 Equity Incentive Plan (the “Plan”). The Plan provides for the award of stock options (incentive and non-qualified), stock awards and stock appreciation rights to officers, directors, employees and consultants who provide services to the Company.

Under the plan, the capital stock available for issuance under the Plan are the shares of the Company’s authorized but unissued common stock. The number of shares issued may not exceed, at any given time, ten percent (10%) of the total of: (a) the issued and outstanding shares of the Company’s common stock, and (b) all shares common stock issuable upon conversion or exercise of any outstanding securities of the Company which are convertible or exercisable into shares of common stock.

The Board may terminate the Plan at any time. Unless sooner terminated, the Plan will terminate ten years after the effective date of the Plan. The number of shares of common stock covered by each outstanding stock right, and the number of shares of common stock which have been authorized for issuance under the Plan as well as the price per share of common stock (or cash, as applicable) covered by each such outstanding option or stock appreciation rights, shall be proportionately adjusted for any increases or decrease in the number of issued shares of common stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification, or any other increase or decrease in the number of issued shares of common stock effected without receipt of consideration by the Company.

The foregoing description of the 2022 Equity Incentive Plan is qualified in its entirety by the full text of the 2022 Equity Incentive Plan, which is attached hereto as Exhibit 10.5 and is herein incorporated by reference.

Director Compensation

Our non-employee directors receive the following compensation:

●	an annual retainer of $36,000, payable monthly; and

●	an annual committee fee of $5,000 for those non-employee directors who serve on one or more committees, payable annually.

In addition, in September 2024, non-employee directors who were then serving on the Board received options to acquire shares of Class A common stock.

The following table summarizes the compensation paid to our non-employee directors during the fiscal year ended December 31, 2024:

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(4)(5)	Non-Equity Plan Incentive Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total
Larry Alexander	41,000	—	3,618	—	—	—	44,618
Phillip Balatsos(2)	9,000	—	—	—	—	—	9,000
Charles Stith Keiser	36,000	—	2,382	—	—	—	38,382
Peter Lau(3)	30,750	—	3,177	—	—	—	44,177
Anne Murphy	41,000	—	3,618	—	—	—	44,618
John Suprock(3)	27,000	—	3,618	—	—	—	44,618
Erinn Thomas-Mackey, DVM	41,000	—	3,618	—	—	—	34,368
Timothy Watters	41,000	—	3,618	—	—	—	30,618

(1)	Kimball Carr, our Chair of the Board, President and Chief Executive Officer, is not included in this table. As an employee of the Company, Mr. Carr receives no compensation for service as a director. The compensation received by Mr. Carr is shown in the Summary Compensation Table in “Executive Compensation.”

(2)	Mr. Balatsos joined the Company’s Board in October 2024.

(3)	Messrs. Lau and Suprock ceased to serve on the Company’s Board as of October 9, 2024. Their stock option awards were forfeited and canceled at that time.

(4)	Amount represents the aggregate grant date fair value, computed in accordance with Accounting Standards Codification Topic 718, Compensation — Stock Compensation, of options to acquire shares of Class A common stock granted on September 26, 2024 at an exercise price of $17 per share, which was the closing price per share of the Class A common stock on the Nasdaq Stock Market on the grant date (as adjusted for a 1-for-25 reverse stock split that was effected in January 2025). The options were fully vested on the grant date. Information about the assumptions used to value these awards can be found in Note 11 to the consolidated financial statements in the Annual Report.

(5)	The following table provides information regarding the aggregate outstanding option awards held by each non-employee director as of December 31, 2024 (as adjusted for a 1-for-25 reverse stock split that was effected in January 2025):

	Stock Options
Name	Outstanding (#)	Unvested (#)
Larry Alexander	1,447	—
Phillip Balatsos	—	—
Charles Stith Keiser	953	—
Peter Lau	—	—
Anne Murphy	1,447	—
John Suprock	—	—
Erinn Thomas-Mackey, DVM	1,447	—
Timothy Watters	1,447	—

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table set forth information regarding beneficial ownership of our Class A and Class B common stock as of December 31, 2025 by (1) each of our named executive officers, (2) each of our directors, (3) all of our directors and executive officers as a group and (4) each person, or group of affiliated persons, known by us to beneficially own more than five percent of our shares of Class A or Class B common stock.

The information relating to beneficial ownership of our voting securities by our principal stockholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person directly or indirectly has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to dispose or direct the disposition of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary interest. Unless otherwise indicated, it is our understanding and belief that the stockholders listed possess sole voting and investment power with respect to the shares shown.

The percentages below are calculated based on 92,249,980 shares of Class A common stock outstanding and 3,020,750 shares of Class B common stock outstanding.

Except as otherwise noted below, each stockholder’s address is c/o Inspire Veterinary Partners, Inc. 780 Lynnhaven Parkway, Suite 400, Virginia Beach, VA 23452.

Name of Beneficial Owner	Class of Voting Stock Beneficially Owned	Number of Shares Beneficially Owned		Percentage of Shares Beneficially Owned	Total Combined Percentage of Shares Beneficially Owned
NAMED EXECUTIVE OFFICERS
Kimball Carr	Class A common	92,624	(1)	*	*	%
	Class B common	333,250		11.0%

Richard Frank	Class A common	58,480	(2)	*	*
	Class B common	—		—

Alexandra Quarti	Class A common	—		—	—
	Class B common	—		—
DIRECTORS
Larry Alexander	Class A common	1,448	(3)	*	*
	Class B common	—		—

Phillip Balatsos	Class A common	—		—	—
	Class B common	—		—

Charles Stith Keiser	Class A common	963	(4)	*	2.3%
	Class B common	2,150,000	(5)	71.2%

Anne Murphy	Class A common	1,447	(6)	*	*
	Class B common	—		—

Erinn Thomas-Mackey	Class A common	1,449	(3)	*	*
	Class B common	—		—

Name of Beneficial Owner	Class of Voting Stock Beneficially Owned	Number of Shares Beneficially Owned		Percentage of Shares Beneficially Owned	Total Combined Percentage of Shares Beneficially Owned
Timothy Watters	Class A common	1,447	(6)	*	*
	Class B common	—		—

All Current Directors and Executive Officers as a Group (11 persons)	Class A common	192,105		*	2.8%
	Class B common	2,483,250		82.2%
GREATER THAN 5% OWNERS
Wilderness Trace Veterinary Partners, LLC	Class A common	—		—	2.3%
	Class B common	2,150,000	(7)	71.2%

Peter Lau	Class A common	—		—	* %
	Class B common	537,500		17.8%

*	Represents less than 1%.

(1)	Includes 20 shares of Class A common stock that may be acquired at a price of $6,000 per share upon exercise of a fully vested warrant. The warrant is exercisable until January 1, 2028. Also includes 92,593 shares of Class A common stock that may be acquired at a price of $1.62 per share upon exercise of fully vested options.

(2)	Represents 58,480 shares of Class A common stock that may be acquired at a price of $1.71 per share upon exercise of fully vested options.

(3)	Includes 1,447 shares of Class A common stock that may be acquired at a price of $17 per share upon exercise of fully vested options.

(4)	Includes 953 shares of Class A common stock that may be acquired at a price of $17 per share upon exercise of fully vested options.

(5)	Beneficially owned by Wilderness Trace Veterinary Partners, LLC, which is controlled by Charles Stith Keiser.

(6)	Represents 1,447 shares of Class A common stock that may be acquired at a price of $17 per share upon exercise of fully vested options.

(7)	Wilderness Trace Veterinary Partners, LLC is 100% owned and controlled by Charles Stith Keiser.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Since January 1, 2023, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are a participant and in which the amount involved exceeded or exceeds $120,000 and in which any of our directors, executive officers, holders of more than five percent of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest, other than compensation arrangements with directors and executive officers, which are described elsewhere in this proxy statement, and as set forth below.

Keiser Loans

On August 10, 2022, Charles Stith Keiser, our director, former Chief Operating Officer and largest shareholder through his entity Wilderness Trace Veterinary Partners, LLC, and his father, advanced $150,000 each for a total of $300,000 to the Company for working capital needs. The advances were pursuant to an oral agreement, were interest-free, required the Company to pay a $5,000 fee to each lender as consideration for the advances and were payable upon demand by either lender. All amounts payable in satisfaction of loans to the Company made by Mr. Keiser or Dr. Keiser were repaid prior to the consummation of the Company’s initial public offering on August 31, 2023.

Consulting Agreements

The Company received acquisition, business and financial advisory services from Blue Heron Consulting (“BHC”) pursuant to a consulting agreement (the “BHC Consulting Agreement”) that it entered into with BHC in June 2021. Charles Stith Keiser, our director is the Chief Operating Officer of BHC and Mr. Keiser’s father is the Chief Visionary Officer of BHC. The BHC Consulting Agreement was terminated without cause by the Company in the fourth quarter of 2023. The Company paid approximately $1.1 million to BHC during the term of the agreement. The Company continues to use BHC for ad hoc services that are billed based on services provided. The Company paid BHC $83,168 during the year ended December 31, 2024.

The Company entered into a consulting agreement with Star Circle Advisory Group, LLC (“Star Circle”) on August 2, 2022, to serve as financial consultant, on a non-exclusive basis, to assist with arranging bridge financing and the initial public offering of the Company. Star Circle is partially owned and controlled by Kimball Carr, our Chief Executive Officer. Star Circle was entitled to a monthly fee of $33,000, payable monthly. Each party was responsible for its own ordinary office and personnel expenses; however, Star Circle was entitled, with prior written consent from the Company, for reimbursement for required extraordinary expenses including air travel, lodging, and Company filing fees. Prior to the formal agreement between the Company and Star Circle, Star Circle provided the same services under a verbal agreement that was memorialized by the consulting agreement. During the fourth quarter of 2023 management terminated the service agreement with Star Circle Advisory. The Company incurred $284,900 in expenses for the year ended December 31, 2023.

Chief Executive Officer’s Warrant

On January 1, 2023, the Board of Directors issued a warrant to purchase up to 20 shares of our Class A common stock at a purchase price per share equal to $6,000 to Kimball Carr, our CEO, in consideration for his personal guaranty of the Company loans. The warrant expires on January 1, 2028. The warrants were measured at fair value using the Black Scholes Method. The warrants were valued at $2,701 at the time of issuance.

Sale of Veterinary Clinic

On September 20, 2024, the Company sold Kauai Veterinary Clinic to Kauai RE Holdings LLC in consideration for Kauai RE Holdings LLC assuming $2 million in debt. The father of our board member, Charles Stith Keiser, is a member of Kauai RE Holdings LLC.

Conflicts of Interest

Members of our management are associated with other firms involved in a range of business activities. Consequently, there are potential inherent conflicts of interest in their acting as officers and directors of the Company. Although the officers and directors are engaged in other business activities, we anticipate they will devote an important amount of time to our affairs.

Our officers and directors are now and may in the future become shareholders, officers or directors of other companies, which may be formed for the purpose of engaging in business activities similar to ours. Accordingly, additional direct conflicts of interest may arise in the future with respect to such individuals acting on behalf of us or other entities. Moreover, additional conflicts of interest may arise with respect to opportunities which come to the attention of such individuals in the performance of their duties or otherwise. Currently, we do not have a right of first refusal pertaining to opportunities that come to their attention and may relate to our business operations.

Our officers and directors are, so long as they are our officers or directors, subject to the restriction that all opportunities contemplated by our plan of operation which come to their attention, either in the performance of their duties or in any other manner, will be considered opportunities of, and be made available to us and the companies that they are affiliated with on an equal basis. A breach of this requirement will be a breach of the fiduciary duties of the officer or director. If we or the companies with which the officers and directors are affiliated both desire to take advantage of an opportunity, then said officers and directors would abstain from negotiating and voting upon the opportunity. However, all directors may still individually take advantage of opportunities if we should decline to do so.

Review, Approval or Ratification of Transactions with Related Persons

Our Code of Ethics states that directors and executive officers must avoid conflicts of interest with the Company and requires any situation that involves, or may reasonably be expected to involve, a conflict of interest with the Company to be disclosed immediately to the Chair of the Board. The Audit Committee will review issues involving potential conflicts of interest, and review and approve all related party transactions, including those required to be disclosed as a “related party” transaction under applicable federal securities laws. The Audit Committee has not adopted any specific procedures for conducting reviews of potential conflicts of interest and considers each transaction in light of the specific facts and circumstances presented. However, to the extent a potential related party transaction is presented to the Audit Committee, the Audit Committee becomes fully informed regarding the potential transaction and the interests of the related party and has the opportunity to deliberate outside of the presence of the related party. The Audit Committee only approves a related party transaction that is in the best interests of, and fair to, the Company, and seeks to ensure that any completed related party transaction is on terms no less favorable to the Company than could be obtained in a transaction with an unaffiliated third party.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of seven hundred seventy million (770,000,000) shares of stock, consisting of three (3) classes of stock designated, respectively, as “Class A common stock,” “Class B common stock” and “Preferred Stock,” each such share having a par value of $0.0001 per share. The total number of authorized shares are: seven hundred million (700,000,000) shares of Class A common stock; twenty million (20,000,000) shares of Class B common stock; and fifty million (50,000,000) shares of Preferred Stock.

Class A Common Stock

Holders of our Class A common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. No holder of shares of Class A common stock has the right to cumulate votes.

Holders of our Class A common stock are entitled to receive dividends when and if declared by our board of directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding shares of Preferred Stock.

Upon the liquidation, dissolution or winding up of the Company, after payment in full of all amounts required to be paid to creditors and to the holders of our Preferred Stock having liquidation preferences, if any, the holders of our Class A common stock are entitled to share, along with the holders of our Class A common stock and holders of Preferred Stock which are not entitled to any liquidation preference, ratably in all assets remaining.

Holders of Class A common stock have no preemptive or redemption rights and no right to convert their common stock into any other securities. All outstanding shares of Class B common stock are fully paid and non-assessable.

Class B Common Stock

Holders of our Class B common stock are entitled to twenty-five (25) votes for each share held of record on all matters submitted to a vote of stockholders. No holder of shares of Class B common stock has the right to cumulate votes.

Subject to the rights of holders of Preferred Stock having preference as to dividends, the holders of our Class A common stock are entitled to receive dividends when, as and if declared by our board of directors out of legally available funds.

Upon our liquidation, dissolution or winding up of the affairs of the Company, subject to any preference right of holder of the Preferred Stock of the Company, the holders of our Class B common stock shall share equally and ratably, along with the holders of our Class A common stock and holders of Preferred Stock which are not entitled to any liquidation preference, in the Company’s assets. The merger, conversion, exchange or consolidation of the Company is not deemed a liquidation, dissolution or winding up of the affairs of the Company.

Our Class B common stock may be convertible at the option of the holders, without the payment of additional consideration, at any time, into shares of Class A common stock at a conversion rate of one share of Class A common stock for each share of Class B common stock. The conversion rate of the Class B common stock will be adjusted proportionately if the Company, at any time or from time to time, (a) pays a dividend or makes a distribution for no consideration to holders of our Class A common stock, (b) subdivides (by stock split, recapitalization or otherwise) our outstanding Class A common stock into a greater number of shares, or (c) combines its outstanding Class A common stock into a smaller number of shares.

The holders of Class B common stock do not have any redemption or preemptive rights.

Preferred Stock

Pursuant to our articles of incorporation, our board of directors has the authority, without further action by the stockholders, to issue up to fifty million (50,000,000) shares of Preferred Stock, in one or more series. Our board of directors has the authority, without further action by the shareholders, to issue shares of Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions granted to or imposed upon the preferred stock. Preferred Stock may be designated and issued without authorization of shareholders unless such authorization is required by applicable law, the rules of the principal market or other securities exchange on which our stock is then listed or admitted to trading.

Our board of directors may authorize the issuance of Preferred Stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our Class A common stock or Class B common stock. The issuance of Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, under some circumstances, have the effect of delaying, deferring or preventing a change in control of the Company.

The description of Preferred Stock in this prospectus and the description of the terms of a particular series of preferred stock in any applicable prospectus supplement are not complete. You should refer to any applicable certificate of designation for complete information.

All shares of Preferred Stock offered hereby will, when issued, be fully paid and nonassessable, including shares of Preferred Stock issued upon the exercise of preferred stock warrants or subscription rights, if any.

Series A preferred stock

The Company has designated 20,000 shares of the Company’s authorized and unissued preferred stock as Series A preferred stock (the “Series A preferred stock”). As of the date of this prospectus, there are no shares of Series A preferred stock issued and outstanding.

Series B preferred stock

The Company has designated 10,000 shares of the Company’s authorized and unissued preferred stock as Series B Preferred Stock (the “Series B preferred stock”) and established the rights, preferences and privileges of the Series B preferred stock pursuant to a Certificate of Designations of Rights and Preferences of the Series B Preferred Stock (the “Certificate of Designations”).

General. Each share of Series B preferred stock has a stated value of $1,000 per share and, when issued, the Series B preferred stock will be fully paid and non-assessable.

Ranking. The Series B preferred stock, with respect to the payment of dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company, ranks senior to all capital stock of the Company unless the Required Holders (as defined in the Series B Certificate of Designation) consent to the creation of other capital stock of the Company that is senior or equal in rank to the Series B preferred stock.

Dividends. The holders of Series B preferred stock will be entitled to dividends, on an as-if converted basis, equal to and in the same form as dividends actually paid on shares of the Company’s Common Stock, when and if actually paid.

Purchase Rights. If at any time the Company grants, issues or sells any options, convertible securities, or rights to purchase stock, warrants, securities or other property pro rata to all or substantially all of the record holders of any class of Common Stock (the “Purchase Rights”), then each holder of Series B preferred stock will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete conversion of all the Series B preferred stock held by such holder immediately prior to the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights at the Alternate Conversion Price (as defined below); subject to certain limitations on beneficial ownership.

Conversion Rights

Conversion at Option of Holder. Each holder of Series B preferred stock may convert all, or any part, of the outstanding Series B preferred stock, at any time at such holder’s option, into shares of the Common Stock (which converted shares of Common Stock are referred to as “Conversion Shares” herein) at the fixed “Conversion Price” of $1.00 which is subject to proportional adjustment upon the occurrence of any stock split, stock dividend, stock combination and/or similar transactions.

Voluntary Adjustment Right. Subject to the rules and regulations of the Nasdaq, the Company has the right, at any time, with the written consent of the Required Holders, to lower the fixed conversion price to any amount and for any period of time deemed appropriate by the board of directors of the Company.

Alternate Conversion Upon a Triggering Event. Following the occurrence and during the continuance of a Triggering Event (as defined below), each holder may alternatively elect to convert the Series B preferred stock at the “Alternate Conversion Price” equal to the lesser of: (i) the applicable conversion price, and the greater of (A) the floor price of $0.1879 (the “Floor Price”); and (B) 80% of the lowest volume weighted average price of the Common Stock during the five consecutive trading days immediately prior to such conversion. On December 1, 2025, the Company entered into an agreement with the Required Holders under the Certificate of Designation, to lower the Floor Price to $0.05.

The Series B Certificate of Designation contains standard and customary triggering events (each, a “Triggering Event”), including but not limited to: (i) the suspension from trading or the failure to list the Common Stock within certain time periods; (ii) failure to declare or pay any dividend when due; (iii) the failure to timely file or make effective a registration statement on Form S-1 or Form S-3 pursuant to the Registration Rights Agreement (as defined below), (iv) the Company’s failure to cure a conversion failure or notice of the Company’s intention not to comply with a request for conversion of any Series B preferred stock, and (iv) bankruptcy or insolvency of the Company.

Other Adjustments. In connection with the Private Placement, the Company has agreed to seek stockholder approval at a special meeting of stockholders, of the issuance of conversion shares at a conversion price below the conversion price (the date of such approval, the “Stockholder Approval Date”).

If 30 days and 60 days following the occurrence of the later of (x) the Stockholder Approval Date and (y) the earlier of (a) the effective date of the registration statement to be filed pursuant to the Registration Rights Agreement and (b) the date that the Series B preferred stock is eligible to be resold without restriction under Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”), the Conversion Price then in effect is greater than the greater of the Floor Price and the Market Price (as defined in the Certificate of Designations) then in effect (each, an “Adjustment Price”), the conversion price shall automatically lower to such Adjustment Price.

Change of Control Exchange. Upon a change of control of the Company, each holder may require the Company to exchange the holder’s shares of Series B preferred stock for consideration equal to the Change of Control Election Price (as defined in the Series B Certificate of Designation), to be satisfied at the Company’s election in either (x) cash or (y) rights convertible into such securities or other assets to which such holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by such holder upon consummation of such corporate event.

Company Optional Redemption. At any time the Company shall have the right to redeem in cash all, but not less than all, the shares of Series B preferred stock then outstanding at a redemption price equal to 125% of the greater of (i) the Conversion Amount being redeemed as of the Company optional redemption date and (ii) the product of (1) the conversion rate with respect to the Conversion Amount being redeemed as of the Company optional redemption date multiplied by (2) the greatest closing sale price of the Common Stock on any Trading Day during the period commencing on the date immediately preceding such Company optional redemption notice date and ending on the Trading Day immediately prior to the date the Company makes the entire payment required to be made.

Fundamental Transactions. The Series B Certificate of Designation prohibits the Company from entering specified fundamental transactions (including, without limitation, mergers, business combinations and similar transactions) unless the Company (or the Company’s successor) assumes in writing all of the Company’s obligations under the Certificate of Designations and the other Transaction Documents (as defined in the Series B Certificate of Designation).

Voting Rights. The holders of the Series B preferred stock shall have no voting power and no right to vote on any matter at any time, either as a separate series or class or together with any other series or class of share of capital stock, and shall not be entitled to call a meeting of such holders for any purpose nor shall they be entitled to participate in any meeting of the holders of Common Stock, except as provided in the Certificate of Designations (or as otherwise required by applicable law).

Covenants. The Series B Certificate of Designation contains a variety of obligations on the Company’s part not to engage in specified activities. In particular, the Company will not, and will cause the Company’s subsidiaries to not, redeem, repurchase or declare any dividend or distribution on any of the Company’s capital stock (other than as required under the Series B Certificate of Designation) and will not incur any indebtedness other than ordinary course trade payables or, subject to certain exceptions, incur any liens. In addition, the Company will not issue any preferred stock or issue any other securities that would cause a breach or default under the Series B Certificate of Designation.

Reservation Requirements. So long as any Series B preferred stock remains outstanding, the Company shall at all times reserve at least 250% of the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all Series B preferred stock then outstanding.

Modification of Shareholder Rights

Pursuant to Nevada Revised Statutes Article 79.390, any amendment to the articles of association (other than a change in number of authorized shares of class or series) to affect or modify shareholders’ rights requires (i) a resolution adopted by the board of directors setting forth the proposed amendment and submission of the proposed amendment to the stockholders for approval; (ii) affirmative vote of stockholders holding shares in the corporation representing at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, approving the amendment; and (iii) a certificate signed by an authorized officer setting forth the amendment, the vote by which the amendment was adopted, and filing of the certificate with the Secretary of State of Nevada.

Anti-Takeover Effects of Provisions of Our Amended and Restated Articles of Incorporation, Our Amended and Restated Bylaws and Nevada Law

Nevada Anti-Takeover Law

The Nevada Revised Statutes (“NRS”) contain several provisions which may make a hostile take-over or change of control of our Company more difficult to accomplish. They include the following:

Under Nevada law, any one or all of the directors of a corporation may be removed by the holders of not less than two-thirds of the voting power of a corporation’s issued and outstanding stock. All vacancies on the board of directors of a Nevada corporation may be filled by a majority of the remaining directors, though less than a quorum, unless the articles of incorporation provide otherwise. In addition, unless otherwise provided in the articles of incorporation, the board may fill the vacancies for the entire remainder of the term of office of the resigning director or directors. Our Articles of Incorporation do not provide otherwise.

In addition, Nevada law provides that unless otherwise provided in a corporation’s articles of incorporation or bylaws, shareholders do not have the right to call special meetings. Our articles of incorporation and our bylaws do not give shareholders this right. In accordance with Nevada law, we also require advance notice of any shareholder proposals.

Nevada law provides that, unless otherwise prohibited by any bylaws adopted by the shareholders, the board of directors may amend any bylaw, including any bylaw adopted by the shareholders. Pursuant to Nevada law, our articles of incorporation grant the authority to adopt, amend or repeal bylaws exclusively to our directors.

Nevada’s “combinations with interested stockholders” statutes prohibit certain business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” for two years after the such person first becomes an “interested stockholder” unless (i) the corporation’s board of directors approves the combination (or the transaction by which such person becomes an “interested stockholder”) in advance, or (ii) the combination is approved by the board of directors and sixty percent of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates. Furthermore, in the absence of prior approval, certain restrictions may apply even after such two-year period. For purposes of these statutes, an “interested stockholder” is any person who is (x) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (y) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. Subject to certain timing requirements set forth in the statutes, a corporation may elect not to be governed by these statutes. However, we have not included any such provision in our Articles of Incorporation or Bylaws, which means these provisions apply to us.

Nevada’s “acquisition of controlling interest” statutes contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. These “control share” laws provide generally that any person who acquires a “controlling interest” in certain Nevada corporations may be denied certain voting rights, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights. These statutes provide that a person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the NRS, would enable that person to exercise (1) one-fifth or more, but less than one-third, (2) one-third or more, but less than a majority or (3) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply. Our Articles of Incorporation and Bylaws currently contain no provisions relating to these statutes, and unless our Articles of Incorporation or Bylaws in effect on the tenth day after the acquisition of a controlling interest were to provide otherwise, these laws would apply to us if we were to (i) have 200 or more stockholders of record (at least 100 of which have addresses in the State of Nevada appearing on our stock ledger) and (ii) do business in the State of Nevada directly or through an affiliated corporation. As of the date of this prospectus, we have less than 100 record stockholders with Nevada addresses. However, if these laws were to apply to us, they might discourage companies or persons interested in acquiring a significant interest in or control of the Company, regardless of whether such acquisition may be in the interest of our stockholders.

Listing

Our Common Stock is listed on the Nasdaq under the symbol “IVP”.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is VStock Transfer, LLC.

PRIVATE PLACEMENT OF SECURED CONVERTIBLE PROMISSORY NOTES

This prospectus relates to the potential offer and resale by the selling stockholders identified in this prospectus or its permitted transferees (the “Selling Stockholder”) of up to 200,000,000 shares of our Class A common stock, $0.0001 par value per share, (the “Class A common stock” or “Common Stock”) consisting of (i) up to 118,500,000 shares of Common Stock issuable upon conversion of the principal and accrued interest of a secured convertible promissory note issued December 31, 2025 in the aggregate principal amount of $975,000 ( the “First Note”), which was purchased pursuant to a securities purchase agreement effective as of December 31, 2025 (the “Purchase Agreement”), (ii) 2,000,000 shares of Common Stock issued as additional consideration in connection with the purchase of the First Note, (iii) up to 79,000,000 shares of Common Stock issuable upon conversion of the principal and accrued interest of a secured convertible promissory note in the aggregate principal amount of up to $650,000 (the “Second Note” and together with the First Note, the “Notes”), which will be issued pursuant to the Purchase Agreement upon the registration statement of which this prospectus is a part having been declared effective by the U.S. Securities and Exchange Commission (“SEC”), and (iv) 500,000 shares of Common Stock to be issued as additional consideration in connection with the purchase of the Second Note.

Secured Convertible Promissory Notes

Effective as of December 31, 2025, the Company entered into the Purchase Agreement with the Selling Stockholder pursuant to which the Company agreed to issue and sell to the Selling Stockholder up to $1,625,000 aggregate principal amount of Notes in one or more closings.

Initial Closing. At the initial closing, the Company issued the First Note for gross proceeds of $750,000, reflecting an original issue discount of approximately 30%. The First Note matures on December 31, 2026 and bears interest at a stated rate of 10% per annum, subject to increase upon the occurrence of certain events of default. In connection with the initial closing, the Company issued 2,000,000 shares of Common Stock to the Selling Stockholder as commitment shares.

Subsequent Closing. Pursuant to the Purchase Agreement, following the effectiveness of the registration statement of which this prospectus is a part and subject to the satisfaction of certain conditions, the Selling Stockholder is obligated to purchase the Second Note in the original principal amount of up to $455,000 for gross proceeds of up to $350,000, reflecting a similar original issue discount. The Selling Stockholder may, in its discretion and subject to additional conditions, increase the principal amount of the Second Note to up to $650,000. In connection with the issuance of the Second Note, the Company has agreed to issue an additional 500,000 shares of Common Stock to the Selling Stockholder.

Conversion Rights. The Notes are convertible, at the option of the Selling Stockholder, into shares of the Common Stock at a conversion price equal to the lesser of (i) $0.06 per share or (ii) 80% of the lowest traded price of the Common Stock during the fifteen consecutive trading days, ending on the trading day immediately preceding the applicable conversion date, subject to a floor price of $0.01 per share and customary adjustments for stock splits, stock dividends, and similar events. As a result of this variable-price conversion feature, the number of shares issuable upon conversion of the Notes will increase if the market price of the Company’s common stock declines. Accordingly, conversion of the Notes could result in substantial dilution to existing stockholders, particularly if the Company’s stock price decreases prior to conversion.

The Notes also contain provisions that further reduce the effective conversion price or increase the principal amount upon the occurrence of certain events, including failure to maintain reporting status under the Securities Exchange Act of 1934, as amended, failure to maintain DTC eligibility, failure to timely deliver conversion shares, or failure to maintain a sufficient reserve of authorized but unissued shares. These provisions could cause dilution and place additional downward pressure on the market price of the Common Stock.

Adjustments. The Notes contain provisions designed to protect the Selling Stockholder against the dilutive effect of certain subsequent equity or equity-linked issuances by the Company. If the Company issues Common Stock or securities convertible into or exercisable for Common Stock at an effective price per share lower than the conversion price then in effect under the Notes, the conversion price of the Notes may be adjusted downward to match such lower effective price as set forth in the Notes. In addition, while the Notes remain outstanding, if the Company issues or agrees to issue securities to any third party with a look-back period that is more favorable than that applicable to the Notes, the Selling Stockholder has the right to adopt such more favorable look-back terms.

The Notes also provide for adjustments in the event of certain mergers, consolidations, sales of substantially all assets, changes of control, or similar fundamental transactions involving the Company. Upon the occurrence of such a transaction, the Selling Stockholder has the right to receive, upon conversion of the Notes, the same form of consideration that a holder of Common Stock would have received in such transaction, or, to treat the change of control transaction as an event of default and to require the Company to repay the Notes for cash at a premium to the outstanding principal amount and accrued and unpaid interest.

Share Issuance Limits and Nasdaq Considerations. Conversions of the Notes are subject to beneficial ownership limitations initially set at 4.99% of the outstanding Common Stock, which may be increased to up to 9.99% upon advance notice by the Selling Stockholder (the “Maximum Share Amount”). Once the Maximum Share Amount has been achieved, additional issuances of shares upon conversion may not occur until all legal and regulatory requirements are met, including Nasdaq Listing Rule 5635(d), which requires the Company to obtain stockholder approval prior to issuing additional shares. Failure to obtain stockholder approval or otherwise eliminate legal and regulatory stock ownership prohibitions will be considered an event of default.

Penalties and Events of Default. The Notes include numerous events of default, including failure to pay amounts when due, failure to issue conversion shares in a timely manner, failure to maintain listing or quotation of the Company’s common stock, failure to comply with reporting obligations, and breaches of covenants or representations. Upon the occurrence of certain events of default, amounts outstanding under the Notes may be accelerated and become payable at a premium to the outstanding principal and accrued interest. In lieu of cash payment following an event of default, the Selling Stockholder may elect to convert all or a portion of the amounts due into shares of the Company’s common stock at a conversion price determined pursuant to alternative pricing formulas set forth in the Notes. These formulas may provide for conversion at a discount to the lowest traded price of the Company’s common stock during a specified look-back period prior to conversion. As a result, the number of shares issuable upon conversion following an event of default could be significantly greater than the number of shares issuable absent such default.

Prepayment Restrictions. The Notes generally may not be prepaid without the Selling Stockholder’s consent. If prepayment is permitted, the Company would be required to pay a premium equal to 120% of the outstanding principal amount, plus (i) accrued and unpaid interest, plus (ii) default interest, if any.

Security Interest. The Notes are secured obligations of the Company. Upon an event of default, the Selling Stockholder may exercise remedies against the collateral in accordance with the terms of the Notes and related transaction documents.

Certain Representations, Warranties and Covenants and Indemnification Obligations. The Purchase Agreement and Notes contain customary representations, warranties, covenants, and indemnification obligations of each of the Company and the Selling Stockholder.

Registration Rights and Resale. The obligation of the Selling Stockholder to purchase the Second Note is conditioned upon the effectiveness of a registration statement covering the resale of the securities issued or issuable pursuant to the Purchase Agreement. Shares issued upon conversion of the Notes and the commitment shares may be resold pursuant to this registration statement, Rule 144, or another available exemption from registration.

Use of Proceeds. The Company intends to use the net proceeds from the private placement for general corporate purposes.

Placement Agent Fees. In connection with the private placement, the Company agreed to pay placement and advisory fees totaling $75,000 to Garden State Securities, Inc.

The foregoing description of the Purchase Agreement and the Notes is qualified in its entirety by reference to the Purchase Agreement and the First Note, copies of which are filed as Exhibits 10.12 and 10.13, respectively, to the registration statement of which this prospectus is part, and which are incorporated herein by reference.

SELLING STOCKHOLDER

The shares of Common Stock being offered by the Selling Stockholder are those issuable to the Selling Stockholder upon conversion of the Notes and the commitment shares issued in connection with the purchase of the Notes. For additional information regarding the issuance of the Notes, see “Private Placement of Secured Convertible Promissory Notes” above. We are registering the shares of Common Stock in order to permit the Selling Stockholder to offer the shares for resale from time to time. Except for the transactions contemplated by the Purchase Agreement, the Selling Stockholder has not had any material relationship with us within the past three years.

The table below presents information regarding the Selling Stockholder and the shares of Class A common stock that it may offer from time to time under this prospectus. This table is prepared based on information supplied to the Company by the Selling Stockholder and reflects holdings as of December 31, 2025. The number of shares in the column “Maximum Number of Shares of Class A Common Stock to be Offered Pursuant to this Prospectus” represents all of the shares of Class A common stock that the Selling Stockholder may offer under this prospectus. The Selling Stockholder may sell some, all or none of its shares in this offering. We do not know how long the Selling Stockholder will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholder regarding the sale of any of the shares. See “Plan of Distribution.”

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Securities Exchange Act of 1934, as amended, and includes shares of Class A common stock with respect to which the Selling Stockholder has voting and investment power. The percentage of shares of Class A common stock beneficially owned by the Selling Stockholder prior to the offering shown in the table below is based on an aggregate of 92,249,980 shares of our Class A common stock outstanding on December 31, 2025. Under the terms of the Notes, the Selling Stockholder may not convert the Notes to the extent (but only to the extent) the Selling Stockholder or any of its affiliates would beneficially own a number of shares of Common Stock in excess of the Maximum Share Amount.

The column “Number of Shares of Class A Common Stock Owned After Offering” assumes the sale of all of the shares offered by the Selling Stockholder pursuant to this prospectus.

	Number of Shares of Class A Common Stock Owned Prior to Offering		Maximum Number of Shares of Class A Common Stock to be Offered(1)	Number of Shares of Class A Common Stock Owned After Offering
Name of Selling Stockholder	Number	Percentage of Outstanding Shares	Pursuant to this Prospectus(2)	Number(2)	Percentage of Outstanding Shares
Manetto Hill Fund Series I, LLC(3)	0	--	200,000,000	0	--

(1)	This prospectus covers the resale of up to 200,000,000 shares of Common Stock issued or issuable to the Selling Stockholder pursuant to (i) the First Note; (ii) the Second Note; and (iii) the number of shares of Common Stock issued as consideration in connection with the purchase of the Notes. Because the conversion price of the First Note and the Second Note is calculated based on price of the Common Stock as of the date of conversion and may be otherwise adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus.

(2)	Assumes the sale of all shares being offered pursuant to this prospectus.

(3)	Manetto Hill Fund Series I, LLC is managed by Brian Freifeld. Brian Freifeld in his capacity as manager of Manetto Hill Fund Series I, LLC may be deemed to have investment discretion and voting power over the shares held by Manetto Hill Fund Series I, LLC. Brian Freifeld disclaims any beneficial ownership of these shares. The business address of Manetto Hill Fund Series I, LLC is 353 Lexington Avenue, Suite 1501, New York, NY 10016.

The Company may supplement this prospectus from time to time as required by the rules of the SEC to include certain information concerning the security ownership of the Selling Stockholder, the number of securities offered for resale and the position, office, or other material relationship which the Selling Stockholder has had within the past three years with the Company or any of its predecessors or affiliates.

PLAN OF DISTRIBUTION

We are registering the shares of Common Stock issuable upon conversion of the Notes and the commitment shares issued or to be issued in connection with the purchase of the Notes to permit the resale of these shares of Common Stock by the Selling Stockholder from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Stockholder of the shares of Common Stock. We will bear all fees and expenses incident to our obligation to register the shares of Common Stock.

The Selling Stockholder may sell all or a portion of the shares of Common Stock held by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of Common Stock are sold through underwriters or broker-dealers, the Selling Stockholder will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of Common Stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales made after the date the registration statement, of which this prospectus forms a part, is declared effective by the SEC;

●	broker-dealers may agree with a selling security holder to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The Selling Stockholder may also sell shares of Common Stock under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus. In addition, the Selling Stockholder may transfer the shares of Common Stock by other means not described in this prospectus. If the Selling Stockholder effects such transactions by selling shares of Common Stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholder or commissions from purchasers of the shares of Common Stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of Common Stock or otherwise, the Selling Stockholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of Common Stock in the course of hedging in positions they assume. The Selling Stockholder may also sell shares of Common Stock short and deliver shares of Common Stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Stockholder may also loan or pledge shares of Common Stock to broker-dealers that in turn may sell such shares.

The Selling Stockholder may pledge or grant a security interest in some or all of the shares of Common Stock owned by it and, if it defaults in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The Selling Stockholder also may transfer and donate the shares of Common Stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the Selling Stockholder and any broker-dealer participating in the distribution of the shares of Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of Common Stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of Common Stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Stockholder and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the shares of Common Stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of Common Stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that the Selling Stockholder will sell any or all of the shares of Common Stock registered pursuant to the registration statement, of which this prospectus forms a part.

The Selling Stockholder and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Common Stock by the Selling Stockholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in market-making activities with respect to the shares of Common Stock. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

We will pay all expenses of the registration of the shares of Common Stock, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, the Selling Stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the Selling Stockholder against liabilities, including some liabilities under the Securities Act, or the Selling Stockholders will be entitled to contribution. We may be indemnified by the Selling Stockholder against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the Selling Stockholder specifically for use in this prospectus, in accordance with the related registration rights agreements or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The Crone Law Group P.C. will pass upon the validity of the securities offered in this offering.

EXPERTS

The consolidated financial statements as of December 31, 2024 and December 31, 2023 included in this prospectus and in the registration statement have been so included in reliance on the report of Kreit & Chiu CPA LLP, an independent registered public accounting firm, appearing elsewhere herein and in the registration statement, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC, under the Securities Act, a registration statement on Form S-1 relating to the securities offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to our company and the securities we are offering by this prospectus you should refer to the registration statement, including the exhibits and schedules thereto. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The SEC’s website address is http://www.sec.gov.

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the website of the SEC referred to above. We maintain a website at www.inspirevet.com. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

INDEX TO THE INSPIRE VETERINARY PARTNERS, INC AND SUBISIDIARIES FINANCIAL STATEMENTS

Inspire Veterinary Partners, Inc. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

	September 30,	December 31,
	2025	2024
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$341,746	$523,690
Accounts receivable, net	28,704	40,675
Inventory	497,614	516,650
Investments – equity securities	2,571,429	-
Prepaid expenses and other current assets	385,055	942,456
Total current assets	3,824,548	2,023,471

Restricted cash - non-current	234,500	200,000
Property and equipment, net	6,889,958	6,382,788
Right-of-use assets	1,695,171	1,879,729
Intangibles assets	1,175,099	1,633,927
Goodwill	9,088,263	8,022,082
Deferred financing costs	1,000,000	-
Other assets	48,227	53,997
Total assets	$23,955,766	$20,195,994

Liabilities and Stockholder’s Deficit
Current liabilities:
Accounts payable	$1,700,265	1,979,503
Accrued expenses	969,940	285,770
Operating lease liabilities	170,774	183,981
Loans payable, net of discount	2,057,740	2,340,020
Convertible notes payable	274,908	-
Promissory note	1,120,623	-
Notes payable, net of discount	3,424,599	3,410,465
Total current liabilities	9,718,849	8,199,739

Operating lease liabilities, non-current	1,813,828	1,943,487
Notes payable - noncurrent	8,254,408	8,490,763
Total liabilities	19,787,085	18,633,989

Commitments and Contingencies (Note 15)

Stockholder’s Equity (Deficit)
Common stock - Class A, $0.0001 par value, 100 million shares authorized, 3,609,285 and 1,176,059 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively.	360	117
Common stock - Class B, $0.0001 par value, 20 million shares authorized, 3,020,750 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively.	302	302
Preferred stock - Convertible Series B, $0.0001 par value, 10,000 and 0 shares authorized as of September 30, 2025 and December 31, 2024, respectively, and 7,593 and 0 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively.	1	-
Additional paid in capital	48,494,176	37,911,867
Accumulated deficit	(44,326,158)	(36,350,281)
Total stockholder’s equity (deficit)	4,168,681	1,562,005
Total liabilities and stockholder’s equity (deficit)	$23,955,766	$20,195,994

See accompanying unaudited notes to the condensed consolidated financial statements.

Inspire Veterinary Partners, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2025	2024	2025	2024
Service revenue	$3,138,670	$2,969,748	$9,074,965	$9,735,585
Product revenue	1,177,462	1,079,277	3,163,910	3,535,388
Total revenue	4,316,132	4,049,025	12,238,875	13,270,973

Operating expenses
Cost of service revenue (exclusive of depreciation and amortization, shown separately below)	2,678,940	2,568,085	7,253,536	7,705,972
Cost of product revenue (exclusive of depreciation and amortization, shown separately below)	850,153	854,921	2,507,227	2,807,025
General and administrative expenses	2,423,707	2,988,122	7,514,420	8,080,199
Debt extinguishment loss	-	-	689,411	1,587,862
Depreciation and amortization	330,498	340,167	864,293	1,048,290
Gain on sale of business	-	(467,049)	-	(467,049)
Total operating expenses	6,283,298	6,284,246	18,828,887	20,762,299

Loss from operations	(1,967,166)	(2,235,221)	(6,590,012)	(7,491,326)

Other income (expenses):
Interest income	4	44	25	46
Interest expense	(559,111)	(1,254,149)	(1,385,891)	(2,801,491)
Other income (expenses)	-	-	-	(4,768)
Total other expenses	(559,108)	(1,254,105)	(1,385,866)	(2,806,213)

Loss before income taxes	(2,526,273)	(3,489,326)	(7,975,878)	(10,297,539)

Benefit for income taxes	-	-	-	-

Net loss	(2,526,273)	(3,489,326)	(7,975,878)	(10,297,539)
Dividend on convertible series A preferred stock	-	-	-	(220,850)
Net loss attributable to class A and B common stockholders	$(2,526,273)	$(3,489,326)	$(7,975,878)	$(10,518,389)

Net loss per Class A and B common shares:
Basic and diluted	$(0.41)	$(0.85)	$(1.55)	$(2.64)
Weighted average shares outstanding per Class A and B common shares:
Basic and diluted	6,091,057	4,112,531	5,154,703	3,989,343

See accompanying unaudited notes to the condensed consolidated financial statements.

Inspire Veterinary Partners, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Changes in Stockholders’ Equity (Deficit)

	Convertible Series A		Convertible Series B		Class A		Class B
	Preferred Stock		Preferred Stock		Common Stock		Common Stock		Additional		Stockholders’
	No. of		No. of		No. of		No. of		Paid-in	Accumulated	Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)
Balance as of December 31, 2024	-	$-	-	$-	1,176,059	$117	3,020,750	$302	$37,911,867	$(36,350,281)	$1,562,005
Issuance of class A common stock, net of issuance costs	-	-	-	-	651,167	65	-	-	2,285,456	-	2,285,521
Issuance of class A common stock and pre-funded warrants, net of issuance costs	-	-	-	-	207,896	21	-	-	1,571,445	-	1,571,466
Exercise of pre-funded warrants	-	-	-	-	84,429	8	-	-	(8)	-	-
Net loss	-	-	-	-	-	-	-	-	-	(2,415,036)	(2,415,036)
Balance as of March 31, 2025	-	$-	-	$-	2,119,551	$211	3,020,750	$302	$41,768,760	$(38,765,317)	$3,003,956
Issuance of common stock in connection with business acquisition	-	-	-	-	54,734	5	-	-	92,495	-	92,500
Issuance of class A common stock for services	-	-	-	-	150,000	15	-	-	245,085	-	245,100
Stock-based compensation	-	-	-	-	-	-	-	-	139,274	-	139,274
Net loss	-	-	-	-	-	-	-	-	-	(3,034,568)	(3,034,568)
Balance as of June 30, 2025	-	$-	-	$-	2,324,285	$231	3,020,750	$302	$42,245,614	$(41,799,885)	$446,262
Issuance of class A common stock for services	-	-	-	-	400,000	40	-	-	454,560	-	454,600
Exercise of pre-funded warrants	-	-	-	-	885,000	89	-	-	(89)	-	-
Issuance of Series B preferred stock and warrants in exchange for cash and equity securities investment, net of issuance costs	-	-	7,593	1	-	-	-	-	5,794,091	-	5,794,092
Stock-based compensation	-	-	-	-	-	-	-	-	-	-	-
Net loss	-	-	-	-	-	-	-	-	-	(2,526,273)	(2,526,273)
Balance as of September 30, 2025	-	$-	7,593	$1	3,609,285	$360	3,020,750	$302	$48,494,176	$(44,326,158)	$4,168,681

See accompanying unaudited notes to the condensed consolidated financial statements.

Inspire Veterinary Partners, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Changes in Stockholders’ Equity (Deficit)

	Convertible Series A		Convertible Series B		Class A		Class B
	Preferred Stock		Preferred Stock		Common Stock		Common Stock		Additional		Stockholders’
	No. of		No. of		No. of		No. of		Paid-in	Accumulated	Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)
Balance as of December 31, 2023	403,640	$40	-	$-	2,817	$-	3,891,500	$389	$20,426,569	$(21,215,257)	$(788,259)
Issuance of class A common stock and pre-funded warrants, net of issuance costs	-	-	-	-	1,144	-	-	-	3,375,458	-	3,375,458
Exercise of pre-funded warrants	-	-	-	-	17,680	2	-	-	(2)	-	-
Issuance of Class A common stock and pre-funded warrants in connection with commitment shares	-	-	-	-	486	-	-	-	600,000	-	600,000
Issuance of convertible series A preferred stock	20,000	2	-	-	-	-	-	-	199,998	-	200,000
Issuance of class A common stock for services	-	-	-	-	1,562	-	-	-	286,696	-	286,696
Issuance of class A common stock in connection with general release agreement	-	-	-	-	98	-	-	-	20,000	-	20,000
Conversion of convertible series A preferred stock into class A common stock	(363,725)	(36)	-	-	5,916	1	-	-	35	-	-
Convertible series A preferred stock cumulative dividends	-	-	-	-	-	-	-	-	(2,250)	-	(2,250)
Convertible series A preferred stock dividend	21,227	2	-	-	-	-	-	-	212,268	(212,270)	-
Net loss	-	-	-	-	-	-	-	-	-	(3,421,792)	(3,421,792)
Balance as of March 31, 2024	81,142	$8	-	$-	29,703	$3	3,891,500	$389	$25,118,772	$(24,849,319)	$269,853
Exercise of pre-funded warrants	-	-	-	-	4,100	-	-	-	-	-	-
Conversion of convertible series A preferred stock into class A common stock	(54,771)	(5)	-	-	7,960	1	-	-	4	-	-
Convertible series A preferred stock dividend	858	-	-	-	-	-	-	-	10,830	(8,580)	2,250
Net loss	-	-	-	-	-	-	-	-	-	(3,386,421)	(3,386,421)
Balance as of June 30, 2024	27,229	$3	-	$-	41,763	$4	3,891,500	$389	$25,129,606	$(28,244,320)	$(3,114,318)
Issuance of class A common stock and warrants, net of issuance costs	-	-	-	-	5,859	1	-	-	5,459,999	-	5,460,000
Exercise of pre-funded warrants	-	-	-	-	234,154	23	-	-	(23)	-	-
Exercise of class A common stock warrants	-	-	-	-	140,000	14	-	-	3,499,986	-	3,500,000
Conversion of convertible series A preferred stock into class A common stock	(27,229)	(3)	-	-	10,892	1	-	-	2	-	-
Conversion of convertible notes payable	-	-	-	-	101,881	10	-	-	649,990	-	650,000
Stock-based compensation	-	-	-	-	-	-	-	-	23,647	-	23,647
Net loss	-	-	-	-	-	-	-	-	-	(3,489,326)	(3,489,326)
Balance as of September 30, 2024	-	$-	-	$-	534,548	$53	3,891,500	$389	$34,763,207	$(31,733,646)	$3,030,003
Issuance of class A common stock and pre-funded warrants, net of issuance costs	-	-	-	-	72,000	7	-	-	1,851,574	-	1,851,581
Exercise of pre-funded warrants					328,000	33	-	-	(33)	-	-
Exercise of class A common stock warrants	-	-	-	-	100,000	10	-	-	499,990	-	500,000
Conversion of convertible notes payable	-	-	-	-	124,368	12	-	-	707,131	-	707,143
Repurchase and cancellation of the class B common stock	-	-	-	-	-	-	(870,750)	(87)		(649,913)	(650,000)
Issuance of class A common stock for services	-	-	-	-	17,143	2	-	-	89,998	-	90,000
Net loss	-	-	-	-	-	-	-	-	-	(3,966,722)	(3,966,722)
Balance as of December 31, 2024	-	$-	-	$-	1,176,059	$117	3,020,750	$302	$37,911,867	$(36,350,281)	$1,562,005

See accompanying unaudited notes to the condensed consolidated financial statements.

Inspire Veterinary Partners, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Cash Flows

	For the Nine Months Ended
	September 30,
	2025	2024
Cash flows from operating activities:
Net loss	$(7,975,878)	$(10,297,539)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	864,293	1,028,475
Amortization of debt issuance costs	19,177	15,825
Amortization of debt discount	927,945	2,129,380
Amortization of operating right of use assets	184,558	269,172
Stock-based compensation	139,274	23,647
Issuance of class A common stock for services	699,700	286,696
Loss on debt extinguishment	689,411	-
Loss on debt modification	-	1,587,862
Issuance of class A common stock in connection with general release agreement	-	20,000
Issuance of Class A common stock and pre-funded warrants in connection with commitment shares	-	600,000
Gain on disposal of business	-	(467,049)
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable	11,971	(86,978)
Due from former owners	-	32,519
Inventory	59,036	(34,527)
Prepaid expenses and other current assets	557,401	(2,701,612)
Other assets	5,770	(12,220)
Accounts payable	(279,238)	(1,133,012)
Accrued expenses	684,170	(574,196)
Cumulative Series A preferred stock dividends payable	-	(92,322)
Other assets, net	-	-
Refundable income tax	-	151,796
Operating lease liabilities	(142,866)	(74,256)
Net cash used in operating activities	(3,555,276)	(9,328,339)

Cash flows from investing activities:
Purchase of property and equipment	(76,315)	(206,155)
Payment for acquisition of business	1,850,000	-
Net cash used in investing activities	(1,926,315)	(206,155)

Cash flows from financing activities:
Proceeds from issuance of class A common stock and warrants, net of issuance costs	2,285,521	-
Proceeds from issuance of class A common stock and pre-funded warrants, net of issuance costs	1,571,466	8,835,458
Repurchase and cancellation of the class B common stock	-	-
Net proceeds from loans payable	1,020,295	1,467,935
Repayments on loans payable	(2,774,400)	(3,916,004)
Proceeds from issuance of convertible series A preferred stock	-	200,000
Proceeds from issuance of convertible series B preferred stock	2,222,663	-
Proceeds from convertible notes payable	250,000	1,000,000
Payments on convertible notes payable	-	(250,000)
Proceeds from notes payable, net of discount	761,190	-
Repayment of notes payable	(1,002,588)	(700,657)
Proceeds from exercise of warrants	-	3,500,000
Proceeds from issuance of promissory note	1,000,000	-
Repayment of convertible debentures	-	(100,000)
Net cash provided by financing activities	5,334,147	10,036,732

Net increase (decrease) in Cash, cash equivalents and restricted cash	(147,444)	502,238
Cash, cash equivalents and restricted cash, beginning of period	723,690	378,961
Cash, cash equivalents and restricted cash, end of period	$576,246	$881,199

Supplemental Disclosure of Cash Flow Information
Interest payments during the year	$1,385,891	$1,552,313
Income tax refund	$-	$151,796

Noncash investing and financing activity
Acquisition of equity securities in connection with issuance of Series B Preferred Stock	$2,571,429	$-
Issuance of common stock in connection with business acquisition	$92,500	$-
Issuance of class A common stock for conversion of convertible notes payable	$-	$650,000
Series A Preferred Stock Dividend	$-	$220,850

See accompanying unaudited notes to the condensed consolidated financial statements.

Inspire Veterinary Partners, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

1. Description of Business

Business Description

Inspire Veterinary Partners, Inc. (the “Company” or “Inspire”) is a C-corporation which was incorporated in the state of Delaware on December 2, 2020. On June 29, 2022, the Company converted into a Nevada C-corporation (“Conversion”). The Conversion did not result in any change in the corporate name, business, management fiscal year, accounting, location of the principal executive officer, capitalization structure, or assets or liabilities of the Company. The Company owns and operates veterinary hospitals throughout the United States. The Company specializes in small animal general practice hospitals which serve all manner of companion pets, emphasizing canine and feline breeds.

As the Company expands, additional modalities are becoming a part of the offerings at its hospital, including equine care. With 14 clinics located in 9 states as of the date of this filing, Inspire purchases existing hospitals which have the financial track record, marketplace advantages and future growth potential to make them worthy acquisition targets. Because the company leverages a leadership and support structure which is distributed throughout the United States, acquisitions are not centralized to one geographic area. The Company operates its business as one operating and one reportable segment.

Services provided at owned hospitals include preventive care for companion animals consisting of annual health exams which include: parasite control; dental health; nutrition and body condition counseling; neurological examinations; radiology; bloodwork; skin and coat health and many breed specific preventive care services. Surgical offerings include all soft tissue procedures such as spays and neuters, mass removals, splenectomies and can also include gastropexies, orthopedic procedures and other types of surgical offerings based on a doctor’s training. In many locations additional means of care and alternative procedures are also offered such as acupuncture, chiropractic and various other health and wellness offerings.

The Company is the managing member of IVP Practice Holdings Co., LLC (“Holdco”), a Delaware limited liability company, which is the managing member of IVP CO Holding, LLC (“CO Holdco”), a Delaware limited liability company, IVP FL Holding Co., LLC (“FL Holdco”), a Delaware limited liability company, IVP Texas Holding Company, LLC (“TX Holdco”), a Delaware limited liability company, KVC Holding Company, LLC (“KVC Holdco”), a Hawaii limited liability company, IVP CA Holding Co., LLC (“CA Holdco”), a Delaware limited liability company, IVP MD Holding Company, LLC (“MD Holdco”), a Delaware limited liability company, IVP OH Holding (“OH Holdco”), Co, LLC, a Delaware limited liability company, IVP IN Holding Co., LLC (“IN Holdco”), a Delaware limited liability company, IVP MA Managing Co., LLC, a Delaware limited liability company (“MA Holdco”), and IVP PA Holding Company, LLC, a Delaware limited liability company (“PA Holdco”). The Company through Holdco, operates and controls all business and affairs of CO Holdco, FL Holdco, TX Holdco, KVC Holdco, CA Holdco, MD Holdco, OH Holdco, IN Holdco, MA Holdco and PA Holdco. Holdco is used to acquire hospitals in various states and jurisdictions.

The Company is the managing member of IVP Real Estate Holding Co., LLC (“IVP RE”), a Delaware limited liability company, which is the managing member of IVP CO Properties, LLC (“CO RE”), a Delaware limited liability company, IVP FL Properties, LLC (“FL RE”), a Delaware limited liability company, IVP TX Properties, LLC (“TX RE”), a Delaware limited liability company, KVC Properties, LLC, (“KVC RE”), a Hawaii limited liability company, IVP CA Properties, LLC (“CA RE”), a Delaware limited liability company, IVP MD Properties, LLC (“MD RE”), a Delaware limited liability company, IVP OH Properties, LLC (“OH RE”), a Delaware limited liability company, IVP IN Properties, LLC (“IN RE”), a Delaware limited liability company, and IVP PA Properties, LLC (“PA RE”), a Delaware limited liability company. The Company through IVP RE operates and controls all business and affairs of CO RE, FL RE, TX RE, KVC RE, CA RE, MD RE, OH RE, IN RE and PA RE. IVP RE is used to acquire real property in various states and jurisdictions.

Inspire Veterinary Partners, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

2. Retrospective Adjustments

On January 27, 2025, the Company effected a 25-for-1 reverse stock split (“Reverse Split”) of the Company’s authorized and outstanding shares of Class A common stock. All information included in these financial statements has been adjusted, on a retrospective basis for all periods presented to reflect the Reverse Split, unless otherwise stated.

3. Significant Accounting Policies and Basis of Presentation

Basis of Presentation

The accompanying unaudited interim condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and the related notes thereto for the year ended December 31, 2024, which are included with the Company’s Annual Report on Form 10-K and related amendments filed with the United States Securities Exchange Commission (“SEC”). Furthermore, the Company’s significant accounting policies are disclosed in the audited consolidated financial statements for the years ended December 31, 2024 and 2023, included in the Company’s Annual Report on Form 10-K filed with the SEC. Since the date of those audited consolidated financial statements, there have been no changes to the Company’s significant accounting policies, except as noted below.

The accompanying unaudited interim condensed consolidated financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America (“GAAP”) for interim financial information. Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted. Any reference in these notes to applicable guidance is meant to refer to the authoritative GAAP as found in the Accounting Standards Codification (“ASC”) and as amended by Accounting Standards Updates (“ASU”) of the Financial Accounting Standards Board (“FASB”).

In the opinion of management, the accompanying unaudited interim condensed consolidated financial statements for the periods presented reflect all adjustments, consisting of only normal recurring adjustments, necessary to fairly present the Company’s financial position, results of operations, and cash flows. The December 31, 2024, consolidated balance sheet was derived from audited financial statements, but does not include all GAAP disclosures. The unaudited condensed consolidated financial statements for the interim periods are not necessarily indicative of results for the full year.

Going Concern

These financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred recurring losses and as of September 30, 2025, had an accumulated deficit and negative working capital of $44,326,158 and $5,894,301, respectively. For the three and nine months ended September 30, 2025, the Company sustained a net loss of $2,526,273 and $7,975,878, respectively. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern for the next twelve months from the date these financial statements were issued. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that may be necessary should the Company be unable to continue as a going concern. The Company’s continuation as a going concern is contingent upon its ability to obtain additional financing and to generate revenue and cash flow to meet its obligations on a timely basis. The Company will continue to seek to raise additional funding through debt or equity financing during the next twelve months from the date of issuance of these financial statements. Management believes that actions presently being taken to obtain additional funding provide the opportunity for the Company to continue as a going concern. There is no guarantee the Company will be successful in achieving these objectives.

Inspire Veterinary Partners, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

Principles of Consolidation

The accompanying unaudited condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited condensed consolidated financial statements and the reported amounts of sales and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value Measurement

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1	—	Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2	—	Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3	—	Unobservable inputs based on the Company’s assessment of the assumptions that market participants would use in pricing the asset or liability.

	Fair Value at September 30,	Fair Value Measurement
	2025	Level 1	Level 2	Level 3
Investment - Equity Securities	$2,571,429	$-	$-	$2,571,429

	Fair Value at December 31,	Fair Value Measurement
	2024	Level 1	Level 2	Level 3
Investment - Equity Securities	$-	$-	$-	$-

Inspire Veterinary Partners, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

For the Company’s equity securities measured at fair value on a recurring basis using significant unobservable inputs (Level 3), the following table provides a reconciliation of the beginning and ending balance for each category therein, and gains or losses recognized during the three and nine months ended September 30, 2025:

Beginning Balance - December 31, 2024	$-
Equity securities acquired as consideration for issuance of Series B Preferred Stock	2,571,429
Re-measurement adjustments	-
Change in fair value of equity securities	-
Ending balance - September 30, 2025	$2,571,429

September 30, 2025
Equity Securities
Fair Value	$2,571,429
Valuation technique	ASC 321 measurement alternative
Significant unobservable unit	Observable price changes in orderly transactions for the same or similar securities

Accounts Receivable and Allowance for Expected Credit Losses

Accounts receivable consist of amounts due from veterinary customers. The Company records an allowance for current expected credit losses for estimated losses inherent in its trade accounts receivable portfolio. In establishing the required allowance, management considers historical losses adjusted for current market conditions, the financial condition of the customer, the amount of receivables in dispute, and the current receivables aging and payment patterns. The Company does not have any off-balance sheet credit exposure related to its customers. The allowance for current expected credit losses was $6,574 and $2,892 as of September 30, 2025 and December 31, 2024.

Investments - Equity Securities

The Company accounts for investments in accordance with ASC 321 – Equity Securities. The Company closed an investment of $2,571,429 in preferred series D shares of Stella Diagnostics, Inc. (“Stella”). The Company neither has control nor significant influence through investment in preferred shares. The Company accounted for the investment in Stella using the measurement alternative at cost, less impairment, with subsequent adjustments for observable price changes resulting from orderly transactions for identical or similar investments of the same issuer.

For the nine months ended September 30, 2025 and 2024, the Company did not record upward adjustments or downward adjustments on the investment. The Company’s impairment analysis considers both qualitative and quantitative factors that may have a significant effect on the fair value of the equity security. As of September 30, 2025 and December 31, 2024, the Company did not recognize impairment against the investment security.

Deferred Financing Costs

Deferred financing costs represent third-party, incremental costs incurred in connection with the Purchase Agreement (defined in Note 15) the Company entered into. The Purchase Agreement was not effective as of September 30, 2025. Accordingly, the related deferred financing costs are presented as such on the condensed consolidated balance sheet. Reclassification of these deferred financing costs to additional paid-in capital will be recorded when the Purchase Agreement is effective.

Inspire Veterinary Partners, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

Stock-Based Compensation

The stock-based payments are accounted for in accordance with the provisions of ASC 718, Compensation — Stock Compensation. The Company measures the estimated fair value of the stock-based award on the date of grant using the Black-Scholes-Merton option pricing model (“Black-Scholes Model”) and recognizes compensation expense for those awards over the requisite service period, which is generally the vesting period of the respective award. The Black-Scholes Model requires the use of a number of assumptions including volatility of the stock price, the weighted average risk-free interest rate, and the vesting period in determining the fair value of stock-based awards. The expected term is based on the “simplified method”, due to the Company’s limited stock award history. Under this method, the term is estimated using the weighted average of the service vesting period and contractual term of the option award. As the Company’s Class A common stock has a limited history in the public markets, the Company has identified several public entities of similar size, complexities and industry and calculates historical volatility based on the volatilities of these companies. Although the Company believes its assumptions used to calculate stock-based compensation expenses are reasonable, these assumptions can involve complex judgments about future events, which are open to interpretation and inherent uncertainty. In addition, significant changes to our assumptions could significantly impact the amount of expense recorded in a given period. The Company accounts for forfeitures in the period in which they occur, rather than estimate expected forfeitures.

Basic and Diluted Net Loss Per Share

Basic net loss per common share is computed by dividing net loss by the weighted-average number of common shares outstanding during each period. Diluted net loss per share of common shares includes the effect, if any, from the potential exercise or conversion of securities, such as convertible debt, share options and warrants, which would result in the issuance of incremental shares of common shares. For diluted net loss per share, the weighted-average number of common shares is the same for basic net loss per share due to the fact that when a net loss exists, dilutive securities are not included in the calculation as the impact is anti-dilutive. For all periods presented, basic and diluted net loss per share are the same, as any additional share equivalents would be anti-dilutive. As the Company has reported a net loss for all periods presented, diluted net loss per common share is the same as basic net loss per common share.

The following outstanding potentially dilutive Common Shares equivalents were excluded from the computation of diluted net loss per share for the periods presented because including them would have been antidilutive:

	For the Period Ended
	September 30,	December 31,
	2025	2024
Warrants	9,834,074	1,142
Convertible notes payable	507,529	-
Stock Options	192,061	4,747
Total	10,533,664	5,889

Emerging Growth Company Status

The Company is an Emerging Growth Company, as defined in Section 2(a) of the Securities Act of 1933, as modified by the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”). Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act, until such time as those standards apply to private companies. The Company has elected to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that it (i) is no longer an emerging growth company or (ii) affirmatively and irrevocably opts out of the extended transition period provided in the JOBS Act. As a result, these unaudited condensed consolidated financial statements may not be comparable to companies that comply with the new or revised accounting pronouncements as of public company effective dates.

Inspire Veterinary Partners, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

4. Property and equipment

As of September 30, 2025, and December 31, 2024, property and equipment, net, consisted of the following:

	September 30,	December 31,
	2025	2024
Land	$1,482,310	$1,333,810
Buildings	4,439,332	3,951,512
Computers and equipment	1,636,253	1,403,400
Furniture and fixtures	129,204	129,204
Automobile	80,219	80,219
Leasehold improvements	776,418	713,733
	8,543,736	7,611,878
Less - accumulated depreciation	(1,653,779)	(1,229,090)
Property and Equipment, net	$6,889,958	$6,382,788

Depreciation expense for the three months ended September 30, 2025 and 2024 was $179,152 and $143,385, respectively. Depreciation expense for the nine months ended September 30, 2025 and 2024 was $405,466 and $423,896, respectively.

5. Goodwill and Intangible Assets

The following table shows the changes in the carrying amount of goodwill for the period:

Goodwill as of December 31, 2023	8,147,590
Disposals	(125,508)
Goodwill as of December 31, 2024	8,022,082
Acquisitions	1,066,181
Goodwill as of September 30, 2025	$9,088,263

There was no goodwill impairment recognized in the nine months ended September 30, 2025 and 2024.

The following summarizes the Company’s intangible assets as of September 30, 2025 and December 31, 2024:

	September 30,	December 31,
	2025	2024
Client List	$1,916,444	$1,916,444
Noncompete Agreement	398,300	398,300
Trademark	1,047,792	1,047,792
Other Intangible Assets	45,836	45,836
Accumulated amortization	(2,233,273)	(1,774,445)
	$1,175,099	$1,633,927

Amortization expense was $151,346 and $196,782 for the three months ended September 30, 2025 and 2024, respectively, and $458,828 and $624,396 for the nine months ended September 30, 2025 and 2024, respectively.

Inspire Veterinary Partners, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

Expected future amortization expense of intangible assets as of September 30, 2025, is as follows:

Remainder of 2025	$149,198
2026	575,259
2027	368,079
2028	82,563
2029	-
2030	-
$1,175,099

6. Business disposal

On September 20, 2024, the Company completed the divestiture of its Kauai Veterinary Clinic (“KVC”) to Kauai RE Holdings LLC for $2.0 million, in notes payable assumed by the buyer, with no cash consideration. The agent for the sale was Gregory Armstrong, a current shareholder of the Company and a member of Kauai RE. Charles Keiser, DVM, is a member of Kauai RE and the father of our board member Charles Stith Keiser, who is the Company’s largest shareholder through his entity Wilderness Trace Veterinary Partners, LLC. The divestiture resulted in a gain of $467,049 in fiscal year 2024, which was recorded in “Gain on sale of business” in the Statements of Operations. As a result of the transaction, the Company disposed of $125,508 of goodwill based on the relative fair value of KVC. The estimated fair value of KVC less estimated costs to sell exceeded it carrying amount as of the transaction date. As the sale of KVC was not considered a significant disposal or a strategic shift that would have a major effect on the Company’s operations or financial results, it was not reported as discontinued operations.

7. Debt

Master Lending and Credit Facility

On June 25, 2021, the Company entered into a master line of credit loan agreement (“MLOCA”) with Wealth South a division of Farmers National Bank of Danville, Kentucky (“FNBD”). The MLOCA provides for a $2,000,000 revolving secured credit facility (“Revolving Line”) to be drawn for the initial purchase of veterinary clinical practices (“Practices”) and a $8,000,000 closed end line of credit (“Closed End Line”) to be disbursed as individual loans (Term Loans) to paydown draws on the Revolving Line and to provide longer term financing of the purchase of Practices. Each draw on the Revolving Line shall be repaid with a Term Loan out of the Closed End Line within one hundred and twenty (120) days of the draw on the Revolving Line. Each draw on the Revolving Line and the Closed End Line shall not exceed eighty-five (85%) percent of the purchase price of the Practice. The Company shall contribute and maintain equity of a minimum of fifteen (15%) percent of the initial purchase price of a Practice as long as any draw on the Revolving Line or a Term Loan remains unpaid with FNBD. The Revolving Line has an interest rate equal to the New York Prime Rate plus 0.50% that shall never be less than 3.57%. Each Term Loan issued under the Closed End Line shall have a fixed interest rate of 3.98% for the first five years of the loan. Immediately following the fixed rate period, the rate of interest rate will equal to the New York Prime Rate plus 0.65% that shall never be less than 3.57%. Each Practice to be acquired must have a minimum projected debt-service coverage ratio (“DSCR”) of 1.0x, defined as earnings before interest depreciation and amortization (“EBIDA”)/Annual Debt Service Requirement.

Under the MLOCA the Term Loans to acquire a Practice shall not exceed 10 years. The first twelve months of the Term Loan may be interest only. Thereafter, the Loan will convert to an amortizing loan with monthly principal and interest payments. For Practice only Term Loans (“Practice Term Loans”), after the initial twelve-month interest only period, the balance will amortize over 9 years. For Loans made to purchase real property (“RE Term Loans”), after the initial twelve-month interest only period, the balance will amortize over a 19-year period.

There is no prepayment penalty on payments on the Revolving Line. The Term Loans are subject to a refinance fee of 2% of the then outstanding principal balance of the Term Loan if paid within two years of entering into the Term Loan and 1% of the then outstanding principal balance of the Term Loan if paid within three to five years of entering into the Term Loan. The refinance fee is due only if the Term Loan is paid off by refinancing. Borrowings under the MLOCA are guaranteed by Kimball Carr, CEO & President of the Company.

Effective August 18, 2022, the MLOCA was amended such that the interest rate charge on all sums advanced under the amended and restated MLOCA shall be 5.25% for the first five years of the loan. Immediately following the fixed rate period, the rate of interest will be equal to the New York Prime Rate plus 0.65% that shall never be less than 4.75%. The MLOCA has been fully drawn against.

Inspire Veterinary Partners, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

Notes payable to FNBD as of September 30, 2025 and December 31, 2024 consisted of the following:

Original					September 30,	December 31,	Issuance
Principal	Acquisition	Entered	Maturity	Interest	2025	2024	Cost
$237,272	CAH	12/27/2021	12/27/2041	3.98%	$212,213	$219,975	$6,108
231,987	CAH	12/27/2021	12/27/2031	3.98%	168,930	187,461	6,108
216,750	P&F	12/27/2021	12/27/2041	3.98%	193,858	200,949	5,370
318,750	P&F	12/27/2021	12/27/2031	3.98%	232,110	257,571	5,370
817,135	Pasco	1/14/2022	1/14/2032	3.98%	602,050	667,050	3,085
478,098	Lytle	3/15/2022	3/15/2032	3.98%	362,271	398,275	1,898
663,000	Lytle	3/15/2022	3/15/2042	3.98%	602,050	621,020	11,875
425,000	Kern	3/22/2022	3/22/2042	3.98%	385,929	398,089	7,855
1,275,000	Kern	3/22/2022	3/22/2032	3.98%	966,107	1,062,126	4,688
246,500	Bartow	5/18/2022	5/18/2042	3.98%	224,497	232,428	5,072
722,500	Bartow	5/18/2022	5/18/2032	3.98%	556,980	613,737	2,754
382,500	Dietz	6/15/2022	6/15/2032	3.98%	298,128	328,026	1,564
445,981	Aberdeen	7/19/2022	7/29/2032	3.98%	352,980	386,120	1,786
1,020,000	All Breed	8/12/2022	8/12/2042	3.98%	942,476	971,173	8,702
519,527	All Breed	8/12/2022	8/12/2032	3.98%	415,513	453,984	3,159
225,923	All Breed	8/12/2022	8/12/2032	5.25%	182,828	198,905	3,159
637,500	Williamsburg	12/8/2022	12/8/2032	5.25%	536,269	580,834	2,556
850,000	Valley Vet	11/8/2023	11/8/2033	5.25%	783,340	843,796	3,315
$9,713,423					$8,018,482	$8,621,519	$84,424

The Company amortized $1,560 and $1,560 of issuance costs in the aggregate during the three months ending September 30, 2025 and 2024, respectively. The Company amortized $4,629 and $4,646 of issuance cost in the aggregate during the nine months ending September 30, 2025 and 2024, respectively, for the FNBD notes payable.

FSB Commercial Loans

In January 2021, the Company entered into three separate commercial loans with First Southern National Bank (“FSB”) as part of the KVC acquisition. The first commercial loan, in the amount of $1,105,000, had a fixed interest rate of 4.35% and a maturity date of January 25, 2024. The fixed rate loan had monthly payments of $6,903 and a full payoff of the remaining principal balance at maturity. The commercial loan had issuance costs of $13,264 that were capitalized and being amortized straight line over the life of the loan. The Company entered into a Forbearance Agreement that extended the maturity date to August 31, 2024, required the Company to make monthly payments of $9,016 and increased the interest rate to 8.15% per annum. On September 20, 2024, this loan was assumed by Kauai RE Holdings LLC in the sale of KVC. Refer to “Business disposal” above for further detail.

The second commercial loan with FSB, in the amount of $1,278,400, had a fixed interest rate of 4.35% and a maturity date of January 25, 2024. The fixed rate loan had monthly payments of $13,157 and a full payoff of the remaining principal balance at maturity. The commercial loan had issuance costs of $10,085 that were capitalized and being amortized straight line over the life of the loan. The Company entered into a Forbearance Agreement that extended the maturity date to August 31, 2024, required the Company to make monthly payments of $14,898 and increased the interest rate to 8.15% per annum. On September 20, 2024, this loan was assumed by Kauai RE Holdings LLC in the sale of KVC. Refer to “Business disposal” above for further detail.

The third commercial loan with FSB, in the amount of $450,000, had a fixed interest rate of 5.05% and a maturity date of September 11, 2021. The commercial loan was modified on August 25, 2021 to extend the maturity date to February 25, 2023 and increase the principal amount to $469,914. The fixed rate loan had monthly payments of $27,164 and was fully paid off on the maturity date. The commercial loan had issuance costs of $753 that were capitalized and being amortized straight line over the life of the loan. This loan was paid in full in February 2023.

Inspire Veterinary Partners, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

On October 31, 2022, the Company entered into three separate commercial loans with FSB as part of the Pony Express Practice acquisition. The first loan with FSB was in the amount of $2,086,921. The loan has a fixed interest rate of 5.97% and a maturity date of October 31, 2025. The fixed rate loan has monthly payments of $23,138 except for a final monthly payment of $1,608,530. The commercial loan had issuance costs of $25,575 that were capitalized and are being amortized straight line over the life of the loan.

The second loan with FSB was in the amount of $400,000. The loan has a fixed interest rate of 5.97% and a maturity date of October 31, 2042. The fixed rate loan has monthly payments of $2,859. The commercial loan had issuance costs of $3,277 that were capitalized and are being amortized straight line over the life of the loan.

The third loan with FSB was in the amount of $700,000. The loan has a fixed interest rate of 6.75% and a maturity date of October 31, 2025. The fixed rate loan has monthly payments of $6,903 except for a final monthly payment of $423,278. The commercial loan did not have any issuance costs that were capitalized.

On December 16, 2022, the Company entered into two separate commercial loans with FSB as part of the Old 41 Practice acquisition. The first loan with FSB was in the amount of $568,000. The loan has a fixed interest rate of 6.50% and a maturity date of December 16, 2025. The fixed rate loan has monthly payments of $4,772 and a full payoff of the remaining principal balance at maturity. The loan had issuance costs of $4,531 that were capitalized and are being amortized straight line over the life of the loan.

The second loan with FSB was in the amount of $640,000. The loan has a fixed interest rate of 6.50% and a maturity date of December 16, 2025. The fixed rate loan has twelve monthly payments of approximately $2,830, followed by monthly payments of $7,443. and the interest rate is 6.50%. The loan had issuance costs of $5,077 that were capitalized and are being amortized straight line over the life of the loan.

On November 8, 2023, the Company entered into a commercial loan with FSB as part of the Valley Vet acquisition. The loan with FSB was in the amount of $375,000. The loan has a fixed rate of 8.5% and a maturity date of January 29, 2026. The fixed rate loan has monthly payments of $3,255, except one final payment of the outstanding principal balance on the note, including any accrued and unpaid interest. The loan had issuance costs of $6,877 that were capitalized and are being amortized straight line over the life of the loan.

The FSB commercial loans are guaranteed by Kimball Carr, Chief Executive Officer and President and Charles Stith Keiser, a member of our Board of Directors.

Notes payable to FSB as of September 30, 2025 and December 31, 2024 consisted of the following:

Original					September 30,	December 31,	Issuance
Principal	Acquisition	Entered	Maturity	Interest	2025	2024	Cost
$1,105,000	KVC	1/25/2021	2/25/2041	4.35%	$-	$-	$13,264
1,278,400	KVC	1/25/2021	1/25/2031	4.35%	-	-	10,085
469,914	KVC	1/25/2021	2/25/2023	5.05%	-	-	753
2,086,921	Pony Express	10/31/2022	10/31/2025	5.97%	1,605,591	1,733,807	25,575
400,000	Pony Express	10/31/2022	10/31/2042	5.97%	367,827	375,943	3,277
700,000	Pony Express	10/31/2022	8/16/2023	7.17%	-	-	-
568,000	Old 41	12/16/2022	12/16/2025	6.50%	239,320	470,227	4,531
640,000	Old 41	12/16/2022	12/16/2025	6.50%	384,465	406,641	5,077
375,000	Valley Vet	11/8/2023	1/29/2026	8.50%	364,470	375,000	6,877
$7,623,235					$2,961,673	$3,361,618	$69,439

The Company amortized $2,995 and $5,146 of issuance cost in the aggregate during the three months ending September 30, 2025 and 2024, respectively.  The Company amortized $8,886 and $15,325 of issuance cost in the aggregate during the nine months ending September 30, 2025 and 2024, respectively, for the FSB notes payable.

Inspire Veterinary Partners, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

Ushjo Commercial Loan

On June 4, 2025, the Company entered into a commercial loan with Ushjo as part of the DeBary Animal Clinic acquisition. The loan with Ushjo was entered into on June 4, 2025, in the amount of $780,000. The loan has a fixed rate of 11.25% and a maturity date of July 1, 2026. The fixed rate loan has monthly payments for the interest portion of the loan, except one final payment of the outstanding principal balance on the note, including any accrued and unpaid interest.

Notes payable to Ushjo as of September 30, 2025 and December 31, 2024 consisted of the following:

Original					September 30,	December 31,	Issuance
Principal	Acquisition	Entered	Maturity	Interest	2025	2024	Cost
$780,000	DeBary	6/4/2025	7/1/2026	11.25%	$780,000	$-	$18,810

The Company amortized $4,415 and $0 of issuance cost in the aggregate during the three months ending September 30, 2025 and 2024, respectively.  The Company amortized $5,662 and $0 of issuance cost in the aggregate during the nine months ending September 30, 2025 and 2024, respectively, for the Ushjo notes payable.

Notes payable as of September 30, 2025, and December 31, 2024 consisted of the following:

	September 30,	December 31,
	2025	2024
FNBD Notes Payable	$8,018,480	$8,621,519
FSB Notes Payable	2,961,673	3,361,618
Ushjo Note Payable	780,000	-
Total notes payable	11,760,153	11,983,137
Unamortized debt issuance costs	(81,146)	(81,909)
Notes payable, net of issuance cost	11,679,007	11,901,228
Less current portion	(3,424,599)	(3,410,465)
Long-term portion	$8,254,408	$8,490,763

Notes payable repayment requirements as of September 30, 2025, in the succeeding years are summarized as follows:

Remainder of 2025	$2,435,653
2026	1,985,045
2027	876,805
2028	914,210
2029	954,785
Thereafter	4,593,655
Total	$11,760,153

Convertible Debenture

Between March 18 and December 28, 2021, the Company issued $2,102,500 in aggregate principal amount of 6.00% subordinated convertible promissory notes (“Convertible Debenture”). During the year ended December 31, 2022, the Company issued $1,612,000 in aggregated principal amount of the Convertible Debenture. In March 2023 the Company issued an additional $650,000 in aggregate principal amount of Convertible Debenture to five (5) separate holders. The Convertible Debenture was convertible into the Company’s Class A common stock upon the Company’s offering for sale its shares in a initial public offering (“IPO”). At the holder’s election, the accrued interest and principal could be paid in cash or Class A common stock (such number of shares reflecting a twenty-five percent (25%) discount to the opening price per share of Class A common stock). The Convertible Debenture matured 5 years from the date of issuance to each holder. Upon an IPO, the accrued and unpaid interest was due and payable in cash on the first business day of the following month for any balance not elected to be converted into the Class A common stock. The Convertible Debenture incurred issuance costs of $40,000 that were amortized straight line over the life of the Convertible Debenture. The Company amortized $0 of issuance cost during the three months ended September 30, 2025 and 2024. The Company amortized $0for the nine months ending September 30, 2025 and 2024.

Inspire Veterinary Partners, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

Upon the Company’s IPO closing on August 31, 2023, the majority of Convertible Debenture holders elected to convert an aggregate of $4,014,500 of principal and $399,818 of accrued interest into 14,953 shares of Class A common stock at a conversion price of $30.00 per share. The Company recorded a beneficial conversion feature as of the date of the conversion of $1,569,395 based on the IPO price of $40 per share minus the principal and accrued interest of the Convertible Debenture balance converted into common stock. Four holders of the Convertible Debenture with an aggregate principal balance of $250,000 elected to be paid back in cash and one investor with a principal balance of $100,000 elected to be paid on February 28, 2024 including accrued interest through the date of payment at 6%. As of September 30, 2025, there is no principal amount of the Convertible Debenture outstanding.

Loans Payable

On May 30, 2023, the Company entered into a Merchant Cash Advance Agreement for gross proceeds of $1,050,000 with an unrelated third-party financial institution. Under the terms of the initial agreement, the Company had to pay $57,346 each week for 26 weeks with the first payment due June 6, 2023. The financing arrangement had an effective interest rate of 49%. The financing arrangement included an original issuance discount (“OID”) of $441,000 and issuance costs of $50,000. The OID and issuance costs associated with the financing arrangement are presented in the balance sheets as a direct deduction from the carrying amount of the financing arrangement and are amortized using the effective interest method.

On August 10, 2023, the Company amended its financing arrangement to borrow an additional $507,460, increasing weekly repayments to $76,071 over 28 weeks. This amendment decreased the effective interest rate to 41%. The modification was evaluated under ASC 470-50 and determined to be a debt extinguishment. As a result, the Company recognized a loss on extinguishment of debt of $441,618, which was recorded in the statement of operations.

On November 28, 2023, the Company amended its financing arrangement to borrow an additional $531,071, decreasing weekly payments to $56,800 over 40 weeks. This amendment increased the effective interest rate to 49%. The modification was deemed a debt extinguishment, resulting in a loss on extinguishment of debt of $485,436, recorded in the statement of operations.

On January 18, 2024, the Company amended its financing arrangement to borrow an additional $549,185, increasing weekly payments to $86,214 over 43 weeks. This amendment increased the effective interest rate to 52%. The modification was accounted for as a debt extinguishment, and the Company recorded a loss on extinguishment of debt of $728,278 in the statement of operations.

On May 7, 2024, the Company amended its financing arrangement to borrow an additional $518,750, increasing weekly payments to $90,229 over 48 weeks. This amendment decreased the effective interest rate to 49%. The modification was treated as a debt extinguishment, resulting in a loss on extinguishment of debt of $859,584, recorded in the statement of operations.

On December 24, 2024, the Company amended its financing arrangement to borrow an additional $513,650, increasing weekly payments to $71,995 over 41 weeks. This amendment decreased the effective interest rate to 43%. The modification was determined to be a debt extinguishment, and the Company recognized a loss on extinguishment of debt of $546,356 in the statement of operations.

On May 20, 2025, the Company amended its financing arrangement to borrow an additional $550,000, increasing weekly payments to $78,500 over 47 weeks. This amendment decreased the effective interest rate to 42%. The modification was accounted for as a debt extinguishment, resulting in a loss on extinguishment of debt of $689,411, recorded in the statement of operations.

On April 4, 2024, the Company entered into a new financing agreement for gross proceeds of $420,000 with a different unrelated third-party financial institution. Under the terms of the agreement, the Company had to pay $21,600 each week for 28 weeks with the first payment due April 8, 2024. The financing arrangement had an effective interest rate of 51%. The financing arrangement included an original issuance discount (“OID”) of $184,800 and issuance costs of $20,000. The OID and issuance costs associated with the financing arrangement are presented in the balance sheets as a direct deduction from the carrying amount of the financing arrangement and are amortized using the effective interest method. As of September 30, 2025, the financing arrangement has been paid in full, and the original issuance discount and issuance costs have been fully amortized.

Inspire Veterinary Partners, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

During the three and nine months ended September 30, 2025, the Company amortized $389,987 and $923,215 of OID and issuance cost, respectively. The amounts are included in interest expense on the statement of operations. During the three and nine months ended September 30, 2025, the Company made $942,000 and $2,774,400 in payments on the loan payable. The outstanding balance of the loan payable as of September 30, 2025 and December 31, 2024, were $2,057,740 and $2,340,020. The financing arrangement is secured by an interest in virtually all assets of the Company with a first security interest in accounts receivable. The financing arrangements are guaranteed by Kimball Carr, the Company’s CEO.

Convertible Notes Payable

On March 26, 2024, Inspire entered into a securities purchase agreement with a certain investor, pursuant to which Inspire issued a convertible note payable for $500,000. The convertible note payable had a maturity date of the earlier of December 26, 2024 or the consummation of a capital raise. As of September 30, 2025, the financing arrangement has been paid in full.

On June 11, 2024, Inspire entered into a securities purchase agreement with two investors, pursuant to which Inspire issued each investor a convertible note payable”) each for $250,000. The convertible notes payable have a maturity date of the earlier of February 11, 2025 or the consummation of a capital raise. As of September 30, 2025, the financing arrangement has been paid in full.

When outstanding the Convertible Notes Payable contain an original issued discount (“OID”) which was: (i) fifteen percent (15%) if the Convertible Notes Payable were satisfied and paid in full on or before the forty-fifth (45th) day after the Original Issue Date (as such term was defined in the Notes), (ii) twenty percent (20%) if the Convertible Notes Payable were satisfied and paid in full after such 45th day but on or before the ninetieth (90th) day after the Original Issue Date, and (iii) thirty percent (30%) after such 90th day. The Convertible Notes Payable could be prepaid at any time prior to the Maturity Date without any penalties.

The Convertible Notes Payable had to be repaid in full from any future capital raises (debt, equity or any other form of capital raise) of Inspire. All of the funds raised had to be used to repay the Convertible Notes Payable until the Convertible Notes Payable were repaid in full.

The Convertible Notes Payable were convertible into shares of common stock of Inspire, in full or in part, at any time after issuance at the discretion of the noteholder at a fixed conversion price of $0.03 per share (the “Fixed Conversion Price”).

If the Convertible Notes Payable were not repaid by the Maturity Date the default provisions were as follow: (i) The Face Value (as such term was defined in the Convertible Notes Payable) of the Convertible Notes Payable would increase by 20% (to a 50% OID -- $1,000,000 Face Value); (ii) the conversion price of the Convertible Notes Payable would become convertible at the lower of (a) the Fixed Conversion Price or (b) 20% discount to a 3-Day volume-weighted average price (the “Default Conversion Price”).

On May 30, 2025, pursuant to securities purchase agreements, the Company issued Original Issue Discount Notes to two investors in the principal amounts of $204,700 and $92,000, respectively (the “Notes”). The Notes have a maturity date of March 30, 2026 and the proceeds are for general working capital. The Note to Diagonal Lending has a one-time interest payment of $24,564, and an initial payment of $114,632 due on November 30, 2025, with monthly payments of $28,658 due on the 30th of every month thereafter until March 30, 2026. The Note to Boot Capital has a one-time interest payment of $11,040, and an initial payment of $51,520 due on November 30, 2025, with monthly payments of $12,880 due on the 30th of every month thereafter until March 30, 2026.

The Company has the right to prepay the Notes upon written notice to the lender. After an occurrence of an event of default, as described in the Notes, the Notes shall become immediately due and payable and the Company will pay an amount equal to 150% times the sum of (i) the then outstanding principal amount of the Notes plus (ii) accrued and unpaid interest on the unpaid principal amount, plus (iii) default interest, if any.

The lenders will have the right to convert all or any part of the outstanding and unpaid amount of their Note into shares of the Company’s common stock upon the later of 180 days from the issuance date or an event of default, as described in the notes. The conversion price of the Notes is 75% of the market price.

While the Notes remain outstanding, the Company may not, without the lenders’ written consent, sell, lease, or otherwise dispose of any significant portion of its assets except in the ordinary course of business.

As of September 30, 2025 the balance of the Convertible Notes Payable was $274,908. During the year ended December 31, 2024 the Company paid off $392,857 of the notes payable and accrued interest and converted $1,357,143 into 226,249 shares of class A common stock.

Inspire Veterinary Partners, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

Promissory Note

On June 10, 2025, the Company issued to Target Capital LLC (“Target”) a promissory note in the principal amount of $625,000, with an original issue discount of $125,000 such that the purchase price was $500,000 (the “Target Note”).

The Target Note shall not exceed the maximum amount of such interest permitted by law to be charged and a maturity date of the earlier of (i) six months from the issuance date, or (ii) the close of any capital raise conducted by the Company. The proceeds from the Target Note are for general working capital.

The Company has the right to prepay the Target Note at any time prior to the maturity date without penalty. In the event of the closing of any capital raise conducted by the Company, no less than 50% of the net proceeds shall be used to repay the Target Note, until the Target Note is paid in full.

After an occurrence of an event of default, as described in the Target Note, it shall become immediately due and payable and the original issue discount shall increase from 20% to 40%.

On June 30, 2025, the Company issued to Target a second promissory note in the principal amount of $625,000, with an original issue discount of $125,000 such that the purchase price was $500,000 (the “Second Target Note”).

The Second Target Note has identical terms and provisions to the original Target Note.

8. Related Party Transactions

Blue Heron

The Company’s director, Charles Stith Keiser, is the Chief Operating Officer of Blue Heron Consulting (“BHC”), and Mr. Keiser’s father, Dr. Charles “Chuck” Keiser, is the Chief Visionary Officer of BHC. During the three months ended September 30, 2025 and 2024 the Company has incurred $35,000 and $0 in expenses for, respectively. The Company has incurred $94,043 and $83,168 in expenses for the nine months ended September 30, 2025 and 2024, respectively. These expenses are recorded as a component of “General and administrative expenses” in the accompanying condensed consolidated statement of operations.

Sale of KVC

On September 20, 2024, the Company sold KVC to Kauai RE Holdings LLC. The agent for the sale was Gregory Armstrong, a current shareholder of the Company and a member of Kauai RE. Charles Keiser, DVM, is a member of Kauai RE and the father of our board member Charles Stith Keiser, who is the Company’s largest shareholder through his entity Wilderness Trace Veterinary Partners, LLC, refer to Note 6 Business disposal for further detail.

9. Stockholders’ Equity

The Company is authorized to issue 170,000,000 shares, of which 100,000,000 shares are designated as Class A common stock, with a par value of $0.0001 per share (the “Class A Common Stock”), 20,000,000 shares are designated as Class B common stock, with a par value of $0.0001 per share (the “Class B Common Stock”), and 50,000,000 shares are designated as Preferred Stock, with a par value of $0.0001 per share (the “Preferred Stock”).

Each outstanding share of Class A common stock is entitled to vote on each matter on which the stockholders of the Company is entitled to vote, and each holder of Class A common stock is entitled to one (1) vote for each share of Class A common stock held by such holder.

Each outstanding share of Class B common stock is entitled to vote on each matter on which the stockholders of the Company is entitled to vote, and each holder of Class B common stock is entitled to twenty-five (25) votes for each share of Class B common stock held by such holder. Each Class B common stock is convertible to 1/100th of 1 share of Class A common stock.

Inspire Veterinary Partners, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

All shares of Class A common stock and Class B common stock (collectively “common stock”) will be identical and will entitle the holders thereof to the same rights and privileges, except as otherwise provided above.

Convertible Series A Preferred Stock

On June 30, 2023, the Company amended its articles of incorporation by the filing of a certificate of designation for the Series A Preferred Stock. One million shares of the Series A Preferred Stock are authorized under the Series A Certificate of Designation, with each having a stated value of $10.00 per share, with a par value of $0.0001. The Series A Preferred Stock earns a dividend rate equal to 12% of the stated rate per annum, which such dividend may be payable either in cash or in-kind at the sole option of the Company.

Holders of shares of the Series A Preferred Stock are entitled to a liquidation preference in the event of any dissolution, liquidation or winding up of the Company equal to the stated value plus any accrued and unpaid dividends on such stock. Holders of shares of Series A Preferred Stock are also entitled to convert such shares at any time and from time, at the option of such holder, into a number of shares of Class A common stock equal to the stated value divided by a conversion price. The conversion price is equal to 60% of the dollar volume-weighted average price for shares for the Company’s Class A common stock for the three trading days immediately preceding the date of the conversion. However, the conversion price can never be less than 50% of the per-share price for shares of Class A common stock during the Company’s initial public offering. For any conversion during the Company’s initial three days of market trading, the conversion price will be equal to 60% of the price for the Company’s underwritten initial public offering.

On October 2023, the Company amended its article of incorporation to increase the total number of shares of preferred stock designated as Series A preferred stock to 2,000,000 shares.

The conversion price of the convertible series A preferred stock to be no less than $1.00 per share, as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction conducted after the date of the series A preferred stock amendment.

The holders of the Series A Preferred Stock have the right to vote on all matters submitted to a vote of shareholders on an as-if-converted basis together with the holders of shares of the Company’s Class A and Class B common stock, voting together as a single class.

On June 30, 2023, the Company issued 442 shares of Series A Preferred Stock to the holders of the Bridge Notes in exchange for the Bridge Notes (the “Exchange”).

In connection with the Exchange, the Company also issued warrants (the “New Warrants”) to purchase additional shares of Class A common stock. The New Warrants were issued in exchange for the existing warrants held by the former Bridge Note holders. The exercise price of the shares to be issued pursuant to the New Warrants is $10,000 per share. The number of shares to be issued upon exercise of the New Warrants is equal to the quotient of 75% of the outstanding Series A Preferred Stock value divided by the exercise price, amounting to 332 shares. Also, in connection with the Exchange, the Company entered into new registration rights agreements (the “New Registration Rights Agreements”) with each of holders, pursuant to which the Company has agreed to register the public resale of the shares of Class A common stock issuable upon conversion of the Series A Preferred Stock and upon exercise of the under the New Warrants. The New Registration Rights Agreements supersede in their entirety the prior registration rights agreements with the former senior secured lenders. If Company did not close the initial public offering on or before September 1, 2023, the Exchange Agreements would have been deemed rescinded, and the former Bridge Notes would have been deemed reinstated. As the offering was outside the control of the Company the Company did not recognize the full extinguishment of the Bridge Notes until the IPO was completed on August 31, 2023. The Company recognized a beneficial conversion feature of $2,567,866 for the issuance of the Series A Preferred Stock on the date of the IPO due to the $4 (pre-Reverse Split) offering price related to the IPO being known as of that date.

As of September 30, 2025 and December 31, 2024, there were no shares of Series A Preferred Stock outstanding, respectively.

Convertible Series B Preferred Stock

On July 28, 2025, the Company, entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain accredited investors named therein. Pursuant to the Securities Purchase Agreement, up to 7,590 shares of the Company’s Series B convertible preferred stock, par value $0.0001 per share (the “Series B Preferred Stock” or “Preferred Stock”) and accompanying warrants (“Warrants”) to purchase shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) may be purchased for an aggregate purchase price of up to $10 million in one or more closings (each a “Closing”).

Inspire Veterinary Partners, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

On July 29, 2025, pursuant to the Securities Purchase Agreement, the Company issued and sold, and certain investors purchased, in a private placement (the “Private Placement”): 6,340 shares of the Series B Preferred Stock and 6,340,000 Warrants to purchase shares of Common Stock for aggregate proceeds of approximately $5 million, paid in cash and through the transfer of 514,286 shares of Stella Diagnostics Series D Preferred Stock, in lieu of cash. The shares were initially recognized at the negotiated transaction price of $5.00 per share (totaling $2.57 million), which represented the most reliably determinable fair value at the acquisition date and reflected on the unaudited condensed consolidated balance sheet as investment – equity securities. On September 9, 2025, the Company completed an additional closing, issuing 1,253 shares of Series B preferred stock and 1,252,500 warrants for aggregate proceeds of approximately $1 million.

The Warrants expire on the fifth anniversary of their initial exercisability date and have an initial exercise price of $1.00, subject to adjustment as set forth therein. The exercise price of the Warrants will be subject to adjustment upon lower priced securities issuances, or upon certain triggering events which consist of specific types of default under the terms of the transaction documents. In no event can the conversion and exercise price go below $0.1879, subject to adjustment for stock splits, stock dividends, stock combinations, recapitalizations and similar events.

Each holder of Series B Preferred Stock may convert all, or any part, of the outstanding Series B Preferred Stock, at any time at such holder’s option, into shares of the Common Stock (which converted shares of Common Stock are referred to as “Conversion Shares” herein) at the fixed “Conversion Price” of $1.00 which is subject to proportional adjustment upon the occurrence of any stock split, stock dividend, stock combination and/or similar transactions.

The holders of the Series B Preferred Stock shall have no voting power and no right to vote on any matter at any time, either as a separate series or class or together with any other series or class of share of capital stock, and shall not be entitled to call a meeting of such holders for any purpose nor shall they be entitled to participate in any meeting of the holders of Common Stock, except as provided in the Certificate of Designations (or as otherwise required by applicable law).

As of September 30, 2025 and December 31, 2024, there were 7,593 and 0 shares of Series B Preferred Stock outstanding, respectively.

Nasdaq Compliance

The Company had received a notice letter from Nasdaq on April 10, 2025 stating that, based on stockholders’ equity as reported in the Annual Report on Form 10-K for the fiscal year ended December 31, 2024, the Company was not in compliance with the minimum stockholders’ equity requirement for continued inclusion on the Nasdaq Capital Market. On August 26, 2025, following the first closing of a private placement of Series B convertible preferred stock, which is discussed above, Nasdaq notified the Company that it determined that the Company complies with Nasdaq’s minimum stockholders’ equity requirement.

Common Stock & Pre-Funded Warrants

On March 25, 2025, the Company entered into a securities purchase agreement with an institutional investor, pursuant to which the Company agreed to issue and sell to the investor  in a registered direct offering (the “Offering”) 207,896 shares of Class A common stock, pre-funded warrants to purchase up to 885,000 shares of Class A common stock, five-year warrants (the “Series A Warrants”) to purchase up to 1,092,896 shares of Class A common stock and eighteen-month warrants (the “Series B Warrants” and, together with the Series A Warrants, the “Common Warrants”) to purchase up to 1,092,896 shares of Class A common stock. Gross proceeds from the Offering, before deducting the placement agent’s fees and other offering expenses, were $2,000,000. Each Common Warrant has an exercise price per share of $1.83 and was exercisable beginning on June 11, 2025.

Crone Consulting Agreement

On June 30, 2025, the Company entered into a consulting agreement with Mark Crone. As consideration for legal consulting services, the Company issued 200,000 shares of common stock to Mr. Crone pursuant to the Company’s 2022 Equity Incentive Plan. The agreement may be terminated by either party at any time and for any reason and also contains standard confidentiality clauses. The shares were issued on July 30, 2025 pursuant to this agreement. For the three and nine months ended September 30, 2025, the Company recorded $164,000 in consulting fees related to this agreement.

Inspire Veterinary Partners, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

Alchemy Consulting Agreement

On July 2, 2025, the Company entered into a consulting agreement with Alchemy Advisory, LLC (“Alchemy”). As consideration for consulting services, the Company issued 350,000 shares of common stock to Alchemy pursuant to the Company’s 2022 Equity Incentive Plan. The agreement may be terminated by either party at any time and for any reason and also contains standard confidentiality clauses. The shares were issued on July 2, 2025 pursuant to this agreement. For the three and nine months ended September 30, 2025, the Company recorded $236,000 in consulting fees related to this agreement.

10. Stock Compensation

Effective October 18, 2022, the Board of Directors of Inspire Veterinary Partners adopted the 2022 Equity Incentive Plan, (the “2022 Plan”). The plan provides for the award of stock options (incentive and non-qualified), stock awards and stock appreciation rights to officers, directors, employees and consultants who provide services to the Company. The number of shares issued may not exceed, at any given time, ten percent (10%) of the total of: (a) the issued and outstanding shares of the Company’s common stock, and (b) all shares of common stock issuable upon conversion or exercise of any outstanding securities of the Company which are convertible or exercisable into shares of common stock. The 2022 Plan expires on October 18, 2032.

The Company recognizes stock-based compensation expense from stock-based payments using the grant date fair-value, including for stock options. The fair value of options awarded to employees is measured on the grant date using the Black-Scholes option-pricing model and is recognized as an expense over the requisite service period on a straight-line basis.

All stock options are exercisable into class A common stock.

There were 0 and 185,320 stock options granted und ender the 2022 Plan to the Company’s employees and directors during the three and nine months ended September 30, 2025, and no stock options granted for three and nine months ended September 30, 2024.

The stock options granted during nine months ended September 30, 2025, were valued utilizing the Black-Scholes options pricing model with the following inputs: $1.46 - $1.71 of stock price, 3.95% -4.06% risk-free rate, 47.33% - 49.19% volatility, 0% dividend rate, and the expected term of 5.00 years.

The following is a summary of outstanding stock options as of September 30, 2025 and December 31, 2024:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Life (years)	Aggregate Intrinsic Value
Options outstanding as of December 31, 2023	-	$-	-	$-
Issued	9,459	33.88	10.00	-
Expired and forfeited	-	-	-	-
Exercised	-	-	-	-
Options outstanding as of December 31, 2024	9,459	$33.88	9.74	$-
Options exercisable as of December 31, 2024	9,459	$33.88	9.74	$-
Issued	-	-	-	-
Expired and forfeited	-	-	-	-
Exercised	-	-	-	-
Options outstanding as of March 31, 2025	9,459	$33.88	9.50	$-
Options exercisable as of March 31, 2025	9,459	$33.88	9.50	$-
Issued	185,320	1.62	10.00	-
Expired and forfeited	(2,718)	-	-	-
Exercised	-	-	-	-
Options outstanding as of June 30, 2025	192,061	$2.75	9.83	$-
Options exercisable as of June 30, 2025	192,061	$2.75	9.83	$-
Issued	-	-	-	-
Expired and forfeited	-	-	-	-
Exercised	-	-	-	-
Options outstanding as of September 30, 2025	192,061	$2.75	9.58	$-
Options exercisable as of September 30, 2025	192,061	$2.75	9.58	$-

Inspire Veterinary Partners, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

The following is the vesting terms associated with those shares for the nine months ended September 30, 2025:

Tranche	Shares Granted	Vesting Method	Vesting Terms
Tranche 1	192,061	Immediate	The vesting date is immediate and is fully vested on the grant date
Total	192,061

11. Warrants

As of September 30, 2025, outstanding Common Share warrants and exercise prices related to unit offerings are as follows:

Exercise Price	Number of Shares	Expiry Date
$6,000.00	20	January 2028
11,000.00	32	August 2030
233.75	753	August 2028
10,000.00	332	June 2028
1.83	1,092,896	March 2030
1.83	1,092,896	November 2026
1.00	7,592,500	September 2030
2.29	1,844	March 2030
2.29	547	March 2030
2.29	35,041	March 2030
2.29	17,213	March 2030

During the periods ended September 30, 2025 and December 31, 2024, 969,429 and 21,780 pre-funded warrants were exercised, respectively..

12. Retirement Plan

During the year ending December 31, 2022, the Company implemented a qualified 401(K) retirement plan. The Company offers eligible domestic full-time employees participation in certain 401K plans. The plans provide for a discretionary annual company contribution. In addition, employees may contribute a portion of their salary to the plans, which for certain of the 401K plans, is partially matched by the Company. The plans may be amended or terminated at any time. The Company contributed and expensed $32,643 and $34,118 during the three months ending September 30, 2025 and 2024, respectively. The Company contributed and expensed $94,413 and $115,771 during the nine months ending September 30, 2025 and 2024, respectively.

13. Income Taxes

The Company has incurred losses since inception, which have generated net operating loss (“NOL”) carryforwards. As of September 30, 2025 and December 31, 2024, no tax benefit was reported with respect to these NOL carry-forwards in the accompanying financial statements because the Company believes the realization of the Company’s net deferred tax assets for the NOL for combined federal and state jurisdictions was considered more likely than not that it will not be realized and accordingly, the potential tax benefits of the net loss carry-forwards are fully offset by a full valuation allowance. The Company’s effective tax rate is different than the federal statutory tax rate because the Company has established a full valuation allowance against its net deferred income tax asset.

Inspire Veterinary Partners, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

14. Leases

The Company determines if an arrangement is a lease at inception. Operating leases are included in right-of-use assets (“ROU”), operating lease liabilities, and operating lease liabilities, non-current. Lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at commencement date. None of the leases entered into have an implicit rate, the Company uses its incremental borrowing rate based on the information available at lease commencement date in determining the present value of future payments. Incremental borrowing rate is estimated to approximate the interest rate on a collateralized basis with similar terms and payments, and in economic environments where the leased asset is located. The ROU assets also include any prepaid lease payments made and initial direct costs incurred and exclude lease incentives. The Company’s lease terms may include options to extend or terminate the lease, which is recognized when it is reasonably certain that the Company will exercise that option. Lease expense for minimum lease payments is recognized on a straight-line basis over the lease term. Leases with an initial term of 12 months or less are not recorded on the balance sheet.

The Company has operating leases for real estate. The Company has certain intercompany leases between its subsidiaries, and these transactions and balances have been eliminated in consolidation and are not reflected in the tables and information presented below.

The components of lease expense included in the Company’s unaudited condensed statements of operations were as follows:

	Expense	For the three months ended September 30,		For the nine months ended September 30,
	Classification	2025	2024	2025	2024
Operating lease expense:
Amortization of ROU asset	General and administrative	$53,417	$50,978	$172,405	$154,525
Accretion of Operating lease liability	General and administrative	13,574	11,460	39,061	36,453
Total operating lease expense		$66,991	$62,438	$211,466	$190,978

Other lease expense	General and administrative	7,423	20,887	40,279	27,689
Total		$74,414	$83,325	$251,745	$218,667

Other information related to leases is as follows:

	As of September 30,	As of December 31,
	2025	2024
Remaining lease term:
Operating leases (in years)	8.14	8.77
Discount rate:
Operating leases	7.24%	7.25%

Amounts relating to leases were presented on the unaudited condensed consolidated balance sheets as of September 30, 2025 and December 31, 2024 in the following line items:

		As of September 30,	As of December 31,
	Balance Sheet Classification	2025	2024
Assets:
Operating lease assets	Right-of-use assets	$1,695,171	$1,879,729

Liabilities:
Operating lease liabilities	Operating lease liabilities	170,774	183,981
Operating lease liabilities	Operating lease liabilities, non-current	1,813,828	1,943,487
Total lease liabilities		$1,984,602	$2,127,468

Inspire Veterinary Partners, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

The future minimum lease payments required under leases as of September 30, 2025, were as follows:

Fiscal Year	Operating Leases
Remainder of 2025	$77,319
2026	312,299
2027	316,369
2028	323,311
2029	336,045
Thereafter	1,332,102
Undiscounted cash flows	2,697,445
Less: imputed interest	(712,843)
Lease liability	$1,984,602

15. Commitments and Contingencies

As of September 30, 2025, substantially all of the Company’s assets were pledged as collateral for the Company’s credit facilities.

On November 30, 2023, the Company entered into a common stock purchase agreement with a 3rd party investor (the “Investor”), to which the investor committed to purchase up to $30 million of the Company’s Class A common stock.

Under the terms and subject to the conditions of the Purchase Agreement, the Company has the right, but not the obligation, to sell to the Investor, and the Investor is obligated to purchase, shares of Class A common stock in an amount up to $30 million. Such sales of Class A common stock by the Company, if any, will be subject to certain limitations, and may occur from time-to-time in the Company’s sole discretion, over the period commencing once certain customary conditions are satisfied, including the filing and effectiveness of a resale registration statement with the U.S. Securities and Exchange Commission (the “Commission”) with respect to the shares to be sold to the Investor under the Purchase Agreement and ending on the first day of the month following the 24-month anniversary of the date on which the resale registration statement is declared effective by the Commission. The Investor has no right to require the Company to sell any shares of Class A common stock to the Investor, but the Investor is obligated to purchase shares of Class A common stock pursuant to a valid purchase notice delivered by the Company, subject to certain conditions and limitations.

Purchase Price

The shares of Class A common stock to be issued by the Company and purchased by the Investor will be sold at a purchase price equal to 95% of the lowest daily volume-weighted average price of the Class A common stock on the Nasdaq Capital Market (or any eligible substitute exchange) during the three consecutive trading days immediately following the trading date on which a valid purchase notice is delivered to the Investor by the Company. Such purchase price will be adjusted for reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction by the Company with respect to its Class A common stock.

Actual sales of shares of Class A common stock to the Investor will depend on a variety of factors to be determined by the Company from time-to-time, including, among other things, market conditions, the trading price of the Company’s Class A common stock, and the working capital needs, if any, of the Company.

The net proceeds from sales, if any, under the Purchase Agreement to the Company will depend on the frequency and prices at which the Company sells shares of Class A common stock to the Investor. the Company expects that any proceeds received by the Company from such sales to the Investor will be used for working capital and general corporate purposes.

Purchase Limits

Pursuant to the Purchase Agreement, the Company may not require the Investor to purchase, and the Investor will have no obligation to purchase, shares of Class A common stock in excess of a number equal to the lowest of (i) 100% of the average daily trading volume of the Class A common stock on the Nasdaq Capital Market (or any other eligible national stock exchange, as applicable) for the five consecutive trading days immediately prior to the trading date on which a valid purchase notice is delivered to the Investor, (ii) a 30% discount to the daily trading volume in the Class A common stock on the Nasdaq Capital Market (or any other eligible national stock exchange, as applicable), and (iii) $2 million divided by the volume-weighted average price for the Class A common stock on the trading day immediately prior to the trading date on which a valid purchase notice is delivered to the Investor.

Inspire Veterinary Partners, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

Consistent with certain applicable Nasdaq rules, the Company may not issue to the Investor more than 12,143 shares of its Class A common stock (the “Exchange Cap”) under the Purchase Agreement, which number of shares is equal to 19.99% of the shares of the Company’s Class A common stock issued and outstanding immediately prior to the execution of the Purchase Agreement, unless the Company obtains stockholder approval to issue shares of its Class A common stock in excess of such limit in accordance with applicable rules of Nasdaq or any other applicable national stock exchange.

Fees

As consideration for the Investor’s irrevocable commitment to purchase shares of Class A Common Stock, upon execution of the Purchase Agreement, the Company became obligated to issue to the Investor a number of shares of Class A Common Stock equal to $600,000 divided by the average daily volume-weighted average price for the Class A Common Stock on the Nasdaq Capital Market during the five consecutive trading days ending on the trading date immediately prior to the Company’s filing of an initial registration statement pursuant to the Registration Rights Agreement described below. In certain circumstances, the Company may become obligated to pay to the Investor a cash fee equal to $600,000 in lieu of issuing such shares of Class A Common Stock, under the terms and subject to the conditions described more fully in the Purchase Agreement.

Certain Representations, Warranties and Covenants

The Purchase Agreement contains customary representations, warranties, conditions, and indemnification obligations of each of the Company and the Investor. Pursuant to the Purchase Agreement, the Investor has agreed not to enter into or effect, in any manner whatsoever, directly or indirectly, any short sales of the Company’s Class A Common Stock or hedging transaction which establishes a net short position with respect to the Class A Common Stock. In addition, the Company has covenanted, among other things, through the 24-month anniversary of the signing of the Purchase Agreement, to not effect or enter into any agreement to issue any shares of Class A Common Stock or securities convertible into or exercisable or exchangeable into shares of Class A Common Stock except in limited circumstances.

The Company has the right to terminate the Purchase Agreement at any time following the satisfaction of certain conditions precedent relating to the initial sale of shares to the Investor, subject to the Company paying all documented fees and amounts to the Investor’s legal counsel and, if the agreement is terminated prior to effectiveness of the resale registration statement, the Company paying the $600,000 cash commitment fee to the Investor or, if the agreement is terminated after such effectiveness, the Company issuing all commitment shares of Class A Common Stock to the Investor.

The Purchase Agreement will automatically terminate on (i) the 24-month anniversary of the effective date of the initial resale registration statement filed with the Commission, (ii) the date when the Investor purchases its total commitment, (iii) the date when the shares of Class A Common Stock are no longer listed on the Nasdaq Capital Market or another eligible national stock exchange, or (iv) when the Company is subject to a voluntary or involuntary bankruptcy or insolvency proceeding.

In addition, the Investor may terminate the Purchase Agreement upon (i) the occurrence of an event constituting a material adverse effect (as defined in the Purchase Agreement), (ii) the occurrence of a change of control transaction of the Company, (iii) the failure by the Company to file a registration statement by the applicable deadline set forth in the Registration Rights Agreement, (iv) the lapse of the effectiveness, or unavailability of, a registration statement filed by the Company pursuant to the Registration Rights Agreement in certain other circumstances set forth in the Purchase Agreement, (v) the suspension of trading of the Class A Common Stock for a period of three (3) consecutive trading days, or (vi) the material breach of the Purchase Agreement by the Company, which breach is not cured within the 10 trading days after receipt of notice of such breach.

On December 28, 2023, the Company amended the agreement to provide that, if the number of commitment shares required to be issued by the Company to the Investor and its affiliates (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 promulgated thereunder) pursuant to the Purchase Agreement would result in the beneficial ownership by the Investor of more than 4.99% of the outstanding shares of Class A common stock of the Company, then the Company shall be obligated to deliver to the Investor: (i) the number of shares of Class A common stock that, after giving effect to the issuance thereof to the Investor, would result in the Investor and its affiliates beneficially owning one (1) share less than 4.99% of the outstanding shares of Class A common stock of the Company, and (ii) a warrant to purchase shares of Class A common stock (such warrant, the “Warrant” and the shares issuable upon exercise thereof, the “Warrant Shares”), granting the Investor the right to purchase, at an exercise price of $0.01 per Warrant Share, up to that number of Warrant Shares equal to the difference between (x) the number of shares that would be required to be issued to the Investor as commitment shares but-for the 4.99% ownership limitation, and (y) the number of shares of Class A common stock to be issued to the Investor as commitment shares.

Inspire Veterinary Partners, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

The amendment further provided that, if the issuance of the total number of commitment shares of Class A common stock and Warrant Shares by the Company to the Investor would cause the beneficial ownership of the Investor and its affiliates to exceed 19.99% of the outstanding shares of Class A common stock of the Company, and the Company has not obtained stockholder approval for the issuance of such shares of Class A common stock in an amount in excess of the 19.99% ownership threshold in accordance with the applicable rules of The Nasdaq Capital Market on or before May 24, 2024, then the Company shall be obligated to pay to the Investor an amount in cash equal to $600,000 minus the value of the shares of Class A common stock issuable to the Investor as commitment shares and the value of the Warrant Shares issuable upon exercise of the Warrant. Stockholder approval was obtained in March 2024.

On February 14, 2024, the Company issued 12,143 shares of Class A Common stock, per share to an Investor. In addition, the Company, on February 13, 2024, issued a prefunded warrant to purchase up to 16,549 shares of Class A common stock of the Company to the Investor. The Company issued the shares and the warrant in fulfilment to its obligation to issue “commitment shares” to the Investor upon its entry into the purchase agreement. The Company issued the shares and warrant to the Investor exempt from registration pursuant to Rule 506(b) of Regulation D under the Securities Act of 1933. The Company did not receive any proceeds with respect to the issuance of the Commitment Shares or the Warrant and does not expect to receive any material proceeds from the Investor’s exercise, if any, of Warrant for the purchase of Warrant shares.

The Company is no longer selling shares under this agreement and no shares were sold by the Company to the Investor during the quarter ended September 30, 2025.

Common Stock Purchase Agreement

On July 29, 2025, Inspire entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) with Seven Knots, LLC (“Seven Knots”), pursuant to which Seven Knots committed to purchase, subject to certain conditions and limitations, up to $50 million of shares of the Company’s Class A common stock.

Under the terms of the Purchase Agreement, the Company may, at its sole discretion, direct Seven Knots to purchase shares of common stock in amounts not to exceed $5 million per purchase notice, provided that the closing sale price of the common stock is at least $0.75 per share and other customary conditions are satisfied. Seven Knots’s ownership is limited to 4.99% of the Company’s outstanding common stock.

For the quarter ended September 30, 2025, the Company did not issue or sell any shares of the Company’s Class A common stock under the Purchase Agreement.

Holdback Agreements

As part of the Valley Veterinary Services, Inc. (“Valley Vet”) acquisition in November 2023, a portion of the purchase price in the amount of $200,000 was classified as restricted cash in the accompanying unaudited condensed consolidated balance sheet. The Holdback Agreement dictates that $80,000 is contingent upon both former owners (now employees of the Company) still being employed by the Company as of November 8, 2024 and the Valley Vet Practice’s gross revenue exceeding 105% of the target gross revenue. The remaining $120,000 is contingent upon both former owners (now employees of the Company) still being employed by the Company as of November 8, 2025 and the Valley Vet Practice’s gross revenue exceeding 110% of the target gross revenue.

The Company determined that the first milestone of the Holdback Agreement had been met, as the Valley Vet Practice’s gross revenue exceeded 105% of the target and both former owners remained employed. As a result, the Company released and paid out the $80,000 holdback amount in accordance with the agreement in January 2025. The remaining holdback amount of $120,000 is classified as restricted cash in the accompanying unaudited condensed balance sheet as of September 30, 2025.

As part of the DeBary Animal Clinic acquisition in June 2025, a portion of the purchase price in the amount of $114,500 was classified as restricted cash in the accompanying unaudited condensed consolidated balance sheet. The Holdback Agreement dictates that $40,000 is contingent upon former owner (now employee of the Company) still being employed by the Company as of June 3, 2026 and the DeBary Animal Clinic’s gross revenue exceeding 105% of the target gross revenue. The remaining $74,500 is contingent upon both former owners (now employees of the Company) still being employed by the Company as of June 3, 2027 and the DeBary Animal Clinic’s gross revenue exceeding 110% of the target gross revenue.

Inspire Veterinary Partners, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

16. Business Acquisition

Acquisition of Debary Animal Clinic

On June 4, 2025, the Company and IVP FL Holding Company LLC, a wholly-owned subsidiary, entered into an asset purchase agreement with Joseph A. Suarez, DVM (the “Seller Parties”) to acquire substantially all of the assets of Debary Animal Clinic, a veterinary clinic. At the Closing, the Seller Parties delivered a duly executed assignment of the acquired assets, thereby selling, assigning, and transferring to the Company all rights, title, and interest in the assets of the practice.

The aggregate consideration paid by the Company for the acquisition of the business and real estate was approximately $1,942,500, consisting of: (a) $1,850,000 in cash and (b) $92,500 in restricted shares of the Company’s Class A common stock, calculated based on the closing price of the Company’s stock on the Nasdaq Capital Market on the trading day immediately prior to the Closing Date. In addition, the acquisition agreement includes a holdback arrangement for $114,500 in cash, which may be paid to the Sellers at the end of the first and second years following the acquisition, contingent upon the continued employment of the former owners and the achievement of specified revenue targets for each respective year. In accordance with ASC 805, Business Combinations, the holdback amount is excluded from the purchase price allocation and will be recognized as compensation expense for post-combination services as earned.

The Acquisition was accounted for as a business combination in accordance with ASC 805, with the Company as the accounting acquirer. Under this method of accounting, Debary Animal Clinic’s acquired assets are recorded at their estimated fair values as of the acquisition date. The excess of the purchase price over the estimated fair value of the net assets acquired is recognized as goodwill.

The following table summarizes the preliminary allocation of the purchase price to the assets acquired as of the acquisition date. These values are provisional and subject to adjustment during the measurement period (up to one year from the acquisition date) as additional information becomes available:

Closing Cash Consideration	$1,850,000
Closing Equity Consideration	92,500
Total Consideration	1,942,500

Inventory	40,000
Buildings	487,819
Land	148,500
Furniture, Fixtures & Equipment	200,000
Goodwill	1,066,181
Total Consideration	$1,942,500

The company incurred acquisition costs included in general and administrative of $70,046 related to the business acquisition.

The preliminary fair values assigned to the customer list and fixed assets (including buildings, land, and furniture, fixtures, and equipment) are based on management’s initial estimates and have not yet been supported by independent third-party valuations or detailed internal analyses. These amounts are subject to change as the Company completes its valuation procedures and obtains additional information regarding the fair value of these assets. The final purchase price allocation may differ materially from these preliminary amounts, and any adjustments will be recognized retrospectively as required under ASC 805. The measurement period will not exceed one year from the acquisition date.

Goodwill is calculated as the excess of the total consideration transferred over the estimated fair value of the identifiable net assets acquired. The goodwill recognized in this transaction primarily reflects expected synergies from integrating the acquired operations, the assembled workforce, and other intangible assets that do not qualify for separate recognition. Goodwill is not deductible for tax purposes.

Any adjustments to the provisional amounts during the measurement period will be recognized retrospectively as if the accounting for the business combination had been completed at the acquisition date.

Inspire Veterinary Partners, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

17. Segment Information

Management evaluates the Company’s veterinary clinics as a single reportable segment as a result of aggregating multiple operating segments, because all of the Company’s veterinary clinics have similar economic characteristics and provide similar services to similar types of customers. Our single reportable segment comprises the structure used by our Chief Executive Officer, who collectively have been determined to be our Chief Operating Decision Maker (“CODM”), to make key operating decisions and assess performance. Our CODM evaluates our single reportable segment’s operating performance based on individual veterinary clinic net income (loss) before interest expense, income tax expense, depreciation and amortization, corporate general and administrative expense, debt extinguishment loss, gain of sale, interest and other income, and gains or losses on sales of clinic (“Adjusted Clinic EBITDA”). Our single reportable segment’s assets are consistent with total assets included in the Company’s consolidated balance sheets.

The following table includes revenue, significant veterinary clinic and hospital operating expenses, and Adjusted Clinic EBITDA for the Company’s clinics, reconciled to the consolidated amounts included in the Company’s consolidated statements of operations:

	For the three months ended September 30,		For the nine months ended September 30,
	2025	2024	2025	2024
Revenue
Service revenue	$3,138,670	$2,969,748	$9,074,965	$9,735,585
Product revenue	1,177,462	1,079,277	3,163,910	3,535,388
Total Clinics level revenue	4,316,132	4,049,025	12,238,875	13,270,973

Operating expenses
Cost of service revenue (exclusive of depreciation and amortization, shown separately below)	2,678,940	2,568,085	7,253,536	7,705,972
Cost of product revenue (exclusive of depreciation and amortization, shown separately below)	850,153	854,921	2,507,227	2,807,025
General and administrative expenses	610,629	65,093	2,015,056	2,034,074
Total Clinics level expenses	4,139,722	3,488,099	11,775,819	12,547,071

Adjusted Clinics EBITDA	$176,410	$560,926	$463,056	$723,902

Reconciliation of Adjusted Clinics EBITDA to net income
Depreciation and amortization	330,498	340,167	864,293	1,048,290
Interest income	(4)	(44)	(25)	(46)
Interest expense	559,111	1,254,149	1,385,891	2,801,491
Debt extinguishment loss	-	-	689,411	1,587,862
Other income (expenses)	-	-	-	4,768
Gain on sale of business	-	(467,049)		(467,049)
Corporate general and administrative	1,813,078	2,923,029	5,499,364	6,046,125
Net Income	$(2,526,273)	$(3,489,326)	$(7,975,878)	$(10,297,539)

Inspire Veterinary Partners, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

18. Subsequent Events

The Company follows the guidance in FASB ASC 855-10 for the disclosure of subsequent events. The Company evaluated subsequent events through the date the financial statements were issued and determined the Company had the following subsequent events:

On October 6, 2025, the Company entered into a Merchant Cash Advance Agreement for gross proceeds of $525,000 with an unrelated third-party financial institution. Under the terms of the initial agreement, the Company pays $27,000 each week for 28 weeks with the first payment due October 17, 2025. The financing arrangement included issuance costs of $25,000.

On October 22, 2025, the Company entered into an additional Merchant Cash Advance Agreement for gross proceeds of $1,050,000 with the same unrelated third-party financial institution as above. Under the terms of the initial agreement, the Company pays $47,520 each week for 32 weeks with the first payment due October 31, 2025. The financing arrangement included issuance costs of $50,000.

In October 2025, the Company sold 151,894 shares of Class A common stock pursuant to a common stock purchase agreement dated July 29, 2025.

On November 5, 2025, the Company issued Senior Convertible Promissory Notes to two investors, each in the principal amount of $178,571.43 with an original issue discount of 30% such that the purchase price of each note was $125,000 (each a “Note” and together, the “Notes”). Each Note bears interest at a rate of 10% per annum, payable monthly, and matures on August 5, 2026, unless earlier converted or repaid in accordance with its terms. The outstanding principal and accrued interest under the Notes are convertible, at the option of the holder, into shares of the Company’s Class A common stock. The conversion price is 90% of the lowest sale price of the Class A common stock for the twenty (20) consecutive trading days ending on the trading day that is immediately prior to the conversion date, subject to customary adjustments. Each investor’s ownership is limited to 4.99% of the Company’s outstanding Class A common stock. An Investor may increase or decrease the beneficial ownership limitation, but not in excess of 9.99% of the issued and outstanding shares of the Company’s Class A common stock upon prior written notice to the Company.

The Notes must be prepaid by the Company in an amount equal to 25% of any gross proceeds received by the Company under an existing equity line of credit with the Investor. Any mandatory prepayment will be at a premium of 120%. Subject to the investors’ conversion rights, if the Company completes a Qualified Financing, the Company will repay in full the then-outstanding principal amount of the Notes, any accrued but unpaid interest and a pre-payment premium equal to 120% of the Notes’ value on the original issue date. A “Qualified Financing” is a financing in which the Company issues and sells shares of its equity securities to investors on or before the maturity date of the Notes with total gross proceeds to the Company of not less than $1,000,000, and excludes the conversion of the Notes or other convertible securities issued for capital raising purposes.

The Notes contain certain events of default, including non-payment, insolvency, breach of covenants, change of control and issuance of indebtedness by the Company without the Investors’ consent, among others. Upon an event of default, all amounts outstanding under the Notes may become immediately due and payable at the option of the holder at a premium of 120%. In addition, for so long as the Notes remain outstanding, the interest rate will increase to an amount equal to the lesser of 24% per annum and the maximum rate permitted under applicable law.

Report of Independent Registered Public Accounting Firm

Board of Directors and Shareholders

Inspire Veterinary Partners, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Inspire Veterinary Partners, Inc. (the “Company”) as of December 31, 2024 and 2023, and the related consolidated statements of operations, changes in stockholders’ equity (deficit), and cash flows for each of the two years in the period ended December 31, 2024, and the related notes (collectively referred to as the “financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of Inspire Veterinary Partners, Inc. as of December 31, 2024 and 2023, and the consolidated results of its operations and its cash flows for each of the two years in the period ended December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 3 to the financial statements, the Company has incurred recurring losses and at December 31, 2024, had an accumulated deficit of $36,350,281 and a working capital deficit of $6,176,268. For the year ended December 31, 2024, the Company sustained a net loss of $14,264,261 and used $10,005,866 in operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might become necessary should the Company be unable to continue as a going concern.

Basis for Opinion

These financial statements are the responsibility of the entity’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to Inspire Veterinary Partners, Inc. in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Inspire Veterinary Partners, Inc. is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Kreit & Chiu CPA LLP

We have served as Inspire Veterinary Partners, Inc.’s auditor since 2021.

Los Angeles, California

March 31, 2025

Inspire Veterinary Partners, Inc. and Subsidiaries

Consolidated Balance Sheets

	Year Ended December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$523,690	$178,961
Accounts receivable, net	40,675	28,573
Due from former owners	-	32,519
Inventory	516,650	571,512
Refundable income tax	-	151,796
Prepaid expenses and other current assets	942,456	388,759
Total current assets	2,023,471	1,352,120

Restricted cash - non-current	200,000	200,000
Property and equipment, net	6,382,788	7,949,144
Right-of-use assets	1,879,729	1,616,198
Other intangibles, net	1,633,927	2,513,028
Goodwill	8,022,082	8,147,590
Other assets	53,997	12,895
Total assets	$20,195,994	$21,790,975

Liabilities and Stockholder’s Deficit
Current liabilities:
Accounts payable	$1,979,503	$3,206,594
Accrued expenses	285,770	858,334
Cumulative Series A preferred stock dividends payable	-	92,322
Operating lease liabilities	183,981	141,691
Loans payable, net of discount	2,340,020	1,713,831
Convertible debentures, net of issuance costs	-	100,000
Notes payable, net of discount	3,410,465	1,469,043
Total current liabilities	8,199,739	7,581,815

Operating lease liabilities, non-current	1,943,487	1,514,044
Notes payable - noncurrent	8,490,763	13,483,375
Total liabilities	18,633,989	22,579,234

Commitments and Contingencies (Note 15)

Stockholder’s Equity (Deficit)
Common stock - Class A, $0.0001 par value, 4 million shares authorized, 1,176,059 and 2,817 shares issued and outstanding as of December 31, 2024 and December 31, 2023, respectively.	117	-
Common stock - Class B, $0.0001 par value, 20 million shares authorized, 3,020,750 and 3,891,500 shares issued and outstanding as of December 31, 2024 and December 31, 2023, respectively.	302	389
Convertible series A preferred stock, $0.0001 par value, 1 million shares authorized, 0 and 403,640 shares issued and outstanding as of December 31, 2024 and December 31, 2023, respectively.	-	40
Additional paid in capital	37,911,867	20,426,569
Accumulated deficit	(36,350,281)	(21,215,257)
Total stockholder’s equity (deficit)	1,562,005	(788,259)
Total liabilities and stockholder’s equity (deficit)	$20,195,994	$21,790,975

The accompanying notes are an integral part of these consolidated financial statements.

Inspire Veterinary Partners, Inc. and Subsidiaries

Consolidated Statements of Operations

	Year Ended December 31,
	2024	2023
Service revenue	$12,188,526	$11,879,934
Product revenue	4,403,583	4,795,459
Total revenue	16,592,109	16,675,393

Operating expenses
Cost of service revenue (exclusive of depreciation and amortization, shown separately below)	9,736,282	9,700,963
Cost of product revenue (exclusive of depreciation and amortization, shown separately below)	3,563,279	3,420,515
General and administrative expenses	11,421,352	9,476,287
Depreciation and amortization	1,308,619	1,252,539
Impairment expense	56,664	-
Gain on sale of business	(467,049)	-
Total operating expenses	25,619,147	23,850,304

Loss from operations	(9,027,038)	(7,174,911)

Other income (expenses):
Interest income	53	21
Interest expense	(3,098,290)	(2,538,710)
Loss on debt extinguishment	-	(16,105)
Loss on debt modification	(2,134,218)	(927,054)
Beneficial conversion feature	-	(4,137,261)
Other income (expenses)	(4,768)	1,134
Total other expenses	(5,237,223)	(7,617,975)

Loss before income taxes	(14,264,261)	(14,792,886)

Benefit for income taxes	-	-

Net loss	(14,264,261)	(14,792,886)
Dividend on convertible series A preferred stock	(220,850)	(271,245)
Net loss attributable to class A and B common stockholders	$(14,485,111)	$(15,064,131)

Net loss per Class A and B common shares:
Basic and diluted	$(2.61)	$(3.50)
Weighted average shares outstanding per Class A and B common shares:
Basic and diluted	5,550,959	4,309,796

The accompanying notes are an integral part of these consolidated financial statements.

Inspire Veterinary Partners, Inc. and Subsidiaries

Consolidated Statements of Changes in Stockholders’ Equity (Deficit)

	Convertible Series A Preferred Stock		Class A Common Stock		Class B Common Stock		Additional	Accumulated	Stockholders’ (Deficit)
	No. of Shares	Amount	No. of Shares	Amount	No. of Shares	Amount	Paid-in Capital	Deficit (As Restated)	Equity (As Restated)
Balance as of December 31, 2022	-	$-	388	$-	4,300,000	$430	$1,107,537	$(6,243,448)	$(5,135,481)
Issuance of warrants to CEO	-	-	-	-	-	-	2,701	-	2,701
Issuance of convertible series A preferred stock in exchange for bridge note	442,459	44	-	-	-	-	4,440,644	-	4,440,688
Issuance of class A common stock in connection with initial public offering, net of issuance costs	-	-	640	-	-	-	5,439,571	-	5,439,571
Conversion of convertible debentures into class A common stock	-	-	598	-	-	-	4,414,317	-	4,414,317
Conversion of class B common stock into class A common stock	-	-	163	-	(408,500)	(41)	41	-	-
Conversion of convertible series A preferred stock into class A common stock	(56,711)	(6)	792	-	-	-	6	-	-
Convertible series A preferred stock cumulative dividends	-	-	-	-	-	-	(92,322)	-	(92,322)
Convertible series A preferred stock dividend	17,892	2	-	-	-	-	178,921	(178,923)	-
Issuance of common stock in connection with business acquisition	-	-	163	-	-	-	400,000		400,000
Issuance of common stock for services	-	-	72	-	-	-	397,892		397,892
Beneficial conversion feature on convertible debentures	-	-	-		-	-	1,569,395	-	1,569,395
Beneficial conversion feature on convertible series A preferred stock	-	-	-	-	-	-	2,567,866	-	2,567,866
Net Loss								(14,792,886)	(14,792,886)
Balance as of December 31, 2023	403,640	$40	2,817	$-	3,891,500	$389	$20,426,569	$(21,215,257)	$(788,259)
Issuance of Class A common stock and pre-funded warrants in connection with commitment shares	-	-	486	-	-	-	600,000	-	600,000
Issuance of class A common stock and pre-funded warrants, net of issuance costs	-	-	73,144	7	-	-	5,227,032	-	5,227,039
Issuance of class A common stock and warrants, net of issuance costs	-	-	5,859	1	-	-	5,459,999	-	5,460,000
Issuance of class A common stock for services	-	-	18,705	2	-	-	376,694	-	376,696
Issuance of class A common stock in connection with general release agreement	-	-	98	-	-	-	20,000	-	20,000
Issuance of convertible series A preferred stock	20,000	2	-	-	-	-	199,998	-	200,000
Conversion of convertible notes payable	-	-	226,249	22	-	-	1,357,121	-	1,357,143
Conversion of convertible series A preferred stock into class A common stock	(445,725)	(44)	24,767	3	-	-	41	-	-
Convertible series A preferred stock cumulative dividends	-	-	-	-	-	-	(2,250)	-	(2,250)
Convertible series A preferred stock dividend	22,085	2	-	-	-	-	223,098	(220,850)	2,250
Exercise of class A common stock warrants	-	-	240,000	24	-	-	3,999,976	-	4,000,000
Exercise of pre-funded warrants	-	-	583,934	58	-	-	(58)	-	-
Repurchase and cancellation of the class B common stock	-	-	-	-	(870,750)	(87)	-	(649,913)	(650,000)
Stock-based compensation	-	-	-	-	-	-	23,647	-	23,647
Net loss	-	-	-	-	-	-	-	(14,264,261)	(14,264,261)
Balance as of December 31, 2024	-	-	1,176,059	117	3,020,750	302	37,911,867	(36,350,281)	1,562,005

Inspire Veterinary Partners, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

	Year Ended December 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(14,264,261)	$(14,792,886)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,337,723	1,252,540
Amortization of debt issuance costs	15,825	128,583
Amortization of debt discount	2,275,594	864,350
Amortization of operating right of use assets	329,878	162,298
Stock-based compensation	23,647	-
Issuance of warrants to CEO	-	2,701
Issuance of class A common stock for services	376,696	397,892
Debt extinguishment loss	-	16,105
Loss on debt modification	2,134,218	927,054
Issuance of class A common stock in connection with general release agreement	20,000	-
Issuance of Class A common stock and pre-funded warrants in connection with commitment shares	600,000	-
Bad debt provision	-	123,513
Beneficial conversion feature	-	4,137,261
Gain on disposal of business	(467,049)	-
Impairment expense	56,664	-
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable	(12,102)	(152,086)
Due from former owners	32,519	237,364
Inventory	12,418	84,912
Refundable income tax	151,796	40,343
Prepaid expenses and other current assets	(553,697)	(134,964)
Other assets	(41,102)	-
Accounts payable	(1,227,091)	2,187,663
Accrued expenses	(593,544)	813,144
Cumulative Series A preferred stock dividends payable	(92,322)	-
Other assets, net	-	16,561
Operating lease liabilities	(121,676)	(133,119)
Net cash used in operating activities	(10,005,866)	(3,820,771)

Cash flows from investing activities:
Purchase of property and equipment	(237,983)	(383,730)
Payment for acquisition of businesses	-	(1,485,800)
Net cash used in investing activities	(237,983)	(1,869,530)

Cash flows from financing activities:
Proceeds from issuance of class A common stock and warrants, net of issuance costs	5,460,000	5,439,571
Proceeds from issuance of class A common stock and pre-funded warrants, net of issuance costs	5,227,039	-
Repurchase and cancellation of the class B common stock	(650,000)	-
Net proceeds from loans payable	1,981,585	2,038,531
Payments on loans payable	(5,113,947)	(1,923,474)
Proceeds from issuance of convertible series A preferred stock	200,000	-
Proceeds from convertible note payable	1,000,000	650,000
Payments on convertible note payable	(294,118)	(250,000)
Repayment of note payable	(1,121,981)	(329,620)
Proceeds from exercise of warrants	4,000,000	-
Repayment of convertible debentures	(100,000)	-
Net cash provided by financing activities	10,588,578	5,625,009

Net increase (decrease) in Cash, cash equivalents and restricted cash	344,729	(65,292)
Cash, cash equivalents and restricted cash, beginning of period	378,961	444,253
Cash, cash equivalents and restricted cash, end of period	$723,690	$378,961

Supplemental Disclosure of Cash Flow Information
Interest payments during the year	$1,552,313	$188,952
Income tax refund	$151,796	$-

Noncash investing and financing activity
Series A Preferred Stock Dividend	$220,850	$271,245
Acquisition of assets through operating leases	593,409	1,031,523
Issuance of class A common stock for conversion of convertible notes payable	1,357,143	-
Issuance of common stock in connection with business acquisition	-	400,000
Issuance of convertible series A preferred stock due to conversion of bridge note	-	4,440,688
Issuance of class A common stock due to conversion of convertible debentures	-	4,414,317

The accompanying notes are an integral part of these consolidated financial statements.

Inspire Veterinary Partners, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2024

1.	Description of Business

Business Description

Inspire Veterinary Partners, Inc. (the “Company” or “Inspire”) is a C-corporation which incorporated in the state of Delaware on December 2, 2020. On June 29, 2022, the Company converted into a Nevada C-corporation (“Conversion”). The Conversion did not result in any change in the corporate name, business, management, fiscal year, accounting, location of the principal executive officer, capitalization structure, or assets or liabilities of the Company. The Company owns and operates veterinary hospitals throughout the United States. The Company specializes in small animal general practice hospitals which serve all manner of companion pets, emphasizing canine and feline breeds.

As we expand, additional modalities are becoming a part of the services offered at our hospitals, including equine care. With 13 clinics located in 9 states as of the date of this filing, Inspire purchases existing hospitals which have the financial track record, marketplace advantages and future growth potential to make them worthy acquisition targets. Because the Company leverages a leadership and support structure which is distributed throughout the United States, acquisitions are not centralized to one geographic area. The Company operates its business as one operating and one reportable segment.

Services provided at owned hospitals include preventive care for companion animals consisting of annual health exams which include: parasite control; dental health; nutrition and body condition counseling; neurological examinations; radiology; bloodwork; skin and coat health and many breed specific preventive care services. Surgical offerings include all soft tissue procedures such as spays and neuters, mass removals, splenectomies and can also include gastropexies, orthopedic procedures and other types of surgical offerings based on a doctor’s training. In many locations additional means of care and alternative procedures are also offered such as acupuncture, chiropractic and various other health and wellness offerings.

The Company is the managing member of IVP Practice Holdings Co., LLC (“Holdco”), a Delaware limited liability company, which is the managing member of IVP CO Holding, LLC (“CO Holdco”), a Delaware limited liability company, IVP FL Holding Co., LLC (“FL Holdco”), a Delaware limited liability company, IVP Texas Holding Company, LLC (“TX Holdco”), a Delaware limited liability company, KVC Holding Company, LLC (“KVC Holdco”), a Hawaii limited liability company, and IVP CA Holding Co., LLC (“CA Holdco”), a Delaware limited liability company, IVP MD Holding Company, LLC (“MD Holdco”), a Delaware limited liability company, IVP OH Holding (“OH Holdco”), Co, LLC, a Delaware limited liability company, IVP IN Holding Co., LLC (“IN Holdco”), a Delaware limited liability company, IVP MA Managing Co., LLC, a Delaware limited liability company (“MA Holdco”), and IVP PA Holding Company, LLC, a Delaware limited liability company (“PA Holdco”). The Company through Holdco, operates and controls all business and affairs of CO Holdco, FL Holdco, TX Holdco, KVC Holdco, CA Holdco, MD Holdco. Holdco, OH Holdco, IN Holdco, MA Holdco and PA Holdco are used to acquire hospitals in various states and jurisdictions.

The Company is the managing member of IVP Real Estate Holding Co., LLC (“IVP RE”), a Delaware limited liability company, which is the managing member of IVP CO Properties, LLC (“CO RE”), a Delaware limited liability company, IVP FL Properties, LLC (“FL RE”), a Delaware limited liability company, IVP TX Properties, LLC (“TX RE”), a Delaware limited liability company, KVC Properties, LLC, (“KVC RE”), a Hawaii limited liability company, IVP CA Properties, LLC (“CA RE”), a Delaware limited liability company, IVP MD Properties, LLC (“MD RE”), a Delaware limited liability company, IVP OH Properties, LLC (“OH RE”), a Delaware limited liability company, IVP IN Properties, LLC (“IN RE”), a Delaware limited liability company, and IVP PA Properties, LLC (“PA RE”), a Delaware limited liability company. The Company through IVP RE operates and controls all business and affairs of CO RE, FL RE, TX RE, KVC RE, CA RE, MD RE, OH RE, IN RE and PA RE. IVP RE are used to acquire real property in various states and jurisdictions.

Initial Public Offering

On August 31, 2023, we closed our IPO of 640 shares of class A common stock, at a public price of $1,000.00 per share. The total net proceeds we received in the IPO were approximately $5.4 million after deducting underwriting discounts and commissions of $512,000 and offering expenses of $448,429. The Company’s class A common shares are traded on the Nasdaq Capital Market (“NASDAQ”) under the symbol IVP.

2.	RETROSPECTIVE ADJUSTMENTS

On May 8, 2024, the Company effected a 100-for-1 reverse stock split (“Reverse Split”) of the Company’s authorized and outstanding shares of Class A common stock. All information included in these financial statements has been adjusted, on a retrospective basis for all periods presented to reflect the Reverse Split, unless otherwise stated.

On January 27, 2025, the Company effected a 25-for-1 reverse stock split (“Reverse Split”) of the Company’s authorized and outstanding shares of Class A common stock. All information included in these financial statements has been adjusted, on a retrospective basis for all periods presented to reflect the Reverse Split, unless otherwise stated.

3.	Significant Accounting Policies and Basis of Presentation

Basis of Presentation

The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America (“GAAP”). Any reference in these notes to applicable guidance is meant to refer to the authoritative GAAP as found in the Accounting Standards Codification (“ASC”) and as amended by Accounting Standards Updates (“ASU”) of the Financial Accounting Standards Board (“FASB”).

Going Concern

These financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred recurring losses and as of December 31, 2024, had an accumulated deficit of $36,350,281. For the year ending December 31, 2024, the Company sustained a net loss of $14,264,261. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern for the next twelve months from the date these financial statements were issued. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that may be necessary should the Company be unable to continue as a going concern. The Company’s continuation as a going concern is contingent upon its ability to obtain additional financing and to generate revenue and cash flow to meet its obligations on a timely basis. The Company will continue to seek to raise additional funding through debt or equity financing during the next twelve months from the date of issuance of these financial statements. Management believes that actions presently being taken to obtain additional funding provide the opportunity for the Company to continue as a going concern. There is no guarantee the Company will be successful in achieving these objectives.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of sales and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less at the date of purchase to be cash equivalents. As of December 31, 2024 and 2023 the Company had no cash equivalents.

Financial instruments that potentially subject the Company to a significant concentration of credit risk consist of cash. Cash is deposited in checking accounts at accredited financial institutions with high credit-quality and is insured by the Federal Deposit Insurance Corporation (FDIC) up to $250,000, which at times, may exceed federally insured limits. The excess amounts as of December 31, 2024 and 2023, were $473,690 and $114,080, respectively. Management believes that these financial institutions are financially sound, and, accordingly, minimal credit risk exists with respect to these high-quality financial institutions.

Restricted Cash

Restricted Cash consisted of cash designated to settle a holdback agreement related to our acquisition of Valley Veterinary Services, Inc. to be settled by February 8, 2026 if specific contingencies are met (see note 12 for more information).

Accounts Receivable and Allowance for Expected Credit Losses

Accounts receivable consist of amounts due from veterinary customers. The Company records an allowance for current expected credit losses for estimated losses inherent in its trade accounts receivable portfolio. In establishing the required allowance, management considers historical losses adjusted for current market conditions, the financial condition of the customer, the amount of receivables in dispute, and the current receivables aging and payment patterns. The Company does not have any off-balance sheet credit exposure related to its customers. The allowance for current expected credit losses was $2,892 and $123,513 as of December 31, 2024 and 2023, respectively. During the years ended December 31, 2024 and 2023, the company wrote-off $89,725 and $0 from the allowance for current expected credit losses, respectively.

Due from Former Owners

The Company enters into asset purchase agreements related to the acquisitions of veterinary hospitals and as part of these agreements contractually obligates the former owners of the veterinary hospitals to reimburse the Company for any monies collected by the former owners for revenues earned subsequent to the closing date of the acquisition, less monies paid by the former owner on behalf of the Company for expenses incurred subsequent to the closing date of the acquisition. Any adjustments relating to pre-acquisition amounts will be reflected in goodwill.

Inventory

Inventory is recorded at the lower of cost or net realizable value. Cost is using the weighted average method. Inventory consists of inventoriable supplies used for veterinary care and services.

Leases

The Company reviews all arrangements for potential leases, and at inception, determines whether a lease is an operating or finance lease. Lease assets and liabilities, which generally represent the present value of future minimum lease payments over the term of the lease, are recognized as of the commencement date. Leases with an initial lease term of twelve months or less are classified as short-term leases and are not recognized in the balance sheets unless the lease contains a purchase option that is reasonably certain to be exercised.

Lease term, discount rate, variable lease costs and future minimum lease payment determinations require the use of judgment and are based on the facts and circumstances related to the specific lease. Lease terms are generally based on their initial non-cancellable terms, unless there is a renewal option that is reasonably certain to be exercised. Various factors, including economic incentives, intent, past history and business needs are considered to determine if a renewal option is reasonably certain to be exercised. The implicit rate in a lease agreement is used when it can be determined to value the lease obligation. Otherwise, the Company’s incremental borrowing rate, which is based on information available as of the lease commencement date, including applicable lease terms and the current economic environment, is used to determine the value of the lease obligation.

Property and Equipment

Property and equipment are recorded at cost, less accumulated depreciation. Depreciation of property and equipment is determined using the straight line method over the estimated useful lives of the related assets up to the salvage value. Expenditures for repairs and maintenance are charged to expense as incurred, and expenditures for betterments and major Improvements are capitalized and depreciated over the remaining useful lives of the assets. The carrying amount of the assets sold or retired and the related accumulated depreciation are eliminated in the year of disposal, with resulting gains or losses included in operations.

Estimated useful lives are as follows for major classes of property and equipment:

Computers and equipment	3 – 7 years
Furniture and fixtures	5 – 7 years
Automobile	5 – 7 years
Leasehold improvements	5 – 15 years
Buildings	5 – 15 years

Acquisitions

The Company enters into acquisitions primarily with existing veterinary hospitals throughout the United States. When we acquire a business or assets that are determined to meet the definition of a business, we allocate the purchase consideration paid to acquire the business to the assets and liabilities acquired based on estimated fair values at the acquisition date, with the excess of purchase price over the estimated fair value of the net assets acquired recorded as goodwill. If during the measurement period (a period not to exceed 12 months from the acquisition date) we receive additional information that existed as of the acquisition date but at the time of the original allocation described above was unknown to us, we make the appropriate adjustments to the purchase price allocation in the reporting period that the amounts are determined.

Goodwill

Goodwill represents the excess of the cost of an acquired business over the fair value assigned to its net assets. Goodwill is not amortized but is tested for impairment at a reporting unit level on an annual basis or when an event occurs, or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount. Events or changes in circumstances that may trigger interim impairment reviews include significant changes in business climate, operating results, planned investments in the reporting unit, or an expectation that the carrying amount may not be recoverable, among other factors.

The Company may first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If, after assessing the totality of events and circumstances, the Company determines it is more likely than not that the fair value of the reporting unit is greater than it’s carrying amount, an impairment test is unnecessary. If an impairment test is necessary, the Company will estimate the fair value of its related reporting units. If the carrying value of a reporting unit exceeds its fair value, the goodwill of that reporting unit is determined to be impaired, and the Company will proceed with recording an impairment charge equal to the excess of the carrying value over the related fair value.

The Company has recorded Goodwill in connection with business acquisitions during the year ended December, 31 2023 (see Note 5). During the years ended December 31, 2024 and 2023, the Company recorded no impairment of Goodwill.

Intangible Assets

Intangible assets consist of client list, trademark and non-compete intangibles that result from the acquisition of veterinary hospitals or practices. Client list intangible assets represent the value of the long-term client relationship from the veterinary hospitals and practices. Trademark intangible assets represent the value associated with the brand names in place at the date of the acquisition. Non-compete intangible assets represent the value associated with non-compete agreements for former employees and owners in place at the date of the acquisition. The client lists and trademarks’ are included in intangible assets reported in the balance sheet which are being amortized over a 5-year term based on the estimated economic useful life of the client list and trademark. The non-compete intangible asset included in other intangibles, net is amortized over a 2-year term based on the estimated useful life of the asset. The amortization of the intangible asset is computed using the straight-line method. The intangibles are evaluated for impairment on an annual basis or more frequently whenever events or circumstances occur indicating that the carrying amount may not be recoverable.

Revenue Recognition

The Company recognizes service revenue from veterinary care services once the service is completed, as this is when the customer has the ability to direct the use of and obtain the benefits of the service. Payment terms are typically at the point of sale but may also occur upon completion of the service. The Company’s service contracts are primarily with veterinary customers. Product revenue is recognized when control passes, which occurs at a point in time when the customer completes a transaction at our animal hospitals or clinics and receives the product. A performance obligation is a promise in a contract to transfer a distinct good or service to the customer and is the unit of account for revenue recognition. A contract’s transaction price is allocated to each distinct performance obligation and recognized as revenue when, or as, the performance obligation is satisfied. The Company’s performance obligations are the delivery of veterinary services at the estimated net realizable amount for those services and goods. The Company’s accounting methodologies and processes include an evaluation of the historical collection and consideration of whether contractual allowances are necessary based on historical experience. Revenue is reported net of sales discounts and excludes sales taxes.

Cost of service revenue (exclusive of depreciation and amortization)

Cost of service revenue consists of cost directly related to the animal services provided at the Company’s veterinary clinics and animal hospitals, which primarily includes personnel-related compensation costs of the employees at the Company’s veterinary clinics or animal hospitals, laboratory costs, pet supply costs, third-party veterinarian contractors, office rent, utilities, supplies, and other cost arising as a result of the services being performed, excluding depreciation and amortization.

Cost of product revenue (exclusive of depreciation and amortization)

Cost of product revenue consists of cost directly related to the product sales at the Company’s veterinary clinics and animal hospitals, which primarily includes personnel-related compensation costs of the employees at the Company’s veterinary clinics or animal hospitals, purchase price of the medication we dispense, and purchase price of product sold, excluding depreciation and amortization.

General and administrative expenses

General and administrative expenses include personnel-related compensation costs for corporate employees, such as management, accounting, legal, acquisition related and non-recurring expenses, insurance and other expenses used to operate the business.

Depreciation and Amortization Expense

Depreciation and amortization expenses mainly relate to the assets used in generating revenue.

Convertible Instruments

The Company evaluates and accounts for conversion options embedded in convertible instruments in accordance with ASC 815 “Derivatives and Hedging Activities”.

Applicable GAAP requires companies to bifurcate conversion options from their host instruments and account for them as free-standing derivative financial instruments according to certain criteria. The criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under other GAAP with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument.

The Company accounts for convertible instruments (when we have determined that the embedded conversion options should not be bifurcated from their host instruments) as follows: The Company records when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt to their stated date of redemption. The Company recognized a beneficial conversion feature of $1,569,395 during the year ended December 31, 2023.

The Company records a discount to convertible notes and convertible preferred stock for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note, if applicable. Debt discounts under these arrangements are amortized to noncash interest expense using the effective interest rate method over the term of the related debt to their date of maturity.

Debt Issuance Costs

Debt issuance costs are specifically identifiable costs associated with issuance of a new debt instrument. Debt issuance costs are reported on the consolidated balance sheet as a direct deduction from the face amount of the related debt. Debt issuance costs are amortized to interest expense over the term of the related debt.

Advertising Costs

The Company expenses advertising costs as they are incurred. Advertising expenses were $181,473 and $107,766 for the years ending December 31, 2024 and 2023, respectively. These costs are included in “General and administrative expenses” in the accompanying consolidated statements of operations.

Stock Warrants

Certain warrants that were granted by the Company for lenders through convertible bridge loans transactions (see also Note 8 Debt - Bridge Note) are classified as a component of permanent equity since they are freestanding financial instruments that are legally detachable and separately exercisable, do not embody an obligation for the Company to repurchase its own shares, and permit the holders to receive a fixed number of shares of common stock upon exercise for a fixed exercise price and thus, are considered as indexed to the Company’s own stock. In addition, the warrants must require physical settlement and may not provide any guarantee of value or return. We present the allocated value for the warrants within additional paid-in capital in our consolidated balance sheet. The value assigned to the warrants was determined based on a relative fair value allocation between the warrants and related debt. The fair value of the warrants was determined using a Black Scholes valuation and applying a discount for the lack of marketability for the warrants.

Income Tax

The Company and its U.S. subsidiaries file a consolidated federal income tax return and is taxed as a C-Corporation, whereby it is subject to federal and state income taxes. The Company accounts for income taxes in accordance with ASC 740, “Income Taxes”. ASC 740 requires an asset and liability approach for financial accounting and reporting for income taxes and established for all the entities a minimum threshold for financial statement recognition of the benefit of tax positions and requires certain expanded disclosures. The provision for income taxes is based upon income or loss after adjustment for those permanent items that are not considered in the determination of taxable income. Deferred income taxes represent the tax effects of differences between the financial reporting and tax basis of the Company’s assets and liabilities at the enacted tax rates in effect for the years in which the differences are expected to reverse. The Company evaluates the recoverability of deferred tax assets and establishes a valuation allowance when it is more likely than not that some portion or all the deferred tax assets will not be realized. Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In management’s opinion, adequate provisions for income taxes have been made. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Stock-Based Compensation

The stock-based payments are accounted for in accordance with the provisions of ASC 718, Compensation — Stock Compensation. The Company measures the estimated fair value of the stock-based award on the date of grant using the Black-Scholes-Merton option pricing model (“Black-Scholes Model”) and recognizes compensation expense for those awards over the requisite service period, which is generally the vesting period of the respective award. The Black-Scholes Model requires the use of a number of assumptions including volatility of the stock price, the weighted average risk-free interest rate, and the vesting period in determining the fair value of stock-based awards. The expected term is based on the “simplified method”, due to the Company’s limited stock award history. Under this method, the term is estimated using the weighted average of the service vesting period and contractual term of the option award. As the Company Class A common stock has a limited history in the public markets, the Company has identified several public entities of similar size, complexities and industry and calculates historical volatility based on the volatilities of these companies. Although the Company believes its assumptions used to calculate stock-based compensation expenses are reasonable, these assumptions can involve complex judgments about future events, which are open to interpretation and inherent uncertainty. In addition, significant changes to our assumptions could significantly impact the amount of expense recorded in a given period. The Company accounts for forfeitures in the period in which they occur, rather than estimate expected forfeitures.

Basic and Diluted Net Loss Per Share

Basic net loss per common share is computed by dividing net loss by the weighted-average number of common shares outstanding during each period. Diluted net loss per share of common shares includes the effect, if any, from the potential exercise or conversion of securities, such as convertible debt, share options and warrants, which would result in the issuance of incremental shares of common shares. For diluted net loss per share, the weighted-average number of common shares is the same for basic net loss per share due to the fact that when a net loss exists, dilutive securities are not included in the calculation as the impact is anti-dilutive. For all periods presented, basic and diluted net loss per share are the same, as any additional share equivalents would be anti-dilutive.

The following outstanding potentially dilutive Common Shares equivalents were excluded from the computation of diluted net loss per share for the periods presented because including them would have been antidilutive:

	Year ended
	December 31,
	2024	2023
Warrants	$1,142	$384
Convertible Series A Preferred Shares	-	6,458
Stock Options	4,747	-
Total	$5,889	$6,842

Recently Adopted Accounting Pronouncements

On November 27, 2023, the FASB issued ASU 2023-07, “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures,” which requires incremental disclosures related to an entity’s reportable segments, effective for annual periods beginning after December 15, 2023. The Company adopted ASU 2023-07 on December 31, 2024, which resulted in additional disclosures in the notes to our consolidated financial statements that we applied retrospectively to all prior periods presented. See Note 16. Segment Information.

The FASB and other entities issued new or modifications to, or interpretations of, existing accounting guidance during 2024. Management has carefully considered the new pronouncements that altered generally accepted accounting principles and does not believe that any other new or modified principles will have a material impact on the Company’s reported financial position or operations in the near term.

Emerging Growth Company Status

The Company is an Emerging Growth Company, as defined in Section 2(a) of the Securities Act of 1933, as modified by the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”). Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act, until such time as those standards apply to private companies. The Company has elected to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that it (i) is no longer an emerging growth company or (ii) affirmatively and irrevocably opts out of the extended transition period provided in the JOBS Act. As a result, these consolidated financial statements may not be comparable to companies that comply with the new or revised accounting pronouncements as of public company effective dates.

4.	Property and equipment

As of December 31, 2024 and 2023, property and equipment, net, consisted of the following:

	Year Ended December 31,
	2024	2023
Land	$1,333,810	$1,983,810
Buildings	3,951,512	4,607,874
Computers and equipment	1,403,400	1,425,774
Furniture and fixtures	129,204	143,874
Automobile	80,219	101,269
Leasehold improvements	713,733	499,310
	7,611,878	8,761,911
Less - accumulated depreciation	(1,229,090)	(812,767)
Property and Equipment, net	$6,382,788	$7,949,144

Depreciation expense was $559,380 and $503,477 for the years ended December 31, 2024 and 2023, respectively.

5.	Goodwill and Intangible Assets

The following table shows the changes in the carrying amount of goodwill for the years ended December 31, 2024 and 2023:

Goodwill as of December 31, 2022	$7,614,553
Acquisitions	533,037
Goodwill as of December 31, 2023	8,147,590
Disposals	(125,508)
Goodwill as of December 31, 2024	$8,022,082

There was no goodwill impairment recognized in the years ended December 31, 2024 and 2023.

The following summarizes the Company’s intangibles assets not including goodwill as of December 31, 2024 and 2023:

	Year Ended December 31,
	2024	2023
Client List	$1,916,444	$2,071,000
Noncompete Agreement	398,300	398,300
Trademark	1,047,792	1,117,200
Other Intangible Assets	45,836	45,836
Accumulated amortization	(1,774,445)	(1,119,308)
	$1,633,927	$2,513,028

Amortization expenses were $778,343 and $749,062 for the years ended December 31, 2024 and 2023, respectively.

Expected future amortization expense of intangible assets as of December 31, 2024 is as follows:

2025	$608,025
2026	575,259
2027	368,079
2028	82,564
2029	-
$1,633,927

6.	Business acquisitions

Valley Veterinary Service

On November 8, 2023, the Company acquired the animal hospital and related assets of Valley Veterinary Service, Inc., a Pennsylvania corporation (“Valley Vet Practice”) by entering into an Asset Purchase Agreement (“Valley Vet APA”) with Michelle Bartus, VMD and Peter Nelson, VMD (“Valley Vet”) in exchange for the payment of $800,000 in cash, issuance of restricted shares of the Company’s Class A common stock equal to the quotient obtained by dividing $400,000 by the official closing price of one share of Class A common stock as reported by the Nasdaq Capital Market on the trading date immediately prior to the closing and a holdback agreement for $200,000 in cash that may be paid out at the end of the two year period following the acquisition based on continued employment by the two former owners and revenue targets for year 1 and year 2 following the effective date of the acquisition, which is not included in the consideration transferred through the Company’s wholly owned subsidiary IVP PA Holding Company, LLC. Simultaneously, the real estate operations (land and building) utilized by the Valley Vet animal hospital were purchased through a Real Estate Purchase Agreement in exchange for $590,000 from Valley Vet through the Company’s wholly owned subsidiary, IVP PA Properties, LLC.

The total consideration paid for the combined acquisitions from the Valley Vet animal hospital in the amount of $1,790,000 was accounted for as single business combinations, in accordance with ASC Topic 805. The Company will record the assets acquired and liabilities assumed at their respective fair values as of the acquisition date. Due to the timing of the acquisition, the Company’s purchase accounting related to the valuation of the inventory, fixed assets, intangible assets, goodwill and liabilities assumed is not yet complete and subject to revision.

Consideration:
Cash paid prior to the time of closing	$1,390,000
Consideration paid in Common Stock	400,000
Acquisition costs included in general and administrative	39,535

Recognized amounts of identifiable assets acquired
Inventory	74,405
Building	445,786
Land	144,214
Furniture, fixtures & equipment	64,058
Trademark (5-year life)	264,500
Non-compete agreement (2-year life)	44,000
Client list (5-year life)	220,000
Total identifiable net assets assumed	1,256,963
Goodwill	533,037
Total	$1,790,000

Pro-Forma Financial Information (Unaudited)

The following unaudited pro forma information presents the consolidated results of Valley Vet Practice included in the Company’s consolidated statement of operations for the year end December 31, 2023, as if the acquisitions were made on January 1, 2023. The unaudited pro forma information is presented for illustrative purposes only. It is not necessarily indicative of the results of operations of future periods, or the results of operations that actually would have been realized had the entities been a single company during the periods presented or the results that the combined company will experience after the acquisition. The unaudited pro forma information does not give effect to the potential impact of current financial conditions, regulatory matters or any anticipated synergies, operating efficiencies or cost savings that may be associated with the acquisition. The unaudited pro forma information also does not include any integration costs or remaining future transaction costs that the companies may incur related to the acquisition as part of combining the operations of the companies. As a result of the adjustment, $23,220 of amortization expense for the acquired intangible assets was applied in calculating the Net Loss, for the years ended December 31, 2023.

The unaudited pro forma consolidated results of revenue and net loss, assuming the acquisitions had occurred on January 1, 2023, is as follows:

Year Ended
December 31, 2023
Revenue	$18,438,565
Net loss	$(14,840,964)

7.	Business disposal

On September 20, 2024, the Company completed the divestiture of its Kauai Veterinary Clinic (“KVC”) to Kauai RE Holdings LLC for $2.0 million, in notes payable assumed by the buyer, with no cash consideration. The agent for the sale was Gregory Armstrong, a current shareholder of the Company and a member of Kauai RE. Charles Keiser, DVM, is a member of Kauai RE and the father of our board member Charles Stith Keiser, who is the Company’s largest shareholder through his entity Wilderness Trace Veterinary Partners, LLC. The divestiture resulted in a gain of $467,049 in fiscal year 2024, which was recorded in “Gain on sale of business” in the Statements of Operations. As a result of the transaction, the Company disposed of $125,508 of goodwill based on the relative fair value of KVC. The estimated fair value of KVC less estimated costs to sell exceeded it carrying amount as of the transaction date. As the sale of KVC was not considered a significant disposal or a strategic shift that would have a major effect on the Company’s operations or financial results, it was not reported as discontinued operations.

8.	Debt

Master Lending and Credit Facility

On June 25, 2021, the Company entered into a master line of credit loan agreement (“MLOCA”) with Wealth South a division of Farmers National Bank of Danville, Kentucky (“FNBD”). The MLOCA provides for a $2,000,000 revolving secured credit facility (“Revolving Line”) to be drawn for the initial purchase of veterinary clinical practices (“Practices”) and a $8,000,000 closed end line of credit (“Closed End Line”) to be disbursed as individual loans (Term Loans) to paydown draws on the Revolving Line and to provide longer term financing of the purchase of Practices. Each draw on the Revolving Line shall be repaid with a Term Loan out of the Closed End Line within one hundred and twenty (120) days of the draw on the Revolving Line. Each draw on the Revolving Line and the Closed End Line shall not exceed eighty-five (85%) percent of the purchase price of the Practice. The Company shall contribute and maintain equity of a minimum of fifteen (15%) percent of the initial purchase price of a Practice as long as any draw on the Revolving Line or a Term Loan remains unpaid with FNBD. The Revolving Line has an interest rate equal to the New York Prime Rate plus 0.50% that shall never be less than 3.57%. Each Term Loan issued under the Closed End Line shall have a fixed interest rate of 3.98% for the first five years of the loan. Immediately following the fixed rate period, the rate of interest rate will equal to the New York Prime Rate plus 0.65% that shall never be less than 3.57%. Each Practice to be acquired must have a minimum projected debt-service coverage ratio (“DSCR”) of 1.0x, defined as earnings before interest depreciation and amortization (“EBIDA”)/Annual Debt Service Requirement.

Under the MLOCA the Term Loans to acquire a Practice shall not exceed 10 years. The first twelve months of the Term Loan may be interest only. Thereafter, the Loan will convert to an amortizing loan with monthly principal and interest payments. For Practice only Term Loans (“Practice Term Loans”), after the initial twelve-month interest only period, the balance will amortize over 9 years. For Loans made to purchase real property (“RE Term Loans”), after the initial twelve-month interest only period, the balance will amortize over a 19-year period.

There is no prepayment penalty on payments on the Revolving Line. The Term Loans are subject to a refinance fee of 2% of the then outstanding principal balance of the Term Loan if paid within two years of entering into the Term Loan and 1% of the then outstanding principal balance of the Term Loan if paid within three to five years of entering into the Term Loan. The refinance fee is due only if the Term Loan is paid off by refinancing. Borrowing under the MLOCA are guaranteed by Kimball Carr, CEO & President of the Company.

On August 18, 2022 the MLOCA was amended and restated to terminate the revolving feature on the Revolving Line and convert the line of credit to a closed end draw note (“Closed End Draw Note”) that mature on August 18, 2024. Each draw on the Closed End Draw Note shall not exceed eighty-five (85%) percent of the purchase price of the Practice. The Company shall contribute and maintain equity of a minimum of fifteen (15%) percent of the initial purchase price of a Practice as long as any draw on the Closed End Draw Note or a Term Loan remains unpaid with FNBD. The interest rate charge on all sums advance under the amended and restated MLOCA shall be 5.25% for the first five years of the loan. Immediately following the fixed rate period, the rate of interest will be equal to the New York Prime Rate plus 0.65% that shall never be less than 4.75%. Each Practice to be acquired must have a minimum projected DSCR of 1.0x, defined as EBIDA/Annual Debt Service Requirement. The MLOCA has been fully drawn against, see the notes payable for the individual notes payable to FNDB for further detail below.

Notes payable to FNBD as of December 31, 2024 and 2023 consisted of the following:

Original					December 31,	December 31,	Issuance
Principal	Acquisition	Entered	Maturity	Interest	2024	2023	Cost
$237,272	CAH	12/27/2021	12/27/2041	3.98%	$219,975	$228,785	$6,108
231,987	CAH	12/27/2021	12/27/2031	3.98%	187,461	210,161	6,108
216,750	P&F	12/27/2021	12/27/2041	3.98%	200,949	208,997	5,370
318,750	P&F	12/27/2021	12/27/2031	3.98%	257,571	288,761	5,370
817,135	Pasco	1/14/2022	1/14/2032	3.98%	667,050	746,733	3,085
478,098	Lytle	3/15/2022	3/15/2032	3.98%	398,275	444,593	1,898
663,000	Lytle	3/15/2022	3/15/2042	3.98%	621,020	645,392	11,875
425,000	Kern	3/22/2022	3/22/2042	3.98%	398,089	413,713	7,855
1,275,000	Kern	3/22/2022	3/22/2032	3.98%	1,062,126	1,185,648	4,688
246,500	Bartow	5/18/2022	5/18/2042	3.98%	232,428	241,429	5,072
722,500	Bartow	5/18/2022	5/18/2032	3.98%	613,737	683,262	2,754
382,500	Dietz	6/15/2022	6/15/2032	3.98%	328,026	364,708	1,564
445,981	Aberdeen	7/19/2022	7/29/2032	3.98%	386,120	428,747	1,786
1,020,000	All Breed	8/12/2022	8/12/2042	3.98%	971,173	1,008,039	8,702
519,527	All Breed	8/12/2022	8/12/2032	3.98%	453,984	503,471	3,159
225,923	All Breed	8/12/2022	8/12/2032	5.25%	198,905	219,347	3,159
637,500	Williamsburg	12/8/2022	12/8/2032	5.25%	580,834	637,500	2,556
850,000	Valley Vet	11/8/2023	11/8/2033	5.25%	843,796	850,000	3,315
$9,713,423					$8,621,519	$9,309,286	$84,424

The Company amortized $6,206 and $7,152 of issuance cost in the aggregate during the years ended December, 2024 and 2023, respectively, for the FNBD notes payable.

FSB Commercial Loans

The Company entered into three separate commercial loans with First Southern National Bank (“FSB”) as part of the acquisition. The first commercial loan in the amount of $1,105,000 has a fixed interest rate of 4.35% and a maturity date of January 25, 2024. The fixed rate loan has monthly payments of $6,903 and a full payoff of the remaining principal balance at maturity. The commercial loan had issuance costs of $13,264 that was capitalized and is being amortized straight line over the life of the loan. The Company entered into a Forbearance Agreement that extended the maturity date to August 31, 2024 and required the lender to make monthly payments of $9,016 and increased the interest rate to 8.15% per annum. On September 20, 2024, this loan was assumed by Kauai RE Holdings LLC in the sale of Kauai Veterinary Clinic (“KVC”), refer to Note 7 Business disposal for further detail.

The second commercial loan with FSB entered into on January 11, 2021 in the amount of $1,278,400 has a fixed interest rate of 4.35% and a maturity date of January 25, 2024. The fixed rate loan has monthly payments of $13,157 and a full payoff of the remaining principal balance at maturity. The commercial loan had issuance costs of $10,085 that was capitalized and is being amortized straight line over the life of the loan. The Company entered into a Forbearance Agreement that extended the maturity date to August 31, 2024 and required the Company to make monthly payments of $14,898 and increased the interest rate to 8.15% per annum. On September 20, 2024, this loan was assumed by Kauai RE Holdings LLC in the sale of Kauai Veterinary Clinic (“KVC”), refer to Note 7 Business disposal for further detail.

The third commercial loan with FSB entered into on January 11, 2021 in the amount of $450,000 has a fixed interest rate of 5.05% and a maturity date of September 11, 2021. The commercial loan was modified on August 25, 2021 to extend the maturity date to February 25, 2023 and increase the principal amount to $469,914. The fixed rate loan had monthly payments of $27,164 and was fully paid off on the maturity date. The commercial loan had issuance costs of $753 that was capitalized and is being amortized straight line over the life of the loan. This loan was paid in full in February 2023.

On October 31, 2022 the Company entered into three separate commercial loans with FSB as part of the Pony Express Practice acquisition. The first loan with FSB that was entered into on October 31, 2022, was in the amount of $2,086,921. The loan has a fixed interest rate of 5.97% and a maturity date of October 31, 2025. The fixed rate loan has monthly payments of $23,138 except for a final monthly payment of $1,608,530. The commercial loan had issuance costs of $25,575 that was capitalized and is being amortized straight line over the life of the loan.

The second loan with FSB that was entered into on October 31, 2022, was in the amount of $400,000. The loan has a fixed interest rate of 5.97% and a maturity date of October 31, 2042. The fixed rate loan has monthly payments of $2,859. The commercial loan had issuance costs of $3,277 that was capitalized and is being amortized straight line over the life of the loan.

The third loan with FSB that was entered into on October 31, 2022, was in the amount of $700,000. The loan has a fixed interest rate of 6.75% and a maturity date of April 1, 2023. The fixed rate loan has monthly payments of $6,903 except for a final monthly payment of $423,278. The commercial loan did not have any issuance costs that were capitalized.

On December 16, 2022, the Company entered into two separate commercial loans with FSB as part of the Old 41 Practice acquisition. The first loan with FSB that was entered into on December 16, 2022, was in the amount of $568,000. The loan has a fixed interest rate of 6.50% and a maturity date of December 16, 2025. The fixed rate loan has monthly payments of $4,772 and a full payoff of the remaining principal balance at maturity. The loan had issuance costs of $4,531 that was capitalized and is being amortized straight line over the life of the loan.

The second loan with FSB that was entered into December 16, 2022, was in the amount of $640,000. The loan has a fixed interest rate of 6.50% and a maturity date of December 16, 2025. The fixed rate loan has twelve monthly payments of approximately $2,830, followed by monthly payments of $7,443. and the interest rate is 6.50%. The loan had issuance costs of $5,077 that was capitalized and is being amortized straight line over the life of the loan.

On November 8, 2023, the Company entered into a commercial loan with FSB as part of the Valley Vet acquisition. The loan with FSB was entered into on November 8, 2023, in the amount of $375,000. The loan has a fixed rate of 8.5% and a maturity date of November 8, 2024. The fixed rate loan has monthly payments of $3,255, except one final payment of the outstanding principal balance on the note, including any accrued and unpaid interest. The loan had issuance costs of $6,877 for the year ended December 31, 2023, that was capitalized and is being amortized straight line over the life of the loan.

The FSB commercial loans are guaranteed by Kimball Carr, the Company’s Chief Executive Officer and President and Charles Stith Keiser, the Company’s director and Chief Operating Officer.

Notes payable to FSB as of December 31, 2024 and 2023 consisted of the following:

Original					December 31,	December 31,	Issuance
Principal	Acquisition	Entered	Maturity	Interest	2024	2023	Cost
$1,105,000	KVC	1/25/2021	2/25/2041	4.35%	$-	$997,010	$13,264
1,278,400	KVC	1/25/2021	1/25/2031	4.35%	-	960,849	10,085
469,914	KVC	1/25/2021	2/25/2023	5.05%	-	-	753
2,086,921	Pony Express	10/31/2022	10/31/2025	5.97%	1,733,807	1,902,452	25,575
400,000	Pony Express	10/31/2022	10/31/2042	5.97%	375,943	387,433	3,277
700,000	Pony Express	10/31/2022	8/16/2023	7.17%	-	-	-
568,000	Old 41	12/16/2022	12/16/2025	6.50%	470,227	520,697	4,531
640,000	Old 41	12/16/2022	12/16/2025	6.50%	406,641	623,861	5,077
375,000	Valley Vet	11/8/2023	11/8/2024	8.50%	375,000	375,000	6,877
$7,623,235					$3,361,618	$5,767,302	$69,439

The Company amortized $19,053 and $14,611 of issuance cost in the aggregate for the years ended December 31, 2024 and 2023 respectively, for the FSB notes payable.

Notes payable as of December 31, 2024 and 2023 consisted of the following:

	December 31,	December 31,
	2024	2023
FNBD Notes Payable	$8,621,519	$9,309,286
FSB Notes Payable	3,361,618	5,767,302
Total notes payable	11,983,137	15,076,588
Unamortized debt issuance costs	(81,909)	(124,170)
Notes payable, net of issuance cost	11,901,228	14,952,418
Less current portion	(3,410,465)	(1,469,043)
Long-term portion	$8,490,763	$13,483,375

Notes payable repayment requirements as of December 31, 2024, in the succeeding years are summarized as follows:

2025	$3,416,965
2026	1,203,521
2027	872,072
2028	909,759
2029	950,587
Thereafter	4,630,233
Total	$11,983,137

Bridge Note

In December 2021, the Company entered into two bridge loans in the aggregate of $2,500,000 with Target Capital 1, LLC and Dragon Dynamic Catalytic Bridge SAC Fund as short term secured convertible notes (“Bridge Note”). The Bridge Note was convertible into the Company’s common stock, at the time of a successful initial public offering (“IPO”) at the noteholder’s option, at a 35% discount to the IPO price. The Bridge Note had a face value of $2,500,000 with an original issue discount (“OID”) of 12% and had a maturity date of January 24, 2023. The OID of $300,000 was amortized over the life of the loan. If the Company had not issued the Company’s common stock in an initial public offering pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission (“SEC”) and the listing of the common stock on a “national securities exchange” as defined in Section 6 of the Securities Exchange Act of 1934, as amended (“Qualified financing”) by January 24, 2023 the conversion price will be set at a 40% discount to the IPO price. The Bridge Note was funded in two installments of net proceeds of $1,100,000 in December 2021 and the second installment January 2022. The Bridge Loan had issuance costs of $70,500 for the first installment and $54,000 for the second installment that is amortized straight line over the life of the loan. The Company amortized $0 of issuance cost for the year ended December 31, 2024 and 2023.

In conjunction with the Bridge Note the Company issued warrants on January 24, 2022 to Target Capital 1, LLC and Dragon Dynamic Catalytic Bridge SAC Fund (collectively the “Bridge Lenders”). The warrants entitled the Bridge Lenders to purchase the Company’s Class A common stock, at a purchase price equal to the per share price in an IPO. The quantity of the Company’s common stock of subject to purchase upon exercise of the warrants is equal to 50% of the face value of the Bridge Note, divided by the per-share price in the Qualified Financing, unless a Qualified Financing had not been completed by January 24, 2023 in which case the quantity of Class A common stock subject to purchase upon exercise of the warrants will be an amount equal to 75% of the face value of the Bridge Note divided by the per-share price in the Qualified Financing. If a Qualified Financing has not consummated or the Bridge Note had not been repaid in full on or before January 24, 2027, then the quantity of common stock subject to purchase upon exercise of the warrants will be an amount equal to 100% of the face value divided by the per-share price equal to the fair market value of one share of Class A common stock as mutually agreed by the Holder and the Company. The warrants were exercisable through the fifth anniversary of the issuance date. The warrants could be redeemed at the option of the Company at any time following a Qualified Financing if the Company’s common stock trade on a national securities exchange at a price equal to the purchase price of the Company’s common stock in the Qualified Financing multiplied by 2 for a period of ten consecutive trading days.

On November 18, 2022, the Company entered into an Original Issue Discount Secured Convertible Note loan (“bridge loan”) with Target Capital 1, LLC for $1,136,364. The note is issued at an original issue discount of 12% with an maturity date on the earlier of March 31, 2023 (“Initial Maturity Date”) or the Company’s sale of its Common Stock in an initial public offering pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission and the listing of the Common Stock on a “national securities exchange” as defined in Section 6 of the Securities Exchange Act of 1934, as amended (“Qualified Financing” or the “Maturity Date”). The note bears an interest rate of 12% per annum by means of the original issue discount. Upon the occurrence of an Automatic Extension, this note shall commence to accrue interest at an interest rate of 12% percent per annum on the date of the commencement of the Automatic Extension until the note is converted or is paid in full. The Company may pay the full principal amount of this note, and all accrued but unpaid interest at any time prior to the Maturity Date without the prior written consent of the Holder in the principal amount of $1,136,364, plus all accrued but unpaid interest, multiplied by 120%. In addition, and to the extent the Company is required to pay this note in cash at the on or after the Initial Maturity Date due to, upon the closing date of a Qualified Financing, the Company shall pay to the Holder $1,136,364, plus all accrued unpaid interest, multiplied by 120%. Upon the occurrence and during the continuation of an Event of Default, until the Event of Default is cured, or the Note is repaid in full, Company will pay 20% of its total gross revenues (including that of all its subsidiaries) monthly, which shall be applied to payment of principal and interest under this this note. The conversion price (the “Conversion Price”) shall be equal to the price paid by the public in the Company’s Qualified Financing multiplied by 0.65 (or 0.60, from and after any Automatic Extension).

In conjunction with the Original Issue Discount Secured Convertible Note with Target Capital 1, LLC the company issued the holder 412 shares of Class A Common Stock and equity classified warrants that entitle the holder to purchase the Company’s common stock at a purchase price equal to the per share price in an IPO. The quantity of the Company’s common stock of subject to purchase upon exercise of the warrants is equal to 75% of the face value of the Bridge Note, divided by the per-share price in the Qualified Financing.

On November 18, 2022, the Company entered into an Original Issue Discount Secured Convertible Note with 622 Capital LLC for $568,182. The note is issued at an original issue discount of 12% with an maturity date on the earlier of January 24, 2023 (“Initial Maturity Date”) or the Company’s sale of its Common Stock in an initial public offering pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission and the listing of the Common Stock on a “national securities exchange” as defined in Section 6 of the Securities Exchange Act of 1934, as amended (“Qualified Financing” or the “Maturity Date”). If the Company has filed its Form S-1 Registration Statement with the SEC on or prior to the Initial Maturity Date but the Qualified Financing has not closed by such date (“Automatic Extension”) then all principal and accrued interest under this Note shall become due and payable in cash on July 24, 2023 (the “Final Maturity Date”) or such earlier date as this Note is required be repaid. The note bears an interest rate of 12% per annum by means of the original issue discount. Upon the occurrence of an Automatic Extension, this note shall commence to accrue interest at an interest rate of 12% percent per annum on the date of the commencement of the Automatic Extension until the note is converted or is paid in full. The Company may pay the full principal amount of this note and all accrued but unpaid interest at any time prior to the Maturity Date without the prior written consent of the Holder in the principal amount of $568,182, plus all accrued but unpaid interest, multiplied by 120%. In addition, and to the extent the Company is required to pay this note in cash at the on or after the Initial Maturity Date due to, upon the closing date of Qualified Financing, the Company shall pay to the Holder $568,182, plus all accrued unpaid interest, multiplied by 120%. Upon the occurrence and during the continuation of an Event of Default, until the Event of Default is cured or the Note is repaid in full, Company will pay 20% of its total gross revenues (including that of all its subsidiaries) monthly, which shall be applied to payment of principal and interest under this this note. The conversion price (the “Conversion Price”) shall be equal to the price paid by the public in the Company’s Qualified Financing multiplied by 0.65 (or 0.60, from and after any Automatic Extension).

In conjunction with the Original Issue Discount Secured Convertible Note with 662 Capital LLC the company issued the holder equity classified warrants that entitle the holder to purchase the Company’s common stock at a purchase price equal to the per share price in an IPO. The quantity of the Company’s common stock of subject to purchase upon exercise of the warrants is equal to 50% of the face value of the Bridge Note, divided by the per-share price in the Qualified Financing, unless a Qualified Financing has not been completed by March 31, 2023 in which case the quantity of Class A common stock subject to purchase upon exercise of the warrants will be an amount equal to 75% of the face value of the Bridge Note divided by the per-share price in the Qualified Financing.

The warrants were deemed legally detachable from the Bridge Note and were fair valued using the Black Scholes Method to determine the relative fair values of the Bridge Note and the detachable warrants. The significant inputs for the Black Scholes calculation included the exercise price and common share price of $0.44, volatility rate of 27% and risk-free rate of 1.53% with a 5-year term. The proceeds received for the Bridge Note were allocated to the detached warrants based on the relative fair values. Pursuant to ASC 470 the relative fair value of the warrants attributable to a discount on debt is $429,284; this is amortized to interest expense on a straight-line basis over the term of the loan.

A roll forward of the bridge note for the year ended December 31, 2023, is below:

Bridge notes, December 31, 2021	1,031,917
Issued for cash	2,600,000
Amortization of original issue discount	386,245
Warrant discount	(429,284)
Amortization of warrant discount	303,309
Debt issuance costs	(164,000)
Amortization of debt issuance costs	170,969
Bridge notes, December 31, 2022	3,899,156
Amortization of original issue discount	116,656
Amortization of warrant discount	125,975
Amortization of debt issuance costs	62,758
Extinguishment of bridge notes in exchange for Series A preferred stock upon IPO on August 31, 2023	(4,204,545)
Bridge notes, December 31, 2023	$-

On June 30, 2023, the Company entered into exchange agreements (the “Exchange Agreements”) with each of the Company’s Bridge Note lenders, pursuant to which the lenders exchanged their existing Bridge Notes for 299 shares, 3,528 shares, and 598 shares, respectively, of Convertible Series A preferred stock (4,425 shares of Convertible Series A Preferred stock in total) (the “Exchange”). The Exchange Agreements will be deemed rescinded and the former Bridge Notes will be deemed reinstated if the Company doesn’t complete an initial public offering by September 1, 2023. Upon the IPO completing on August 31, 2023, the Company recognized the extinguishment of the Bridge Notes pursuant to ASC 470 and recognized a debt extinguishment loss of $16,105. The Company recognized a beneficial conversion feature of $2,567,866 for the issuance of the Series A preferred stock on the date of the IPO due to the $4 (Pre-Reverse Split) offering price related to the IPO being known as of that date.

Convertible Debenture

Between March 18 and December 28, 2021, the Company issued $2,102,500 in aggregate principal amount of 6.00% subordinated convertible promissory note (“Convertible Debenture”). During the year ending December 31, 2022 the Company issued $1,612,000 in aggregated principal amount of the 6.00% Convertible Debenture. In March 2023 the Company issued an additional $650,000 in aggregate principal amount of 6.00% Convertible Debenture notes to five (5) separate holders. The Convertible Debenture is convertible into the Company’s Class A Common Stock upon the Company’s offering for sale its shares in a public offering (“IPO”). At the holder’s election, the accrued interest and principal may be paid in cash or Class A Common Stock (such number of shares reflecting a twenty-five percent (25%) discount of the opening price per share of Class A Common Stock). The Convertible Debenture mature 5 years from the date of issuance to each holder. Prior to the maturity date, the holder is entitled to convert the Convertible Note into Class A Common Stock upon the Company’s IPO. Upon an IPO the accrued and unpaid interest is due and payable in cash on the first business day of the following month of March for any balance not elected to be converted into the Class A Common Stock. The Convertible Debenture principal balance was $100,000 and $3,714,500 as of December 31, 2023 and 2022. The Convertible Debenture incurred issuance cost of $40,000 that is amortized straight line over the life of the Convertible Debenture. The Company amortized $0 and $7,996 for the years ended December 31, 2024 and 2023.

Upon the Company’s IPO closing on August 31, 2023, the majority of Convertible Debenture holders elected convert an aggregate of $4,014,500 of principal and $399,818 of accrued interest into 598 shares of Class A common stock at a conversion price of $3.00 per share. The Company recorded a beneficial conversion feature as of the date of the conversion of $1,569,395 based on the PO price of $10,000 per share minus the principal and accrued interest of the Convertible Debenture balance converted into common stock. Four holders of the Convertible Debenture with an aggregate principal balance of $250,000 elected to be paid back in cash and one investor with a principal balance of $100,000 elected to be paid on February 28, 2024 including accrued interest through the date of payment at 6%.

Loan Payable

On May 30, 2023, the Company entered into a Merchant Cash Advance Agreement for gross proceeds of $1,050,000 with an unrelated third-party financial institution. Under the terms of the agreement, the Company must pay $57,346 each week for 26 weeks with the first payment being due June 6, 2023. The financing arrangement has an effective interest rate of 49%. The financing arrangement includes an original issuance discount (“OID”) of $441,000 and issuance costs of $50,000. The OID and issuance cost associated with the financing arrangement are presented in the balance sheets as a direct deduction from the carrying amount of the financing arrangement and is amortized using the effective interest method.

On August 10, 2023, the Company amended the financing arrangement to borrow an additional $507,460 resulting in the weekly repayments increasing to $76,071 to be paid over 28 weeks. This amendment decreased the effective interest rate to 41%. The refinancing resulted in a loss on debt modification of $441,618.

On November 28, 2023, the Company amended the financing arrangement to borrow an additional $531,071 resulting in the weekly payments to decrease to $56,800 to be paid over 40 weeks. This amendment increased the effective rate to 49%. The refinancing resulted in a loss on debt modification of $485,436.

On January 18, 2024, the Company amended the financing arrangement to borrow an additional $549,185 resulting in the weekly payments to increase to $86,214 to be paid over 43 weeks. This amendment increased the effective interest rate to 52%. The refinancing resulted in a loss on debt modification of $728,278.

On May 7, 2024, the Company amended the financing arrangement to borrow an additional $518,750 resulting in the weekly payments to increase to $90,229 to be paid over 48 weeks. This amendment decreased the effective interest rate to 49%. The refinancing resulted in a loss on debt modification of $859,584.

On December 24, 2024, the Company amended the financing arrangement to borrow an additional $513,650 resulting in the weekly payments to increase to $71,995 to be paid over 41 weeks. This amendment decreased the effective interest rate to 43%. The refinancing resulted in a loss on debt modification of $546,356.

On April 4, 2024, the Company entered into a new financing agreement for gross proceeds of $420,000 with a different unrelated third-party financial institution. Under the terms of the agreement, the Company must pay $21,600 each week for 28 weeks with the first payment being due April 8, 2024. The financing arrangement has an effective interest rate of 51%. The financing arrangement includes an original issuance discount (“OID”) of $184,800 and issuance costs of $20,000. The OID and issuance cost associated with the financing arrangement are presented in the balance sheets as a direct deduction from the carrying amount of the financing arrangement and is amortized using the effective interest method.

During the year ended December 31, 2024, the Company amortized $1,624,333 of OID and issuance cost included in interest expense on the statement of operations. During the year ended December 31, 2024, the Company made $4,509,147 in payments on the loan payable. The outstanding balance of the loan payable as of December 31, 2024, is $2,340,020. The financing arrangement is secured by an interest in virtually all assets of the Company with a first security interest in accounts receivable. The financing arrangement is guaranteed by the Company’s CEO.

During the year ended December 31, 2023, the Company amortized $671,719 of OID and issuance cost included in interest expense on the statement of operations. During the year ended December 31, 2023, the Company made $1,923,474 in payments on the loan payable. The outstanding balance of the loan payable as of December 31, 2023, is $2,063,058. The financing arrangement is secured by an interest in virtually all assets of the Company with a first security interest in accounts receivable. The financing arrangement is guaranteed by the Company’s CEO.

Convertible Notes Payable

On March 26, 2024, Inspire entered into a securities purchase agreement (the “Purchase Agreement”) with a certain investor. Pursuant to the Purchase Agreement, Inspire issued to investors Increasing OID Senior Note (“Convertible Note Payable”) for $500,000. The Convertible Note Payable has a maturity date of the earlier of December 26, 2024 or the consummation of a capital raise (the “Maturity Date”).

On June 11, 2024, Inspire entered into a securities purchase agreement (the “Purchase Agreement”) with two investors. Pursuant to the Purchase Agreement, Inspire issued to investors Increasing OID Senior Note (“Convertible Note Payable”) for $250,000 each. The Convertible Note Payable has a maturity date of the earlier of February 11, 2025 or the consummation of a capital raise (the “Maturity Date”).

The Convertible Notes Payable contain an original issue discount (“OID”) which shall be: (i) fifteen percent (15%) if the Convertible Notes Payable is satisfied and paid in full on or before the forty-fifth (45th) day after the Original Issue Date (as such term is defined in the Notes), (ii) twenty percent (20%) if the Convertible Notes Payable is satisfied and paid in full after such 45th day but on or before the ninetieth (90th) day after the Original Issue Date, and (iii) thirty percent (30%) after such 90th day. The Convertible Notes Payable can be prepaid at any time prior to the Maturity Date without any penalties.

The Convertible Notes Payable must be repaid in full from any future capital raises (debt, equity or any other form of capital raise) of Inspire. All of the funds raised must be used to repay the Convertible Notes Payable until the Convertible Notes Payable are repaid in full.

The Convertible Notes Payable are convertible into shares of common stock of Inspire, in full or in part, at any time after issuance at the discretion of the noteholder at a fixed conversion price of $0.75 per share (the “Fixed Conversion Price”).

If the Convertible Notes Payable is not repaid by the Maturity Date the default provisions are as follow: (i) The Face Value (as such term is defined in the Convertible Notes Payable) of the Convertible Notes Payable will increase by 20% (to a 50% OID -- $1,000,000 Face Value); (ii) the conversion price of the Convertible Notes Payable will become convertible at the lower of (a) the Fixed Conversion Price or (b) 20% discount to a 3-Day volume-weighted average price (the “Default Conversion Price”).

As of December 31, 2024 the balance of the convertible notes payable was $0. During the year ended December 31, 2024 the Company paid off $392,857 of the notes payable and accrued interest and converted $1,357,143 into 226,249 shares of class A common stock.

9.	Related Party Transactions

Blue Heron

The Company entered into a consulting agreement with Blue Heron Consulting (“BHC”) on June 24, 2021, pursuant to which BHC will consult with the Company on an on-going basis in connection with the Company’s acquisition of veterinary practices throughout the United States and will serve as the Company’s business and financial advisor with respect to its acquisition strategy and in connection with specific acquisition targets. The Company’s director and Chief Operating Officer Charles Stith Keiser is the Chief Operating Officer of BHC, and the Company’s director Dr. Charles “Chuck” Keiser is the Chief Visionary Officer of BHC.

Under the Consulting Agreement, BHC is entitled to a monthly fee for on-going services including:

●	the preparation of valuation packages of potential acquisitions (including the gathering of pertinent information, financial and background data, completion of deal packets and financial projection worksheets used by the Company to calculate practice values);

●	the institution of turnover protocols and procedures of hospitals immediately post-purchase; systems reporting; the formulation of individual hospital goals and targets;

●	on-going monthly support of hospital units (including medical and operational coaching, business growth projections, establishment of financial targets and margin improvements, growth milestones) and recruiting support.

During the fourth quarter of 2023 management terminated the service agreement with Blue Heron. The Company continues to use BHC for ad hoc services following the termination of the agreement that is billed based on services provided. The Company has incurred $83,168 and $907,866 in expenses for the years ended December 31, 2024, and 2023, respectively. These expenses are recorded as a component of “General and administrative expenses” in the accompanying consolidated statement of operations.

Star Circle Advisory

The Company entered into a consulting agreement with Star Circle Advisory Group, LLC (“Star Circle”) on August 2, 2022, to serve as financial consultant, on a non-exclusive basis, to assist with arranging bridge financing and the initial public offering of the Company. Star Circle is owned and controlled by Kimball Carr, Chief Executive Officer (“CEO”), Peter Lau, former Interim Chief Financial Officer and Director, James Coleman, Director, and Richard Marten, Director. Star Circle is entitled to a monthly fee of $33,000, payable monthly. Each party is responsible for its own ordinary office and personnel expenses; however, Star Circle is entitled, with prior written consent from the Company, for reimbursement for required extraordinary expenses including air travel, lodging, and Company filing fees. The consulting agreement will terminate on August 1, 2024, unless terminated earlier by mutual agreement of the parties or by either party upon 30 days written notice. The consulting agreement may also be extended by mutual agreement. Prior to the formal agreement between the Company and Star Circle, Star Circle provided the same services under a verbal agreement that was memorialized by the consulting agreement. During the fourth quarter of 2023 management terminated the service agreement with Star Circle Advisory. The Company has incurred $0 and $284,900 in expenses for the years ended December 31, 2024 and 2023. These expenses are recorded as a component of “General and administrative expenses” in the accompanying consolidated statement of operations.

Chief Executive Officer’s Warrant

On January 1, 2023, the board of directors issued 500 warrants of Class A common stock issuable upon cashless exercise of a warrant granted to Kimball Carr, our CEO, in consideration for his personal guaranty of the Company loans. The warrant expires on January 1, 2028. The Warrant is fully paid and nonassessable shares of Class A common stock at a purchase price per share equal of $4. The warrants were measured at fair value using the Black Scholes Method to determine the fair value of warrants issued to the CEO. The significant inputs for the Black Scholes calculation included the exercise price and common share price of $1.73, volatility rate of 27.13% and risk-free rate of 3.94% with a 5-year term. The warrants were valued at $2,701 at the time of issuance and the entire amount was recorded as an expense in General and administrative expenses in the accompanying consolidated statement of operations for the year ended December 31, 2023.

Sale of KVC

On September 20, 2024, KVC sold Kauai Veterinary Clinic (“KVC”) to Kauai RE Holdings LLC. The agent for the sale was Gregory Armstrong, a current shareholder of the Company and a member of Kauai RE. Charles Keiser, DVM, is a member of Kauai RE and the father of our board member Charles Stith Keiser, who is the Company’s largest shareholder through his entity Wilderness Trace Veterinary Partners, LLC, refer to Note 7 Business disposal for further detail.

10.	Stockholders’ Equity

The Company is authorized to issue 25,000,000 shares, of which 4,000,000 shares are designated as Class A common stock, with a par value of $0.0001 per share (the “Class A Common Stock”), 20,000,000 shares are designated as Class B common stock, with a par value of $0.0001 per share (the “Class B Common Stock”), and 1,000,000 shares are designated as Preferred Stock, with a par value of $0.0001 per share (the “Preferred Stock”).

Each outstanding share of Class A Common Stock is entitled to vote on each matter on which the stockholders of the Company is entitled to vote, and each holder of Class A Common Stock is entitled to one (1) vote for each share of Class A Common Stock held by such holder.

Each outstanding share of Class B Common Stock is entitled to vote on each matter on which the stockholders of the Company is entitled to vote, and each holder of Class B Common Stock is entitled to twenty-five (25) votes for each share of Class B Common Stock held by such holder.

All shares of Class A Common Stock and Class B Common Stock (collectively “Common Stock”) will be identical and will entitle the holders thereof to the same rights and privileges, except as otherwise provided above.

On November 15, 2022, the Company amended the consulting agreement with Alchemy Advisory, LLC until June 30, 2023. The contract amendment stipulates an additional fee of $40,000 as well as 33 restricted shares of the Company’s Class A Common Stock. The Company recorded the $144,168 fair value of the common stock with $0 and $108,126 expensed during the years ended December 31, 2024 and 2023, respectively. The Company amortizes the cost of the common stock issued over the life of the agreement.

On November 15, 2022, the Company entered into a consulting agreement with 662 Capital LLC. The contract stipulates the Company will issue 17 restricted shares of the Company’s Class A Common Stock for services rendered. The Company recorded the $72,084 fair value of the common stock with $0 and $54,063 expensed during the years ended December 31, 2024 and 2023, respectively. The Company amortizes the cost of the common stock issued over the life of the agreement.

Convertible Series A preferred stock

On June 30, 2023, the Company amended its articles of incorporation by the filing of a certificate of designation for the Series A preferred stock. One million shares of the Series A Preferred stock are authorized under the Series A Certificate of Designation, with each such having a stated value of $10.00 per share, with a par value of $0.0001. The Series A preferred stock earns a dividend rate equal to 12% of the stated rate per annum, which such dividend may be payable either in cash or in-kind at the sole option of the Company.

Holders of shares of the Series A preferred stock are entitled to a liquidation preference in the event of any dissolution, liquidation or winding up of the Company equal to the stated value plus any accrued and unpaid dividends on such stock. Holders of shares of Series A preferred stock are also entitled to convert such shares at any time and from time, at the option of such holder, into a number of shares of Class A common stock equal to the stated value divided by a conversion price. The conversion price is equal to 60% of the dollar volume-weighted average price for shares for the Company’s Class A common stock for the three trading days immediately preceding the date of the conversion. However, the conversion price can never be less than 50% of the per-share price for shares of Class A common stock during the Company’s initial public offering. For any conversion during the Company’s initial three days of market trading, the conversion price will be equal to 60% of the price for the Company’s underwritten initial public offering.

On November 7, 2023, the Company amended its article of incorporation to increase the total authorized preferred stock by 2,000,000 shares.

The conversion price of the convertible series A preferred stock to be no less than $1.00 per share, as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction conducted after the date of the series A preferred stock amendment.

The holders of the Series A preferred stock have the right to vote on all matters submitted to a vote of shareholders on an as-if-converted basis together with the holders of shares of the Company’s Class A and Class B common stock, voting together as a single class.

On June 30, 2023, the Company issued 442 shares of Series A preferred stock to the holders of the Bridge Notes in exchange for the Bridge Notes (the “Exchange”).

In connection with the Exchange, the Company also issued warrants (the “New Warrants”) to purchase additional shares of Class A common stock. The New Warrants were issued in exchange for the existing warrants held by the former Bridge Note holders. The exercise price of the shares to be issued pursuant to the New Warrants is the price of the shares of Class A common stock to be issued in this offering. The number of shares to be issued upon exercise of the New Warrants is equal to the quotient of 75% of the outstanding Series A preferred stock value divided by the exercise price. Also, in connection with the Exchange, the Company entered into new registration rights agreements (the “New Registration Rights Agreements”) with each of holders, pursuant to which the Company has agreed to register the public resale of the shares of Class A common stock issuable upon conversion of the Series A preferred stock and upon exercise of the under the New Warrants. The New Registration Rights Agreements supersede in their entirety the prior registration rights agreements with the former senior secured lenders. If the Company does not close this offering on or before September 1, 2023, the Exchange Agreements will be deemed rescinded, and the former Bridge Notes will be deemed reinstated. As the offering was outside the control of the Company the Company did not recognize the full extinguishment of the Bridge Notes until the IPO was completed on August 31, 2023.  The Company recognized a beneficial conversion feature of $2,567,866 for the issuance of the Series A preferred stock on the date of the IPO due to the $4 offering price related to the IPO being known as of that date.

As of December 31, 2024 all of the convertible Series A preferred stock has been converted and there are no remaining shares outstanding.

11.	Stock Compensation

Effective October 18, 2022, the Board of Directors of Inspire Veterinary Partners adopted the 2022 Equity Incentive Plan, (the “2022 Plan”). The plan provides for the award of stock options (incentive and non-qualified), stock awards and stock appreciation rights to officers, directors, employees and consultants who provide services to the Company. The number of shares issued may not exceed, at any given time, ten percent (10%) of the total of: (a) the issued and outstanding shares of the Company’s common stock, and (b) all shares common stock issuable upon conversion or exercise of any outstanding securities of the Company which are convertible or exercisable into shares of common stock. The Stock Option Plan expires on October 18, 2032.

The Company recognizes stock-based compensation expense from stock-based payments using the grant date fair-value, including for stock options. The fair value of options awarded to employees is measured on the grant date using the Black-Scholes option-pricing model and is recognized as an expense over the requisite service period on a straight-line basis.

All stock options are exercisable into class A common stock.

The following is a summary of outstanding stock options as of December 31, 2024 and 2023:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Life(years)	Aggregate Intrinsic Value

Options outstanding as of December 31, 2022	-	$-	-	$-
Issued	-	-	-	-
Expired and forfeited	-	-	-	-
Exercised	-	-	-	-
Options outstanding as of December 31, 2023	-	$-	-	$-
Options exercisable as of December 31, 2023	-	$-	-	-
Options outstanding as of December 31, 2023	-	$-	-	$-
Issued	236,469	1.36	10.0	-
Expired and forfeited	-	-	-	-
Exercised	-	-	-	-
Options outstanding as of December 31, 2024	236,469	$1.36	9.74	$-
Options exercisable as of December 31, 2024	236,469	$1.36	9.74	$-

The following is the vesting terms associated with those shares:

Tranche	Shares Granted	Vesting Method	Vesting Terms
Tranche 1	236,469	Straight-line	The vesting date is immediate and is fully vested on the grant date
Total	236,469

The Black-Scholes option-pricing model includes the following weighted average assumptions to determine the grant share-based awards:

Years Ended December 31,
	2024	2023
Assumptions:
Risk-free interest rate	3.49-3.55%	-%
Expected dividend yield	-%	-%
Expected volatility	51.14-52.38%	-%
Expected life (in years)	5.00-5.46	-

During the years ended December 31, 2024 and 2023, the Company recognized stock-based compensation from options of $23,647 and $0, respectively. As of December 31, 2024, there was $0 in unrecognized stock-based compensation related to unvested stock options.

12.	Retirement Plan

During the year ending December 31, 2022, the Company implemented a qualified 401(K) retirement plan. The Company offers eligible domestic full-time employees participation in certain 401K plans. The plans provide for a discretionary annual company contribution. In addition, employees may contribute a portion of their salary to the plans, which certain of the 401K plans, is partially matched by the Company. The plans may be amended or terminated at any time. The Company contributed and expensed approximately $148,207 and $124,166 during the years ended December 31, 2024 and 2023, respectively.

13.	Income Taxes

The Company estimated NOL carry-forwards for Federal and State income tax purposes of $30,078,801 and $23,232,961 as of December 31, 2024, respectively, and $14,924,318 for both federal and state as of December 31, 2023. No tax benefit was reported with respect to these NOL carry-forwards in the accompanying financial statements because the Company believes the realization of the Company’s deferred tax assets was not considered more likely than not to be realized and accordingly, the potential tax benefits of the deferred tax assets are fully offset by a full valuation allowance. The Company’s deferred tax assets and liabilities as of December 31, 2024 and 2023 are as follows:

	Year ended December 31,
	2024	2023
Deferred tax assets:
Net Operating Loss Carryforwards	$7,388,670	$3,684,694
Accrued Expenses	76,922	112,936
Stock Based Compensation	5,667	98,625
Charitable Contribution Carryforward	600	621
ROU Asset	(450,486)	(400,605)
Lease Liability	509,858	410,405
R&D Sec 174	1,376	1,830
Total deferred tax assets	7,532,607	3,908,505

Deferred tax liabilities:
Amortization/Depreciation	60,469	89,165
Total deferred tax liabilities	60,469	89,165

Valuation allowance	(7,472,138)	(3,819,340)
Net deferred Tax Assets (Liabilities)	$-	-

The differences between the total calculated income tax (benefit) provision and the expected income tax computed using the U.S. federal income tax rate are as follows:

	2024	2023
Tax benefit at statutory tax rate	(2,933,037)	(2,872,031)
State benefit, net of federal benefit	(511,292)	(210,273)
Beneficial conversion feature	-	868,825
Other permanent differences	27,484	3,713
Valuation allowance	3,652,798	2,209,897
Prior Period Adj	(235,953)	(131)
	$-	$-

Income tax benefit consists of the following for the years ending December 31, 2024 and 2023:

	December 31 2024	December 31 2023
Current income benefit expense
Federal	$-	$-
State	-	-
	$-	$-

14.	Leases

Accounting for Leases as Lessee

The Company determines if an arrangement is a lease at inception. Operating leases are included in right-of-use assets (“ROU”), operating lease liabilities, and operating lease liabilities, non-current. Lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at commencement date. None of the leases entered into have an implicit rate, the Company uses its incremental borrowing rate based on the information available at lease commencement date in determining the present value of future payments. Incremental borrowing rate is estimated to approximate the interest rate on a collateralized basis with similar terms and payments, and in economic environments where the leased asset is located. The ROU assets also include any prepaid lease payments made and initial direct costs incurred and exclude lease incentives. The Company’s lease terms may include options to extend or terminate the lease, which is recognized when it is reasonably certain that the Company will exercise that option. Lease expense for minimum lease payments is recognized on a straight-line basis over the lease term. Leases with an initial term of 12 months or less are not recorded on the balance sheet.

The Company has operating leases for real estate. The Company has certain intercompany leases between its subsidiaries, and these transactions and balances have been eliminated in consolidation and are not reflected in the tables and information presented below.

The components of lease expense included on the Company’s consolidated statements of operations were as follows:

	Expense Classification	For the Year Ended December 31,
Operating lease expense:		2024	2023
Amortization of ROU asset	General and administrative	$215,231	$132,138
Accretion of Operating lease liability	General and administrative	45,613	25,667
Total operating lease expense		$260,844	$157,805

Other lease expense	General and administrative	61,408	28,012
Total		$322,252	$185,817

Other information related to leases is as follows:

	As of December 31,
	2024	2023
Remaining lease term:
Operating leases (in years)	8.77	9.29
Discount rate:
Operating leases	7.25%	7.03%

Amounts relating to leases were presented on the consolidated balance sheets as of December 31, 2024 and 2023 in the following line items:

	Balance Sheet Classification	Year Ended December 31,
Assets:		2024	2023
Operating lease assets	Right-of-use assets	$1,879,729	$1,616,198

Liabilities:
Operating lease liabilities	Operating lease liabilities	183,981	141,691
Operating lease liabilities	Operating lease liabilities, non-current	1,943,487	1,514,044
Total lease liabilities		$2,127,468	$1,655,735

The future minimum lease payments required under leases as of December 31, 2024, were as follows:

Fiscal Year	Operating Leases
2025	$333,200
2026	312,299
2027	316,369
2028	323,311
2029	336,045
Thereafter	1,332,102
Undiscounted cash flows	2,953,326
Less: imputed interest	(825,858)
Lease liability	$2,127,468

15.	Commitments and Contingencies

As of December 31, 2024, substantially all of the Company’s assets were pledged as collateral for the Company’s credit facilities.

Common Stock Purchase Agreement

On November 30, 2023, the Company entered into a common stock purchase agreement with a 3rd party investor (the “Investor”), to which the investor committed to purchase up to $30 million of the Company’s Class A common stock.

Under the terms and subject to the conditions of the Purchase Agreement, the Company has the right, but not the obligation, to sell to the Investor, and the Investor is obligated to purchase, shares of Class A Common Stock in an amount up to $30 million. Such sales of Class A Common Stock by the Company, if any, will be subject to certain limitations, and may occur from time-to-time in the Company’s sole discretion, over the period commencing once certain customary conditions are satisfied, including the filing and effectiveness of a resale registration statement with the U.S. Securities and Exchange Commission (the “Commission”) with respect to the shares to be sold to the Investor under the Purchase Agreement and ending on the first day of the month following the 24-month anniversary of the date on which the resale registration statement is declared effective by the Commission. The Investor has no right to require the Company to sell any shares of Class A Common Stock to the Investor, but the Investor is obligated to purchase shares of Class A Common Stock pursuant to a valid purchase notice delivered by the Company, subject to certain conditions and limitations.

Purchase Price

The shares of Class A Common Stock to be issued by the Company and purchased by the Investor will be sold at a purchase price equal to 95% of the lowest daily volume-weighted average price of the Class A Common Stock on the Nasdaq Capital Market (or any eligible substitute exchange) during the three consecutive trading days immediately following the trading date on which a valid purchase notice is delivered to the Investor by the Company. Such purchase price will be adjusted for reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction by the Company with respect to its Class A Common Stock.

Actual sales of shares of Class A Common Stock to the Investor will depend on a variety of factors to be determined by the Company from time-to-time, including, among other things, market conditions, the trading price of the Company’s Class A Common Stock, and the working capital needs, if any, of the Company.

The net proceeds from sales, if any, under the Purchase Agreement to the Company will depend on the frequency and prices at which the Company sells shares of Class A Common Stock to the Investor. the Company expects that any proceeds received by the Company from such sales to the Investor will be used for working capital and general corporate purposes.

Purchase Limits

Pursuant to the Purchase Agreement, the Company may not require the Investor to purchase, and the Investor will have no obligation to purchase, shares of Class A Common Stock in excess of a number equal to the lowest of (i) 100% of the average daily trading volume of the Class A Common Stock on the Nasdaq Capital Market (or any other eligible national stock exchange, as applicable) for the five consecutive trading days immediately prior to the trading date on which a valid purchase notice is delivered to the Investor, (ii) a 30% discount to the daily trading volume in the Class A Common Stock on the Nasdaq Capital Market (or any other eligible national stock exchange, as applicable), and (iii) $2 million divided by the volume-weighted average price for the Class A Common Stock on the trading day immediately prior to the trading date on which a valid purchase notice is delivered to the Investor.

Consistent with certain applicable Nasdaq rules, the Company may not issue to the Investor more than 12,143 shares of its Class A Common Stock (the “Exchange Cap”) under the Purchase Agreement, which number of shares is equal to 19.99% of the shares of the Company’s Class A Common Stock issued and outstanding immediately prior to the execution of the Purchase Agreement, unless the Company obtains stockholder approval to issue shares of its Class A Common Stock in excess of such limit in accordance with applicable rules of Nasdaq or any other applicable national stock exchange.

Fees

As consideration for the Investor’s irrevocable commitment to purchase shares of Class A Common Stock, upon execution of the Purchase Agreement, the Company became obligated to issue to the Investor a number of shares of Class A Common Stock equal to $600,000 divided by the average daily volume-weighted average price for the Class A Common Stock on the Nasdaq Capital Market during the five consecutive trading days ending on the trading date immediately prior to the Company’s filing of an initial registration statement pursuant to the Registration Rights Agreement described below. In certain circumstances, the Company may become obligated to pay to the Investor a cash fee equal to $600,000 in lieu of issuing such shares of Class A Common Stock, under the terms and subject to the conditions described more fully in the Purchase Agreement.

Certain Representations, Warranties and Covenants

The Purchase Agreement contains customary representations, warranties, conditions, and indemnification obligations of each of the Company and the Investor. Pursuant to the Purchase Agreement, the Investor has agreed not to enter into or effect, in any manner whatsoever, directly or indirectly, any short sales of the Company’s Class A Common Stock or hedging transaction which establishes a net short position with respect to the Class A Common Stock. In addition, the Company has covenanted, among other things, through the 24-month anniversary of the signing of the Purchase Agreement, to not effect or enter into any agreement to issue any shares of Class A Common Stock or securities convertible into or exercisable or exchangeable into shares of Class A Common Stock except in limited circumstances.

The Company has the right to terminate the Purchase Agreement at any time following the satisfaction of certain conditions precedent relating to the initial sale of shares to the Investor, subject to the Company paying all documented fees and amounts to the Investor’s legal counsel and, if the agreement is terminated prior to effectiveness of the resale registration statement, the Company paying the $600,000 cash commitment fee to the Investor or, if the agreement is terminated after such effectiveness, the Company issuing all commitment shares of Class A Common Stock to the Investor.

The Purchase Agreement will automatically terminate on (i) the 24-month anniversary of the effective date of the initial resale registration statement filed with the Commission, (ii) the date when the Investor purchases the Total Commitment, (iii) the date when the shares of Class A Common Stock are no longer listed on the Nasdaq Capital Market or another eligible national stock exchange, or (iv) when the Company is subject to a voluntary or involuntary bankruptcy or insolvency proceeding.

In addition, the Investor may terminate the Purchase Agreement upon (i) the occurrence of an event constituting a material adverse effect (as defined in the Purchase Agreement), (ii) the occurrence of a change of control transaction of the Company, (iii) the failure by the Company to file a registration statement by the applicable deadline set forth in the Registration Rights Agreement, (iv) the lapse of the effectiveness, or unavailability of, a registration statement filed by the Company pursuant to the Registration Rights Agreement in certain other circumstances set forth in the Purchase Agreement, (v) the suspension of trading of the Class A Common Stock for a period of three (3) consecutive trading days, or (vi) the material breach of the Purchase Agreement by the Company, which breach is not cured within the 10 trading days after receipt of notice of such breach.

On December 28, 2023, the Company amended the agreement to provide that, if the number of commitment shares required to be issued by the Company to the Investor and its affiliates (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 promulgated thereunder) pursuant to the Purchase Agreement would result in the beneficial ownership by the Investor of more than 4.99% of the outstanding shares of Class A common stock of the Company, then the Company shall be obligated to deliver to the Investor: (i) the number of shares of Class A common stock that, after giving effect to the issuance thereof to the Investor, would result in the Investor and its affiliates beneficially owning one (1) share less than 4.99% of the outstanding shares of Class A common stock of the Company, and (ii) a warrant to purchase shares of Class A common stock (such warrant, the “Warrant” and the shares issuable upon exercise thereof, the “Warrant Shares”), granting the Investor the right to purchase, at an exercise price of $0.0001 per Warrant Share, up to that number of Warrant Shares equal to the difference between (x) the number of shares that would be required to be issued to the Investor as commitment shares but-for the 4.99% ownership limitation, and (y) the number of shares of Class A common stock to be issued to the Investor as commitment shares.

The amendment further provided that, if the issuance of the total number of commitment shares of Class A common stock and Warrant Shares by the Company to the Investor would cause the beneficial ownership of the Investor and its affiliates to exceed 19.99% of the outstanding shares of Class A common stock of the Company.

On February 14, 2024, the Company issued 486 shares of Class A Common stock to an Investor. In addition, the Company, on February 13, 2024, issued a prefunded warrant to purchase up to 662 shares of Class A common stock of the Company to the Investor. The Company issued the shares and the warrant in fulfilment to its obligation to issue “commitment shares” to the Investor upon its entry into the purchase agreement. The Company issued the shares and warrant to the Investor exempt from registration pursuant to Rule 506(b) of Regulation D under the Securities Act of 1933. The Company did not receive any proceeds with respect to the issuance of the Commitment Shares or the Warrant and does not expect to receive any material proceeds from the Investor’s exercise, if any, of Warrant for the purchase of Warrant shares.

Holdback Agreement

As part of the Valley Veterinary Services, Inc. acquisition in November 2023, a portion of the purchase price in the amount of $200,000 as part of the Holdback Agreement classified as restricted cash in the accompanying consolidated balance sheet. The Holdback Agreement dictates that $80,000 is contingent upon both former owners (now employees of the Company) still being employed by the Company as of November 8, 2025 and the Valley Vet Practice’s gross revenue exceeding 105% of the target gross revenue. The remaining $120,000 is contingent upon both former owners (now employees of the Company) still being employed by the Company as of November 8, 2025 and the Valley Vet Practice’s gross revenue exceeding 110% of the target gross revenue.

As the contingent consideration arrangement in which the Holdback amounts are automatically forfeited if the employment of the former owners (now employees of the Company) terminates is accounted for as compensation for post combination services. The Company will recognize the contingent consideration from the Holdback Agreement when probable.

As of the year ended December 31, 2024, the Company determined that the first milestone of the Holdback Agreement had been met, as the Valley Vet Practice’s gross revenue exceeded 105% of the target and both former owners remained employed. As a result, the Company released and paid out the $80,000 holdback amount in accordance with the agreement in January 2025.

Lawsuit Against Former Employee

The Company is addressing a situation where a former animal clinic and hospital violated their non-compete agreement post-employment. Quantifying the resulting harm is complex and ongoing. Legal action has been initiated in Ohio State Court against the former owner, with efforts underway to fulfill court requirements for service. The Company’s claim is straightforward, with no counterclaims. It anticipates a favorable judgment, likely resulting in compensation below a certain threshold.

16.	Segment Information

Management evaluates the Company’s veterinary clinics as a single reportable segment as a result of aggregating multiple operating segments, because all of the Company’s veterinary clinics have similar economic characteristics and provide similar services to similar types of customers. Our single reportable segment comprises the structure used by our Chief Executive Officer, who collectively have been determined to be our Chief Operating Decision Maker (“CODM”), to make key operating decisions and assess performance. Our CODM evaluates our single reportable segment’s operating performance based on individual veterinary clinic net income (loss) before interest expense, income tax expense, depreciation and amortization, corporate general and administrative expense, loss on debt modification, gain of sale, interest and other income, and gains or losses on sales of clinic (“Adjusted Clinic EBITDA”). Our single reportable segment’s assets are consistent with total assets included in the Company’s consolidated balance sheets.

The following table includes revenue, significant veterinary clinic and hospital operating expenses, and Adjusted Clinic EBITDA for the Company’s clinics, reconciled to the consolidated amounts included in the Company’s consolidated statements of operations:

	For the year ended December 31,
	2024	2023
Revenue
Service revenue	$12,188,526	$11,879,934
Product revenue	4,403,583	4,795,459
Total Clinics level revenue	16,592,109	16,675,393

Operating expenses
Cost of service revenue (exclusive of depreciation and amortization, shown separately below)	9,736,282	9,700,963
Cost of product revenue (exclusive of depreciation and amortization, shown separately below)	3,563,279	3,420,515
General and administrative expenses	2,688,157	3,056,702
Total Clinics level expenses	15,987,718	16,178,180
Adjusted Clinics EBITDA	$604,391	$497,213

Reconciliation of Adjusted Clinics EBITDA to net loss
Depreciation and amortization	1,308,619	1,252,539
Gain on sale of business	(467,049)	-
Loss on debt extinguishment	-	16,105
Interest expense	3,098,237	2,538,710
Loss on debt modification	2,134,218	927,054
Beneficial conversion feature	-	4,137,261
Other income (expenses)	4,768	(1,134)
Corporate general and administrative	8,733,195	6,419,585
Impairment expense	56,664	-
Net Loss	$(14,264,261)	$(14,792,907)

17.	Subsequent Events

The Company follows the guidance in FASB ASC 855-10 for the disclosure of subsequent events. The Company evaluated subsequent events through the date the financial statements were issued and determined the Company had the following subsequent events:

Animal Hospital and Clinic Acquisition

On February 26, 2025, Inspire Veterinary Partners Inc entered a non-binding Letter of Intent (“LOI”) with an animal hospital and clinic (“Practice”) to purchase substantially all of the properties and assets of the Practice. Management has evaluated the LOI and has determined that the acquisition is not a significant transaction.

Common Stock & Pre-Funded Warrants

On March 25, 2025, Inspire Veterinary Partners (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with an institutional investor, pursuant to which the Company agreed to issue and sell to the investor  in a registered direct offering (the “Offering”) 207,896 shares (the “Shares”) of Class A Common Stock (the “Common Stock”), pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 885,000 shares of Common Stock, five-year warrants (the “Series A Warrants”) to purchase up to 1,092,896 shares of Common Stock and eighteen-month warrants (the “Series B Warrants” and, together with the Series A Warrants, the “Common Warrants”) to purchase up to 1,092,896 shares of Common Stock. Gross proceeds from the Offering, before deducting the placement agent’s fees and other offering expenses, were $2,000,000.

PRELIMINARY PROSPECTUS

200,000,000 Shares of Class A Common Stock

                , 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Unless otherwise indicated, all references to “Inspire Veterinary,” the “company,” “we,” “our,” “us” or similar terms refer to Inspire Veterinary Partners, Inc.

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth all expenses to be paid by us, other than underwriting discounts and commissions, in connection with this offering. All amounts shown are estimates except for the Commission registration fee, the Financial Industry Regulatory Authority, Inc., or FINRA, filing fee and the exchange listing fee.

SEC registration fee	$1,105
Legal fees and expenses	$35,000
Accounting fees and expenses	$20,000
Miscellaneous expenses	$10,000
Total	$66,105

Item 14. Indemnification of Directors and Officers.

Section 78.7502(1) of the Nevada Revised Statutes (“NRS”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if such person: (i) is not liable for a breach of fiduciary duties that involved intentional misconduct, fraud or a knowing violation of law; or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

NRS Section 78.7502(2) further provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred in connection with the defense or settlement of the action or suit if such person: (i) is not liable for a breach of fiduciary duties that involved intentional misconduct, fraud or a knowing violation of law; or (ii) acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (1) and (2) of NRS Section 78.7502, as described above, or in defense of any claim, issue or matter therein, the corporation shall indemnify him or her against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense.

The amended and restated articles of incorporation and the amended and restated bylaws of the Company provide that the Company shall, to the fullest extent permitted by the NRS, as now or hereafter in effect, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Company, by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (i) is not liable pursuant to NRS Section 78.138; or (ii) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Item 15. Recent Sales of Unregistered Securities.

Secured Convertible Promissory Notes

On December 31, 2025, the Company entered into a securities purchase agreement with an accredited investor pursuant to which the Company agreed to issue and sell to the investor up to $1,625,000 aggregate principal amount of secured convertible promissory notes in one or more closings. In connection with the notes issuance, the Company agreed to issue 2,500,000 shares of Common Stock to the investor as commitment shares. The issuance of the notes, and the shares of Class A common stock issuable upon conversion thereof, and the commitment shares were or will be made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D, as transactions not involving a public offering.

Senior Convertible Promissory Notes

On November 5, 2025, we issued Senior Convertible Promissory Notes to two investors each in the principal amount of $178,571,43 with an original issue discount of 30% such that the purchase price of each note was $125,000 (each a “Note” and together, the “Notes”). Each Note bears interest at a rate of 10% per annum, payable monthly, and matures on August 5, 2026, unless earlier converted or repaid in accordance with its terms. The outstanding principal and accrued interest under the Notes are convertible, at the option of the holder, into shares of the Company’s Class A common stock. The issuance of the Notes, and the shares of Class A common stock issuable upon conversion thereof, were made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D, as transactions not involving a public offering.

Promissory Notes

On August 19, 2025, the Company entered into an amendment to promissory notes issued to Target Capital 1 LLC on June 10, 2025 and June 30, 2025 (the “Notes”) to allow the holder to convert the Notes into shares of the Company’s Class A common stock. On December 4, 2025, the Notes were amended to lower the Floor Price (as defined in the Notes) from $0.1879 to $0.05 per share (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events and in accordance with the other adjustment provisions of the Notes). The Notes also were amended to prohibit the holder from converting the Notes to the extent (but only to the extent) the holder or any of its affiliates would beneficially own a number of shares of the Company’s Class A common stock which would exceed 4.99% of the outstanding shares of the Company. The amendments to the Notes, and the shares of Class A common stock issuable upon conversion thereof, were made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D, as transactions not involving a public offering.

On December 18, 2025, the Company entered into a Cancellation and Exchange Agreement with the holder. Pursuant to the agreement, the Company and the holder agreed to cancel $150,000 of the outstanding principal amount under Note issued on June 10, 2025 in exchange for 3,000,000 shares of the Company’s Class A common stock. The number of shares issued was determined by dividing the cancelled debt by $0.05 per share. The exchange was effected in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended.

Seven Knots Committed Equity Financing

On July 29, 2025, we entered into a common stock purchase agreement with Seven Knots, LLC (“Seven Knots”), pursuant to which Seven Knots committed to purchase up to $50.0 million of shares of our Class A common stock, at our direction from time to time, provided that the closing sale price of the Class A common stock is at least $0.75 per share and subject to the satisfaction of the terms and conditions in the purchase agreement. Also, on the same date, we entered into a registration rights agreement with Seven Knots, pursuant to which we agreed to file with the U.S. Securities and Exchange Commission (the “SEC”), a registration statement to register for resale under the Securities Act of 1933, as amended (the “Securities Act”), the shares of the Class A common stock that may be issued to Seven Knots under the purchase agreement. Any shares issued under the purchase agreement by the Company to Seven Knots will be issued in a privately negotiated transaction exempt from registration as provided by Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder.

Series B Convertible Preferred Stock and Warrants

On July 28, 2025, we entered into a securities purchase agreement with certain accredited investors for the private placement of up to 7,590 shares of Series B convertible preferred stock, or Series B preferred stock, and accompanying warrants to purchase shares of Class A common stock. The aggregate offering amount is up to $10 million, to be completed in one or more closings.

On July 29, 2025, we completed the first closing of the private placement, issuing 6,340 shares of Series B preferred stock and 6,340,000 warrants for aggregate proceeds of approximately $5 million. Proceeds were received in cash and through the transfer of certain securities in lieu of cash. On September 9, 2025, we completed an additional closing, issuing 1,253 shares of Series B preferred stock and 1,252,500 warrants for aggregate proceeds of approximately $1 million.

Each share of Series B preferred stock has a stated value of $1,000 and is convertible into shares of Class A common stock at an initial conversion price of $1.00 per share, subject to adjustment provisions. The warrants are exercisable at $1.00 per share and expire five years from the initial exercisability date. Both instruments contain anti-dilution and price adjustment features, including a floor conversion price of $0.1879 per share, which was subsequently lowered to $0.05.

We entered into a registration rights agreement requiring us to file a registration statement with the Commission to register the resale of the Class A common stock issuable upon conversion of the Series B preferred stock and exercise of the warrants.

The Series B preferred stock and warrants were issued in a privately negotiated transaction exempt from registration as provided by Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder.

Acquisition Shares — Debary Animal Clinic

On June 5, 2025, pursuant to an asset purchase agreement, dated April 25, 2025, by and among the Company and IVP FL Holding Company, LLC (“IVP FL”), a Delaware limited liability company and wholly-owned subsidiary of the Company, Joseph A. Suarez, D.V.M., P.A., a Florida corporation (the “Seller”), and Joseph A. Suarez, DVM (the “Owner” and together with the Seller, the “Seller Parties”) we completed the acquisition of the Debary Animal Clinic.

As partial consideration for the purchase of the Debary Animal Clinic, we issued 54,734 restricted shares of Class A common stock to the Seller Parties, which was equal to the quotient obtained by dividing $92,500 by the official closing price of one share of Class A common stock as reported on Nasdaq on the trading date immediately prior to the closing. The issuance of restricted shares of Class A common stock to the Seller Parties was consummated in a privately negotiated transaction exempt from registration pursuant to Rule 506(b) of Regulation D under the Securities Act of 1933, as amended. There were no proceeds from the issuance of the shares of Class A common stock.

1800 Diagonal Lending

On May 30, 2025, pursuant to a securities purchase agreement, we issued to 1800 Diagonal Lending LLC, a Virginia limited liability company (“Diagonal”) an Original Issue Discount Note in the principal amount of $204,700 (the “Diagonal Note”). The Diagonal Note has a one-time interest payment of $24,564 and a maturity date of March 30, 2026. The proceeds from the Diagonal Note are for general working capital. The Diagonal Note has an initial payment of $114,632 due on November 30, 2025, with monthly payments of $28,658 due on the 30th of every month thereafter until March 30, 2026.

The Company has the right to prepay the Diagonal Note upon written notice to Diagonal.

After an occurrence of an event of default, as described in the Diagonal Note, it shall become immediately due and payable and the Company will pay an amount equal to 150% times the sum of (i) the then outstanding principal amount of the Diagonal Note plus (ii) accrued and unpaid interest on the unpaid principal amount, plus (iii) default interest, if any.

Diagonal will have the right to convert all or any part of the outstanding and unpaid amount of the Diagonal Note into shares of the Company’s Class A common stock upon the later of 180 days from the issuance date or an event of default, as described in the note. The conversion price of the Diagonal Note is 75% of the market price.

The Diagonal Note was, and the shares of Class common stock to be issued upon conversion of the Diagonal Note will be, issued in a privately negotiated transaction exempt from registration as provided by Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder.

Boot Capital LLC

On May 30, 2025, pursuant to a securities purchase agreement, we issued to Boot Capital LLC, a Delaware limited liability company (“Boot”) an Original Issue Discount Note in the principal amount of $92,000 (the “Boot Note”). The Boot Note has a one-time interest payment of $11,040 and a maturity date of March 30, 2026. The proceeds from the Boot Note are for general working capital. The Boot Note has an initial payment of $51,520 due on November 30, 2025, with monthly payments of $12,880 due on the 30th of every month thereafter until March 30, 2026.

The Company has the right to prepay the Boot Note upon written notice to Boot.

After an occurrence of an event of default, as described in the Boot Note, it shall become immediately due and payable and the Company will pay an amount equal to 150% times the sum of (i) the then outstanding principal amount of the Boot Note, plus (ii) accrued and unpaid interest on the unpaid principal, plus (iii) default interest, if any.

Boot will have the right to convert all or any part of the outstanding and unpaid amount of the Boot Note into shares of the Company’s common stock upon the later of 180 days from the issuance date or an event of default, as described in the note. The conversion price of the Boot Note is 75% of the market price.

The Boot Note was, and the shares of Class common stock to be issued upon conversion of the Boot Note will be, issued in a privately negotiated transaction exempt from registration as provided by Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder.

Stock Option Awards to Employees and Directors

From September 26, 2024 to May 28, 2025, as adjusted for subsequent reverse stock splits, the Company issued options to purchase up to 194,779 shares of Class A common stock pursuant to its 2022 Equity Incentive Plan to certain executive officers and directors, with a per share exercise price ranging from $1.52 to $17.00, in exchange for their services. These shares were issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act, for a transaction by an issuer not involving a public offering.

Shares of Class A Common Stock to Consultants

On March 6, 2024, the Company issued 746 shares of Class A common stock (as adjusted for subsequent reverse stock splits) to Charles “Chuck” Keiser, DVM as compensation for certain consulting services in the area of veterinary medicine business support.

On January 30, 2024, the Company issued 20 shares of Class A common stock (as adjusted for subsequent reverse stock splits) to TraDigital Marketing Group as partial compensation for certain consulting services in the area of strategic advisory, sponsored editorial content and digital marketing services.

The issuances of shares of Class A common stock to Dr. Keiser and TraDigital Marketing Group were consummated in privately negotiated transactions exempt from registration pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D under the Securities Act. There were no proceeds from the issuance of the shares of Class A common stock.

Series A Preferred Stock Issuance

On January 2, 2024, we issued 20,000 shares of our Series A preferred stock to Target Capital 1, LLC (“Target”), an existing investor and holder of certain shares of our previously issued and outstanding Series A preferred stock, for gross proceeds of $200,000, pursuant to a subscription agreement between Inspire and Target.

The issuance and sale of the Series A preferred stock to Target was consummated in a privately negotiated transaction exempt from registration pursuant to Rule 506(b) of Regulation D under the Securities Act. We used the proceeds of the sale of the Series A preferred stock for general working capital purposes.

As of the date of this prospectus, no shares of Series A preferred stock remain outstanding.

Tumim Transaction — Commitment Shares

On November 30, 2023, we entered into a common stock purchase agreement with Tumim Stone Capital LLC (“Tumim”), pursuant to which Tumim committed to purchase, subject to certain conditions and limitations, up to $30.0 million of shares of Class A common stock, at our direction from time to time, subject to the satisfaction of the terms and conditions in the purchase agreement. Also, on the same date, we entered into a registration rights agreement with Tumim, pursuant to which we agreed to file with the SEC a registration statement to register for resale under the Securities Act the shares of our Class A common stock that may be issued to Tumim under the purchase agreement.

As consideration for Tumim’s irrevocable commitment to purchase shares of Class A common stock, upon execution of the purchase agreement, we became obligated to issue to Tumim a number of shares of Class A common stock equal to $600,000 divided by the average daily volume-weighted average price for the Class A common stock on Nasdaq during the five consecutive trading days ending on the trading date immediately prior to Inspire’s filing of an initial registration statement covering Tumim’s resales pursuant to the registration rights agreement. The Company issued Tumim 12,143 shares of Class A common stock in the first quarter of 2024.

These shares were issued in a privately negotiated transaction exempt from registration as provided by Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder.  There were no proceeds from the issuance of these shares.

Acquisition Shares — Valley Veterinary Services

On November 8, 2023, we completed the acquisition of Valley Veterinary Services animal hospital pursuant to an asset purchase agreement, dated October 27, 2023, by and among the Company, IVP PA Holding Company, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company and Valley Veterinary Service, Inc., a Pennsylvania corporation, Michelle Bartus, VMD and Peter Nelson, VMD (collectively, the “Seller Parties”).

As partial consideration for the purchase of the Valley Veterinary Services animal hospital, we issued 4,082 restricted shares of Class A common stock to the Seller Parties, which was equal to the quotient obtained by dividing $400,000 by the official closing price of one share of Class A common stock as reported by Nasdaq on the trading date immediately prior to the acquisition closing. The issuance of restricted shares of Class A common stock to the Seller Parties was consummated in a privately negotiated transaction exempt from registration pursuant to Rule 506(b) of Regulation D under the Securities Act. There were no proceeds from the issuance of the shares of Class A common stock.

2023 Private Placement of Convertible Debentures

Between February 27 and March 10, 2023, the Company issued $650,000 in aggregate principal amount of 6.00% subordinated convertible promissory note (“2023 Convertible Debenture”). The 2023 Convertible Debenture was convertible into shares of the Company’s Class A common stock upon the consummation of a qualified financing. The purchasers of the 2023 Convertible Debenture were accredited investors, as defined by Regulation D under the Securities Act of 1933, as amended, and consisted of a second “friends and family” round of investment in the Company. At the holder’s election, the accrued interest and principal could be paid in cash or Class A common stock (such number of shares reflecting a twenty-five percent (25%) discount of the opening price per share of Class A common stock). The 2023 Convertible Debenture matured 5 years from the date of issuance to each holder. Prior to the maturity date, the holder was entitled to convert the 2023 Convertible Debenture into Class A common stock upon the Company’s qualified financing. Upon a qualified financing, the accrued and unpaid interest was due and payable in cash on the first business day of the following month for any balance not elected to be converted into the Class A common stock. The proceeds of the sale of the 2023 Convertible Debenture were used for veterinary practice acquisitions and for general working capital purposes. The 2023 Convertible Debentures were issued in privately negotiated transactions exempt from registration pursuant to Section 4(a)(2) of the Securities Act.

As of the date of this prospectus, no 2023 Convertible Debentures remain outstanding.

Series A Preferred Stock

Effective June 30, 2023, the Company exchanged the Company’s previously issued 12% original issue discount secured convertible notes held by Dragon Dynamic Catalytic Bridge SAC Fund, Target Capital 1 LLC and 622 Capital LLC, the Company’s senior secured lenders, for an aggregate of 4,425 shares of Series A preferred stock.

As a result of the Exchange, all of the Company’s senior secured indebtedness with those lenders was extinguished.

The issuances of the Series A preferred stock were consummated in privately negotiated transactions exempt from registration pursuant to Section 4(a)(2) of the Securities Act. There were no proceeds from the issuance of the Series A preferred stock.

As of the date of this prospectus, no shares of Series A preferred stock remain outstanding.

New Warrants

Effective June 30, 2023, the Company exchanged certain then-outstanding indebtedness held by the Company’s senior secured lenders, Dragon Dynamic Catalytic Bridge SAC Fund, Target Capital 1 LLC and 622 Capital LLC (the “New Warrant Holders”), for shares of Series A preferred stock.

In connection with the exchange, the Company also issued warrants (the “New Warrants”) to the New Warrant Holders to purchase additional shares of Class A common stock, at any time and from time to time at the option of the New Warrant Holders. The New Warrants were issued in exchange for the existing warrants held by the New Warrant Holders. The exercise price of the shares to be issued pursuant to the New Warrants is $10,000 per share, which was the price per shares of Class A common stock issued in our initial public offering (as adjusted for subsequent reverse stock splits). The New Warrants may be exercised for a total of 332 shares of Class A common stock, which is equal to the quotient of 75% of the then outstanding Series A preferred stock value divided by the $10,000 per share exercise price. The New Warrants were issued in privately negotiated transactions exempt from registration pursuant to Section 4(a)(2) of the Securities Act. There were no cash proceeds from the issuances of the New Warrants.

Spartan IPO Warrant

In connection with our initial public offering, on August 31, 2023 the Company issued to the underwriter in our initial public offering, Spartan Capital Securities, LLC (“Spartan”), a warrant (the “Spartan IPO Warrant”) to purchase up to 32 shares of Class A common stock. The Spartan IPO Warrant is exercisable at any time and from time to time, beginning 180 days after August 29, 2023, the effective date of our registration statement filed in connection with the initial public offering and expiring on a date which is three (3) years from the commencement of sales of the public offering in compliance with FINRA Rule 5110(e)(1)(A). The Spartan IPO Warrant is exercisable for an exercise price of $11,000 per share, which is 110% of the public offering price of our Class A common stock in the initial public offering (as adjusted for subsequent reverse stock splits).

The Spartan IPO Warrant was issued in a privately negotiated transaction exempt from registration pursuant to Section 4(a)(2) of the Securities Act. There were no cash proceeds from the issuance of the Spartan IPO Warrant.

Spartan February 2024 Warrant

In connection with their role in introducing the Company to Tumim in connection with the proposed sale of shares of Class A common stock to Tumim, we issued to Spartan a warrant (the “New Spartan Warrant”) to purchase 753 shares of Class A common stock at an exercise price of $233.75 per share (as adjusted for subsequent reverse stock splits). The New Spartan Warrant expires on August 16, 2028.

The New Spartan Warrant was issued in a privately negotiated transaction exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933. There were no cash proceeds from the issuance of the New Spartan Warrant.

Kimball Carr Warrant

On September 1, 2022, the Company issued to Kimball Carr, the Company’s Chair, President and Chief Executive Officer, a warrant (the “Carr Warrant”) for up to 20 shares of Class A common stock as consideration of Mr. Carr’s personal guaranty of certain loans of the Company. The warrant was issued effective as of January 1, 2023 and is exercisable at any time and from time to time by the holder for a period of five (5) years from January 1, 2023, The Carr Warrant is subject to an exercise price per share equal to $6,000, which was the initial offering price of the Class A common stock issued in our initial public offering, multiplied by 0.60, subject to adjustment for subsequent stock splits, stock combinations, stock dividends, and recapitalizations. The Carr Warrant was issued in a privately negotiated transaction exempt from registration pursuant to Section 4(a)(2) of the Securities Act. There were no cash proceeds from the issuances of the Carr Warrant.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit Number	Description
2.1	Asset Purchase Acquisition Agreement by and among Inspire Veterinary Partners, Inc., IVP FL Holding Company, LLC, Joseph A. Suarez D.V.M., P.A. and Joseph A Suarez, DVM (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 10, 2025)
2.2	Real Estate Asset Purchase Agreement by and among Suarez Enterprises, LLC and IVP FL Properties LLC (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on June 10, 2025)
3.1	Amended and Restated Articles of Incorporation of Inspire Veterinary Partners, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1/A filed with the SEC on May 23, 2023)
3.2	Second Amended and Restated By-Laws of Inspire Veterinary Partners, Inc. (incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form S-1/A filed with the SEC on August 2, 2023)
3.4	Certificate of Amendment to Articles of Incorporation of Inspire Veterinary Partners, Inc. dated June 20, 2024 (incorporated by reference to Exhibit 3.7 to the Company’s Registration Statement on Form S-1/A filed with the SEC on June 24, 2024)
3.5	Certificate of Change to Articles of Incorporation of Inspire Veterinary Partners, Inc. dated January 3, 2025 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 10, 2025)
3.6	Certificate of Amendment to Articles of Incorporation of Inspire Veterinary Partners, Inc. dated February 11, 2025 (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2025 filed with the SEC on August 13, 2025)
3.7	Certificate of Amendment to Articles of Incorporation of Inspire Veterinary Partners, Inc. dated January 9, 2026 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 13, 2026)
4.2	Certificate of Designation relating to Series A preferred stock of Inspire Veterinary Partners, Inc. (incorporated by reference to Exhibit 3.4 to the Company’s Registration Statement on Form S-1/A filed with the SEC on July 14, 2023)
4.3	First Amendment to Certificate of Designation relating to Series A preferred stock of Inspire Veterinary Partners, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 8, 2023)
4.4	Second Amendment to Certificate of Designation relating to Series A preferred stock of Inspire Veterinary Partners, Inc. (incorporated by reference to Exhibit 3.6 to the Company’s Current Report on Form 8-K filed with the SEC on April 4, 2024)
4.5	Certificate of Designations relating to Series B preferred stock of Inspire Veterinary Partners, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 4, 2025)
5.1*	Opinion of The Crone Law Group P.C.
10.1†	Form of Master Line of Credit Loan Agreement with WealthSouth, a division of Farmer’s National Bank of Danville Kentucky (incorporated by reference to Exhibit 10.7 to the Company’s Registration Statement on Form S-1/A filed with the SEC on May 23, 2023)
10.2†	Notice And Consent To Modification And Confirmation Of Guaranty By Guarantor with First Southern National Bank (incorporated by reference to Exhibit 10.8 to the Company’s Registration Statement on Form S-1/A filed with the SEC on May 23, 2023)
10.3	Employment Agreement of Kimball Carr dated February 10, 2025 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 23, 2025)
10.4	2022 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Registration Statement on Form S-8 filed with the SEC on June 23, 2025)
10.5	Merchant Cash Advance Agreement with Cedar Advance, LLC (incorporated by reference to Exhibit 10.26 to the Company’s Registration Statement on Form S-1/A filed with the SEC on August 23, 2023)
10.6	Employment Agreement of Richard Frank dated March 1, 2025 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 7, 2025)
10.7	General Release Agreement, dated March 6, 2024, between Inspire Veterinary Partners, Inc. and the Releasors party thereto (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on March 12, 2024)
10.8	Consulting Agreement dated July 2, 2025 by and between Inspire Veterinary Partners, Inc. and Mark Crone (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2025 filed with the SEC on August 13, 2025)
10.9	Consulting Agreement dated July 2, 2025 by and between Inspire Veterinary Partners, Inc. and Alchemy Advisory LLC (incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2025 filed with the SEC on August 13, 2025)
10.10	Consulting Agreement, dated December 12, 2025, between Inspire Veterinary Partners, Inc. and 622 Capital LLC (incorporate by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 17, 2025)
10.11	Cancellation and Exchange Agreement, dated December 18, 2025, between Inspire Veterinary Partners, Inc. and Target Capital 1 LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 30, 2025)
10.12	Securities Purchase Agreement, effective as of December 31, 2025, between Inspire Veterinary Partners, Inc. and Manetto Hill Fund Series I, LLC (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on January 12, 2026)
10.13	Secured Convertible Promissory Note, issued December 31, 2025 to Manetto Hill Fund Series I, LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 12, 2026)
21	List of Subsidiaries (incorporated by reference to Exhibit 21.1 to the Company’s Annual Report on Form 10-K filed with the SEC on March 31, 2025)
23.1*	Consent of Kreit & Chiu CPA LLP
23.2*	Consent of The Crone Law Group P.C. (included in Exhibit 5.1)
101.INS*	Inline XBRL Instance Document
101.SCH*	Inline XBRL Taxonomy Extension Schema Document
101.CAL*	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF*	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB*	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE*	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104*	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)
107*	Fee table

*	Filed herewith

†	Bank account information or the addresses of certain officers has been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and the type of information that the registrant treats as private or confidential. An unredacted copy of the exhibit will be furnished supplementally to the SEC upon request.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus fi led with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.	If the registrant is relying on Rule 430B:

a.	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

b.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fi de offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

7)	The undersigned registrant hereby undertakes that:

i.	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

ii.	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fi de offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Virginia Beach, Virginia, on January 16, 2026.

INSPIRE VETERINARY PARTNERS, INC.

By:	/s/ Kimball Carr
	Name:	Kimball Carr
	Title:	Chair, President and Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Richard Frank
	Name:	Richard Frank
	Title:	Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Kimball Carr and Richard Frank as his or her true and lawful attorney-in-fact, each with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments including pre- and post-effective amendments to this Registration Statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Kimball Carr	Chair, President and Chief Executive Officer	January 16, 2026
Kimball Carr	(Principal Executive Officer)

/s/ Richard Frank	Chief Financial Officer, Director	January 16, 2026
Richard Frank	(Principal Financial Officer and Principal Accounting Officer)

/s/ Larry Alexander	Director	January 16, 2026
Larry Alexander

/s/ Charles Stith Keiser	Director	January 16, 2026
Charles Stith Keiser

/s/ Phillip Balatsos	Director	January 16, 2026
Phillip Balatsos

/s/ Anne Murphy	Director	January 16, 2026
Anne Murphy

/s/ Erinn Thomas-Mackey, DVM	Director	January 16, 2026
Erinn Thomas-Mackey, DVM